                                           Filed Pursuant to Ruel 424(b)(5)
                                           Registration File No.: 333-86366-09

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JUNE 11, 2004)

                          $1,098,211,000 (APPROXIMATE)

          BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES TRUST 2004-TOP16
                                    as Issuer

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  as Depositor

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            as Mortgage Loan Sellers

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-TOP16

                                 --------------

     The depositor is offering selected classes of its Series 2004-TOP16
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 123 mortgage loans secured by first mortgage liens on commercial, manufactured housing community and multifamily properties. The Series 2004-TOP16 Certificates are not obligations of the depositor, the sellers of the mortgage loans or any of their affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-31 of this prospectus supplement and page 2 of the prospectus.

                                --------------

          Characteristics of the certificates offered to you include:

                                --------------

               APPROXIMATE INITIAL
                   CERTIFICATE                                    PASS-THROUGH
               BALANCE OR NOTIONAL     INITIAL PASS-THROUGH           RATE            RATINGS
   CLASS            AMOUNT (1)                 RATE             DESCRIPTION (2)     (FITCH/S&P)
-----------   ---------------------   ----------------------   -----------------   ------------

Class A-1         $   20,000,000                2.62%                Fixed            AAA/AAA
Class A-2         $   60,000,000                3.70%                Fixed            AAA/AAA
Class A-3         $  100,000,000                4.03%                Fixed            AAA/AAA
Class A-4         $  100,000,000                4.32%                Fixed            AAA/AAA
Class A-5         $   80,000,000                4.60%                Fixed            AAA/AAA
Class A-6         $  676,075,000                4.75%                Fixed            AAA/AAA
Class B           $   20,231,000                4.82%                Fixed             AA/AA
Class C           $   13,005,000                4.85%                Fixed            AA-/AA-
Class D           $   13,005,000                4.89%                Fixed              A/A
Class E           $   15,895,000                4.99%                Fixed             A-/A-
Class X-2         $1,108,051,000                0.81%             Variable IO         AAA/AAA

--------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%.

(2)   The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are fixed at their initial pass-through rates.
      The pass-through rate for the Class A-6 Certificates will be a per annum rate equal to the lesser of 4.75% and the weighted average net mortgage rate. The pass-through rate for the Class B Certificates will be a per annum rate equal to the lesser of 4.82% and the weighted average net mortgage rate. The pass-through rate for the Class C Certificates will be a per annum rate equal to the lesser of 4.85% and the weighted average net mortgage rate. The pass-through rate for the Class D Certificates will be a per annum rate equal to the lesser of 4.89% and the weighted average net mortgage rate. The pass-through rate for the Class E
      Certificates will be a per annum rate equal to the lesser of 4.99% and the weighted average net mortgage rate. The initial pass-through rate in the table above for the X-2 Certificates is approximate.

                                --------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS
HAVE NOT APPROVED OR DISAPPROVED THE CERTIFICATES OFFERED TO YOU OR DETERMINED
IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR
COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                --------------

     Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.
Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs &
Co. and Wells Fargo Brokerage Services, LLC, the underwriters, will purchase the certificates offered to you from the depositor and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the certificates to purchasers on or about November 4, 2004. The depositor expects to receive from this offering approximately $1,153,487,417, plus accrued interest from the cut-off date, before deducting expenses payable by the depositor.

                                --------------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY
GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

                               October 20, 2004

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

        Commercial Mortgage Pass-Through Certificates, Series 2004-TOP16
                      Geographic Overview of Mortgage Pool

                             [Map of U.S.A. omitted]

NEW YORK                                          KANSAS
13 properties                                     1 property
$126,000,216                                      $1,894,957
10.9% of total                                    0.2% of total

PENNSYLVANIA                                      TEXAS
4 properties                                      6 properties
$20,291,834                                       $20,920,177
1.8% of total                                     1.8% of total

OHIO                                              LOUISIANA
4 properties                                      1 property
$36,165,208                                       $1,298,868
3.1% of total                                     0.1% of total

MICHIGAN                                          MISSISSIPPI
2 properties                                      1 property
$3,665,780                                        $3,992,350
0.3% of total                                     0.3% of total

INDIANA                                           TENNESSEE
1 property                                        3 properties
$882,000                                          $18,489,993
0.1% of total                                     1.6% of total

ILLINOIS                                          ALABAMA
8 properties                                      1 property
$138,659,064                                      $5,254,993
12.0% of total                                    0.5% of total

MINNESOTA                                         FLORIDA
1 property                                        6 properties
$8,192,730                                        $43,643,037
0.7% of total                                     3.8% of total

NORTH DAKOTA                                      GEORGIA
1 property                                        2 properties
$1,297,410                                        $9,532,839
0.1% of total                                     0.8% of total

UTAH                                              SOUTH CAROLINA
1 property                                        1 property
$2,397,905                                        $3,373,923
0.2% of total                                     0.3% of total

IDAHO                                             NORTH CAROLINA
1 property                                        8 properties
$3,981,189                                        $26,340,556
0.3% of total                                     2.3% of total

WASHINGTON                                       VIRGINIA
3 properties                                      8 properties
$11,168,589                                       $146,324,875
1.0% of total                                     12.7% of total

ALASKA                                            MARYLAND
1 property                                        1 property
$1,598,726                                        $3,287,015
0.1% of total                                     0.3% of total

NEVADA                                            DISTRICT OF COLUMBIA
6 properties                                      1 property
$55,601,041                                       $17,680,000
4.8% of total                                     1.5% of total

NORTHERN CALIFORNIA                               DELAWARE
18 properties                                     1 property
$113,141,810                                      $6,482,707
9.8% of total                                     0.6% of total

SOUTHERN CALIFORNIA                               NEW JERSEY
12 properties                                     3 properties
$121,329,414                                      $100,192,574
10.5% of total                                    8.7% of total

ARIZONA                                           CONNECTICUT
2 properties                                      2 properties
$15,249,864                                       $10,579,792
1.3% of total                                     0.9% of total

COLORADO                                          MASSACHUSETTS
4 properties                                      3 properties
$21,562,048                                       $37,655,214
1.9% of total                                     3.3% of total

HAWAII                                            VERMONT
1 property                                        1 property
$10,709,506                                       $7,173,796
0.9% of total                                     0.6% of total

                                ------------------------------------------------
                                [ ] (less than) 1.0% of Cut-Off Date Balance

                                [ ]  1.0% - 5.0% of Cut-Off Date Balance

                                [ ]  5.1% - 10.0% of Cut-Off Date Balance

                                [ ] (greater than) 10.0% of Cut-Off Date Balance
                                ------------------------------------------------

[CONGRESS CENTER OFFICE DEVELOPMENT        [JERSEY GARDENS PICTURE OMITTED]
          PICTURE OMITTED]

CONGRESS CENTER OFFICE DEVELOPMENT,                 JERSEY GARDENS,
Chicago, IL                                         Elizabeth, NJ

   [NEW DOMINION TECHNOLOGY PARK       [TROPICANA RETAIL CENTER PICTURE OMITTED]
          PICTURE OMITTED]

NEW DOMINION TECHNOLOGY PARK,                  TROPICANA RETAIL CENTER,
Herndon, VA                                    Las Vegas, NV

                       [HILTON OLD TOWN PICTURES OMITTED]

HILTON OLD TOWN,
Alexandria, VA

[THE FOUNTAINS PICTURE OMITTED]

THE FOUNTAINS,
Plantation, FL

                                        [ONE EXETER PLAZA PICTURE OMITTED]

                                        ONE EXETER PLAZA,
                                        Boston, MA

[CASCADES MARKETPLACE PICTURE OMITTED]

CASCADES MARKETPLACE,
Sterling, VA

[WESTWOOD HORIZONS PICTURE OMITTED]     [619 WEST 54TH STREET PICTURE OMITTED]

WESTWOOD HORIZONS,                      619 WEST 54TH STREET,
Los Angeles, CA                         New York, NY

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          The Series 2004-TOP16 Certificates are not obligations of the depositor or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

          In this prospectus supplement, the terms "depositor," "we" and "us"
refer to Bear Stearns Commercial Mortgage Securities Inc.

                                   ----------

          We will not list the certificates offered to you on any national securities exchange or any automated quotation system of any registered securities association such as NASDAQ.

                                   ----------

          Until ninety days after the date of this prospectus supplement, all dealers that buy, sell or trade the certificates offered by this prospectus supplement, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and,
as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

          The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion
of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

                                       S-3

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

   Servicing of the Jersey Gardens Loan Group, the A/B Mortgage

APPENDIX III - Significant Loan Summaries...............................   III-1
APPENDIX IV - Term Sheet................................................     T-1
APPENDIX V - Form of Statement to Certificateholders....................     V-1
SCHEDULE A - Rates Used in Determination of Class X Pass-Through Rates..     A-1

                                       S-5

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

-------------------------------------------------------------------------------------------------------------------------------
                            APPROXIMATE INITIAL    APPROXIMATE
APPROXIMATE                     CERTIFICATE          INITIAL                      APPROXIMATE      WEIGHTED
   CREDIT                   BALANCE OR NOTIONAL   PASS-THROUGH     RATINGS     PERCENT OF TOTAL     AVERAGE        PRINCIPAL
  SUPPORT        CLASS             AMOUNT             RATE       (FITCH/S&P)     CERTIFICATES     LIFE (YRS.)   WINDOW (MONTHS)
-------------------------------------------------------------------------------------------------------------------------------

  10.375%      CLASS A-1       $   20,000,000         2.62%        AAA/AAA           1.730%           0.95             1-21
-------------------------------------------------------------------------------------------------------------------------------
  10.375%      CLASS A-2       $   60,000,000         3.70%        AAA/AAA           5.190%           3.61            21-56
-------------------------------------------------------------------------------------------------------------------------------
  10.375%      CLASS A-3       $  100,000,000         4.03%        AAA/AAA           8.650%           5.17            56-77
-------------------------------------------------------------------------------------------------------------------------------
  10.375%      CLASS A-4       $  100,000,000         4.32%        AAA/AAA           8.650%           6.73            77-85
-------------------------------------------------------------------------------------------------------------------------------
  10.375%      CLASS A-5       $   80,000,000         4.60%        AAA/AAA           6.920%           8.52           85-113
-------------------------------------------------------------------------------------------------------------------------------
  10.375%      CLASS A-6       $  676,075,000         4.75%        AAA/AAA          58.483%           9.82          113-119
-------------------------------------------------------------------------------------------------------------------------------
   8.625%       CLASS B        $   20,231,000         4.82%         AA/AA            1.750%           9.94          119-119
-------------------------------------------------------------------------------------------------------------------------------
   7.500%       CLASS C        $   13,005,000         4.85%        AA-/AA-           1.125%           9.94          119-119
-------------------------------------------------------------------------------------------------------------------------------
   6.375%       CLASS D        $   13,005,000         4.89%          A/A             1.125%           9.94          119-119
-------------------------------------------------------------------------------------------------------------------------------
   5.000%       CLASS E        $   15,895,000         4.99%         A-/A-            1.375%           9.95          119-120
-------------------------------------------------------------------------------------------------------------------------------
   4.125%       CLASS F        $   10,115,000         5.21%       BBB+/BBB+          0.875%          10.03          120-120
-------------------------------------------------------------------------------------------------------------------------------
   3.125%       CLASS G        $   11,560,000         5.26%        BBB/BBB           1.000%          10.65          120-144
-------------------------------------------------------------------------------------------------------------------------------
   2.250%       CLASS H        $   10,115,000         5.46%       BBB-/BBB-          0.875%          12.82          144-164
-------------------------------------------------------------------------------------------------------------------------------
      --      CLASSES J-P                  --           --            --                --              --               --
-------------------------------------------------------------------------------------------------------------------------------
      --       CLASS X-1                   --           --         AAA/AAA              --              --               --
-------------------------------------------------------------------------------------------------------------------------------
      --       CLASS X-2       $1,108,051,000         0.81%        AAA/AAA              --              --               --
-------------------------------------------------------------------------------------------------------------------------------

o    The notional amount of the Class X-1 Certificates initially will be
     $1,156,012,001.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5
     and Class A-6 Certificates represent the approximate credit support for the
     Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6
     Certificates in the aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.

o    The Class X-1 Certificates and the Class F, Class G, Class H, Class J,
     Class K, Class L, Class M, Class N, Class O and Class P Certificates are
     not offered pursuant to this prospectus supplement.

o    The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates presented in the table are fixed at their respective per annum rates set forth above. The Class A-6 Certificates will accrue interest at a per annum rate equal to the lesser of 4.75% and the weighted average net mortgage rate. The Class B Certificates will accrue interest at a per annum rate equal to the lesser of 4.82% and the weighted average net mortgage rate. The Class C Certificates will accrue interest at a per annum rate equal to the lesser of 4.85% and the weighted average net mortgage rate. The Class D Certificates will accrue interest at a per annum rate equal to the lesser of 4.89% and the weighted average net mortgage rate. The Class E Certificates will accrue interest at a per annum rate equal to the lesser of 4.99% and the weighted average net mortgage rate.
     The initial pass-through rate for the Class G, Class H and Class X-2
     Certificates set forth in the table above are the approximate initial pass-through rates for such classes. The pass-through rates for the Class
     G, Class H and Class X-2 Certificates are variable and, subsequent to the initial Distribution Date, will be determined as described under
     "Description of the Offered Certificates--Pass-Through Rates" in this prospectus supplement.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The
     Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates;" (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having such a date and (iv) a 0% CPR. See the assumptions set forth under "Yield, Prepayment and Maturity Considerations" in this prospectus supplement and under "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

      --------
               Offered certificates.
      --------

      --------
               Certificates not offered pursuant to this prospectus supplement.
      --------

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

          This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL..........................   Your certificates (along with the privately
                                    offered certificates) will represent
                                    beneficial interests in a trust created by
                                    us on the closing date. All payments to you
                                    will come only from the amounts received in
                                    connection with the assets of the trust. The
                                    trust's assets will primarily be 123
                                    mortgage loans secured by first mortgage
                                    liens on 133 commercial, manufactured
                                    housing community and multifamily
                                    properties.

TITLE OF CERTIFICATES............   Commercial Mortgage Pass-Through
                                    Certificates, Series 2004-TOP16.

MORTGAGE POOL....................   The mortgage pool consists of 123 mortgage
                                    loans with an aggregate principal balance of
                                    all mortgage loans as of November 1, 2004,
                                    of approximately $1,156,012,001, which may
                                    vary on the closing date by up to 5%. Each
                                    mortgage loan requires scheduled payments of
                                    principal and/or interest to be made
                                    monthly. For purposes of those mortgage
                                    loans that have a due date on a date other
                                    than the first of the month, we have assumed
                                    that those mortgage loans are due on the
                                    first of the month for purposes of
                                    determining their cut-off dates and cut-off
                                    date balances.

                                    As of November 1, 2004, the balances of the
                                    mortgage loans in the mortgage pool ranged
                                    from approximately $882,000 to approximately
                                    $95,000,000 and the mortgage loans had an
                                    approximate average balance of $9,398,472.

                           RELEVANT PARTIES AND DATES

ISSUER...........................   Bear Stearns Commercial Mortgage Securities
                                    Trust 2004-TOP16.

DEPOSITOR........................   Bear Stearns Commercial Mortgage Securities
                                    Inc.

MASTER SERVICER..................   Wells Fargo Bank, National Association.

SPECIAL SERVICER.................   ARCap Servicing, Inc.

PRIMARY SERVICER.................   Principal Global Investors, LLC with respect
                                    to those mortgage loans sold to the trust by
                                    Principal Commercial Funding, LLC. In
                                    addition, Wells Fargo Bank, National
                                    Association will act as primary servicer
                                    with respect to those mortgage loans sold to
                                    the trust by Wells Fargo Bank, National
                                    Association, Bear Stearns Commercial
                                    Mortgage, Inc., and Morgan Stanley Mortgage
                                    Capital Inc.

TRUSTEE..........................   LaSalle Bank National Association, a
                                    national banking association.

FISCAL AGENT.....................   ABN AMRO Bank N.V., a Netherlands banking
                                    corporation and indirect corporate parent of
                                    the trustee.

PAYING AGENT.....................   Wells Fargo Bank, National Association,
                                    which will also act as the certificate
                                    registrar. See "Description of the Offered
                                    Certificates--The

--------------------------------------------------------------------------------

                                       S-7

--------------------------------------------------------------------------------

                                    Paying Agent, Certificate Registrar and
                                    Authenticating Agent" in this prospectus
                                    supplement.

OPERATING ADVISER................   The holders of certificates representing
                                    more than 50% of the aggregate certificate
                                    balance of the most subordinate class of
                                    certificates, outstanding at any time of
                                    determination, or, if the certificate
                                    balance of that class of certificates is
                                    less than 25% of the initial certificate
                                    balance of that class, the next most
                                    subordinate class of certificates, may
                                    appoint a representative to act as operating
                                    adviser for the purposes described in this
                                    prospectus supplement; provided, that with
                                    respect to an A/B Mortgage Loan or the
                                    Huntington Square Mortgage Loan, a holder of
                                    the related B Note or Huntington Square
                                    Subordinated Loan, as applicable, will, to
                                    the extent set forth in the related
                                    intercreditor agreement, instead be entitled
                                    to the rights and powers granted to the
                                    Operating Adviser under the Pooling and
                                    Servicing Agreement to the extent such
                                    rights and powers relate to the related A/B
                                    Mortgage Loan or the Huntington Square
                                    Mortgage Loan (but only so long as the
                                    holder of the related B Note or Huntington
                                    Square Subordinated Loan, as applicable, is
                                    the directing holder). The initial operating
                                    adviser will be ARCap CMBS Fund II REIT,
                                    Inc.

SELLERS..........................   Wells Fargo Bank, National Association, as
                                    to 54 mortgage loans, representing 31.9% of
                                    the initial outstanding pool balance.

                                    Bear Stearns Commercial Mortgage, Inc., as
                                    to 32 mortgage loans, representing 30.7% of
                                    the initial outstanding pool balance.

                                    Morgan Stanley Mortgage Capital Inc., as to
                                    15 mortgage loans, representing 20.4% of the
                                    initial outstanding pool balance.

                                    Principal Commercial Funding, LLC, as to 22
                                    mortgage loans, representing 17.0% of the
                                    initial outstanding pool balance.

UNDERWRITERS.....................   Bear, Stearns & Co. Inc., Morgan Stanley &
                                    Co. Incorporated, Goldman, Sachs & Co. and
                                    Wells Fargo Brokerage Services, LLC.

CUT-OFF DATE.....................   November 1, 2004. For purposes of the
                                    information contained in this prospectus
                                    supplement (including the appendices to this
                                    prospectus supplement), scheduled payments
                                    due in November 2004 with respect to
                                    mortgage loans not having payment dates on
                                    the first day of each month have been deemed
                                    received on November 1, 2004, not the actual
                                    day on which such scheduled payments were
                                    due.

CLOSING DATE.....................   On or about November 4, 2004.

DISTRIBUTION DATE................   The 13th day of each month, or, if such 13th
                                    day is not a business day, the business day
                                    immediately following such 13th day,
                                    commencing in December 2004.

RECORD DATE......................   With respect to each distribution date, the
                                    close of business on the last business day
                                    of the preceding calendar month.

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

                                    --------------------------------------------
EXPECTED FINAL DISTRIBUTION
   DATES.........................   Class A-1                  August 13, 2006
                                    --------------------------------------------
                                    Class A-2                  July 13, 2009
                                    --------------------------------------------
                                    Class A-3                  April 13, 2011
                                    --------------------------------------------
                                    Class A-4                  December 13, 2011
                                    --------------------------------------------
                                    Class A-5                  April 13, 2014
                                    --------------------------------------------
                                    Class A-6                  October 13, 2014
                                    --------------------------------------------
                                     Class B                   October 13, 2014
                                    --------------------------------------------
                                     Class C                   October 13, 2014
                                    --------------------------------------------
                                     Class D                   October 13, 2014
                                    --------------------------------------------
                                     Class E                   November 13, 2014
                                    --------------------------------------------
                                    Class X-2                  November 13, 2012
                                    --------------------------------------------

                                    The Expected Final Distribution Date for
                                    each class of certificates is the date on
                                    which such class is expected to be paid in
                                    full, assuming no delinquencies, losses,
                                    modifications, extensions of maturity dates,
                                    repurchases or prepayments of the mortgage
                                    loans after the initial issuance of the
                                    certificates. Any mortgage loans with
                                    anticipated repayment dates are assumed to
                                    repay in full on those dates.

RATED FINAL DISTRIBUTION DATE....   As to each class of certificates, the
                                    distribution date in February 2046.

                                    OFFERED CERTIFICATES

GENERAL..........................   We are offering the following eleven (11)
                                    classes of our Series 2004-TOP16 Commercial
                                    Mortgage Pass-Through Certificates:

                                    o    Class A-l

                                    o    Class A-2

                                    o    Class A-3

                                    o    Class A-4

                                    o    Class A-5

                                    o    Class A-6

                                    o    Class B

                                    o    Class C

                                    o    Class D

                                    o    Class E

                                    o    Class X-2

--------------------------------------------------------------------------------

                                       S-9

--------------------------------------------------------------------------------

                                    The entire series will consist of a total of
                                    twenty-five (25) classes, the following
                                    fourteen (14) of which are not being offered
                                    by this prospectus supplement and the
                                    accompanying prospectus: Class X-1, Class F,
                                    Class G, Class H, Class J, Class K, Class L,
                                    Class M, Class N, Class O, Class P, Class
                                    R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE..............   Your certificates will have the approximate
                                    aggregate initial certificate balance or
                                    notional amount presented in the chart below
                                    and this balance or notional amount below
                                    may vary by up to 5% on the closing date:

                                    --------------------------------------------
                                    Class A-1   $20,000,000 Certificate Balance
                                    --------------------------------------------
                                    Class A-2   $60,000,000 Certificate Balance
                                    --------------------------------------------
                                    Class A-3   $100,000,000 Certificate Balance
                                    --------------------------------------------
                                    Class A-4   $100,000,000 Certificate Balance
                                    --------------------------------------------
                                    Class A-5   $80,000,000 Certificate Balance
                                    --------------------------------------------
                                    Class A-6   $676,075,000 Certificate Balance
                                    --------------------------------------------
                                     Class B    $20,231,000 Certificate Balance
                                    --------------------------------------------
                                     Class C    $13,005,000 Certificate Balance
                                    --------------------------------------------
                                     Class D    $13,005,000 Certificate Balance
                                    --------------------------------------------
                                     Class E    $15,895,000 Certificate Balance
                                    --------------------------------------------
                                    Class X-2   $1,108,051,000 Notional Amount
                                    --------------------------------------------

                                    The certificate balance at any time is the
                                    maximum amount of principal distributable to
                                    a class and is subject to adjustment on each
                                    distribution date to reflect any reductions
                                    resulting from distributions of principal to
                                    that class or any allocations of losses to
                                    the certificate balance of that class.

                                    The Class X-1 Certificates, which are
                                    private certificates, and the Class X-2
                                    Certificates will not have certificate
                                    balances; each such class of certificates
                                    will instead represent the right to receive
                                    distributions of interest accrued as
                                    described herein on a notional amount. The
                                    notional amount of the Class X-1
                                    Certificates will be equal to the aggregate
                                    of the certificate balances of the classes
                                    of certificates (other than the Class X-1,
                                    Class X-2, Class R-I, Class R-II and Class
                                    R-III Certificates) outstanding from time to
                                    time.

                                    The notional amount of the Class X-2
                                    Certificates will equal:

                                    o    during the period from the closing date
                                         through and including the distribution
                                         date occurring in May 2006, the sum of
                                         (a) the lesser of $45,044,000 and the
                                         certificate balance of the Class A-2
                                         Certificates outstanding from time to
                                         time and (b) the aggregate of

--------------------------------------------------------------------------------

                                      S-10

--------------------------------------------------------------------------------

                                         the certificate balances of the Class
                                         A-3, Class A-4, Class A-5, Class A-6,
                                         Class B, Class C, Class D, Class E,
                                         Class F, Class G, Class H, Class J,
                                         Class K and Class L Certificates
                                         outstanding from time to time;

                                    o    during the period following the
                                         distribution date occurring in May 2006
                                         through and including the distribution
                                         date occurring in May 2007, the sum of
                                         (a) the lesser of $89,187,000 and the
                                         certificate balance of the Class A-3
                                         Certificates outstanding from time to
                                         time, (b) the aggregate of the
                                         certificate balances of the Class A-4,
                                         Class A-5, Class A-6, Class B, Class C,
                                         Class D, Class E, Class F and Class G
                                         Certificates outstanding from time to
                                         time and (c) the lesser of $2,386,000
                                         and the certificate balance of the
                                         Class H Certificates outstanding from
                                         time to time;

                                    o    during the period following the
                                         distribution date occurring in May 2007
                                         through and including the distribution
                                         date occurring in May 2008, the sum of
                                         (a) the lesser of $35,640,000 and the
                                         certificate balance of the Class A-3
                                         Certificates outstanding from time to
                                         time, (b) the aggregate of the
                                         certificate balances of the Class A-4,
                                         Class A-5, Class A-6, Class B, Class C,
                                         Class D and Class E Certificates
                                         outstanding from time to time and (c)
                                         the lesser of $2,247,000 and the
                                         certificate balance of the Class F
                                         Certificates outstanding from time to
                                         time;

                                    o    during the period following the
                                         distribution date occurring in May 2008
                                         through and including the distribution
                                         date occurring in May 2009, the sum of
                                         (a) the lesser of $84,995,000 and the
                                         certificate balance of the Class A-4
                                         Certificates outstanding from time to
                                         time, (b) the aggregate of the
                                         certificate balances of the Class A-5,
                                         Class A-6, Class B and Class C
                                         Certificates outstanding from time to
                                         time and (c) the lesser of $10,913,000
                                         and the certificate balance of the
                                         Class D Certificates outstanding from
                                         time to time;

                                    o    during the period following the
                                         distribution date occurring in May 2009
                                         through and including the distribution
                                         date occurring in May 2010, the sum of
                                         (a) the lesser of $57,740,000 and the
                                         certificate balance of the Class A-5
                                         Certificates outstanding from time to
                                         time, (b) the aggregate of the
                                         certificate balances of the Class A-6
                                         and Class B Certificates outstanding
                                         from time to time and (c) the lesser of
                                         $5,988,000 and the certificate balance
                                         of the Class C Certificates outstanding
                                         from time to time;

                                    o    during the period following the
                                         distribution date occurring in May 2010
                                         through and including the distribution
                                         date occurring in May 2011, the sum of
                                         (a) the lesser of $7,942,000 and the
                                         certificate balance of the Class A-5
                                         Certificates outstanding from time to
                                         time, (b) the certificate balance of
                                         the Class A-6 Certificates outstanding
                                         from time to time and (c) the lesser of
                                         $10,118,000 and the certificate balance
                                         of the Class B Certificates outstanding
                                         from time to time;

                                    o    during the period following the
                                         distribution date occurring in May 2011
                                         through and including the distribution
                                         date occurring in May

--------------------------------------------------------------------------------

                                      S-11

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                                         2012, the lesser of $584,905,000 and
                                         the certificate balance of the Class
                                         A-6 Certificates outstanding from time
                                         to time;

                                    o    during the period following the
                                         distribution date occurring in May 2012
                                         through and including the distribution
                                         date occurring in November 2012, the
                                         lesser of $558,856,000 and the
                                         certificate balance of the Class A-6
                                         Certificates outstanding from time to
                                         time; and

                                    o    following the distribution date
                                         occurring in November 2012, $0.

                                    Accordingly, the notional amount of the
                                    Class X-1 Certificates will be reduced on
                                    each distribution date by any distributions
                                    of principal actually made on, and any
                                    losses actually allocated to the certificate
                                    balance of, any class of certificates (other
                                    than the Class X-1, Class X-2, Class R-I,
                                    Class R-II and Class R-III Certificates)
                                    outstanding from time to time. The notional
                                    amount of the Class X-2 Certificates will be
                                    reduced on each distribution date by any
                                    distributions of principal actually made on,
                                    and any losses actually allocated to the
                                    certificate balance of any component and any
                                    class of Certificates included in the
                                    calculation of the notional amount for the
                                    Class X-2 Certificates on such distribution
                                    date, as described above. Holders of the
                                    Class X-2 Certificates will not be entitled
                                    to distributions of interest at any time
                                    following the distribution date occurring in
                                    November 2012.

PASS-THROUGH RATES...............   Your certificates will accrue interest at an
                                    annual rate called a pass-through rate. The
                                    following table lists the initial
                                    pass-through rates for each class of offered
                                    certificates:

                                    --------------------------------------------
                                    Class A-1   2.62% (Fixed)
                                    --------------------------------------------
                                    Class A-2   3.70% (Fixed)
                                    --------------------------------------------
                                    Class A-3   4.03% (Fixed)
                                    --------------------------------------------
                                    Class A-4   4.32% (Fixed)
                                    --------------------------------------------
                                    Class A-5   4.60% (Fixed)
                                    --------------------------------------------
                                    Class A-6   4.75% (Fixed)
                                    --------------------------------------------
                                     Class B    4.82% (Fixed)
                                    --------------------------------------------
                                     Class C    4.85% (Fixed)
                                    --------------------------------------------
                                     Class D    4.89% (Fixed)
                                    --------------------------------------------
                                     Class E    4.99% (Fixed)
                                    --------------------------------------------
                                    Class X-2   0.81% (Variable IO)
                                    --------------------------------------------

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                                      S-12

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                                    Interest on your certificates will be
                                    calculated on the basis of a 360-day year
                                    consisting of twelve 30-day months, also
                                    referred to in this prospectus supplement as
                                    a 30/360 basis.

                                    The pass-through rates of the Class A-1,
                                    Class A-2, Class A-3, Class A-4 and Class
                                    A-5 Certificates presented in the table are
                                    fixed at their respective per annum rates
                                    set forth above. The Class A-6 Certificates
                                    will accrue interest at a per annum rate
                                    equal to the lesser of 4.75% and the
                                    weighted average net mortgage rate. The
                                    Class B Certificates will accrue interest at
                                    a per annum rate equal to the lesser of
                                    4.82% and the weighted average net mortgage
                                    rate. The Class C Certificates will accrue
                                    interest at a per annum rate equal to the
                                    lesser of 4.85% and the weighted average net
                                    mortgage rate. The Class D Certificates will
                                    accrue interest at a per annum rate equal to
                                    the lesser of 4.89% and the weighted average
                                    net mortgage rate. The Class E Certificates
                                    will accrue interest at a per annum rate
                                    equal to the lesser of 4.99% and the
                                    weighted average net mortgage rate. The
                                    initial pass-through rate shown above for
                                    the Class X-2 Certificates is approximate.

                                    The weighted average net mortgage rate for a
                                    particular distribution date is a weighted
                                    average of the interest rates on the
                                    mortgage loans minus a weighted average
                                    annual administrative cost rate, which
                                    includes the master servicing fee rate, any
                                    excess servicing fee rate, the primary
                                    servicing fee rate, and the trustee fee
                                    rate. The relevant weighting is based upon
                                    the respective principal balances of the
                                    mortgage loans as in effect immediately
                                    prior to the relevant distribution date. For
                                    purposes of calculating the weighted average
                                    net mortgage rate, the mortgage loan
                                    interest rates will not reflect any default
                                    interest rate. The mortgage loan interest
                                    rates will also be determined without regard
                                    to any loan term modifications agreed to by
                                    the special servicer or resulting from any
                                    borrower's bankruptcy or insolvency. In
                                    addition, for purposes of calculating the
                                    weighted average net mortgage rate, if a
                                    mortgage loan does not accrue interest on a
                                    30/360 basis, its interest rate for any
                                    month will, in general, be deemed to be the
                                    rate per annum that, when calculated on a
                                    30/360 basis, will produce the amount of
                                    interest that actually accrues on that
                                    mortgage loan in that month.

                                    The pass-through rate applicable to the
                                    Class X-2 Certificates for the initial
                                    distribution date will equal approximately
                                    0.81% per annum. The pass-through rate
                                    applicable to the Class X-2 Certificates for
                                    each distribution date subsequent to the
                                    initial distribution date and on or before
                                    the distribution date in November 2012 will
                                    equal the weighted average of the respective
                                    strip rates (the "Class X-2 Strip Rates") at
                                    which interest accrues from time to time on
                                    the respective components of the total
                                    notional amount of the Class X-2
                                    Certificates outstanding immediately prior
                                    to the related distribution date (weighted
                                    on the basis of the respective balances of
                                    such components outstanding immediately
                                    prior to such distribution date). Each of
                                    those components will be comprised of all or
                                    a designated portion of the certificate
                                    balance of a specified class of Principal
                                    Balance Certificates. If all or a designated
                                    portion of the certificate balance of any
                                    class of Principal Balance Certificates is
                                    identified under "--Certificate Balance"
                                    above as being part of the total notional
                                    amount of the Class X-2 Certificates
                                    immediately prior to any distribution date,
                                    then that certificate balance (or designated
                                    portion of it) will represent one or more
                                    separate

--------------------------------------------------------------------------------

                                      S-13

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                                    components of the total notional amount of
                                    the Class X-2 Certificates for purposes of
                                    calculating the accrual of interest for the
                                    related distribution date. For any
                                    distribution date occurring in or before
                                    November 2012, on any particular component
                                    of the total notional amount of the Class
                                    X-2 Certificates immediately prior to the
                                    related distribution date, the applicable
                                    Class X-2 Strip Rate will equal the excess,
                                    if any, of:

                                    o    the lesser of (a) the rate per annum
                                         corresponding to such distribution date
                                         as set forth on Schedule A attached to
                                         this prospectus supplement and (b) the
                                         weighted average net mortgage rate for
                                         such distribution date, over

                                    o    the pass-through rate for such
                                         distribution date for the class of
                                         Principal Balance Certificates whose
                                         certificate balance, or a designated
                                         portion of it, comprises such
                                         component.

                                    Under no circumstances will any Class X-2
                                    Strip Rate be less than zero.

                                    The pass-through rate applicable to the
                                    Class X-1 Certificates for the initial
                                    distribution date will equal approximately
                                    0.12% per annum.

                                    The pass-through rate applicable to the
                                    Class X-1 Certificates for each distribution
                                    date subsequent to the initial distribution
                                    date will equal the weighted average of the
                                    respective strip rates (the "Class X-1 Strip
                                    Rates") at which interest accrues from time
                                    to time on the respective components of the
                                    total notional amount of the Class X-1
                                    Certificates outstanding immediately prior
                                    to the related distribution date (weighted
                                    on the basis of the respective balances of
                                    such components outstanding immediately
                                    prior to such distribution date). Each of
                                    those components will be comprised of all or
                                    a designated portion of the certificate
                                    balance of one of the classes of the
                                    Principal Balance Certificates. In general,
                                    the certificate balance of each class of
                                    Principal Balance Certificates will
                                    constitute a separate component of the total
                                    notional amount of the Class X-1
                                    Certificates; provided that, if a portion,
                                    but not all, of the certificate balance of
                                    any particular class of Principal Balance
                                    Certificates is identified under
                                    "--Certificate Balance" above as being part
                                    of the total notional amount of the Class
                                    X-2 Certificates immediately prior to any
                                    distribution date, then that identified
                                    portion of such certificate balance will
                                    also represent one or more separate
                                    components of the total notional amount of
                                    the Class X-1 Certificates for purposes of
                                    calculating the accrual of interest for the
                                    related distribution date, and the remaining
                                    portion of such certificate balance will
                                    represent one or more other separate
                                    components of the Class X-1 Certificates for
                                    purposes of calculating the accrual of
                                    interest for the related distribution date.
                                    For any distribution date occurring in or
                                    before November 2012, on any particular
                                    component of the total notional amount of
                                    the Class X-1 Certificates immediately prior
                                    to the related distribution date, the
                                    applicable Class X-1 Strip Rate will be
                                    calculated as follows:

                                    o    if such particular component consists
                                         of the entire certificate balance (or a
                                         designated portion of that certificate
                                         balance) of any class of Principal
                                         Balance Certificates, and if such
                                         entire certificate balance (or that
                                         designated portion) also constitutes a
                                         component

--------------------------------------------------------------------------------

                                      S-14

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                                         of the total notional amount of the
                                         Class X-2 Certificates immediately
                                         prior to the related distribution date,
                                         then the applicable Class X-1 Strip
                                         Rate will equal the excess, if any, of
                                         (a) the weighted average net mortgage
                                         rate for such distribution date, over
                                         (b) the greater of (i) the rate per
                                         annum corresponding to such
                                         distribution date as set forth on
                                         Schedule A attached to this prospectus
                                         supplement and (ii) the pass-through
                                         rate for such distribution date for
                                         such class of Principal Balance
                                         Certificates; and

                                    o    if such particular component consists
                                         of the entire certificate balance (or a
                                         designated portion of that certificate
                                         balance) of any class of Principal
                                         Balance Certificates, and if such
                                         entire certificate balance (or that
                                         designated portion) does not also
                                         constitute a component of the total
                                         notional amount of the Class X-2
                                         Certificates immediately prior to the
                                         related distribution date, then the
                                         applicable Class X-1 Strip Rate will
                                         equal the excess, if any, of (a) the
                                         weighted average net mortgage rate for
                                         such distribution date, over (b) the
                                         pass-through rate for such distribution
                                         date for such class of Principal
                                         Balance Certificates.

                                    For any distribution date occurring after
                                    November 2012, the certificate balance of
                                    each class of Principal Balance Certificates
                                    will constitute a separate component of the
                                    total notional amount of the Class X-1
                                    Certificates, and the applicable Class X-1
                                    Strip Rate with respect to each such
                                    component for each such distribution date
                                    will equal the excess, if any, of (a) the
                                    weighted average net mortgage rate for such
                                    distribution date, over (b) the pass-through
                                    rate for such distribution date for such
                                    class of Principal Balance Certificates.
                                    Under no circumstances will any Class X-1
                                    Strip Rate be less than zero.

                                    The pass-through rate applicable to the
                                    Class F Certificates will, at all times, be
                                    a per annum rate equal to the lesser of
                                    5.21% and the weighted average net mortgage
                                    rate. The pass-through rate applicable to
                                    the Class G Certificates will, at all times,
                                    be equal to a per annum rate equal to the
                                    weighted average net mortgage rate less
                                    0.20%. The pass-through rate applicable to
                                    the Class H Certificates will, at all times,
                                    be equal to a per annum rate equal to the
                                    weighted average net mortgage rate. The
                                    pass-through rate applicable to the Class J,
                                    Class K, Class L, Class M, Class N, Class O
                                    and Class P Certificates will, at all times,
                                    be a per annum rate equal to the lesser of
                                    4.493% and the weighted average net mortgage
                                    rate.

DISTRIBUTIONS

   A. AMOUNT AND ORDER OF
         DISTRIBUTIONS...........   On each distribution date, funds available
                                    for distribution from the mortgage loans,
                                    net of excess interest, excess liquidation
                                    proceeds and specified trust expenses,
                                    including all servicing fees, trustee fees
                                    and related compensation, will be
                                    distributed in the following amounts and
                                    priority:

                                         Step l/Class A and Class X: To interest
                                    on Classes A-1, A-2, A-3, A-4, A-5, A-6, X-1
                                    and X-2, pro rata, in accordance with their
                                    interest entitlements.

--------------------------------------------------------------------------------

                                      S-15

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                                         Step 2/Class A: To the extent of
                                    amounts then required to be distributed as
                                    principal, (i) first, to the Class A-1
                                    Certificates, until the Class A-1
                                    Certificates are reduced to zero, (ii)
                                    second, to the Class A-2 Certificates, until
                                    the Class A-2 Certificates are reduced to
                                    zero, (iii) third, to the Class A-3
                                    Certificates, until the Class A-3
                                    Certificates are reduced to zero, (iv)
                                    fourth, to the Class A-4 Certificates, until
                                    the Class A-4 Certificates are reduced to
                                    zero, (v) fifth, to the Class A-5
                                    Certificates, until the Class A-5
                                    Certificates are reduced to zero and (vi)
                                    sixth, to the Class A-6 Certificates, until
                                    the Class A-6 Certificates are reduced to
                                    zero. If the principal amount of each class
                                    of certificates other than Classes A-1, A-2,
                                    A-3, A-4, A-5 and A-6 has been reduced to
                                    zero as a result of losses on the mortgage
                                    loans or an appraisal reduction, principal
                                    will be distributed to Classes A-1, A-2,
                                    A-3, A-4, A-5 and A-6, pro rata.

                                         Step 3/Class A and Class X: To
                                    reimburse Classes A-1, A-2, A-3, A-4, A-5
                                    and A-6 and, in respect of interest only,
                                    Classes X-1 and X-2, pro rata, for any
                                    previously unreimbursed losses on the
                                    mortgage loans that were previously borne by
                                    those classes, together with interest at the
                                    applicable pass-through rate.

                                         Step 4/Class B: To Class B as follows:
                                    (a) to interest on Class B in the amount of
                                    its interest entitlement; (b) to the extent
                                    of amounts required to be distributed as
                                    principal, to principal on Class B in the
                                    amount of its principal entitlement until
                                    its principal balance is reduced to zero;
                                    and (c) to reimburse Class B for any
                                    previously unreimbursed losses on the
                                    mortgage loans that were previously borne by
                                    that class, together with interest at the
                                    applicable pass-through rate.

                                         Step 5/Class C: To Class C in a manner
                                    analogous to the Class B allocations of Step
                                    4.

                                         Step 6/Class D: To Class D in a manner
                                    analogous to the Class B allocations of Step
                                    4.

                                         Step 7/Class E: To Class E in a manner
                                    analogous to the Class B allocations of Step
                                    4.

                                         Step 8/Subordinate Private
                                    Certificates: To these certificates in the
                                    amounts and order of priority described in
                                    this prospectus supplement.

                                    Each certificateholder will receive its
                                    share of distributions on its class of
                                    certificates on a pro rata basis with all
                                    other holders of certificates of the same
                                    class. See "Description of the Offered
                                    Certificates-Distributions" in this
                                    prospectus supplement.

   B. INTEREST AND PRINCIPAL
         ENTITLEMENTS............   A description of the interest entitlement
                                    payable to each Class can be found in
                                    "Description of the Offered
                                    Certificates--Distributions" in this
                                    prospectus supplement. As described in that
                                    section, there are circumstances relating to
                                    the timing of prepayments in which your
                                    interest entitlement for a distribution date
                                    could be less than one full month's interest
                                    at the pass-through rate on your
                                    certificate's principal balance. In
                                    addition, the right of the master servicer,
                                    the special servicer, the trustee and the
                                    fiscal agent to reimbursement for payment of
                                    nonrecoverable advances will be prior to
                                    your right to receive distributions of
                                    principal or interest.

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                                      S-16

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                                    The Class X Certificates will not be
                                    entitled to principal distributions. The
                                    amount of principal required to be
                                    distributed on the classes entitled to
                                    principal on a particular distribution date
                                    will, in general, be equal to:

                                    o    the principal portion of all scheduled
                                         payments, other than balloon payments,
                                         to the extent received or advanced by
                                         the master servicer or other party (in
                                         accordance with the Pooling and
                                         Servicing Agreement) during the related
                                         collection period;

                                    o    all principal prepayments and the
                                         principal portion of balloon payments
                                         received during the related collection
                                         period;

                                    o    the principal portion of other
                                         collections on the mortgage loans
                                         received during the related collection
                                         period, such as liquidation proceeds,
                                         condemnation proceeds, insurance
                                         proceeds and income on "real estate
                                         owned"; and

                                    o    the principal portion of proceeds of
                                         mortgage loan repurchases received
                                         during the related collection period,

                                    subject, however, to the adjustments
                                    described herein. See the definition of
                                    "Principal Distribution Amount" in the
                                    "Glossary of Terms."

   C. PREPAYMENT PREMIUMS/YIELD
         MAINTENANCE CHARGES.....   The manner in which any prepayment premiums
                                    and yield maintenance charges received
                                    during a particular collection period will
                                    be allocated to the Class X Certificates, on
                                    the one hand, and the classes of
                                    certificates entitled to principal, on the
                                    other hand, is described in "Description of
                                    the Offered Certificates--Distributions" in
                                    this prospectus supplement.

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                                      S-17

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SUBORDINATION

   A. GENERAL....................   The chart below describes the manner in
                                    which the rights of various classes will be
                                    senior to the rights of other classes.
                                    Entitlement to receive principal and
                                    interest (other than excess liquidation
                                    proceeds and certain excess interest in
                                    connection with any loan having an
                                    anticipated repayment date) on any
                                    distribution date is depicted in descending
                                    order. The manner in which mortgage loan
                                    losses (including interest losses other than
                                    losses with respect to certain excess
                                    interest in connection with any loan having
                                    an anticipated repayment date) are allocated
                                    is depicted in ascending order.

                                             ---------------------------
                                                Class A-l, Class A-2,
                                                Class A-3, Class A-4,
                                                Class A-5, Class A-6,
                                                   Class X-1* and
                                                     Class X-2*
                                             ---------------------------

                                             ---------------------------
                                                       Class B
                                             ---------------------------

                                             ---------------------------
                                                       Class C
                                             ---------------------------

                                             ---------------------------
                                                       Class D
                                             ---------------------------

                                             ---------------------------
                                                       Class E
                                             ---------------------------

                                             ---------------------------
                                                     Classes F-P
                                             ---------------------------

                                    NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                    AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                    CERTIFICATES.

                                    *Interest only certificates. No principal
                                    payments or realized loan losses in respect
                                    of principal will be allocated to the Class
                                    X-1 or Class X-2 Certificates. However, any
                                    loan losses will reduce the notional amount
                                    of the Class X-1 Certificates and loan
                                    losses allocated to any component and any
                                    class of Certificates included in the
                                    calculation of the notional amount for the
                                    Class X-2 Certificates will reduce the
                                    notional amount of the Class X-2
                                    Certificates.

   B. SHORTFALLS IN AVAILABLE
         FUNDS...................   Shortfalls in available funds will reduce
                                    amounts available for distribution and will
                                    be allocated in the same manner as mortgage
                                    loan losses. Among the causes of these
                                    shortfalls are the following:

                                    o    shortfalls resulting from compensation
                                         which the special servicer is entitled
                                         to receive;

--------------------------------------------------------------------------------

                                      S-18

--------------------------------------------------------------------------------

                                    o    shortfalls resulting from interest on
                                         advances made by the master servicer,
                                         the trustee or the fiscal agent, to the
                                         extent not covered by default interest
                                         and late payment charges paid by the
                                         borrower; and

                                    o    shortfalls resulting from a reduction
                                         of a mortgage loan's interest rate by a
                                         bankruptcy court or from other
                                         unanticipated, extraordinary or
                                         default-related expenses of the trust.

                                    Shortfalls in mortgage loan interest as a
                                    result of the timing of voluntary and
                                    involuntary prepayments (net of certain
                                    amounts required to be used by the master
                                    servicer to offset such shortfalls) will be
                                    allocated to each class of certificates, pro
                                    rata, in accordance with their respective
                                    interest entitlements as described herein.

                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

   A. GENERAL....................   All numerical information in this prospectus
                                    supplement concerning the mortgage loans is
                                    approximate. All weighted average
                                    information regarding the mortgage loans
                                    reflects the weighting of the mortgage loans
                                    based upon their outstanding principal
                                    balances as of November 1, 2004. With
                                    respect to mortgage loans not having due
                                    dates on the first day of each month,
                                    scheduled payments due in November 2004 have
                                    been deemed received on November 1, 2004.

   B. PRINCIPAL BALANCES.........   The trust's primary assets will be 123
                                    mortgage loans with an aggregate principal
                                    balance as of November 1, 2004 of
                                    approximately $1,156,012,001. It is possible
                                    that the aggregate mortgage loan balance
                                    will vary by up to 5% on the closing date.
                                    As of November 1, 2004, the principal
                                    balance of the mortgage loans in the
                                    mortgage pool ranged from approximately
                                    $882,000 to approximately $95,000,000 and
                                    the mortgage loans had an approximate
                                    average balance of $9,398,472.

   C. FEE SIMPLE/LEASEHOLD.......   One hundred thirty-two (132) mortgaged
                                    properties, securing mortgage loans
                                    representing 93.1% of the initial
                                    outstanding pool balance, are subject to a
                                    first mortgage lien on a fee simple estate
                                    in such mortgaged properties.

                                    One (1) mortgaged property, securing a
                                    mortgage loan representing 6.9% of the
                                    initial outstanding pool balance, is subject
                                    to a first mortgage lien on a fee interest
                                    in a portion of such mortgaged property and
                                    a leasehold interest in the remaining
                                    portion of such mortgaged property.

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                                      S-19

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   D. PROPERTY TYPES.............   The following table shows how the mortgage
                                    loans are secured by collateral which is
                                    distributed among different types of
                                    properties.

                                    ---------------------------------------------------
                                                                              Number of
                                                     Percentage of Initial    Mortgaged
                                    Property Type  Outstanding Pool Balance  Properties
                                    ---------------------------------------------------

                                    Retail                   42.7%               65
                                    ---------------------------------------------------
                                    Office                   30.3%               20
                                    ---------------------------------------------------
                                    Multifamily              11.5%               23
                                    ---------------------------------------------------
                                    Hospitality               4.7%                2
                                    ---------------------------------------------------
                                    Industrial                3.6%                8
                                    ---------------------------------------------------
                                    Self Storage              2.3%                4
                                    ---------------------------------------------------
                                    Manufactured
                                    Housing
                                    Community                 2.1%                6
                                    ---------------------------------------------------
                                    Mixed Use                 2.0%                3
                                    ---------------------------------------------------
                                    Other                     0.9%                2
                                    ---------------------------------------------------

   E. PROPERTY LOCATION..........   The number of mortgaged properties, and the
                                    approximate percentage of the aggregate
                                    principal balance of the mortgage loans
                                    secured by mortgaged properties located in
                                    the geographic areas with the highest
                                    concentrations of mortgaged properties, are
                                    as described in the table below:

                                    ---------------------------------------------------
                                                      Percentage of Initial   Number of
                                                         Outstanding Pool     Mortgaged
                                    Geographic Areas         Balance         Properties
                                    ---------------------------------------------------

                                    California                 20.3%             30
                                    ---------------------------------------------------
                                    Southern                   10.5%             12
                                    ---------------------------------------------------
                                    Northern                    9.8%             18
                                    ---------------------------------------------------
                                    Virginia                   12.7%              8
                                    ---------------------------------------------------
                                    Illinois                   12.0%              8
                                    ---------------------------------------------------
                                    New York                   10.9%             13
                                    ---------------------------------------------------
                                    New Jersey                  8.7%              3
                                    ---------------------------------------------------

                                    The remaining mortgaged properties are
                                    located throughout 29 states and the
                                    District of Columbia. None of these property
                                    locations has a concentration of mortgaged
                                    properties that represents security for more
                                    than 5.0% of the aggregate principal balance
                                    of the mortgage loans, as of November 1,
                                    2004.

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                                      S-20

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   F. OTHER MORTGAGE
         LOAN FEATURES...........   As of November 1, 2004, the mortgage loans
                                    had the following characteristics:

                                    o    No scheduled payment of principal and
                                         interest on any mortgage loan was
                                         thirty days or more past due, and no
                                         mortgage loan had been thirty days or
                                         more delinquent in the past year.

                                    o    Six (6) groups of mortgage loans were
                                         made to the same borrower or to
                                         borrowers that are affiliated with one
                                         another through partial or complete
                                         direct or indirect common ownership.
                                         The three (3) largest groups represent
                                         7.5%, 1.7% and 1.4%, respectively, of
                                         the initial outstanding pool balance.
                                         See Appendix II attached to this
                                         prospectus supplement.

                                    o    Twenty-eight (28) mortgaged properties,
                                         securing mortgage loans representing
                                         12.6% of the initial outstanding pool
                                         balance, are each 100% leased to a
                                         single tenant.

                                    o    All of the mortgage loans bear interest
                                         at fixed rates.

                                    o    Fixed periodic payments on the mortgage
                                         loans are generally determined assuming
                                         interest is calculated on a 30/360
                                         basis, but interest actually accrues
                                         and is applied on certain mortgage
                                         loans on an actual/360 basis.
                                         Accordingly, there will be less
                                         amortization of the principal balance
                                         during the term of these mortgage
                                         loans, resulting in a higher final
                                         payment on these mortgage loans.

                                    o    No mortgage loan permits negative
                                         amortization or the deferral of accrued
                                         interest (except excess interest that
                                         would accrue in the case of any loan
                                         having an anticipated repayment date
                                         after the applicable anticipated
                                         repayment date for such loan).

   G. BALLOON LOANS/ARD LOANS....   As of November 1, 2004, the mortgage loans
                                    had the following additional
                                    characteristics:

                                    o    One hundred thirteen (113) mortgage
                                         loans, representing 96.6% of the
                                         initial outstanding pool balance, are
                                         "balloon loans." Six (6) of these
                                         mortgage loans, representing 3.3% of
                                         the initial outstanding pool balance,
                                         are ARD Loans. For purposes of this
                                         prospectus supplement, we consider a
                                         mortgage loan to be a "balloon loan" if
                                         its principal balance is not scheduled
                                         to be fully or substantially amortized
                                         by the loan's stated maturity date or
                                         anticipated repayment date, as
                                         applicable.

                                    o    The remaining ten (10) mortgage loans,
                                         representing 3.4% of the initial
                                         outstanding pool balance, are fully
                                         amortizing and are expected to have
                                         less than 5% of the original principal
                                         balance outstanding as of their related
                                         stated maturity dates.

   H. INTEREST ONLY LOANS........   As of November 1, 2004, the mortgage loans
                                    had the following additional
                                    characteristics:

                                    o    Eleven (11) mortgage loans,
                                         representing 21.9% of the initial
                                         outstanding pool balance, provide for
                                         monthly payments of interest only for a
                                         portion of their respective terms and
                                         then provide for the monthly payment of
                                         principal and interest over their
                                         respective remaining terms.

--------------------------------------------------------------------------------

                                      S-21

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                                    o    Sixteen (16) mortgage loans,
                                         representing 19.7% of the initial
                                         outstanding pool balance, provide for
                                         monthly payments of interest only for
                                         their entire respective terms.
   I. PREPAYMENT/DEFEASANCE
         PROVISIONS..............   As of November 1, 2004, all of the mortgage
                                    loans restricted voluntary principal
                                    prepayments as follows:

                                    o    Seventy-nine (79) mortgage loans,
                                         representing 72.9% of the initial
                                         outstanding pool balance, prohibit
                                         voluntary principal prepayments for a
                                         period ending on a date determined by
                                         the related mortgage note (which may be
                                         the maturity date), which period is
                                         referred to in this prospectus
                                         supplement as a lock-out period, but
                                         permit the related borrower, after an
                                         initial period of at least two years
                                         following the date of issuance of the
                                         certificates, to defease the loan by
                                         pledging direct, non-callable United
                                         States Treasury obligations and
                                         obtaining the release of the mortgaged
                                         property from the lien of the mortgage.

                                    o    Twenty-six (26) mortgage loans,
                                         representing 13.9% of the initial
                                         outstanding pool balance, prohibit
                                         voluntary principal prepayments during
                                         a lock-out period, and following the
                                         lock-out period provide for a
                                         prepayment premium or yield maintenance
                                         charge calculated on the basis of the
                                         greater of a yield maintenance formula
                                         and 1% of the amount prepaid, and also
                                         permit the related borrower, after an
                                         initial period of at least two years
                                         following the date of the issuance of
                                         the certificates, to defease the loan
                                         by pledging direct, non-callable United
                                         States Treasury obligations and
                                         obtaining the release of the mortgaged
                                         property from the lien of the mortgage.

                                    o    Fifteen (15) mortgage loans,
                                         representing 9.4% of the initial
                                         outstanding pool balance, prohibit
                                         voluntary principal prepayments during
                                         a lock-out period, and following the
                                         lock-out period provide for a
                                         prepayment premium or yield maintenance
                                         charge calculated on the basis of the
                                         greater of a yield maintenance formula
                                         and 1% of the amount prepaid.

                                    o    One (1) mortgage loan, representing
                                         2.7% of the initial outstanding pool
                                         balance, prohibits voluntary principal
                                         prepayments during a lock-out period,
                                         and following the lock-out period
                                         provides for, after an initial period
                                         of at least two years following the
                                         date of the issuance of the
                                         certificates, the right to defease the
                                         loan by pledging direct, non-callable
                                         United States Treasury obligations and
                                         obtaining the release of the mortgaged
                                         property from the lien of the mortgage,
                                         and then provides for the right to
                                         prepay the mortgage loan upon payment
                                         of a yield maintenance charge.

                                    o    Two (2) mortgage loans, representing
                                         1.2% of the initial outstanding pool
                                         balance, have no lock-out period and
                                         the loans permit voluntary principal
                                         prepayments at any time if accompanied
                                         by a prepayment premium or yield
                                         maintenance charge calculated on the
                                         basis of the greater of a yield
                                         maintenance formula or 1% of the amount
                                         prepaid.

                                    With respect to the prepayment and
                                    defeasance provisions set forth above,
                                    certain of the mortgage loans also include
                                    provisions described below:

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                                      S-22

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                                    o    One (1) mortgage loan, representing
                                         2.7% of the initial outstanding pool
                                         balance, permits the release of a
                                         portion of the collateral upon
                                         prepayment or defeasance of an amount
                                         equal to 110% or 115% of the allocated
                                         loan amount and, if prepaid, upon
                                         payment of the applicable yield
                                         maintenance charge.

                                    o    One (1) mortgage loan, representing
                                         1.0% of the initial outstanding pool
                                         balance, is secured by multiple
                                         mortgaged properties and permits the
                                         release of any of the mortgaged
                                         properties from the lien of the
                                         mortgage upon defeasance of an amount
                                         equal to 115% of the allocated amount
                                         of the mortgaged property being
                                         released.

                                    o    One (1) mortgage loan, representing
                                         0.3% of the initial outstanding pool
                                         balance, which is secured by multiple
                                         mortgaged properties, permits the
                                         release of one such property from the
                                         lien of the related mortgage upon
                                         prepayment of an amount equal to at
                                         least 125% of the allocated loan
                                         balance of the mortgaged property being
                                         released, or the defeasance of the
                                         portion of the loan related to the
                                         mortgaged property being released at
                                         par, as applicable, together with
                                         related transaction costs and any
                                         applicable prepayment charge.

                                    o    One (1) mortgage loan, representing
                                         0.2% of the initial outstanding pool
                                         balance, which is secured by multiple
                                         mortgaged properties, permits the
                                         release of any such property from the
                                         lien of the related mortgage upon
                                         prepayment of an amount equal to at
                                         least 110% of the allocated amount of
                                         the mortgaged property with the larger
                                         allocated loan amount being released or
                                         125% of the allocated amount of the
                                         mortgaged property with the smaller
                                         allocated loan amount being released,
                                         in either case, together with related
                                         transaction costs.

                                    o    Notwithstanding the above, the mortgage
                                         loans generally provide that the
                                         related borrower may prepay the
                                         mortgage loan without prepayment
                                         premium or defeasance requirements
                                         commencing one (1) to seven (7) payment
                                         dates prior to and including the
                                         maturity date or the anticipated
                                         repayment date.

                                    See Appendix II attached to this prospectus
                                    supplement for specific yield maintenance
                                    provisions with respect to the prepayment
                                    and defeasance provisions set forth above.

   J. MORTGAGE LOAN RANGES
         AND WEIGHTED AVERAGES...   As of November 1, 2004, the mortgage loans
                                    had the following additional
                                    characteristics:

         I. MORTGAGE INTEREST
            RATES                   Mortgage interest rates ranging from 4.111%
                                    per annum to 6.800% per annum, and a
                                    weighted average mortgage interest rate of
                                    5.505% per annum;

         II. REMAINING TERMS        Remaining terms to scheduled maturity
                                    ranging from 55 months to 239 months, and a
                                    weighted average remaining term to scheduled
                                    maturity of 113 months;

         III. REMAINING
              AMORTIZATION TERMS    Remaining amortization terms (excluding
                                    loans which provide for interest only
                                    payments for the entire loan term) ranging
                                    from 154

--------------------------------------------------------------------------------

                                      S-23

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                                    months to 540 months, and a weighted average
                                    remaining amortization term of 338 months;

         IV. LOAN-TO-VALUE RATIOS   Loan-to-value ratios ranging from 13.2% to
                                    79.9% and a weighted average loan-to-value
                                    ratio, calculated as described in this
                                    prospectus supplement, of 60.0%.

                                    With respect to four (4) mortgage loans
                                    (mortgage loan nos. 36, 39, 86 and 89),
                                    representing 2.2% of the initial outstanding
                                    pool balance, such mortgage loans are
                                    secured by residential cooperative
                                    properties that have cut-off date
                                    loan-to-value ratios of 21.9%, 18.1%, 19.4%
                                    and 13.2%, respectively. Excluding these
                                    mortgage loans, the pool of mortgage loans
                                    has a weighted average cut-off date
                                    loan-to-value ratio of 60.9%.

         V. DEBT SERVICE
            COVERAGE RATIOS         Debt service coverage ratios, determined
                                    according to the methodology presented in
                                    this prospectus supplement, ranging from
                                    1.10x to 7.98x and a weighted average debt
                                    service coverage ratio, calculated as
                                    described in this prospectus supplement, of
                                    1.99x.

                                    With respect to four (4) mortgage loans
                                    (mortgage loan nos. 36, 39, 86 and 89),
                                    representing 2.2% of the initial outstanding
                                    pool balance, such mortgage loans are
                                    secured by residential cooperative
                                    properties that have debt service coverage
                                    ratios of 5.11x, 5.67x 6.02x, and 7.98x,
                                    respectively. Excluding these mortgage
                                    loans, the pool of mortgage loans has a
                                    weighted average debt service coverage ratio
                                    of 1.90x.

   K. NON-SERVICED MORTGAGE
         LOAN....................   The Jersey Gardens Pari Passu Loan, which,
                                    as of the cut-off date, had an unpaid
                                    principal balance of $79,532,398 and
                                    represents 6.9% of the initial outstanding
                                    pool balance, is secured by the related
                                    mortgaged property on a pari passu basis
                                    with, and pursuant to the same mortgage as,
                                    the Jersey Gardens Companion Loan, which is
                                    not included in the trust and which has a
                                    principal balance, as of the cut-off date of
                                    $84,503,173. The Jersey Gardens Companion
                                    Loan has the same interest rate, maturity
                                    date and amortization terms as the Jersey
                                    Gardens Pari Passu Loan.

                                    The Jersey Gardens Loan Group is currently
                                    being serviced and administered pursuant to
                                    the GMACCM 2004-C2 Pooling and Servicing
                                    Agreement. The GMACCM 2004-C2 Pooling and
                                    Servicing Agreement provides for servicing
                                    arrangements that are similar, but not
                                    identical, to those under the Pooling and
                                    Servicing Agreement. See "Servicing of the
                                    Mortgage Loans--Servicing of the Jersey
                                    Gardens Loan Group, the A/B Mortgage Loans
                                    and the Huntington Square Mortgage Loan--The
                                    Jersey Gardens Loan Group" in this
                                    prospectus supplement.

                                    The terms of the GMACCM 2004-C2 Pooling and
                                    Servicing Agreement provide that:

                                    o    LaSalle Bank National Association,
                                         which is the trustee under the GMACCM
                                         2004-C2 Pooling and Servicing
                                         Agreement, will, in that capacity, be
                                         the mortgagee of record with respect to
                                         the mortgaged property securing the
                                         Jersey Gardens Pari Passu Loan;

--------------------------------------------------------------------------------

                                      S-24

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                                    o    GMAC Commercial Mortgage Corporation,
                                         which is the master servicer under the
                                         GMACCM 2004-C2 Pooling and Servicing
                                         Agreement, will, in that capacity, be
                                         the master servicer for the Jersey
                                         Gardens Pari Passu Loan, subject to
                                         replacement pursuant to the terms of
                                         the GMACCM 2004-C2 Pooling and
                                         Servicing Agreement; and

                                    o    Midland Loan Services, Inc., which is
                                         the special servicer under the GMACCM
                                         2004-C2 Pooling and Servicing
                                         Agreement, will, in that capacity, be
                                         the special servicer for the Jersey
                                         Gardens Pari Passu Loan, subject to
                                         replacement pursuant to the terms of
                                         the GMACCM 2004-C2 Pooling and
                                         Servicing Agreement.

                                    See "Servicing of the Mortgage
                                    Loans--Servicing of the Jersey Gardens Loan
                                    Group, the A/B Mortgage Loans and the
                                    Huntington Square Mortgage Loan--The Jersey
                                    Gardens Loan Group" in this prospectus
                                    supplement.

                                    References in this prospectus supplement,
                                    however, to the trustee, master servicer and
                                    special servicer will mean the trustee,
                                    master servicer and special servicer,
                                    respectively, under the Pooling and
                                    Servicing Agreement unless the context
                                    clearly indicates otherwise.

ADVANCES

   A. PRINCIPAL AND
         INTEREST ADVANCES.......   Subject to a recoverability determination
                                    described in this prospectus supplement, the
                                    master servicer is required to advance
                                    delinquent monthly mortgage loan payments
                                    for the mortgage loans that are part of the
                                    trust. The master servicer will not be
                                    required to advance any additional interest
                                    accrued as a result of the imposition of any
                                    default rate or any rate increase after an
                                    anticipated repayment date. The master
                                    servicer also is not required to advance
                                    prepayment or yield maintenance premiums,
                                    excess interest or balloon payments. With
                                    respect to any balloon payment, the master
                                    servicer will instead be required to advance
                                    an amount equal to the scheduled payment
                                    that would have been due if the related
                                    balloon payment had not become due. If a P&I
                                    Advance is made, the master servicer will
                                    defer rather than advance its master
                                    servicing fee, the excess servicing fee and
                                    the primary servicing fee, but will advance
                                    the trustee fee.

                                    For an REO Property, the advance will equal
                                    the scheduled payment that would have been
                                    due if the predecessor mortgage loan had
                                    remained outstanding and continued to
                                    amortize in accordance with its amortization
                                    schedule in effect immediately before the
                                    REO Property was acquired.

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                                      S-25

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   B. SERVICING ADVANCES.........   Subject to a recoverability determination
                                    described in this prospectus supplement, the
                                    master servicer, the special servicer, the
                                    trustee and the fiscal agent may also make
                                    servicing advances to pay delinquent real
                                    estate taxes, insurance premiums and similar
                                    expenses necessary to maintain and protect
                                    the mortgaged property, to maintain the lien
                                    on the mortgaged property or to enforce the
                                    mortgage loan documents, and subject to a
                                    substantially similar recoverability
                                    determination set forth in the related
                                    Non-Serviced Mortgage Loan Pooling and
                                    Servicing Agreement, each of such parties
                                    under that agreement will be required to
                                    make servicing advances of such type with
                                    respect to any Non-Serviced Mortgage Loans.

   C. INTEREST ON ADVANCES.......   All advances made by the master servicer,
                                    the special servicer, the trustee or the
                                    fiscal agent will accrue interest at a rate
                                    equal to the "prime rate" as reported in The
                                    Wall Street Journal.

   D. BACK-UP ADVANCES...........   Pursuant to the requirements of the Pooling
                                    and Servicing Agreement, if the master
                                    servicer fails to make a required advance,
                                    the trustee will be required to make the
                                    advance, and if the trustee fails to make a
                                    required advance, the fiscal agent will be
                                    required to make the advance, each subject
                                    to the same limitations, and with the same
                                    rights of the master servicer.

   E. RECOVERABILITY.............   None of the master servicer, the special
                                    servicer, the trustee or the fiscal agent
                                    will be obligated to make any advance if it
                                    or the special servicer (or another master
                                    servicer, special servicer, trustee or
                                    fiscal agent with respect to a Non-Serviced
                                    Companion Mortgage Loan) reasonably
                                    determines that such advance would not be
                                    recoverable in accordance with the servicing
                                    standard and the trustee and the fiscal
                                    agent may rely on any such determination
                                    made by the master servicer or the special
                                    servicer.

   F. ADVANCES DURING AN
         APPRAISAL REDUCTION
         EVENT...................   The occurrence of certain adverse events
                                    affecting a mortgage loan will require the
                                    special servicer to obtain a new appraisal
                                    or other valuation of the related mortgaged
                                    property. In general, if the principal
                                    amount of the mortgage loan plus all other
                                    amounts due under the mortgage loan and
                                    interest on advances made with respect to
                                    the mortgage loan exceeds 90% of the value
                                    of the mortgaged property determined by an
                                    appraisal or other valuation, an appraisal
                                    reduction may be created in the amount of
                                    the excess as described in this prospectus
                                    supplement. If there exists an appraisal
                                    reduction for any mortgage loan, the amount
                                    of interest required to be advanced on that
                                    mortgage loan will be proportionately
                                    reduced to the extent of the appraisal
                                    reduction. This will reduce the funds
                                    available to pay interest on the most
                                    subordinate class or classes of certificates
                                    then outstanding.

                                    See "Description of the Offered
                                    Certificates--Advances" in this prospectus
                                    supplement.

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                                      S-26

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                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS..........................   The certificates offered to you will not be
                                    issued unless each of the classes of
                                    certificates being offered by this
                                    prospectus supplement receives the following
                                    ratings from Fitch, Inc. and Standard &
                                    Poor's Rating Services, a division of The
                                    McGraw-Hill Companies, Inc.

                                    --------------------------------------------
                                                                     Ratings
                                               Class                Fitch/S&P
                                    --------------------------------------------
                                    Classes A-1, A-2, A-3, A-4,
                                    A-5 and A-6                      AAA/AAA
                                    --------------------------------------------
                                    Class B                           AA/AA
                                    --------------------------------------------
                                    Class C                          AA-/AA-
                                    --------------------------------------------
                                    Class D                            A/A
                                    --------------------------------------------
                                    Class E                           A-/A-
                                    --------------------------------------------
                                    Class X-2                        AAA/AAA
                                    --------------------------------------------

                                    A rating agency may lower or withdraw a
                                    security rating at any time.

                                    See "Ratings" in this prospectus supplement
                                    and "Ratings" in the prospectus for a
                                    discussion of the basis upon which ratings
                                    are given, the limitations of and
                                    restrictions on the ratings, and the
                                    conclusions that should not be drawn from a
                                    rating.

OPTIONAL TERMINATION.............   On any distribution date on which the
                                    aggregate principal balance of the mortgage
                                    loans is less than or equal to 1% of the
                                    initial outstanding pool balance, the
                                    holders of a majority of the controlling
                                    class, the master servicer, the special
                                    servicer and any holder of a majority
                                    interest in the Class R-I Certificates, in
                                    that order of priority, will have the option
                                    to purchase all of the remaining mortgage
                                    loans, and all property acquired through
                                    exercise of remedies in respect of any
                                    mortgage loan, at the price specified in
                                    this prospectus supplement. Exercise of this
                                    option would terminate the trust and retire
                                    the then outstanding certificates at par
                                    plus accrued interest.

DENOMINATIONS....................   The Class A-1, Class A-2, Class A-3, Class
                                    A-4, Class A-5 and Class A-6 Certificates
                                    will be offered in minimum denominations of
                                    $25,000. The Class X-2 Certificates will be
                                    issued in denominations of $1,000,000 and
                                    the remaining offered certificates will be
                                    offered in minimum denominations of
                                    $100,000. Investments in excess of the
                                    minimum denominations may be made in
                                    multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT................   Your certificates will be registered in the
                                    name of Cede & Co., as nominee of The
                                    Depository Trust Company, and will not be
                                    registered in your name. You will not
                                    receive a definitive certificate
                                    representing your ownership interest, except
                                    in very limited circumstances described in
                                    this prospectus supplement. As a result, you
                                    will hold your certificates only in
                                    book-entry form and will not be a
                                    certificateholder of record. You will
                                    receive distributions on your certificates
                                    and reports relating to distributions only
                                    through The Depository Trust Company,
                                    Clearstream Bank or Euroclear Bank, as
                                    operator of the

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                                      S-27

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                                    Euroclear system, or through participants in
                                    The Depository Trust Company, Clearstream
                                    Bank or Euroclear Bank.

                                    You may hold your certificates through:

                                    o    The Depository Trust Company in the
                                         United States; or

                                    o    Clearstream Bank or Euroclear Bank in
                                         Europe.

                                    Transfers within The Depository Trust
                                    Company, Clearstream Bank or Euroclear Bank
                                    will be made in accordance with the usual
                                    rules and operating procedures of those
                                    systems. Cross-market transfers between
                                    persons holding directly through The
                                    Depository Trust Company, Clearstream Bank
                                    or Euroclear Bank will be effected in The
                                    Depository Trust Company through the
                                    relevant depositories of Clearstream Bank or
                                    Euroclear Bank.

                                    We may not terminate the book-entry system
                                    through The Depository Trust Company with
                                    respect to all or any portion of any class
                                    of the certificates offered to you without
                                    obtaining the required certificateholders'
                                    consent to initiate termination.

                                    We expect that the certificates offered to
                                    you will be delivered in book-entry form
                                    through the facilities of The Depository
                                    Trust Company, Clearstream Bank or Euroclear
                                    Bank on or about the closing date.

TAX STATUS.......................   Elections will be made to treat designated
                                    portions of the trust as three separate
                                    "real estate mortgage investment
                                    conduits"--REMIC I, REMIC II and REMIC
                                    III--for federal income tax purposes. In the
                                    opinion of counsel, each such designated
                                    portion of the trust will qualify for this
                                    treatment and each class of offered
                                    certificates will evidence "regular
                                    interests" in REMIC III. The portion of the
                                    trust consisting of the right to excess
                                    interest (interest on each mortgage loan
                                    with an anticipated repayment date accruing
                                    after such date at a rate in excess of the
                                    rate that applied prior to such date) and
                                    the related sub-accounts will be treated as
                                    a grantor trust for federal income tax
                                    purposes.

                                    Pertinent federal income tax consequences of
                                    an investment in the offered certificates
                                    include:

                                    o    The regular interests will be treated
                                         as newly originated debt instruments
                                         for federal income tax purposes.

                                    o    Beneficial owners of offered
                                         certificates will be required to report
                                         income on the certificates in
                                         accordance with the accrual method of
                                         accounting.

                                    o    The Class X-2 Certificates will be
                                         treated as issued with original issue
                                         discount. We anticipate that the
                                         offered certificates (other than the
                                         Class X-2 Certificates) will not be
                                         issued with original issue discount for
                                         federal income tax purposes.

                                    See "Material Federal Income Tax
                                    Consequences" in this prospectus supplement.

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                                      S-28

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CONSIDERATIONS RELATED TO TITLE I
   OF THE EMPLOYEE RETIREMENT
   INCOME SECURITY ACT OF 1974...   Subject to the satisfaction of important
                                    conditions described under "ERISA
                                    Considerations" in this prospectus
                                    supplement and in the accompanying
                                    prospectus, the offered certificates may be
                                    purchased by persons investing assets of
                                    employee benefit plans or individual
                                    retirement accounts.

LEGAL INVESTMENT.................   The offered certificates will not constitute
                                    "mortgage related securities" for purposes
                                    of the Secondary Mortgage Market Enhancement
                                    Act of 1984, as amended.

                                    For purposes of any applicable legal
                                    investment restrictions, regulatory capital
                                    requirements or other similar purposes,
                                    neither the prospectus nor this prospectus
                                    supplement makes any representation to you
                                    regarding the proper characterization of the
                                    certificates offered by this prospectus
                                    supplement. If your investment activities
                                    are subject to legal investment laws and
                                    regulations, regulatory capital requirements
                                    or review by regulatory authorities, then
                                    you may be subject to restrictions on
                                    investment in the offered certificates. You
                                    should consult your own advisors regarding
                                    these matters. See "Legal Investment" herein
                                    and in the accompanying prospectus.

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                                      S-29

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                                      S-30

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

                                    YOUR INVESTMENT IS NOT INSURED OR GUARANTEED
                                    AND YOUR SOURCE FOR REPAYMENTS IS LIMITED TO
                                    PAYMENTS UNDER THE MORTGAGE LOANS Payments
                                    under the mortgage loans are not insured or
                                    guaranteed by any governmental entity or
                                    mortgage insurer. Accordingly, the sources
                                    for repayment of your certificates are
                                    limited to amounts due with respect to the
                                    mortgage loans.

                                    You should consider all of the mortgage
                                    loans to be nonrecourse loans. Even in those
                                    cases where recourse to a borrower or
                                    guarantor is permitted under the related
                                    loan documents, we have not necessarily
                                    undertaken an evaluation of the financial
                                    condition of any of these persons. If a
                                    default occurs, the lender's remedies
                                    generally are limited to foreclosing against
                                    the specific properties and other assets
                                    that have been pledged to secure the loan.
                                    Such remedies may be insufficient to provide
                                    a full return on your investment. Payment of
                                    amounts due under a mortgage loan prior to
                                    its maturity or anticipated repayment date
                                    is dependent primarily on the sufficiency of
                                    the net operating income of the related
                                    mortgaged property. Payment of those
                                    mortgage loans that are balloon loans at
                                    maturity or on its anticipated repayment
                                    date is primarily dependent upon the
                                    borrower's ability to sell or refinance the
                                    property for an amount sufficient to repay
                                    the loan.

                                    In limited circumstances, a mortgage loan
                                    seller may be obligated to repurchase or
                                    replace a mortgage loan that it sold to the
                                    Depositor if the applicable seller's
                                    representations and warranties concerning
                                    that mortgage loan are materially breached
                                    or if there are material defects in the
                                    documentation for that mortgage loan.
                                    However, there can be no assurance that any
                                    of these entities will be in a financial
                                    position to effect a repurchase or
                                    substitution. The representations and
                                    warranties address the characteristics of
                                    the mortgage loans and mortgaged properties
                                    as of the date of issuance of the
                                    certificates. They do not relieve you or the
                                    trust of the risk of defaults and losses on
                                    the mortgage loans.

                                      S-31

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON THE
CASH FLOW PRODUCED BY THE
PROPERTY WHICH CAN BE VOLATILE
AND INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES        The mortgage loans are secured by various
                                    types of income-producing commercial,
                                    multifamily and manufactured housing
                                    community properties. Commercial lending is
                                    generally thought to expose a lender to
                                    greater risk than one-to-four family
                                    residential lending because, among other
                                    things, it typically involves larger loans.

                                    One hundred twenty-one (121) mortgage loans,
                                    representing 99.3% of the initial
                                    outstanding pool balance, were originated
                                    within twelve (12) months prior to the
                                    cut-off date. Consequently, these mortgage
                                    loans do not have a long-standing payment
                                    history.

                                    The repayment of a commercial mortgage loan
                                    is typically dependent upon the ability of
                                    the applicable property to produce cash
                                    flow. Even the liquidation value of a
                                    commercial property is determined, in
                                    substantial part, by the amount of the
                                    property's cash flow (or its potential to
                                    generate cash flow). However, net operating
                                    income and cash flow can be volatile and may
                                    be insufficient to cover debt service on the
                                    loan at any given time.

                                    The net operating income, cash flow and
                                    property value of the mortgaged properties
                                    may be adversely affected by any one or more
                                    of the following factors:

                                    o    the age, design and construction
                                         quality of the property;

                                    o    the lack of any operating history in
                                         the case of a newly built or renovated
                                         mortgaged property;

                                    o    perceptions regarding the safety,
                                         convenience and attractiveness of the
                                         property;

                                    o    the proximity and attractiveness of
                                         competing properties;

                                    o    the inadequacy of the property's
                                         management and maintenance;

                                    o    increases in operating expenses
                                         (including common area maintenance
                                         charges) at the property and in
                                         relation to competing properties;

                                    o    an increase in the capital expenditures
                                         needed to maintain the property or make
                                         improvements;

                                    o    the dependence upon a single tenant, or
                                         a concentration of tenants in a
                                         particular business or industry;

                                    o    a decline in the financial condition of
                                         a major tenant;

                                    o    an increase in vacancy rates; and

                                    o    a decline in rental rates as leases are
                                         renewed or entered into with new
                                         tenants.

                                      S-32

                                         Other factors are more general in
                                         nature, such as:

                                    o    national, regional or local economic
                                         conditions (including plant closings,
                                         military base closings, industry
                                         slowdowns and unemployment rates);

                                    o    local real estate conditions (such as
                                         an oversupply of competing properties,
                                         rental space or multifamily housing);

                                    o    demographic factors;

                                    o    decreases in consumer confidence
                                         (caused by events such as threatened or
                                         continuing military action, recent
                                         disclosures of wrongdoing or financial
                                         misstatements by major corporations and
                                         financial institutions and other
                                         factors);

                                    o    changes in consumer tastes and
                                         preferences; and

                                    o    retroactive changes in building codes.

                                    The volatility of net operating income will
                                    be influenced by many of the foregoing
                                    factors, as well as by:

                                    o    the length of tenant leases;

                                    o    the creditworthiness of tenants;

                                    o    the level of tenant defaults;

                                    o    the ability to convert an unsuccessful
                                         property to an alternative use;

                                    o    new construction in the same market as
                                         the mortgaged property;

                                    o    rent control laws;

                                    o    the number and diversity of tenants;

                                    o    the rate at which new rentals occur;

                                    o    the property's operating leverage
                                         (which is the percentage of total
                                         property expenses in relation to
                                         revenue), the ratio of fixed operating
                                         expenses to those that vary with
                                         revenues, and the level of capital
                                         expenditures required to maintain the
                                         property and to retain or replace
                                         tenants; and

                                    o    in the case of residential cooperative
                                         properties, the payments received by
                                         the cooperative corporation from its
                                         tenants/shareholders, including any
                                         special assessments against the
                                         property.

                                    A decline in the real estate market or in
                                    the financial condition of a major tenant
                                    will tend to have a more immediate effect on
                                    the net operating income of properties with
                                    short-term revenue sources (such as
                                    short-term or month-to-month leases) and may
                                    lead to higher rates of delinquency or
                                    defaults under mortgage loans secured by
                                    such properties.

                                      S-33

CONVERTING COMMERCIAL PROPERTIES
TO ALTERNATIVE USES MAY REQUIRE
SIGNIFICANT EXPENSES WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                        Some of the mortgaged properties may not be
                                    readily convertible to alternative uses if
                                    those properties were to become unprofitable
                                    for any reason. This is because:

                                    o    converting commercial properties to
                                         alternate uses or converting
                                         single-tenant commercial properties to
                                         multi-tenant properties generally
                                         requires substantial capital
                                         expenditures; and

                                    o    zoning or other restrictions also may
                                         prevent alternative uses.

                                    The liquidation value of a mortgaged
                                    property not readily convertible to an
                                    alternative use may be substantially less
                                    than would be the case if the mortgaged
                                    property were readily adaptable to other
                                    uses. If this type of mortgaged property
                                    were liquidated and a lower liquidation
                                    value were obtained, less funds would be
                                    available for distributions on your
                                    certificates.

PROPERTY VALUE MAY BE ADVERSELY
AFFECTED EVEN WHEN THERE IS NO
CHANGE IN CURRENT OPERATING
INCOME                              Various factors may adversely affect the
                                    value of the mortgaged properties without
                                    affecting the properties' current net
                                    operating income. These factors include,
                                    among others:

                                    o    changes in governmental regulations,
                                         fiscal policy, zoning or tax laws;

                                    o    potential environmental legislation or
                                         liabilities or other legal liabilities;

                                    o    proximity and attractiveness of
                                         competing properties;

                                    o    new construction of competing
                                         properties in the same market;

                                    o    convertibility of a property to an
                                         alternative use;

                                    o    the availability of refinancing; and

                                    o    changes in interest rate levels.

TENANT CONCENTRATION INCREASES
THE RISK THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       A deterioration in the financial condition
                                    of a tenant can be particularly significant
                                    if a mortgaged property is leased to a
                                    single or large tenant or a small number of
                                    tenants, because rent interruptions by a
                                    tenant may cause the borrower to default on
                                    its obligations to the lender. Twenty-eight
                                    (28) of the mortgaged properties, securing
                                    mortgage loans representing 12.6% of the
                                    initial outstanding pool balance, are 100%
                                    leased to single tenants, and in some cases
                                    the tenant is related to the borrower.
                                    Mortgaged properties leased to a single
                                    tenant or a small number of tenants also are
                                    more susceptible to interruptions of cash
                                    flow if a tenant fails to renew its lease or
                                    defaults under its lease. This is so
                                    because:

                                      S-34

                                    o    the financial effect of the absence of
                                         rental income may be severe;

                                    o    more time may be required to re-lease
                                         the space; and

                                    o    substantial capital costs may be
                                         incurred to make the space appropriate
                                         for replacement tenants.

                                    Another factor that you should consider is
                                    that retail, industrial and office
                                    properties also may be adversely affected if
                                    there is a concentration of tenants or of
                                    tenants in the same or similar business or
                                    industry.

                                    For further information with respect to
                                    tenant concentrations, see Appendix II.

LEASING MORTGAGED PROPERTIES TO
MULTIPLE TENANTS MAY RESULT IN
HIGHER RE-LEASING COSTS WHICH
COULD REDUCE PAYMENTS ON YOUR
CERTIFICATES                        If a mortgaged property has multiple
                                    tenants, re-leasing costs and costs of
                                    enforcing remedies against defaulting
                                    tenants may be more frequent than in the
                                    case of mortgaged properties with fewer
                                    tenants, thereby reducing the cash flow
                                    available for debt service payments. These
                                    costs may cause a borrower to default in its
                                    obligations to a lender which could reduce
                                    cash flow available for debt service
                                    payments. Multi-tenanted mortgaged
                                    properties also may experience higher
                                    continuing vacancy rates and greater
                                    volatility in rental income and expenses.

RE-LEASING RISKS                    Repayment of mortgage loans secured by
                                    retail, office and industrial properties
                                    will be affected by the expiration of leases
                                    and the ability of the related borrowers and
                                    property managers to renew the leases or to
                                    relet the space on comparable terms. Certain
                                    mortgaged properties may be leased in whole
                                    or in part to government sponsored tenants
                                    who have the right to cancel their leases at
                                    any time because of lack of appropriations.

                                    Even if vacated space is successfully relet,
                                    the costs associated with reletting,
                                    including tenant improvements and leasing
                                    commissions, could be substantial and could
                                    reduce cash flow from the related mortgaged
                                    properties. Forty-two (42) of the mortgaged
                                    properties, securing mortgage loans
                                    representing 31.0% of the initial
                                    outstanding pool balance (excluding
                                    multifamily, manufactured housing community,
                                    self storage properties, hospitality and
                                    certain other property types), as of the
                                    cut-off date, have reserves for tenant
                                    improvements and leasing commissions which
                                    may serve to defray such costs. There can be
                                    no assurances, however, that the funds (if
                                    any) held in such reserves for tenant
                                    improvements and leasing commissions will be
                                    sufficient to cover any of the costs and
                                    expenses associated with tenant improvements
                                    or leasing commission obligations. In
                                    addition, if a tenant defaults in its
                                    obligations to a borrower, the borrower may
                                    incur substantial costs and experience
                                    significant delays associated with enforcing
                                    rights and protecting its investment,
                                    including costs incurred in renovating or
                                    reletting the property.

                                      S-35

THE CONCENTRATION OF LOANS WITH
THE SAME OR RELATED BORROWERS
INCREASES THE POSSIBILITY OF LOSS
ON THE LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES       The effect of mortgage pool loan losses will
                                    be more severe:

                                    o    if the pool is comprised of a small
                                         number of loans, each with a relatively
                                         large principal amount; or

                                    o    if the losses relate to loans that
                                         account for a disproportionately large
                                         percentage of the pool's aggregate
                                         principal balance of all mortgage
                                         loans.

                                    Mortgage loans with the same borrower or
                                    related borrowers pose additional risks.
                                    Among other things, financial difficulty at
                                    one mortgaged real property could cause the
                                    owner to defer maintenance at another
                                    mortgaged real property in order to satisfy
                                    current expenses with respect to the
                                    troubled mortgaged real property; and the
                                    owner could attempt to avert foreclosure on
                                    one mortgaged real property by filing a
                                    bankruptcy petition that might have the
                                    effect of interrupting monthly payments for
                                    an indefinite period on all of the related
                                    mortgage loans.

                                    Six (6) groups of mortgage loans are made to
                                    the same borrower or borrowers related
                                    through common ownership and where, in
                                    general, the related mortgaged properties
                                    are commonly managed. The related borrower
                                    concentrations of the three (3) largest
                                    groups represent 7.5%, 1.7% and 1.4%,
                                    respectively, of the initial outstanding
                                    pool balance.

                                    The largest mortgage loan represents 8.2% of
                                    the initial outstanding pool balance. The
                                    ten largest mortgage loans in the aggregate
                                    represent 39.6% of the initial outstanding
                                    pool balance. Each of the other mortgage
                                    loans represents no greater than 2.2% of the
                                    initial outstanding pool balance.

                                    In some cases, the sole or a significant
                                    tenant is related to the subject borrower.
                                    In the case of mortgage loan nos. 17, 62,
                                    71, 80, 106, 127 and 132, the tenant at all
                                    of those mortgaged properties is the parent
                                    of the related borrower. For further
                                    information with respect to tenant
                                    concentrations, see Appendix II.

A CONCENTRATION OF LOANS WITH THE
SAME PROPERTY TYPES INCREASES THE
POSSIBILITY OF LOSS ON THE LOANS
WHICH COULD REDUCE PAYMENTS ON
YOUR CERTIFICATES                   A concentration of mortgaged property types
                                    also can pose increased risks. A
                                    concentration of mortgage loans secured by
                                    the same property type can increase the risk
                                    that a decline in a particular industry will
                                    have a disproportionately large impact on
                                    the pool of mortgage loans. The following
                                    property types represent the indicated
                                    percentage of the initial outstanding pool
                                    balance:

                                    o    retail properties represent 42.7%;

                                    o    office properties represent 30.3%;

                                      S-36

                                    o    multifamily properties represent 11.5%;

                                    o    hospitality properties represent 4.7%;

                                    o    industrial properties represent 3.6%;

                                    o    self storage properties represent 2.3%;

                                    o    manufactured housing community
                                         properties represent 2.1%;

                                    o    mixed use properties represent 2.0%;
                                         and

                                    o    other property types represent 0.9%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER OF
LOCATIONS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Concentrations of mortgaged properties in
                                    geographic areas may increase the risk that
                                    adverse economic or other developments or a
                                    natural disaster or act of terrorism
                                    affecting a particular region of the country
                                    could increase the frequency and severity of
                                    losses on mortgage loans secured by the
                                    properties. In the past, several regions of
                                    the United States have experienced
                                    significant real estate downturns at times
                                    when other regions have not. Regional
                                    economic declines or adverse conditions in
                                    regional real estate markets could adversely
                                    affect the income from, and market value of,
                                    the mortgaged properties located in the
                                    region. Other regional factors--e.g.,
                                    earthquakes, floods or hurricanes or changes
                                    in governmental rules or fiscal
                                    policies--also may adversely affect those
                                    mortgaged properties.

                                    The mortgaged properties are located in 34
                                    different states and the District of
                                    Columbia. In particular, investors should
                                    note that 20.3% of the mortgaged properties,
                                    based on the initial outstanding pool
                                    balance, are located in California.
                                    Mortgaged properties located in California
                                    may be more susceptible to some types of
                                    special hazards that may not be covered by
                                    insurance (such as earthquakes) than
                                    properties located in other parts of the
                                    country. The mortgage loans generally do not
                                    require any borrowers to maintain earthquake
                                    insurance.

                                    In addition, 12.7%, 12.0%, 10.9% and 8.7% of
                                    the mortgaged properties, based on the
                                    initial outstanding pool balance, are
                                    located in Virginia, Illinois, New York and
                                    New Jersey, respectively, and concentrations
                                    of mortgaged properties, in each case,
                                    representing less than 5.0% of the initial
                                    outstanding pool balance, also exist in
                                    several other states.

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF RETAIL PROPERTIES                Sixty-five (65) of the mortgaged properties,
                                    securing mortgage loans representing 42.7%
                                    of the initial outstanding pool balance, are
                                    retail properties. The quality and success
                                    of a retail property's tenants significantly
                                    affect the property's value. The success of
                                    retail properties can be adversely affected
                                    by local competitive conditions and changes
                                    in consumer spending patterns. A borrower's
                                    ability to

                                      S-37

                                    make debt service payments can be adversely
                                    affected if rents are based on a percentage
                                    of the tenant's sales and sales decline.

                                    An "anchor tenant" is proportionately larger
                                    in size and is vital in attracting customers
                                    to a retail property, whether or not it is
                                    part of the mortgaged property. Fifty-five
                                    (55) of the mortgaged properties, securing
                                    38.6% of the initial outstanding pool
                                    balance, are properties considered by the
                                    applicable mortgage loan seller to be leased
                                    to or are adjacent to or are occupied by
                                    anchor tenants.

                                    The presence or absence of an anchor store
                                    in a shopping center also can be important
                                    because anchor stores play a key role in
                                    generating customer traffic and making a
                                    center desirable for other tenants.
                                    Consequently, the economic performance of an
                                    anchored retail property will be adversely
                                    affected by:

                                    o    an anchor store's failure to renew its
                                         lease;

                                    o    termination of an anchor store's lease;

                                    o    the bankruptcy or economic decline of
                                         an anchor store or self-owned anchor or
                                         its parent company; or

                                    o    the cessation of the business of an
                                         anchor store at the shopping center,
                                         even if, as a tenant, it continues to
                                         pay rent.

                                    There may be retail properties with anchor
                                    stores that are permitted to cease operating
                                    at any time if certain other stores are not
                                    operated at those locations. Furthermore,
                                    there may be non-anchor tenants that are
                                    permitted to offset all or a portion of
                                    their rent, pay rent based solely on a
                                    percentage of their sales or to terminate
                                    their leases if certain anchor stores and/or
                                    major tenants are either not operated or
                                    fail to meet certain business objectives.

                                    Retail properties also face competition from
                                    sources outside a given real estate market.
                                    For example, all of the following compete
                                    with more traditional retail properties for
                                    consumer dollars: factory outlet centers,
                                    discount shopping centers and clubs,
                                    catalogue retailers, home shopping networks,
                                    internet web sites and telemarketing.
                                    Continued growth of these alternative retail
                                    outlets, which often have lower operating
                                    costs, could adversely affect the rents
                                    collectible at the retail properties
                                    included in the mortgage pool, as well as
                                    the income from, and market value of, the
                                    mortgaged properties. Moreover, additional
                                    competing retail properties may be built in
                                    the areas where the retail properties are
                                    located, which could adversely affect the
                                    rents collectible at the retail properties
                                    included in the mortgage pool, as well as
                                    the income from, and market value of, the
                                    mortgaged properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF OFFICE PROPERTIES                Twenty (20) of the mortgaged properties,
                                    securing mortgage loans representing 30.3%
                                    of the initial outstanding pool balance, are
                                    office properties.

                                    A large number of factors affect the value
                                    of these office properties, including:

                                      S-38

                                    o    the quality of an office building's
                                         tenants;

                                    o    the diversity of an office building's
                                         tenants (or reliance on a single or
                                         dominant tenant);

                                    o    the physical attributes of the building
                                         in relation to competing buildings,
                                         e.g., age, condition, design, location,
                                         access to transportation and ability to
                                         offer certain amenities, such as
                                         sophisticated building systems;

                                    o    the desirability of the area as a
                                         business location;

                                    o    the strength and nature of the local
                                         economy (including labor costs and
                                         quality, tax environment and quality of
                                         life for employees); and

                                    o    the concentration of tenants in a
                                         particular business or industry. For
                                         instance, certain office properties may
                                         have tenants that are technology and
                                         internet start-up companies. Technology
                                         and internet start-up companies have
                                         experienced a variety of circumstances
                                         that tend to make their businesses
                                         relatively volatile. Many of those
                                         companies have little or no operating
                                         history, their owners and management
                                         are often inexperienced and such
                                         companies may be heavily dependent on
                                         obtaining venture capital financing. In
                                         addition, technology and internet
                                         start-up companies often require
                                         significant build-out related to
                                         special technology which may adversely
                                         affect the ability of the landlord to
                                         relet the properties. The relative
                                         instability of these tenants may have
                                         an adverse impact on certain of the
                                         properties. Four (4) mortgage loans
                                         representing 2.6% of the initial
                                         outstanding pool balance, are secured
                                         by mortgaged properties that have
                                         tenants with a concentration of medical
                                         offices. The performance of a medical
                                         office property may depend on the
                                         proximity of such property to a
                                         hospital or other health care
                                         establishment and on reimbursements for
                                         patient fees from private or
                                         government-sponsored insurance
                                         companies. The sudden closure of a
                                         nearby hospital may adversely affect
                                         the value of a medical office property.
                                         In addition, the performance of a
                                         medical office property may depend on
                                         reimbursements for patient fees from
                                         private or government-sponsored
                                         insurers and issues related to
                                         reimbursement (ranging from non-payment
                                         to delays in payment) from such
                                         insurers could adversely impact cash
                                         flow at such mortgaged properties.
                                         Moreover, medical office properties
                                         appeal to a narrow market of tenants
                                         and the value of a medical office
                                         property may be adversely affected by
                                         the availability of competing medical
                                         office properties.

                                    Moreover, the cost of refitting office space
                                    for a new tenant is often higher than the
                                    cost of refitting other types of property.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF MULTIFAMILY PROPERTIES           Twenty-three (23) of the mortgaged
                                    properties, securing mortgage loans
                                    representing 11.5% of the initial
                                    outstanding pool balance, are multifamily
                                    properties.

                                      S-39

                                    A large number of factors may affect the
                                    value and successful operation of these
                                    multifamily properties, including:

                                    o    the physical attributes of the
                                         apartment building, such as its age,
                                         appearance and construction quality;

                                    o    the location of the property;

                                    o    the ability of management to provide
                                         adequate maintenance and insurance;

                                    o    the types of services and amenities
                                         provided at the property;

                                    o    the property's reputation;

                                    o    the level of mortgage interest rates
                                         and favorable income and economic
                                         conditions (which may encourage tenants
                                         to purchase rather than rent housing);

                                    o    the presence of competing properties;

                                    o    adverse local or national economic
                                         conditions which may limit the rent
                                         that may be charged and which may
                                         result in increased vacancies;

                                    o    the tenant mix (such as tenants being
                                         predominantly students or military
                                         personnel or employees of a particular
                                         business or industry);

                                    o    state and local regulations (which may
                                         limit the ability to increase rents);
                                         and

                                    o    government assistance/rent subsidy
                                         programs (which may influence tenant
                                         mobility).

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF HOSPITALITY PROPERTIES           Two (2) of the mortgaged properties,
                                    securing mortgage loans representing 4.7% of
                                    the initial outstanding pool balance, are
                                    hospitality properties. Various factors may
                                    adversely affect the economic performance of
                                    a hospitality property, including:

                                    o    adverse economic and social conditions,
                                         either local, regional, national or
                                         international which may limit the
                                         amount that can be charged for a room
                                         and reduce occupancy levels;

                                    o    the construction of competing hotels or
                                         resorts;

                                    o    continuing expenditures for
                                         modernizing, refurbishing, and
                                         maintaining existing facilities prior
                                         to the expiration of their anticipated
                                         useful lives;

                                    o    a deterioration in the financial
                                         strength or managerial capabilities of
                                         the owner and/or operator of a hotel;
                                         and

                                    o    changes in travel patterns, increases
                                         in energy prices, strikes, relocation
                                         of highways or the construction of
                                         additional highways.

                                    Because hotel rooms generally are rented for
                                    short periods of time, the financial
                                    performance of hotels tends to be affected
                                    by adverse

                                      S-40

                                    economic conditions and competition more
                                    quickly than other types of commercial
                                    properties.

                                    Moreover, the hotel and lodging industry is
                                    generally seasonal in nature. This
                                    seasonality can be expected to cause
                                    periodic fluctuations in a hotel property's
                                    revenues, occupancy levels, room rates and
                                    operating expenses.

                                    The laws and regulations relating to liquor
                                    licenses generally prohibit the transfer of
                                    such license to any other person. In the
                                    event of a foreclosure of a hotel property
                                    with a liquor license, the trustee or a
                                    purchaser in a foreclosure sale would likely
                                    have to apply for a new license. There can
                                    be no assurance that a new liquor license
                                    could be obtained promptly or at all. The
                                    lack of a liquor license in a full service
                                    hotel could have an adverse impact on the
                                    revenue generated by the hotel.

                                    A mortgage loan secured by hotel property
                                    may be affiliated with a franchise company
                                    through a franchise agreement or a hotel
                                    management company through a management
                                    agreement. The performance of a hotel
                                    property affiliated with a franchise or
                                    hotel management company depends in part on
                                    the continued existence and financial
                                    strength of the franchisor or hotel
                                    management company and, with respect to a
                                    franchise company only,

                                    o    the public perception of the franchise
                                         or hotel chain service mark; and

                                    o    the duration of the franchise licensing
                                         agreement.

                                    Any provision in a franchise agreement
                                    providing for termination because of the
                                    bankruptcy of a franchisor generally will
                                    not be enforceable. Replacement franchises
                                    may require significantly higher fees. The
                                    transferability of franchise license
                                    agreements is restricted. In the event of a
                                    foreclosure, the lender or its agent would
                                    not have the right to use the franchise
                                    license without the franchisor's consent.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT YOUR
INVESTMENT TO THE SPECIAL RISKS
OF INDUSTRIAL PROPERTIES            Eight (8) of the mortgaged properties,
                                    securing mortgage loans representing 3.6% of
                                    the initial outstanding pool balance, are
                                    industrial properties. Various factors may
                                    adversely affect the economic performance of
                                    these industrial properties, which could
                                    adversely affect payments on your
                                    certificates, including:

                                    o    reduced demand for industrial space
                                         because of a decline in a particular
                                         industry segment;

                                    o    increased supply of competing
                                         industrial space because of relative
                                         ease in constructing buildings of this
                                         type;

                                    o    a property becoming functionally
                                         obsolete;

                                    o    insufficient supply of labor to meet
                                         demand;

                                    o    changes in access to the property,
                                         energy prices, strikes, relocation of
                                         highways or the construction of
                                         additional highways;

                                      S-41

                                    o    location of the property in relation to
                                         access to transportation;

                                    o    suitability for a particular tenant;

                                    o    building design and adaptability;

                                    o    a change in the proximity of supply
                                         sources; and

                                    o    environmental hazards.

MANUFACTURED HOUSING COMMUNITY
PROPERTIES IN THE MORTGAGE POOL
WILL SUBJECT YOUR INVESTMENT TO
THE SPECIAL RISKS OF MANUFACTURED
HOUSING COMMUNITY PROPERTIES        Six (6) of the mortgaged properties,
                                    securing 2.1% of the initial outstanding
                                    pool balance, are manufactured housing
                                    community properties. Various factors may
                                    adversely affect the economic performance of
                                    these manufactured housing community
                                    properties, which could adversely affect
                                    payments on your certificates, including:

                                    o    the physical attributes of the
                                         community (e.g., age, condition and
                                         design);

                                    o    the location of the community;

                                    o    the services and amenities provided by
                                         the community and its management
                                         (including maintenance and insurance);

                                    o    the strength and nature of the local
                                         economy (which may limit the amount
                                         that may be charged, the timely
                                         payments of those amounts, and may
                                         reduce occupancy levels);

                                    o    state and local regulations (which may
                                         affect the property owner's ability to
                                         increase amounts charged or limit the
                                         owner's ability to convert the property
                                         to an alternate use);

                                    o    competing residential developments in
                                         the local market, such as other
                                         manufactured housing communities,
                                         apartment buildings and single family
                                         homes;

                                    o    the property's reputation;

                                    o    the availability of public water and
                                         sewer facilities, or the adequacy of
                                         any such privately-owned facilities;
                                         and

                                    o    the property may not be readily
                                         convertible to an alternate use.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        One or more of the mortgaged properties
                                    securing the mortgage loans in the pool may
                                    be primarily secured by the related
                                    borrower's fee simple ownership in one or
                                    more condominium units.

                                    The management and operation of a
                                    condominium is generally controlled by a
                                    condominium board representing the owners of
                                    the individual condominium units, subject to
                                    the terms of the related condominium rules
                                    or by-laws. Generally, the consent of a
                                    majority of the board members is required
                                    for any actions of the condominium board.
                                    The condominium board is generally
                                    responsible for

                                      S-42

                                    administration of the affairs of the
                                    condominium, including providing for
                                    maintenance and repair of common areas,
                                    adopting rules and regulations regarding
                                    common areas, and obtaining insurance and
                                    repairing and restoring the common areas of
                                    the property after a casualty.
                                    Notwithstanding the insurance and casualty
                                    provisions of the related mortgage loan
                                    documents, the condominium board may have
                                    the right to control the use of casualty
                                    proceeds. In addition, the condominium board
                                    generally has the right to assess individual
                                    unit owners for their share of expenses
                                    related to the operation and maintenance of
                                    the common elements. In the event that an
                                    owner of another unit fails to pay its
                                    allocated assessments, the related borrower
                                    may be required to pay such assessments in
                                    order to properly maintain and operate the
                                    common elements of the property. Although
                                    the condominium board generally may obtain a
                                    lien against any unit owner for common
                                    expenses that are not paid, such lien
                                    generally is extinguished if a mortgagee
                                    takes possession pursuant to a foreclosure.
                                    Each unit owner is responsible for
                                    maintenance of its respective unit and
                                    retains essential operational control over
                                    its unit.

                                    Due to the nature of condominiums and a
                                    borrower's ownership interest therein, a
                                    default on a loan secured by the borrower's
                                    interest in one or more condominium units
                                    may not allow the holder of the mortgage
                                    loan the same flexibility in realizing upon
                                    the underlying real property as is generally
                                    available with respect to properties that
                                    are not condominiums. The rights of any
                                    other unit owners, the governing documents
                                    of the owners' association and state and
                                    local laws applicable to condominiums must
                                    be considered and respected. Consequently,
                                    servicing and realizing upon such collateral
                                    could subject the trust to greater delay,
                                    expense and risk than servicing and
                                    realizing upon collateral for other loans
                                    that are not condominiums.

A TENANT BANKRUPTCY MAY ADVERSELY
AFFECT THE INCOME PRODUCED BY THE
PROPERTY AND MAY ADVERSELY AFFECT
THE PAYMENTS ON YOUR CERTIFICATES   Certain of the tenants at some of the
                                    mortgaged properties may have been, may
                                    currently be, or may in the future become a
                                    party in a bankruptcy proceeding. The
                                    bankruptcy or insolvency of a major tenant,
                                    or a number of smaller tenants, in retail,
                                    industrial and office properties may
                                    adversely affect the income produced by the
                                    property. Under the federal bankruptcy code,
                                    a tenant/debtor has the option of affirming
                                    or rejecting any unexpired lease. If the
                                    tenant rejects the lease, the landlord's
                                    claim for breach of the lease would be a
                                    general unsecured claim against the tenant,
                                    absent collateral securing the claim. The
                                    claim would be limited to the unpaid rent
                                    under the lease for the periods prior to the
                                    bankruptcy petition, or earlier surrender of
                                    the leased premises, plus the rent under the
                                    lease for the greater of one year, or 15%,
                                    not to exceed three years, of the remaining
                                    term of such lease and the actual amount of
                                    the recovery could be less than the amount
                                    of the claim.

                                      S-43

ENVIRONMENTAL LAWS ENTAIL RISKS
THAT MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Various environmental laws may make a
                                    current or previous owner or operator of
                                    real property liable for the costs of
                                    removal or remediation of hazardous or toxic
                                    substances on, under or adjacent to such
                                    property. Those laws often impose liability
                                    whether or not the owner or operator knew
                                    of, or was responsible for, the presence of
                                    the hazardous or toxic substances. For
                                    example, certain laws impose liability for
                                    release of asbestos-containing materials
                                    into the air or require the removal or
                                    containment of asbestos-containing
                                    materials. In some states, contamination of
                                    a property may give rise to a lien on the
                                    property to assure payment of the costs of
                                    cleanup. In some states, this lien has
                                    priority over the lien of a pre-existing
                                    mortgage. Additionally, third parties may
                                    seek recovery from owners or operators of
                                    real properties for cleanup costs, property
                                    damage or personal injury associated with
                                    releases of, or other exposure to hazardous
                                    substances related to the properties.

                                    The owner's liability for any required
                                    remediation generally is not limited by law
                                    and could, accordingly, exceed the value of
                                    the property and/or the aggregate assets of
                                    the owner. The presence of hazardous or
                                    toxic substances also may adversely affect
                                    the owner's ability to refinance the
                                    property or to sell the property to a third
                                    party. The presence of, or strong potential
                                    for contamination by, hazardous substances
                                    consequently can have a materially adverse
                                    effect on the value of the property and a
                                    borrower's ability to repay its mortgage
                                    loan.

                                    In addition, under certain circumstances, a
                                    lender (such as the trust) could be liable
                                    for the costs of responding to an
                                    environmental hazard.

ENVIRONMENTAL RISKS RELATING TO
SPECIFIC MORTGAGED PROPERTIES MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Except for mortgaged properties securing
                                    mortgage loans that are the subject of a
                                    secured creditor impaired property policy,
                                    all of the mortgaged properties securing the
                                    mortgage loans have been subject to
                                    environmental site assessments, or in some
                                    cases an update of a previous assessment, in
                                    connection with the origination or
                                    securitization of the loans. In all cases,
                                    the environmental site assessment was a
                                    Phase I environmental assessment, although
                                    in some cases a Phase II site assessment was
                                    also performed. The applicable mortgage loan
                                    seller has either (a) represented that with
                                    respect to the mortgaged properties securing
                                    the mortgage loans that were not the subject
                                    of an environmental site assessment within
                                    eighteen months prior to the cut-off date
                                    (i) no hazardous material is present on the
                                    mortgaged property and (ii) the mortgaged
                                    property is in material compliance with all
                                    applicable federal, state and local laws
                                    pertaining to hazardous materials or
                                    environmental hazards, in each case subject
                                    to limitations of materiality and the other
                                    qualifications set forth in the
                                    representation, or (b) provided secured
                                    creditor impaired property policies
                                    providing coverage for certain losses that
                                    may arise from adverse environmental
                                    conditions that may exist at the related
                                    mortgaged property. These reports generally
                                    did not disclose the presence or risk of
                                    environmental contamination that is
                                    considered

                                      S-44

                                    material and adverse to the interests of the
                                    holders of the certificates; however, in
                                    certain cases, these assessments did reveal
                                    conditions that resulted in requirements
                                    that the related borrowers establish
                                    operations and maintenance plans, monitor
                                    the mortgaged property or nearby properties,
                                    abate or remediate the condition, and/or
                                    provide additional security such as letters
                                    of credit, reserves or stand-alone secured
                                    creditor impaired property policies.

                                    Thirty-three (33) of the mortgaged
                                    properties, securing mortgage loans
                                    representing 6.8% of the initial outstanding
                                    pool balance, are the subject of a group
                                    secured creditor impaired property policy
                                    providing coverage for certain losses that
                                    may arise from adverse environmental
                                    conditions that may exist at the related
                                    mortgaged properties. Four (4) of the
                                    mortgaged properties, securing mortgage
                                    loans representing 3.4% of the initial
                                    outstanding pool balance, have the benefit
                                    of stand-alone secured creditor impaired
                                    property policies that provide coverage for
                                    selected environmental matters with respect
                                    to the related property. We describe these
                                    policies under "Description of the Mortgage
                                    Pool--Environmental Insurance" in this
                                    prospectus supplement. Generally,
                                    environmental site assessments were not
                                    performed with respect to those mortgaged
                                    properties covered by the group secured
                                    creditor impaired property policy.

                                    We cannot assure you, however, that the
                                    environmental assessments revealed all
                                    existing or potential environmental risks or
                                    that all adverse environmental conditions
                                    have been completely abated or remediated or
                                    that any reserves, insurance or operations
                                    and maintenance plans will be sufficient to
                                    remediate the environmental conditions.
                                    Moreover, we cannot assure you that:

                                    o    future laws, ordinances or regulations
                                         will not impose any material
                                         environmental liability; or

                                    o    the current environmental condition of
                                         the mortgaged properties will not be
                                         adversely affected by tenants or by the
                                         condition of land or operations in the
                                         vicinity of the mortgaged properties
                                         (such as underground storage tanks).

                                    Portions of some of the mortgaged properties
                                    securing the mortgage loans may include
                                    tenants which operate as on-site
                                    dry-cleaners and gasoline stations. Both
                                    types of operations involve the use and
                                    storage of hazardous substances, leading to
                                    an increased risk of liability to the
                                    tenant, the landowner and, under certain
                                    circumstances, a lender (such as the trust)
                                    under environmental laws. Dry-cleaners and
                                    gasoline station operators may be required
                                    to obtain various environmental permits and
                                    licenses in connection with their operations
                                    and activities and comply with various
                                    environmental laws, including those
                                    governing the use and storage of hazardous
                                    substances. These operations incur ongoing
                                    costs to comply with environmental laws
                                    governing, among other things, containment
                                    systems and underground storage tank
                                    systems. In addition, any liability to
                                    borrowers under environmental laws,
                                    including in connection with releases into
                                    the environment of gasoline, dry-cleaning
                                    solvents or other hazardous substances from
                                    underground storage tank systems or
                                    otherwise, could

                                      S-45

                                    adversely impact the related borrower's
                                    ability to repay the related mortgage loan.

                                    In addition, problems associated with mold
                                    may pose risks to real property and may also
                                    be the basis for personal injury claims
                                    against a borrower. Although the mortgaged
                                    properties are required to be inspected
                                    periodically, there are no generally
                                    accepted standards for the assessment of any
                                    existing mold. If left unchecked, problems
                                    associated with mold could result in the
                                    interruption of cash flow, remediation
                                    expenses and litigation which could
                                    adversely impact collections from a
                                    mortgaged property. In addition, many of the
                                    insurance policies presently covering the
                                    mortgaged properties may specifically
                                    exclude losses due to mold.

                                    Before the special servicer acquires title
                                    to a mortgaged property on behalf of the
                                    trust or assumes operation of the property,
                                    it must obtain an environmental assessment
                                    of the property, or rely on a recent
                                    environmental assessment. This requirement
                                    will decrease the likelihood that the trust
                                    will become liable under any environmental
                                    law. However, this requirement may
                                    effectively preclude foreclosure until a
                                    satisfactory environmental assessment is
                                    obtained, or until any required remedial
                                    action is thereafter taken. There is
                                    accordingly some risk that the mortgaged
                                    property will decline in value while this
                                    assessment is being obtained. Moreover, we
                                    cannot assure you that this requirement will
                                    effectively insulate the trust from
                                    potential liability under environmental
                                    laws. Any such potential liability could
                                    reduce or delay payments to
                                    certificateholders.

IF A BORROWER IS UNABLE TO REPAY
ITS LOAN ON ITS MATURITY DATE,
YOU MAY EXPERIENCE A LOSS           One hundred thirteen (113) mortgage loans,
                                    representing 96.6% of the initial
                                    outstanding pool balance, are balloon loans.
                                    Six (6) of these mortgage loans,
                                    representing 3.3% of the initial outstanding
                                    pool balance, are mortgage loans with
                                    anticipated repayment dates. For purposes of
                                    this prospectus supplement, we consider a
                                    mortgage loan to be a "balloon loan" if its
                                    principal balance is not scheduled to be
                                    fully or substantially amortized by the
                                    loan's respective anticipated repayment date
                                    (in the case of a loan having an anticipated
                                    repayment date) or maturity date. We cannot
                                    assure you that each borrower will have the
                                    ability to repay the principal balance
                                    outstanding on the pertinent date,
                                    especially under a scenario where interest
                                    rates have increased from the historically
                                    low interest rates in effect at the time
                                    that most of the mortgage loans were
                                    originated. Balloon loans involve greater
                                    risk than fully amortizing loans because a
                                    borrower's ability to repay the loan on its
                                    anticipated repayment date or stated
                                    maturity date typically will depend upon its
                                    ability either to refinance the loan or to
                                    sell the mortgaged property at a price
                                    sufficient to permit repayment. A borrower's
                                    ability to achieve either of these goals
                                    will be affected by a number of factors,
                                    including:

                                    o    the availability of, and competition
                                         for, credit for commercial real estate
                                         projects;

                                    o    prevailing interest rates;

                                    o    the fair market value of the related
                                         mortgaged property;

                                      S-46

                                    o    the borrower's equity in the related
                                         mortgaged property;

                                    o    the borrower's financial condition;

                                    o    the operating history and occupancy
                                         level of the mortgaged property;

                                    o    tax laws; and

                                    o    prevailing general and regional
                                         economic conditions.

                                    The availability of funds in the credit
                                    markets fluctuates over time.

                                    No mortgage loan seller or any of its
                                    respective affiliates is under any
                                    obligation to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY WHICH
MAY ADVERSELY AFFECT PAYMENT ON
YOUR CERTIFICATES                   Four (4) of the mortgage loans, representing
                                    17.2% of the initial outstanding pool
                                    balance, currently have additional financing
                                    in place that is secured by the mortgaged
                                    property or properties related to such
                                    mortgage loan. Mortgage Loan No. 1 (the
                                    "Congress Center Mortgage Loan") is secured
                                    by the related mortgaged property, which
                                    also secures a subordinated B Note (the
                                    "Congress Center B Note") that had an
                                    original principal balance of $2,500,000
                                    (and the holder of the Congress Center B
                                    Note, in its sole discretion and subject to
                                    certain conditions contained in the related
                                    loan documents, may make a future advance to
                                    the borrower under the Congress Center B
                                    Note of up to $7,500,000, provided that if
                                    the Congress Center B Note holder refuses to
                                    make such an advance, the borrower's sponsor
                                    may, under certain conditions set forth in
                                    the related loan documents, obtain a
                                    mezzanine loan in such amount, secured by
                                    the equity ownership in the borrower).
                                    Mortgage Loan No. 2 (the "Jersey Gardens
                                    Pari Passu Loan") is secured by the related
                                    mortgaged property on a pari passu basis
                                    with another note that had an original
                                    principal balance of $85,000,000. Mortgage
                                    Loan No. 15 (the "Huntington Square Plaza
                                    Loan") is secured by the related mortgaged
                                    property, which also secures a second lien
                                    loan that had an original principal balance
                                    of $6,180,000. Finally, Mortgage Loan No. 69
                                    (the "Pearland Corner Shopping Center Loan")
                                    is secured by the related mortgaged
                                    property, which also secures a subordinated
                                    B Note that had an original principal
                                    balance of $333,500. See "Servicing of the
                                    Mortgage Loans--Servicing of the Jersey
                                    Gardens Loan Group, the A/B Mortgage Loans
                                    and the Huntington Square Mortgage Loan--The
                                    Congress Center A/B Mortgage Loan," "--The
                                    Jersey Gardens Loan Group," "--The
                                    Huntington Square Mortgage Loan" and "--The
                                    Pearland Corner Shopping Center A/B Mortgage
                                    Loan."

                                    Three (3) of the mortgage loans,
                                    representing 2.7% of the initial outstanding
                                    pool balance, are secured by mortgaged
                                    properties that currently have additional
                                    financing in place that is not secured by
                                    that mortgaged property. With respect to
                                    Mortgage Loan No. 23 (the "240 West 35th
                                    Street Loan"), there is related subordinate
                                    financing in the amount of $588,000. With
                                    respect to Mortgage Loan No. 72 (the
                                    "University Corners Loan"), there is related
                                    subordinate financing in

                                      S-47

                                    the amount of $516,190. With respect to
                                    Mortgage Loan No. 22 (the "Western New York
                                    Medical Park Loan"), there is related
                                    mezzanine financing in the amount of
                                    $1,500,000. In general, borrowers that have
                                    not agreed to certain special purpose
                                    covenants in the related mortgage loan
                                    documents may have also incurred additional
                                    financing that is not secured by the
                                    mortgaged property.

                                    Two (2) of the mortgage loans, representing
                                    0.8% of the initial outstanding pool
                                    balance, permit the borrower to enter into
                                    additional subordinate financing that is
                                    secured by the mortgaged property, provided
                                    that certain debt service coverage ratio and
                                    loan-to-value tests are satisfied as further
                                    discussed in this Prospectus Supplement
                                    under "Description of the Mortgage
                                    Pool--Material Terms and Characteristics of
                                    the Mortgage Loans--Subordinate and Other
                                    Financing."

                                    Ten (10) of the mortgage loans, representing
                                    14.4% of the initial outstanding pool
                                    balance, permit the borrower to enter into
                                    additional financing that is not secured by
                                    the related mortgaged property (or to retain
                                    unsecured debt existing at the time of the
                                    origination of such loan) and/or permit the
                                    owners of the borrower to enter into
                                    financing that is secured by a pledge of
                                    equity interests in the borrower. In
                                    general, borrowers that have not agreed to
                                    certain special purpose covenants in the
                                    related mortgage loan documents may also be
                                    permitted to incur additional financing that
                                    is not secured by the mortgaged property.

                                    We make no representation as to whether any
                                    other secured subordinate financing
                                    currently encumbers any mortgaged property
                                    or whether a third-party holds debt secured
                                    by a pledge of equity ownership interests in
                                    a related borrower. Debt that is incurred by
                                    the owner of equity in one or more borrowers
                                    and is secured by a guaranty of the borrower
                                    or by a pledge of the equity ownership
                                    interests in such borrowers effectively
                                    reduces the equity owners' economic stake in
                                    the related mortgaged property. The
                                    existence of such debt may reduce cash flow
                                    on the related borrower's mortgaged property
                                    after the payment of debt service and may
                                    increase the likelihood that the owner of a
                                    borrower will permit the value or income
                                    producing potential of a mortgaged property
                                    to suffer by not making capital infusions to
                                    support the mortgaged property.

                                    Generally all of the mortgage loans also
                                    permit the related borrower to incur other
                                    unsecured indebtedness, including but not
                                    limited to trade payables, in the ordinary
                                    course of business and to incur indebtedness
                                    secured by equipment or other personal
                                    property located at the mortgaged property.

                                    When a mortgage loan borrower, or its
                                    constituent members, also has one or more
                                    other outstanding loans, even if the loans
                                    are subordinated or are mezzanine loans not
                                    directly secured by the mortgaged property,
                                    the trust is subjected to the following
                                    additional risks. For example, the borrower
                                    may have difficulty servicing and repaying
                                    multiple loans. Also, the existence of
                                    another loan generally will make it more
                                    difficult for the borrower to obtain
                                    refinancing of the mortgage loan and may
                                    thus jeopardize the borrower's ability to
                                    repay any balloon payment

                                      S-48

                                    due under the mortgage loan at maturity.
                                    Moreover, the need to service additional
                                    debt may reduce the cash flow available to
                                    the borrower to operate and maintain the
                                    mortgaged property.

                                    Additionally, if the borrower, or its
                                    constituent members, are obligated to
                                    another lender, actions taken by other
                                    lenders could impair the security available
                                    to the trust. If a junior lender files an
                                    involuntary bankruptcy petition against the
                                    borrower, or the borrower files a voluntary
                                    bankruptcy petition to stay enforcement by a
                                    junior lender, the trust's ability to
                                    foreclose on the property will be
                                    automatically stayed, and principal and
                                    interest payments might not be made during
                                    the course of the bankruptcy case. The
                                    bankruptcy of a junior lender also may
                                    operate to stay foreclosure by the trust.

                                    Further, if another loan secured by the
                                    mortgaged property is in default, the other
                                    lender may foreclose on the mortgaged
                                    property, absent an agreement to the
                                    contrary, thereby causing a delay in
                                    payments and/or an involuntary repayment of
                                    the mortgage loan prior to maturity. The
                                    trust may also be subject to the costs and
                                    administrative burdens of involvement in
                                    foreclosure proceedings or related
                                    litigation.

                                    Even if a subordinate lender has agreed not
                                    to take any direct actions with respect to
                                    the related subordinate debt, including any
                                    actions relating to the bankruptcy of the
                                    borrower, and that the holder of the
                                    mortgage loan will have all rights to direct
                                    all such actions, there can be no assurance
                                    that in the event of the borrower's
                                    bankruptcy, a court will enforce such
                                    restrictions against a subordinate lender.

                                    For further information with respect to
                                    subordinate and other financing, see
                                    Appendix II.

BANKRUPTCY PROCEEDINGS RELATING
TO A BORROWER CAN RESULT IN
DISSOLUTION OF THE BORROWER AND
THE ACCELERATION OF THE RELATED
MORTGAGE LOAN AND CAN OTHERWISE
ADVERSELY IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN               Under the federal bankruptcy code, the
                                    filing of a bankruptcy petition by or
                                    against a borrower will stay the
                                    commencement or continuation of a
                                    foreclosure action. In addition, if a court
                                    determines that the value of the mortgaged
                                    property is less than the principal balance
                                    of the mortgage loan it secures, the court
                                    may reduce the amount of secured
                                    indebtedness to the then current value of
                                    the mortgaged property. Such an action would
                                    make the lender a general unsecured creditor
                                    for the difference between the then current
                                    value and the amount of its outstanding
                                    mortgage indebtedness. A bankruptcy court
                                    also may:

                                    o    grant a debtor a reasonable time to
                                         cure a payment default on a mortgage
                                         loan;

                                    o    reduce monthly payments due under a
                                         mortgage loan;

                                    o    change the rate of interest due on a
                                         mortgage loan; or

                                    o    otherwise alter the mortgage loan's
                                         repayment schedule.

                                      S-49

                                    Additionally, the trustee of the borrower's
                                    bankruptcy or the borrower, as
                                    debtor-in-possession, has special powers to
                                    avoid, subordinate or disallow debts. In
                                    some circumstances, the claims of the
                                    mortgage lender may be subordinated to
                                    financing obtained by a debtor-in-possession
                                    subsequent to its bankruptcy.

                                    The filing of a bankruptcy petition will
                                    also stay the lender from enforcing a
                                    borrower's assignment of rents and leases.
                                    The federal bankruptcy code also may
                                    interfere with the trustee's ability to
                                    enforce any lockbox requirements. The legal
                                    proceedings necessary to resolve these
                                    issues can be time consuming and costly and
                                    may significantly delay or reduce the
                                    lender's receipt of rents. A bankruptcy
                                    court may also permit rents otherwise
                                    subject to an assignment and/or lock-box
                                    arrangement to be used by the borrower to
                                    maintain the mortgaged property or for other
                                    court authorized expenses.

                                    As a result of the foregoing, the recovery
                                    with respect to borrowers in bankruptcy
                                    proceedings may be significantly delayed,
                                    and the aggregate amount ultimately
                                    collected may be substantially less than the
                                    amount owed.

                                    A number of the borrowers under the mortgage
                                    loans are limited or general partnerships.
                                    Under some circumstances, the bankruptcy of
                                    a general partner of the partnership may
                                    result in the dissolution of that
                                    partnership. The dissolution of a borrower
                                    partnership, the winding up of its affairs
                                    and the distribution of its assets could
                                    result in an early repayment of the related
                                    mortgage loan.

BANKRUPTCY OR OTHER PROCEEDINGS
RELATED TO THE SPONSOR OF A
BORROWER MAY ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                       Certain of the mortgage loans may have
                                    sponsors that have previously filed
                                    bankruptcy, which in some cases may have
                                    involved the same property that currently
                                    secures the mortgage loan. In each case, the
                                    related entity or person has emerged from
                                    bankruptcy. However, we cannot assure you
                                    that such sponsors will not be more likely
                                    than other sponsors to utilize their rights
                                    in bankruptcy in the event of any threatened
                                    action by the mortgagee to enforce its
                                    rights under the related loan documents.

                                    The sponsor of the borrower under Mortgage
                                    Loan No. 120, representing 0.2% of the
                                    initial outstanding pool balance, recently
                                    pled guilty to multiple counts of assisting
                                    in the filing of false tax returns and other
                                    criminal offenses. If incarcerated, the
                                    sponsor will not be able to participate in
                                    the active management and operation of the
                                    related mortgaged property. The borrower
                                    under the mortgage loan and the manager of
                                    the mortgaged property are affiliates of one
                                    of the largest privately held real estate
                                    companies in the United States. The
                                    applicable loan seller does not believe that
                                    this sponsor's conviction and possible
                                    incarceration would have a material adverse
                                    effect on the operation of the related
                                    mortgaged property or performance of the
                                    related Mortgage Loan.

                                      S-50

AN ADVISOR TO THE AFFILIATE
OF THE BORROWER UNDER THE
CONGRESS CENTER MORTGAGE LOAN IS
UNDER INVESTIGATION BY THE SEC      On October 12, 2004, G REIT, Inc. and T
                                    REIT, Inc., each an affiliate of certain of
                                    the borrowers and each one of the recourse
                                    carve-out guarantors and environmental
                                    indemnitors under Mortgage Loan No. 1 (the
                                    "Congress Center Mortgage Loan"),
                                    representing 8.2% of the initial outstanding
                                    pool balance, made a filing with the SEC in
                                    which it stated that "On September 16, 2004,
                                    our advisor, Triple Net Properties, LLC, or
                                    Triple Net, learned that the SEC is
                                    conducting an investigation captioned In the
                                    matter of Triple Net Properties, LLC. The
                                    SEC has requested information from Triple
                                    Net relating to disclosure in securities
                                    offerings (including offerings by G REIT, T
                                    REIT and A REIT) and exemption from the
                                    registration requirements of the Securities
                                    Act of 1933, as amended, for the private
                                    offerings in which Triple Net and its
                                    affiliated entities were involved. In
                                    addition, the SEC has requested financial
                                    information regarding these REITs as well as
                                    the limited liability companies advised by
                                    Triple Net. We and Triple Net intend to
                                    cooperate fully with the SEC in its
                                    investigation." Triple Net Properties, LLC
                                    is also an affiliate of certain of the
                                    borrowers under the Congress Center Mortgage
                                    Loan and is one of the recourse carve-out
                                    guarantors and indemnitors under the
                                    Congress Center Mortgage Loan.

BORROWERS THAT ARE NOT SPECIAL
PURPOSE ENTITIES MAY BE MORE
LIKELY TO FILE BANKRUPTCY
PETITIONS AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        While many of the borrowers have agreed to
                                    certain special purpose covenants to limit
                                    the bankruptcy risk arising from activities
                                    unrelated to the operation of the property,
                                    some borrowers are not special purpose
                                    entities, and these borrowers and their
                                    owners generally do not have an independent
                                    director whose consent would be required to
                                    file a bankruptcy petition on behalf of such
                                    borrower. One of the purposes of an
                                    independent director is to avoid a
                                    bankruptcy petition filing that is intended
                                    solely to benefit a borrower's affiliate and
                                    is not justified by the borrower's own
                                    economic circumstances. Borrowers that are
                                    not special purpose entities may be more
                                    likely to file or be subject to voluntary or
                                    involuntary bankruptcy petitions with the
                                    effects set forth above.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT               The successful operation of a real estate
                                    project depends upon the property manager's
                                    performance and viability. The property
                                    manager is generally responsible for:

                                    o    responding to changes in the local
                                         market;

                                    o    planning and implementing the rental
                                         structure;

                                    o    operating the property and providing
                                         building services;

                                    o    managing operating expenses; and

                                      S-51

                                    o    assuring that maintenance and capital
                                         improvements are carried out in a
                                         timely fashion.

                                    Properties deriving revenues primarily from
                                    short-term sources are generally more
                                    management-intensive than properties leased
                                    to creditworthy tenants under long-term
                                    leases.

                                    A property manager, by controlling costs,
                                    providing appropriate service to tenants and
                                    seeing to property maintenance and general
                                    upkeep, can improve cash flow, reduce
                                    vacancy, leasing and repair costs and
                                    preserve building value. On the other hand,
                                    management errors can, in some cases, impair
                                    short-term cash flow and the long-term
                                    viability of an income producing property.

                                    We make no representation or warranty as to
                                    the skills of any present or future managers
                                    of the mortgaged properties. Additionally,
                                    we cannot assure you that the property
                                    managers will be in a financial condition to
                                    fulfill their management responsibilities
                                    throughout the terms of their respective
                                    management agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR DEFEASANCE
PROVISIONS MAY NOT BE ENFORCEABLE   Provisions requiring yield maintenance
                                    charges or lock-out periods may not be
                                    enforceable in some states and under federal
                                    bankruptcy law. Provisions requiring yield
                                    maintenance charges also may be interpreted
                                    as constituting the collection of interest
                                    for usury purposes. Accordingly, we cannot
                                    assure you that the obligation to pay any
                                    yield maintenance charge will be
                                    enforceable. Also, we cannot assure you that
                                    foreclosure proceeds will be sufficient to
                                    pay an enforceable yield maintenance charge.

                                    Additionally, although collateral
                                    substitution provisions related to
                                    defeasance do not have the same effect on
                                    the certificateholders as prepayment, we
                                    cannot assure you that a court would not
                                    interpret those provisions as requiring a
                                    yield maintenance charge. In certain
                                    jurisdictions, collateral substitution
                                    provisions might be deemed unenforceable
                                    under applicable law or public policy, or
                                    usurious.

THE ABSENCE OF LOCKBOXES ENTAILS
RISKS THAT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Most of the mortgage loans in the trust do
                                    not require the related borrower to cause
                                    rent and other payments to be made into a
                                    lockbox account maintained on behalf of the
                                    mortgagee. If rental payments are not
                                    required to be made directly into a lockbox
                                    account, there is a risk that the borrower
                                    will divert such funds for other purposes.

                                      S-52

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED AND
THE BENEFITS OF THESE PROVISIONS
MAY OTHERWISE BE LIMITED AND MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                   Four (4) groups of either
                                    cross-collateralized or multi-property
                                    mortgage loans, representing 1.6% of the
                                    initial outstanding pool balance, are
                                    secured by multiple real properties, through
                                    cross-collateralization with other mortgage
                                    loans or otherwise. These arrangements
                                    attempt to reduce the risk that one
                                    mortgaged real property may not generate
                                    enough net operating income to pay debt
                                    service. However, arrangements of this type
                                    involving more than one borrower (i.e., in
                                    the case of cross-collateralized mortgage
                                    loans) could be challenged as a fraudulent
                                    conveyance if:

                                    o    one of the borrowers were to become a
                                         debtor in a bankruptcy case, or were to
                                         become subject to an action brought by
                                         one or more of its creditors outside a
                                         bankruptcy case;

                                    o    the related borrower did not receive
                                         fair consideration or reasonably
                                         equivalent value in exchange for
                                         allowing its mortgaged real property to
                                         be encumbered; and

                                    o    at the time the lien was granted, the
                                         borrower was (i) insolvent, (ii)
                                         inadequately capitalized or (iii)
                                         unable to pay its debts.

                                    Furthermore, when multiple real properties
                                    secure a mortgage loan or group of
                                    cross-collateralized mortgage loans, the
                                    amount of the mortgage encumbering any
                                    particular one of those properties may be
                                    less than the full amount of the related
                                    mortgage loan or group of
                                    cross-collateralized mortgage loans,
                                    generally, to minimize recording tax. This
                                    mortgage amount may equal the appraised
                                    value or allocated loan amount for the
                                    mortgaged real property and will limit the
                                    extent to which proceeds from the property
                                    will be available to offset declines in
                                    value of the other properties securing the
                                    same mortgage loan or group of
                                    cross-collateralized mortgage loans.

                                    Moreover, three (3) groups of either
                                    cross-collateralized or multi-property
                                    mortgage loans, representing 1.4% of the
                                    initial outstanding pool balance, are
                                    secured by mortgaged properties located in
                                    various states. Foreclosure actions are
                                    brought in state court and the courts of one
                                    state cannot exercise jurisdiction over
                                    property in another state. Upon a default
                                    under any of these mortgage loans, it may
                                    not be possible to foreclose on the related
                                    mortgaged real properties simultaneously.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE INSUFFICIENT
AND THIS MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Although many of the mortgage loans require
                                    that funds be put aside for specific
                                    reserves, certain mortgage loans do not
                                    require any reserves. Furthermore, we cannot
                                    assure you that any reserve amounts will be
                                    sufficient to cover the actual costs of the
                                    items for which the

                                      S-53

                                    reserves were established. We also cannot
                                    assure you that cash flow from the
                                    properties will be sufficient to fully fund
                                    the ongoing monthly reserve requirements.

INADEQUACY OF TITLE INSURERS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Title insurance for a mortgaged property
                                    generally insures a lender against risks
                                    relating to a lender not having a first lien
                                    with respect to a mortgaged property, and in
                                    some cases can insure a lender against
                                    specific other risks. The protection
                                    afforded by title insurance depends on the
                                    ability of the title insurer to pay claims
                                    made upon it. We cannot assure you that:

                                    o    a title insurer will have the ability
                                         to pay title insurance claims made upon
                                         it;

                                    o    the title insurer will maintain its
                                         present financial strength; or

                                    o    a title insurer will not contest claims
                                         made upon it.

MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS THAT ARE NOT IN
COMPLIANCE WITH ZONING AND
BUILDING CODE REQUIREMENTS AND
USE RESTRICTIONS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Noncompliance with zoning and building codes
                                    may cause the borrower to experience cash
                                    flow delays and shortfalls that would reduce
                                    or delay the amount of proceeds available
                                    for distributions on your certificates. The
                                    mortgage loan sellers have taken steps to
                                    establish that the use and operation of the
                                    mortgaged properties securing the mortgage
                                    loans are in compliance in all material
                                    respects with all applicable zoning,
                                    land-use and building ordinances, rules,
                                    regulations, and orders. Evidence of this
                                    compliance may be in the form of legal
                                    opinions, confirmations from government
                                    officials, title policy endorsements and/or
                                    representations by the related borrower in
                                    the related mortgage loan documents. These
                                    steps may not have revealed all possible
                                    violations.

                                    Some violations of zoning, land use and
                                    building regulations may be known to exist
                                    at any particular mortgaged property, but
                                    the mortgage loan sellers generally do not
                                    consider those defects known to them to be
                                    material. In some cases, the use, operation
                                    and/or structure of a mortgaged property
                                    constitutes a permitted nonconforming use
                                    and/or structure as a result of changes in
                                    zoning laws after such mortgaged properties
                                    were constructed and the structure may not
                                    be rebuilt to its current state or be used
                                    for its current purpose if a material
                                    casualty event were to occur. Insurance
                                    proceeds may not be sufficient to pay the
                                    mortgage loan in full if a material casualty
                                    event were to occur, or the mortgaged
                                    property, as rebuilt for a conforming use,
                                    may not generate sufficient income to
                                    service the mortgage loan and the value of
                                    the mortgaged property or its revenue
                                    producing potential may not be the same as
                                    it was before the casualty. If a mortgaged
                                    property could not be rebuilt to its current
                                    state or its current use were no longer
                                    permitted due to building violations or
                                    changes in zoning or other regulations, then
                                    the borrower might experience cash flow
                                    delays and

                                      S-54

                                    shortfalls or be subject to penalties that
                                    would reduce or delay the amount of proceeds
                                    available for distributions on your
                                    certificates.

                                    Certain mortgaged properties may be subject
                                    to use restrictions pursuant to reciprocal
                                    easement or operating agreements which could
                                    limit the borrower's right to operate
                                    certain types of facilities within a
                                    prescribed radius. These limitations could
                                    adversely affect the ability of the borrower
                                    to lease the mortgaged property on favorable
                                    terms.

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING THE
MORTGAGE LOANS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        From time to time, there may be
                                    condemnations pending or threatened against
                                    one or more of the mortgaged properties.
                                    There can be no assurance that the proceeds
                                    payable in connection with a total
                                    condemnation will be sufficient to restore
                                    the related mortgaged property or to satisfy
                                    the remaining indebtedness of the related
                                    mortgage loan. The occurrence of a partial
                                    condemnation may have a material adverse
                                    effect on the continued use of the affected
                                    mortgaged property, or on an affected
                                    borrower's ability to meet its obligations
                                    under the related mortgage loan. Therefore,
                                    we cannot assure you that the occurrence of
                                    any condemnation will not have a negative
                                    impact upon the distributions on your
                                    certificates.

IMPACT OF RECENT TERRORIST
ATTACKS AND MILITARY OPERATIONS
ON THE FINANCIAL MARKETS AND YOUR
INVESTMENT                          On September 11, 2001, the United States was
                                    subjected to multiple terrorist attacks,
                                    resulting in the loss of many lives and
                                    massive property damage and destruction in
                                    New York City, the Washington, D.C. area and
                                    Pennsylvania. In its aftermath, there was
                                    considerable uncertainty in the world
                                    financial markets. The full impact of these
                                    events on financial markets is not yet known
                                    but could include, among other things,
                                    increased volatility in the price of
                                    securities, including the certificates. It
                                    is impossible to predict whether, or the
                                    extent to which, future terrorist activities
                                    may occur in the United States. According to
                                    publicly available reports, the financial
                                    markets have in the past responded to the
                                    uncertainty with regard to the scope, nature
                                    and timing of current and possible future
                                    military responses led by the United States,
                                    as well as to the disruptions in air travel,
                                    substantial losses reported by various
                                    companies including airlines, insurance
                                    providers and aircraft makers, the need for
                                    heightened security across the country and
                                    decreases in consumer confidence that can
                                    cause a general slowdown in economic growth.

                                    In addition, on March 19, 2003 the
                                    government of the United States implemented
                                    full scale military operations against Iraq.
                                    The military operations against Iraq and the
                                    continued presence of United States military
                                    personnel in Iraq may prompt further
                                    terrorist attacks against the United States.

                                    It is uncertain what effects the aftermath
                                    of the recent military operations of the
                                    United States in Iraq, any future terrorist
                                    activities in the United States or abroad
                                    and/or any consequent actions on the part of
                                    the United States Government and others,
                                    including military action,

                                      S-55

                                    will have on: (a) United States and world
                                    financial markets, (b) local, regional and
                                    national economies, (c) real estate markets
                                    across the United States, (d) particular
                                    business segments, including those that are
                                    important to the performance of the
                                    mortgaged properties that secure the
                                    mortgage loans and/or (e) insurance costs
                                    and the availability of insurance coverage
                                    for terrorist acts, particularly for large
                                    mortgaged properties, which could adversely
                                    affect the cash flow at such mortgaged
                                    properties. In particular, the decrease in
                                    air travel may have a negative effect on
                                    certain of the mortgaged properties,
                                    including hotel mortgaged properties and
                                    those mortgaged properties in tourist areas
                                    which could reduce the ability of such
                                    mortgaged properties to generate cash flow.
                                    As a result, the ability of the mortgaged
                                    properties to generate cash flow may be
                                    adversely affected. These disruptions and
                                    uncertainties could materially and adversely
                                    affect the value of, and your ability to
                                    resell, your certificates.

THE ABSENCE OF OR INADEQUACY OF
INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       The mortgaged properties may suffer casualty
                                    losses due to risks that are not covered by
                                    insurance (including acts of terrorism) or
                                    for which insurance coverage is not adequate
                                    or available at commercially reasonable
                                    rates. In addition, some of the mortgaged
                                    properties are located in California and in
                                    other coastal areas of certain states, which
                                    are areas that have historically been at
                                    greater risk of acts of nature, including
                                    earthquakes, fires, hurricanes and floods.
                                    The mortgage loans generally do not require
                                    borrowers to maintain earthquake, hurricane
                                    or flood insurance and we cannot assure you
                                    that borrowers will attempt or be able to
                                    obtain adequate insurance against such
                                    risks. If a borrower does not have insurance
                                    against such risks and a casualty occurs at
                                    a mortgaged property, the borrower may be
                                    unable to generate income from the mortgaged
                                    property in order to make payments on the
                                    related mortgage loan.

                                    Moreover, if reconstruction or major repairs
                                    are required following a casualty, changes
                                    in laws that have occurred since the time of
                                    original construction may materially impair
                                    the borrower's ability to effect such
                                    reconstruction or major repairs or may
                                    materially increase their cost.

                                    As a result of these factors, the amount
                                    available to make distributions on your
                                    certificates could be reduced.

                                    In light of the September 11, 2001 terrorist
                                    attacks in New York City, the Washington,
                                    D.C. area and Pennsylvania, the
                                    comprehensive general liability and business
                                    interruption or rent loss insurance policies
                                    required by typical mortgage loans, which
                                    are generally subject to periodic renewals
                                    during the term of the related mortgage
                                    loans, have been affected. To give time for
                                    private markets to develop a pricing
                                    mechanism and to build capacity to absorb
                                    future losses that may occur due to
                                    terrorism, on November 26, 2002 the
                                    Terrorism Risk Insurance Act of 2002 was
                                    enacted, which established the Terrorism
                                    Insurance Program. The Terrorism Insurance
                                    Program is administered by the Secretary of
                                    the Treasury and through December 31, 2005
                                    will provide some financial assistance from
                                    the United States Government to insurers in
                                    the event of another terrorist attack that
                                    results in an insurance claim. The program
                                    applies to United States risks only and

                                      S-56

                                    to acts that are committed by an individual
                                    or individuals acting on behalf of a foreign
                                    person or foreign interest as an effort to
                                    influence or coerce United States civilians
                                    or the United States Government.

                                    The Treasury Department will establish
                                    procedures for the program under which the
                                    federal share of compensation will be equal
                                    to 90 percent of that portion of insured
                                    losses that exceeds an applicable insurer
                                    deductible required to be paid during each
                                    program year. The federal share in the
                                    aggregate in any program year may not exceed
                                    $100 billion (and the insurers will not be
                                    liable for any amount that exceeds this
                                    cap).

                                    Through December 2005, insurance carriers
                                    are required under the program to provide
                                    terrorism coverage in their basic "all-risk"
                                    policies. Any commercial property and
                                    casualty terrorism insurance exclusion that
                                    was in force on November 26, 2002 is
                                    automatically voided to the extent that it
                                    excludes losses that would otherwise be
                                    insured losses. Any state approval of such
                                    types of exclusions in force on November 26,
                                    2002 are also voided.

                                    The Terrorism Insurance Program required
                                    that each insurer for policies in place
                                    prior to November 26, 2002 provide its
                                    insureds with a statement of the proposed
                                    premiums for terrorism coverage, identifying
                                    the portion of the risk that the federal
                                    government will cover, within 90 days after
                                    November 26, 2002. Insureds then had 30 days
                                    to accept the continued coverage and pay the
                                    premium. If an insured did not pay the
                                    premium, insurance for acts of terrorism may
                                    have been excluded from the policy. All
                                    policies for insurance issued after November
                                    26, 2002 must make similar disclosure. The
                                    Terrorism Risk Insurance Act of 2002 does
                                    not require insureds to purchase the
                                    coverage and does not stipulate the pricing
                                    of the coverage.

                                    There can be no assurance that upon its
                                    expiration subsequent terrorism insurance
                                    legislation will be passed. Furthermore,
                                    because this program has only been recently
                                    passed into law, there can be no assurance
                                    that it or state legislation will
                                    substantially lower the cost of obtaining
                                    terrorism insurance. Because it is a
                                    temporary program, there is no assurance
                                    that it will create any long-term changes in
                                    the availability and cost of such insurance.

                                    To the extent that uninsured or underinsured
                                    casualty losses occur with respect to the
                                    related mortgaged properties, losses on
                                    commercial mortgage loans may result. In
                                    addition, the failure to maintain such
                                    insurance may constitute a default under a
                                    commercial mortgage loan, which could result
                                    in the acceleration and foreclosure of such
                                    commercial mortgage loan. Alternatively, the
                                    increased costs of maintaining such
                                    insurance could have an adverse effect on
                                    the financial condition of the mortgage loan
                                    borrowers.

                                    Certain of the mortgage loans are secured by
                                    mortgaged properties that are not insured
                                    for acts of terrorism. If such casualty
                                    losses are not covered by standard casualty
                                    insurance policies, then in the event of a
                                    casualty from an act of terrorism, the
                                    amount available to make distributions on
                                    your certificates could be reduced.

                                      S-57

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Some of the mortgaged properties are covered
                                    by blanket insurance policies which also
                                    cover other properties of the related
                                    borrower or its affiliates. In the event
                                    that such policies are drawn on to cover
                                    losses on such other properties, the amount
                                    of insurance coverage available under such
                                    policies may thereby be reduced and could be
                                    insufficient to cover each mortgaged
                                    property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY      Licensed engineers or consultants generally
                                    inspected the mortgaged properties and
                                    prepared engineering reports in connection
                                    with the origination or securitization of
                                    the mortgage loans to assess items such as
                                    structure, exterior walls, roofing, interior
                                    construction, mechanical and electrical
                                    systems and general condition of the site,
                                    buildings and other improvements. However,
                                    we cannot assure you that all conditions
                                    requiring repair or replacement were
                                    identified. In those cases where a material
                                    condition was disclosed, such condition has
                                    been or is required to be remedied to the
                                    seller's satisfaction, or funds as deemed
                                    necessary by the seller, or the related
                                    engineer or consultant have been reserved to
                                    remedy the material condition. No additional
                                    property inspections were conducted by us in
                                    connection with the issuance of the
                                    certificates.

APPRAISALS MAY INACCURATELY
REFLECT THE VALUE OF THE
MORTGAGED PROPERTIES                A FIRREA appraisal was conducted in respect
                                    of each mortgaged property in connection
                                    with the origination or securitization of
                                    the related mortgage loan. The resulting
                                    estimates of value are the basis of the
                                    November 1, 2004 loan-to-value ratios
                                    referred to in this prospectus supplement.
                                    Those estimates represent the analysis and
                                    opinion of the person performing the
                                    appraisal or market analysis and are not
                                    guarantees of present or future values. The
                                    appraiser may have reached a different
                                    conclusion of value than the conclusion that
                                    would be reached by a different appraiser
                                    appraising the same property. Moreover, the
                                    values of the mortgaged properties may have
                                    changed significantly since the appraisal or
                                    market study was performed. In addition,
                                    appraisals seek to establish the amount a
                                    typically motivated buyer would pay a
                                    typically motivated seller. Such amount
                                    could be significantly higher than the
                                    amount obtained from the sale of a mortgaged
                                    property under a distress or liquidation
                                    sale. The estimates of value reflected in
                                    the appraisals and the related loan-to-value
                                    ratios are presented for illustrative
                                    purposes only in Appendix I and Appendix II
                                    to this prospectus supplement. In each case
                                    the estimate presented is the one set forth
                                    in the most recent appraisal available to us
                                    as of November 1, 2004, although we
                                    generally have not obtained updates to the
                                    appraisals. There is no assurance that the
                                    appraised values indicated accurately
                                    reflect past, present or future market
                                    values of the mortgaged properties.

                                      S-58

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR
CERTIFICATES                        As principal payments or prepayments are
                                    made on mortgage loans, the remaining
                                    mortgage pool may be subject to increased
                                    concentrations of property types, geographic
                                    locations and other pool characteristics of
                                    the mortgage loans and the mortgaged
                                    properties, some of which may be
                                    unfavorable. Classes of certificates that
                                    have a lower payment priority are more
                                    likely to be exposed to this concentration
                                    risk than are certificate classes with a
                                    higher payment priority. This occurs because
                                    realized losses are allocated to the class
                                    outstanding at any time with the lowest
                                    payment priority and principal on the
                                    certificates entitled to principal is
                                    generally payable in sequential order or
                                    alphabetical order, with such classes
                                    generally not being entitled to receive
                                    principal until the preceding class or
                                    classes entitled to receive principal have
                                    been retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                        As described in this prospectus supplement,
                                    the rights of the holders of each class of
                                    subordinate certificates to receive payments
                                    of principal and interest otherwise payable
                                    on their certificates will be subordinated
                                    to such rights of the holders of the more
                                    senior certificates having an earlier
                                    alphabetical class designation. Losses on
                                    the mortgage loans will be allocated to the
                                    Class P, Class O, Class N, Class M, Class L,
                                    Class K, Class J, Class H, Class G, Class F,
                                    Class E, Class D, Class C and Class B
                                    Certificates, in that order, reducing
                                    amounts otherwise payable to each class. Any
                                    remaining losses would then be allocated or
                                    cause shortfalls to the Class A-1
                                    Certificates, Class A-2 Certificates, Class
                                    A-3 Certificates, Class A-4 Certificates,
                                    Class A-5 Certificates and Class A-6
                                    Certificates, pro rata, and, solely with
                                    respect to losses of interest, to the Class
                                    X Certificates, in proportion to the amounts
                                    of interest or principal on those
                                    certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE OF
THE MORTGAGE LOAN MAY AFFECT THE
TAX STATUS OF THE TRUST AND MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        If the trust acquires a mortgaged property
                                    as a result of a foreclosure or deed in lieu
                                    of foreclosure, the special servicer will
                                    generally retain an independent contractor
                                    to operate the property. Any net income from
                                    operations other than qualifying "rents from
                                    real property", or any rental income based
                                    on the net profits derived by any person
                                    from such property or allocable to a
                                    non-customary service, will subject the
                                    trust to a federal tax on such income at the
                                    highest marginal corporate tax rate, which
                                    is currently 35%, and, in addition, possible
                                    state or local tax. In this event, the net
                                    proceeds available for distribution on your
                                    certificates will be reduced. The special
                                    servicer may permit the trust to earn such
                                    above described "net income from foreclosure
                                    property"

                                      S-59

                                    but only if it determines that the net
                                    after-tax benefit to certificateholders is
                                    greater than under another method of
                                    operating or leasing the mortgaged property.
                                    In addition, if the trust were to acquire
                                    one or more mortgaged properties pursuant to
                                    a foreclosure or deed in lieu of
                                    foreclosure, upon acquisition of those
                                    mortgaged properties, the trust may in
                                    certain jurisdictions, particularly in New
                                    York, be required to pay state or local
                                    transfer or excise taxes upon liquidation of
                                    such mortgaged properties. Such state or
                                    local taxes may reduce net proceeds
                                    available for distribution to the
                                    certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON YOUR
CERTIFICATES                        Some states, including California, have laws
                                    prohibiting more than one "judicial action"
                                    to enforce a mortgage obligation. Some
                                    courts have construed the term "judicial
                                    action" broadly. In the case of any mortgage
                                    loan secured by mortgaged properties located
                                    in multiple states, the master servicer or
                                    special servicer may be required to
                                    foreclose first on mortgaged properties
                                    located in states where these "one action"
                                    rules apply (and where non-judicial
                                    foreclosure is permitted) before foreclosing
                                    on properties located in states where
                                    judicial foreclosure is the only permitted
                                    method of foreclosure. As a result, the
                                    ability to realize upon the mortgage loans
                                    may be limited by the application of state
                                    laws.

THE BANKRUPTCY OR INSOLVENCY OF
ANY AFFILIATED BORROWERS MAY
ADVERSELY AFFECT PAYMENTS ON YOUR
CERTIFICATES                        Six (6) groups of mortgage loans, the three
                                    (3) largest of which represent 7.5%, 1.7%
                                    and 1.4%, respectively, of the initial
                                    outstanding pool balance, were made to
                                    borrowers that are affiliated through common
                                    ownership of partnership or other equity
                                    interests and where, in general, the related
                                    mortgaged properties are commonly managed.

                                    The bankruptcy or insolvency of any such
                                    borrower or respective affiliate could have
                                    an adverse effect on the operation of all of
                                    the related mortgaged properties and on the
                                    ability of such related mortgaged properties
                                    to produce sufficient cash flow to make
                                    required payments on the related mortgage
                                    loans. For example, if a person that owns or
                                    controls several mortgaged properties
                                    experiences financial difficulty at one such
                                    property, it could defer maintenance at one
                                    or more other mortgaged properties in order
                                    to satisfy current expenses with respect to
                                    the mortgaged property experiencing
                                    financial difficulty, or it could attempt to
                                    avert foreclosure by filing a bankruptcy
                                    petition that might have the effect of
                                    interrupting monthly payments for an
                                    indefinite period on all the related
                                    mortgage loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES                In certain jurisdictions, if tenant leases
                                    are subordinate to the liens created by the
                                    mortgage and do not contain attornment
                                    provisions which require the tenant to
                                    recognize a successor owner, following
                                    foreclosure, as landlord under the lease,
                                    the leases may terminate upon the transfer
                                    of the property to a foreclosing lender or
                                    purchaser at foreclosure. Not all leases
                                    were reviewed to ascertain the existence of

                                      S-60

                                    these provisions. Accordingly, if a
                                    mortgaged property is located in such a
                                    jurisdiction and is leased to one or more
                                    desirable tenants under leases that are
                                    subordinate to the mortgage and do not
                                    contain attornment provisions, such
                                    mortgaged property could experience a
                                    further decline in value if such tenants'
                                    leases were terminated. This is particularly
                                    likely if such tenants were paying
                                    above-market rents or could not be replaced.

                                    Some of the leases at the mortgaged
                                    properties securing the mortgage loans
                                    included in the trust may not be subordinate
                                    to the related mortgage. If a lease is not
                                    subordinate to a mortgage, the trust will
                                    not possess the right to dispossess the
                                    tenant upon foreclosure of the mortgaged
                                    property unless it has otherwise agreed with
                                    the tenant. If the lease contains provisions
                                    inconsistent with the mortgage, for example,
                                    provisions relating to application of
                                    insurance proceeds or condemnation awards,
                                    or which could affect the enforcement of the
                                    lender's rights, for example, a right of
                                    first refusal to purchase the property, the
                                    provisions of the lease will take precedence
                                    over the provisions of the mortgage.

                                    Additionally, with respect to certain of the
                                    mortgage loans, the related borrower may
                                    have granted certain tenants a right of
                                    first refusal in the event a sale is
                                    contemplated or a purchase option to
                                    purchase all or a portion of the mortgaged
                                    property. Such provisions, if not waived or
                                    subordinated, may impede the lender's
                                    ability to sell the related mortgaged
                                    property at foreclosure or adversely affect
                                    the foreclosure bid price.

TENANCIES IN COMMON MAY HINDER
ECOVERY                             Certain of the mortgage loans have borrowers
                                    that own, or in the future may own, the
                                    related mortgaged real properties as
                                    tenants-in-common. The bankruptcy,
                                    dissolution or action for partition by one
                                    or more of the tenants-in-common could
                                    result in an early repayment of the related
                                    mortgage loan, a significant delay in
                                    recovery against the tenant-in-common
                                    mortgagors, a material impairment in
                                    property management and a substantial
                                    decrease in the amount recoverable upon the
                                    related mortgage loan. Not all
                                    tenants-in-common for these types of
                                    mortgage loans will be special purpose
                                    entities.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        There may be pending or threatened legal
                                    actions, suits or proceedings against the
                                    borrowers and managers of the mortgaged
                                    properties and their respective affiliates
                                    arising out of their ordinary business. We
                                    cannot assure you that any such actions,
                                    suits or proceedings would not have a
                                    material adverse effect on your
                                    certificates.

RISKS RELATING TO COMPLIANCE WITH
THE AMERICANS WITH DISABILITIES
ACT COULD ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Under the Americans with Disabilities Act of
                                    1990, public accommodations are required to
                                    meet certain federal requirements related to
                                    access and use by disabled persons.
                                    Borrowers may incur costs complying with the
                                    Americans with Disabilities Act. In
                                    addition,

                                      S-61

                                    noncompliance could result in the imposition
                                    of fines by the federal government or an
                                    award of damages to private litigants. If a
                                    borrower incurs such costs or fines, the
                                    amount available to pay debt service would
                                    be reduced.

CONFLICTS OF INTEREST MAY HAVE AN
ADVERSE EFFECT ON YOUR
CERTIFICATES                        Conflicts between various
                                    certificateholders. The special servicer is
                                    given considerable latitude in determining
                                    whether and in what manner to liquidate or
                                    modify defaulted mortgage loans. The
                                    operating adviser will have the right to
                                    replace the special servicer upon
                                    satisfaction of certain conditions set forth
                                    in the Pooling and Servicing Agreement. At
                                    any given time, the operating adviser will
                                    be controlled generally by the holders of
                                    the most subordinate, or, if its certificate
                                    principal balance is less than 25% of its
                                    original certificate balance, the next most
                                    subordinate, class of certificates, that is,
                                    the controlling class, outstanding from time
                                    to time (or with respect to an A/B Mortgage
                                    Loan or the Huntington Square Mortgage Loan,
                                    the holder of the related B Note or
                                    Huntington Square Subordinated Loan, as
                                    applicable, to the extent set forth in the
                                    related intercreditor agreement), and such
                                    holders may have interests in conflict with
                                    those of the holders of the other
                                    certificates. For instance, the holders of
                                    certificates of the controlling class might
                                    desire to mitigate the potential for loss to
                                    that class from a troubled mortgage loan by
                                    deferring enforcement in the hope of
                                    maximizing future proceeds. However, the
                                    interests of the trust may be better served
                                    by prompt action, since delay followed by a
                                    market downturn could result in less
                                    proceeds to the trust than would have been
                                    realized if earlier action had been taken.
                                    In general, no servicer is required to act
                                    in a manner more favorable to the offered
                                    certificates than to the non-offered
                                    certificates.

                                    The master servicer, the primary servicer,
                                    the special servicer or an affiliate of any
                                    of them may acquire certain of the most
                                    subordinated certificates, including those
                                    of the initial controlling class. Under such
                                    circumstances, the master servicer, the
                                    primary servicer and the special servicer
                                    may have interests that conflict with the
                                    interests of the other holders of the
                                    certificates. However, the Pooling and
                                    Servicing Agreement and the primary
                                    servicing agreement each provide that the
                                    mortgage loans are to be serviced in
                                    accordance with the servicing standard and
                                    without regard to ownership of any
                                    certificates by the master servicer, the
                                    primary servicer or the special servicer, as
                                    applicable. The initial special servicer
                                    under the Pooling and Servicing Agreement
                                    will be ARCap Servicing, Inc.; the initial
                                    operating adviser under the Pooling and
                                    Servicing Agreement will be ARCap CMBS Fund
                                    II REIT, Inc.

                                    Conflicts between certificateholders and the
                                    Non-Serviced Mortgage Loan Master Servicer
                                    and/or the Non-Serviced Mortgage Loan
                                    Special Servicer. Any Non-Serviced Mortgage
                                    Loan will be serviced and administered
                                    pursuant to the related Non-Serviced
                                    Mortgage Loan Pooling and Servicing
                                    Agreement, which provides for servicing
                                    arrangements that are similar but not
                                    identical to those under the Pooling and
                                    Servicing Agreement. Consequently,
                                    Non-Serviced Mortgage Loans will not be
                                    serviced and administered pursuant to the
                                    terms of the Pooling and Servicing
                                    Agreement. In addition, the legal and/or
                                    beneficial owners of the other mortgage
                                    loans secured by the

                                      S-62

                                    mortgaged property securing Non-Serviced
                                    Mortgage Loans, directly or through
                                    representatives, have certain rights under
                                    the related Non-Serviced Mortgage Loan
                                    Pooling and Servicing Agreement and the
                                    related intercreditor agreement that affect
                                    such mortgage loans, including with respect
                                    to the servicing of such mortgage loans and
                                    the appointment of a special servicer with
                                    respect to such mortgage loans. Those legal
                                    and/or beneficial owners may have interests
                                    that conflict with your interests.

                                    Conflicts between certificateholders and the
                                    holders of subordinate notes. Pursuant to
                                    the terms of the related intercreditor
                                    agreements, neither the master servicer nor
                                    special servicer may enter into material
                                    amendments, modifications or extensions of a
                                    mortgage loan in a material manner without
                                    the consent of the holder of the related
                                    subordinate note, subject to the expiration
                                    of the subordinate note holder's consent
                                    rights. The holders of the subordinate notes
                                    (or their respective designees) may have
                                    interests in conflict with those of the
                                    certificateholders of the classes of offered
                                    certificates. As a result, approvals to
                                    proposed actions of the master servicer or
                                    special servicer, as applicable, under the
                                    Pooling and Servicing Agreement may not be
                                    granted in all instances, thereby
                                    potentially adversely affecting some or all
                                    of the classes of offered certificates.

                                    Conflicts between certificateholders and
                                    primary servicer. The primary servicer for
                                    certain of the mortgage loans will be
                                    Principal Global Investors, LLC, an
                                    affiliate of a loan seller. It is
                                    anticipated that the master servicer will
                                    delegate many of its servicing obligations
                                    with respect to these mortgage loans to such
                                    primary servicer pursuant to a primary
                                    servicing agreement. Under these
                                    circumstances, the primary servicer, because
                                    it is an affiliate of a seller, may have
                                    interests that conflict with the interests
                                    of the holders of the certificates.

                                    Conflicts between borrowers and property
                                    managers. It is likely that many of the
                                    property managers of the mortgaged
                                    properties, or their affiliates, manage
                                    additional properties, including properties
                                    that may compete with the mortgaged
                                    properties. Affiliates of the managers, and
                                    managers themselves, also may own other
                                    properties, including competing properties.
                                    The managers of the mortgaged properties may
                                    accordingly experience conflicts of interest
                                    in the management of such mortgaged
                                    properties.

                                    Conflicts between the trust and sellers. The
                                    activities of the sellers and their
                                    affiliates may involve properties which are
                                    in the same markets as the mortgaged
                                    properties underlying the certificates. In
                                    such case, the interests of each of the
                                    sellers or such affiliates may differ from,
                                    and compete with, the interests of the
                                    trust, and decisions made with respect to
                                    those assets may adversely affect the amount
                                    and timing of distributions with respect to
                                    the certificates. Conflicts of interest may
                                    arise between the trust and each of the
                                    sellers or their affiliates that engage in
                                    the acquisition, development, operation,
                                    financing and disposition of real estate if
                                    such sellers acquire any certificates. In
                                    particular, if certificates held by a seller
                                    are part of a class that is or becomes the
                                    controlling class the seller as part of the
                                    holders of the controlling class would have
                                    the ability to influence certain actions of
                                    the special servicer under circumstances
                                    where the interests of the trust

                                      S-63

                                    conflict with the interests of the seller or
                                    its affiliates as acquirors, developers,
                                    operators, financers or sellers of real
                                    estate related assets.

                                    The sellers or their affiliates may acquire
                                    a portion of the certificates. Under such
                                    circumstances, they may become the
                                    controlling class, and as such have
                                    interests that may conflict with their
                                    interests as a seller of the mortgage loans.

PREPAYMENTS MAY REDUCE THE YIELD
ON YOUR CERTIFICATES                The yield to maturity on your certificates
                                    will depend, in significant part, upon the
                                    rate and timing of principal payments on the
                                    mortgage loans. For this purpose, principal
                                    payments include both voluntary prepayments,
                                    if permitted, and involuntary prepayments,
                                    such as prepayments resulting from casualty
                                    or condemnation of mortgaged properties,
                                    defaults and liquidations by borrowers, or
                                    repurchases as a result of a seller's breach
                                    of representations and warranties or
                                    material defects in a mortgage loan's
                                    documentation.

                                    The investment performance of your
                                    certificates may vary materially and
                                    adversely from your expectations if the
                                    actual rate of prepayment is higher or lower
                                    than you anticipate.

                                    Voluntary prepayments under some of the
                                    mortgage loans require payment of a
                                    prepayment premium or a yield maintenance
                                    charge unless the prepayment occurs within
                                    generally one (1) to seven (7) payments
                                    prior to and including the anticipated
                                    repayment date or stated maturity date, as
                                    the case may be. Nevertheless, we cannot
                                    assure you that the related borrowers will
                                    refrain from prepaying their mortgage loans
                                    due to the existence of a prepayment premium
                                    or a yield maintenance charge or that the
                                    amount of such premium or charge will be
                                    sufficient to compensate you for shortfalls
                                    in payments on your certificates on account
                                    of such prepayments. We also cannot assure
                                    you that involuntary prepayments will not
                                    occur. The rate at which voluntary
                                    prepayments occur on the mortgage loans will
                                    be affected by a variety of factors,
                                    including:

                                    o    the terms of the mortgage loans;

                                    o    the length of any prepayment lock-out
                                         period;

                                    o    the level of prevailing interest rates;

                                    o    the availability of mortgage credit;

                                    o    the applicable yield maintenance
                                         charges or prepayment premiums and the
                                         ability of the master servicer, primary
                                         servicer or special servicer to enforce
                                         the related provisions;

                                    o    the failure to meet requirements for
                                         release of escrows/reserves that result
                                         in a prepayment;

                                    o    the occurrence of casualties or natural
                                         disasters; and

                                    o    economic, demographic, tax or legal
                                         factors.

                                    Generally, no yield maintenance charge or
                                    prepayment premium will be required for
                                    prepayments in connection with a casualty or
                                    condemnation unless an event of default has
                                    occurred. In addition, if a seller
                                    repurchases any mortgage loan from the trust
                                    due to the material

                                      S-64

                                    breach of a representation or warranty or a
                                    material document defect or such mortgage
                                    loan is otherwise purchased from the trust
                                    (including certain purchases by the holder
                                    of a B Note or mezzanine loan), the
                                    repurchase price paid will be passed through
                                    to the holders of the certificates with the
                                    same effect as if the mortgage loan had been
                                    prepaid in part or in full, except that no
                                    yield maintenance charge or prepayment
                                    premium will be payable. Such a repurchase
                                    or purchase may, therefore, adversely affect
                                    the yield to maturity on your certificates.

                                    Although all of the mortgage loans have
                                    prepayment protection in the form of
                                    lock-out periods, defeasance provisions,
                                    yield maintenance provisions and/or
                                    prepayment premium provisions, there can be
                                    no assurance that borrowers will refrain
                                    from prepaying mortgage loans due to the
                                    existence of a yield maintenance charge or
                                    prepayment premium or that involuntary
                                    prepayments or repurchases will not occur.

                                    Also, the description in the mortgage notes
                                    of the method of calculation of prepayment
                                    premiums and yield maintenance charges is
                                    complex and subject to legal interpretation
                                    and it is possible that another person would
                                    interpret the methodology differently from
                                    the way we did in estimating an assumed
                                    yield to maturity on your certificates as
                                    described in this prospectus supplement. See
                                    Appendix II attached to this prospectus
                                    supplement for a description of the various
                                    prepayment provisions.

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE AT
WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                    The yield on any certificate will depend on
                                    (1) the price at which such certificate is
                                    purchased by you and (2) the rate, timing
                                    and amount of distributions on your
                                    certificate. The rate, timing and amount of
                                    distributions on any certificate will, in
                                    turn, depend on, among other things:

                                    o    the interest rate for such certificate;

                                    o    the rate and timing of principal
                                         payments (including principal
                                         prepayments) and other principal
                                         collections (including loan purchases
                                         in connection with breaches of
                                         representations and warranties) on or
                                         in respect of the mortgage loans and
                                         the extent to which such amounts are to
                                         be applied or otherwise result in a
                                         reduction of the certificate balance of
                                         such certificate;

                                    o    the rate, timing and severity of losses
                                         on or in respect of the mortgage loans
                                         or unanticipated expenses of the trust;

                                    o    the rate and timing of any
                                         reimbursement of the master servicer,
                                         the special servicer, the trustee or
                                         the fiscal agent, as applicable, out of
                                         the Certificate Account of
                                         nonrecoverable advances or advances
                                         remaining unreimbursed on a modified
                                         mortgage loan on the date of such
                                         modification;

                                    o    the timing and severity of any interest
                                         shortfalls resulting from prepayments
                                         to the extent not offset by a reduction
                                         in master servicer compensation as
                                         described in this prospectus
                                         supplement;

                                      S-65

                                    o    the timing and severity of any
                                         reductions in the appraised value of
                                         any mortgaged property in a manner that
                                         has an effect on the amount of
                                         advancing required on the related
                                         mortgage loan; and

                                    o    the method of calculation of prepayment
                                         premiums and yield maintenance charges
                                         and the extent to which prepayment
                                         premiums and yield maintenance charges
                                         are collected and, in turn, distributed
                                         on such certificate.

                                    In addition, any change in the weighted
                                    average life of a certificate may adversely
                                    affect yield. Prepayments resulting in a
                                    shortening of weighted average lives of
                                    certificates may be made at a time of lower
                                    interest rates when you may be unable to
                                    reinvest the resulting payment of principal
                                    at a rate comparable to the effective yield
                                    anticipated when making the initial
                                    investment in certificates. Delays and
                                    extensions resulting in a lengthening of the
                                    weighted average lives of the certificates
                                    may occur at a time of higher interest rates
                                    when you may have been able to reinvest
                                    principal payments that would otherwise have
                                    been received by you at higher rates.

YOU BEAR THE RISK OF BORROWER
DEFAULTS                            The rate and timing of delinquencies or
                                    defaults on the mortgage loans could affect
                                    the following aspects of the offered
                                    certificates:

                                    o    the aggregate amount of distributions
                                         on them;

                                    o    their yields to maturity;

                                    o    their rates of principal payments; and

                                    o    their weighted average lives.

                                    The rights of holders of each class of
                                    subordinate certificates to receive payments
                                    of principal and interest otherwise payable
                                    on their certificates will be subordinated
                                    to such rights of the holders of the more
                                    senior certificates having an earlier
                                    alphabetical class designation. Losses on
                                    the mortgage loans will be allocated to the
                                    Class P, Class O, Class N, Class M, Class L,
                                    Class K, Class J, Class H, Class G, Class F,
                                    Class E, Class D, Class C and Class B
                                    Certificates, in that order, reducing
                                    amounts otherwise payable to each class. Any
                                    remaining losses would then be allocated to
                                    the Class A-1 Certificates, Class A-2
                                    Certificates, Class A-3 Certificates, Class
                                    A-4 Certificates, Class A-5 Certificates and
                                    Class A-6 Certificates, pro rata and, with
                                    respect to losses of interest only, the
                                    Class X Certificates based on their
                                    respective entitlements.

                                    If losses on the mortgage loans exceed the
                                    aggregate certificate balance of the classes
                                    of certificates subordinated to a particular
                                    class, that particular class will suffer a
                                    loss equal to the full amount of that excess
                                    up to the outstanding certificate balance of
                                    such class.

                                    If you calculate your anticipated yield
                                    based on assumed rates of default and losses
                                    that are lower than the default rate and
                                    losses actually experienced and such losses
                                    are allocable to your certificates, your
                                    actual yield to maturity will be lower than
                                    the assumed yield. Under extreme scenarios,
                                    such yield could be negative. In general,
                                    the earlier a loss is borne by your
                                    certificates, the greater the effect on your
                                    yield to maturity.

                                      S-66

                                    Additionally, delinquencies and defaults on
                                    the mortgage loans may significantly delay
                                    the receipt of distributions by you on your
                                    certificates, unless advances are made to
                                    cover delinquent payments or the
                                    subordination of another class of
                                    certificates fully offsets the effects of
                                    any such delinquency or default.

                                    Also, if the related borrower does not repay
                                    a mortgage loan with an anticipated
                                    repayment date by its anticipated repayment
                                    date, the effect will be to increase the
                                    weighted average life of your certificates
                                    and may reduce your yield to maturity.

                                    Furthermore, if P&I Advances and/or
                                    Servicing Advances are made with respect to
                                    a mortgage loan after default and the
                                    mortgage loan is thereafter worked out under
                                    terms that do not provide for the repayment
                                    of those advances in full at the time of the
                                    workout, then any reimbursements of those
                                    advances prior to the actual collection of
                                    the amount for which the advance was made
                                    may also result in reductions in
                                    distributions of principal to the holders of
                                    the offered certificates for the current
                                    month.

COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL SERVICER
AND THE TRUSTEE MAY ADVERSELY
AFFECT THE PAYMENTS ON YOUR
CERTIFICATES                        To the extent described in this prospectus
                                    supplement, the master servicer, the special
                                    servicer, the trustee or the fiscal agent
                                    (and the related master servicer, the
                                    special servicer, the trustee or the fiscal
                                    agent in respect of any Non-Serviced
                                    Mortgage Loans) will be entitled to receive
                                    interest at the "Prime Rate" on unreimbursed
                                    advances they have made with respect to
                                    defaulted monthly payments or that are made
                                    with respect to the preservation and
                                    protection of the related mortgaged
                                    property. This interest will generally
                                    accrue from the date on which the related
                                    advance is made or the related expense is
                                    incurred to the date of reimbursement. This
                                    interest may be offset in part by default
                                    interest and late payment charges paid by
                                    the borrower or by certain other amounts. In
                                    addition, under certain circumstances,
                                    including delinquencies in the payment of
                                    principal and interest, a mortgage loan will
                                    be serviced by a special servicer, and the
                                    special servicer is entitled to compensation
                                    for special servicing activities. The right
                                    to receive interest on advances and special
                                    servicing compensation is senior to the
                                    rights of certificateholders to receive
                                    distributions. The payment of interest on
                                    advances and the payment of compensation to
                                    the special servicer may result in
                                    shortfalls in amounts otherwise
                                    distributable on certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        One (1) mortgaged property, securing a
                                    mortgage loan representing 6.9% of the
                                    initial outstanding pool balance, is subject
                                    to a first mortgage lien on both a fee
                                    interest and a leasehold interest in
                                    income-producing real property.

                                      S-67

                                    Leasehold mortgage loans are subject to
                                    certain risks not associated with mortgage
                                    loans secured by a lien on the fee estate of
                                    the borrower. The most significant of these
                                    risks is that if the borrower's leasehold
                                    were to be terminated upon a lease default,
                                    the lender would lose its security.
                                    Generally, each related ground lease
                                    requires the lessor to give the lender
                                    notice of the borrower's defaults under the
                                    ground lease and an opportunity to cure
                                    them, permits the leasehold interest to be
                                    assigned to the lender or the purchaser at a
                                    foreclosure sale, in some cases only upon
                                    the consent of the lessor, and contains
                                    certain other protective provisions
                                    typically included in a "mortgageable"
                                    ground lease.

                                    Upon the bankruptcy of a lessor or a lessee
                                    under a ground lease, the debtor entity has
                                    the right to assume or reject the lease. If
                                    a debtor lessor rejects the lease, the
                                    lessee has the right to remain in possession
                                    of its leased premises for the rent
                                    otherwise payable under the lease for the
                                    term of the lease (including renewals). If a
                                    debtor lessee/borrower rejects any or all of
                                    the lease, the leasehold lender could
                                    succeed to the lessee/borrower's position
                                    under the lease only if the lessor
                                    specifically grants the lender such right.
                                    If both the lessor and the lessee/borrowers
                                    are involved in bankruptcy proceedings, the
                                    trustee may be unable to enforce the
                                    bankrupt lessee/borrower's right to refuse
                                    to treat a ground lease rejected by a
                                    bankrupt lessor as terminated. In such
                                    circumstances, a lease could be terminated
                                    notwithstanding lender protection provisions
                                    contained therein or in the mortgage.

                                    Most of the ground leases securing the
                                    mortgaged properties provide that the ground
                                    rent increases during the term of the lease.
                                    These increases may adversely affect the
                                    cash flow and net income of the borrower
                                    from the mortgaged property.

THE SELLERS OF THE MORTGAGE LOANS
ARE SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY AFFECT
THE TRUST'S OWNERSHIP OF THE
MORTGAGE LOANS                      In the event of the insolvency of any
                                    seller, it is possible the trust's right to
                                    payment from or ownership of the mortgage
                                    loans could be challenged, and if such
                                    challenge were successful, delays or
                                    reductions in payments on your certificates
                                    could occur.

                                    Based upon opinions of counsel that the
                                    conveyance of the mortgage loans would
                                    generally be respected in the event of
                                    insolvency of the sellers, which opinions
                                    are subject to various assumptions and
                                    qualifications, the sellers believe that
                                    such a challenge will be unsuccessful, but
                                    there can be no assurance that a bankruptcy
                                    trustee, if applicable, or other interested
                                    party will not attempt to assert such a
                                    position. Even if actions seeking such
                                    results were not successful, it is possible
                                    that payments on the certificates would be
                                    delayed while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES       Your certificates will not be listed on any
                                    securities exchange or traded on any
                                    automated quotation systems of any
                                    registered securities association, and there
                                    is currently no secondary market for the

                                      S-68

                                    certificates. While the Underwriters
                                    currently intend to make a secondary market
                                    in the certificates, none of them is
                                    obligated to do so. Accordingly, you may not
                                    have an active or liquid secondary market
                                    for your certificates, which could result in
                                    a substantial decrease in the market value
                                    of your certificates. The market value of
                                    your certificates also may be affected by
                                    many other factors, including
                                    then-prevailing interest rates. Furthermore,
                                    you should be aware that the market for
                                    securities of the same type as the
                                    certificates has in the past been volatile
                                    and offered very limited liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAIL RISKS WHICH MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                        The interest rates on one or more classes of
                                    certificates may be based on a weighted
                                    average of the mortgage loan interest rates
                                    net of the administrative cost rate, which
                                    is calculated based upon the respective
                                    principal balances of the mortgage loans.
                                    Alternatively, the interest rate on one or
                                    more classes of the certificates may be
                                    capped at such weighted average rate. This
                                    weighted average rate is further described
                                    in this prospectus supplement under the
                                    definition of "Weighted Average Net Mortgage
                                    Rate" in the "Glossary of Terms." Any class
                                    of certificates that is either fully or
                                    partially based upon the weighted average
                                    net mortgage rate may be adversely affected
                                    by disproportionate principal payments,
                                    prepayments, defaults and other unscheduled
                                    payments on the mortgage loans. Because some
                                    mortgage loans will amortize their principal
                                    more quickly than others, the rate may
                                    fluctuate over the life of those classes of
                                    your certificates.

                                    In general, mortgage loans with relatively
                                    high mortgage interest rates are more likely
                                    to prepay than mortgage loans with
                                    relatively low mortgage interest rates. For
                                    instance, varying rates of unscheduled
                                    principal payments on mortgage loans which
                                    have interest rates above the weighted
                                    average net mortgage rate may have the
                                    effect of reducing the interest rate of your
                                    certificates.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-69

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2004-TOP16 Commercial Mortgage Pass-Through Certificates
will be issued on or about November 4, 2004 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent, the fiscal agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in the trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related seller regarding its mortgage loans.

          The certificates will be issued on the Closing Date and will only be entitled to scheduled payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
               A-3 Certificates, the Class A-4 Certificates, the Class A-5
               Certificates and the Class A-6 Certificates;

          o    the Class X-1 Certificates and the Class X-2 Certificates;

          o    the Class B Certificates, the Class C Certificates, the Class D
               Certificates, the Class E Certificates, the Class F Certificates,
               the Class G Certificates, the Class H Certificates, the Class J
               Certificates, the Class K Certificates, the Class L Certificates,
               the Class M Certificates, the Class N Certificates, the Class O
               Certificates and the Class P Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          The Class A Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class B, Class C, Class D and Class E Certificates will be issued in denominations of $100,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount. The Class X-2 Certificates will be issued in denominations of $1,000,000 initial Notional Amount and in any whole dollar denomination in excess of that amount.

          Each class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled

                                      S-70

to receive a fully registered physical certificate representing such interest, except as presented in the prospectus under "Description Of The
Certificates--Book-Entry Registration and Definitive Certificates." Unless and
until definitive certificates are issued in respect of any class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related
Certificate Owners through DTC's participating organizations.

          All references herein to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related Certificate Owners through DTC's
Participants in accordance with DTC procedures. Until definitive certificates are issued in respect of any class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its
Participants. See "Description of the Certificates--Book-Entry Registration and
Definitive Certificates" in the prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Bank or Euroclear Bank, as operator of the Euroclear system, in
Europe. Transfers within DTC, Clearstream Bank or Euroclear Bank, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream Bank or Euroclear Bank, on the other, will be effected in DTC through the relevant depositaries of Clearstream Bank and
Euroclear Bank, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Bank or Euroclear Bank as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear Bank participant or Clearstream Bank customer on such business day. Cash received in Clearstream Bank or Euroclear Bank as a result of sales of securities by or through a Clearstream Bank customer or a Euroclear
Bank participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Bank or
Euroclear Bank cash account only as of the business day following settlement in
DTC.

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class B, Class C, Class D, Class E and Class X-2
Certificates will have the following aggregate Certificate Balances or Notional
Amount. In each case, the Certificate Balance or Notional Amount on the Closing
Date may vary by up to 5%:

             INITIAL AGGREGATE       APPROXIMATE
            CERTIFICATE BALANCE   PERCENT OF INITIAL     RATINGS       APPROXIMATE
  CLASS      OR NOTIONAL AMOUNT      POOL BALANCE      (FITCH/S&P)   CREDIT SUPPORT
---------   -------------------   ------------------   -----------   --------------

Class A-1      $   20,000,000           1.730%           AAA/AAA         10.375%
Class A-2      $   60,000,000           5.190%           AAA/AAA         10.375%
Class A-3      $  100,000,000           8.650%           AAA/AAA         10.375%
Class A-4      $  100,000,000           8.650%           AAA/AAA         10.375%
Class A-5      $   80,000,000           6.920%           AAA/AAA         10.375%
Class A-6      $  676,075,000          58.483%           AAA/AAA         10.375%
Class B        $   20,231,000           1.750%            AA/AA           8.625%
Class C        $   13,005,000           1.125%           AA-/AA-          7.500%
Class D        $   13,005,000           1.125%             A/A            6.375%
Class E        $   15,895,000           1.375%            A-/A-           5.000%
Class X-2      $1,108,051,000             N/A            AAA/AAA            N/A

                                      S-71

          The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-5 and Class A-6 Certificates represent the approximate credit support for the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificates
in the aggregate.

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of such certificate on such
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance.
Each such class of certificates will represent the right to receive distributions of interest accrued as described herein on a Notional Amount.

          The Notional Amount of the Class X-1 Certificates will be equal to the aggregate of the Certificate Balances of the classes of Principal Balance
Certificates outstanding from time to time. The Notional Amount of the Class X-2
Certificates will equal:

     o    during the period from the Closing Date through and including the
          Distribution Date occurring in May 2006, the sum of (a) the lesser of
          $45,044,000 and the Certificate Balance of the Class A-2 Certificates
          outstanding from time to time and (b) the aggregate of the Certificate
          Balances of the Class A-3, Class A-4, Class A-5, Class A-6, Class B,
          Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K
          and Class L Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in May
          2006 through and including the Distribution Date occurring in May
          2007, the sum of (a) the lesser of $89,187,000 and the Certificate
          Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4, Class
          A-5, Class A-6, Class B, Class C, Class D, Class E, Class F and Class
          G Certificates outstanding from time to time and (c) the lesser of
          $2,386,000 and the Certificate Balance of the Class H Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in May
          2007 through and including the Distribution Date occurring in May
          2008, the sum of (a) the lesser of $35,640,000 and the Certificate
          Balance of the Class A-3 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-4, Class
          A-5, Class A-6, Class B, Class C, Class D and Class E Certificates
          outstanding from time to time and (c) the lesser of $2,247,000 and the
          Certificate Balance of the Class F Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in May
          2008 through and including the Distribution Date occurring in May
          2009, the sum of (a) the lesser of $84,995,000 and the Certificate
          Balance of the Class A-4 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-5, Class
          A-6, Class B and Class C Certificates outstanding from time to time and (c) the lesser of $10,913,000 and the Certificate Balance of the
          Class D Certificates outstanding from time to time;

     o    during the period following the Distribution Date occurring in May
          2009 through and including the Distribution Date occurring in May
          2010, the sum of (a) the lesser of $57,740,000 and the Certificate
          Balance of the Class A-5 Certificates outstanding from time to time,
          (b) the aggregate of the Certificate Balances of the Class A-6 and
          Class B Certificates outstanding from time to time and (c) the lesser of $5,988,000 and the Certificate Balance of the Class C Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in May
          2010 through and including the Distribution Date occurring in May
          2011, the sum of (a) the lesser of $7,942,000 and the Certificate
          Balance of the Class A-5 Certificates outstanding from time to time,
          (b) the Certificate Balance of the Class

                                      S-72

          A-6 Certificates outstanding from time to time and (c) the lesser of
          $10,118,000 and the Certificate Balance of the Class B Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date occurring in May
          2011 through and including the Distribution Date occurring in May
          2012, the lesser of $584,905,000 and the Certificate Balance of the
          Class A-6 Certificates outstanding from time to time;

     o    during the period following the distribution date occurring in May
          2012 through and including the Distribution Date occurring in November
          2012, the lesser of $558,856,000 and the Certificate Balance of the
          Class A-6 Certificates outstanding from time to time; and

     o    following the Distribution Date occurring in November 2012, $0.

          Accordingly, the Notional Amount of the Class X-1 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any class of Principal Balance Certificates. The Notional
Amount of the Class X-2 Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and
Expense Losses actually allocated to the Certificate Balance of any component and any class of Certificates included in the calculation of the Notional Amount for the Class X-2 Certificates on such Distribution Date, as described above. It is anticipated that holders of the Class X-2 Certificates will not be entitled to distributions of interest at any time following the Distribution Date occurring in November 2012. Upon initial issuance, the aggregate Notional Amount of the Class X-1 Certificates and Class X-2 Certificates will be $1,156,012,001 and $1,108,051,000, respectively, subject in each case to a permitted variance of plus or minus 5%. The Notional Amount of each Class X Certificate is used solely for the purpose of determining the amount of interest to be distributed on such Certificate and does not represent the right to receive any distributions of principal.

          The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

          The Pass-Through Rates applicable to the Class A-1, Class A-2, Class
A-3, Class A-4 and Class A-5 Certificates for each Distribution Date will be equal to 2.62%, 3.70%, 4.03%, 4.32% and 4.60% per annum, respectively. The Class
A-6 Certificates will accrue interest at a per annum rate equal to the lesser of
4.75% and the Weighted Average Net Mortgage Rate. The Class B Certificates will accrue interest at a per annum rate equal to the lesser of 4.82% and the
Weighted Average Net Mortgage Rate. The Class C Certificates will accrue interest at a per annum rate equal to the lesser of 4.85% and the Weighted
Average Net Mortgage Rate. The Class D Certificates will accrue interest at a per annum rate equal to the lesser of 4.89% and the Weighted Average Net
Mortgage Rate. The Class E Certificates will accrue interest at a per annum rate equal to the lesser of 4.99% and the Weighted Average Net Mortgage Rate.

          The Pass-Through Rate applicable to the Class X-2 Certificates for the initial Distribution Date will equal approximately 0.81% per annum. The
Pass-Through Rate applicable to the Class X-2 Certificates for each Distribution
Date subsequent to the initial Distribution Date and on or before the
Distribution Date in November 2012 will equal the weighted average of the respective strip rates (the "Class X-2 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional Amount of the Class X-2 Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of a specified class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any class of Principal
Balance Certificates is identified under "--Certificate Balances" above as being part of the total Notional Amount of the Class X-2 Certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of it) will represent one or more separate components of the total
Notional Amount of the Class X-2 Certificates for purposes of calculating the accrual of interest for the related Distribution Date. For any Distribution Date occurring in or before November 2012, on any particular component of the total
Notional Amount of the Class X-2

                                      S-73

Certificates immediately prior to the related Distribution Date, the applicable
Class X-2 Strip Rate will equal the excess, if any, of:

     o    the lesser of (a) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached to this prospectus supplement and (b) the Weighted Average Net Mortgage Rate for such Distribution Date, over

     o    the Pass-Through Rate for such Distribution Date for the class of
          Principal Balance Certificates whose Certificate Balance, or a designated portion of it, comprises such component.

          Under no circumstances will any Class X-2 Strip Rate be less than zero.

          The Pass-Through Rate applicable to the Class X-1 Certificates for the initial Distribution Date will equal approximately 0.12% per annum. The
Pass-Through Rate applicable to the Class X-1 Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X-1 Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X-1 Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will be comprised of all or a designated portion of the
Certificate Balance of one of the classes of the Principal Balance Certificates.
In general, the Certificate Balance of each class of Principal Balance
Certificates will constitute a separate component of the total Notional Amount of the Class X-1 Certificates; provided that, if a portion, but not all, of the
Certificate Balance of any particular class of Principal Balance Certificates is identified under "--Certificate Balances" above as being part of the total
Notional Amount of the Class X-2 Certificates immediately prior to any
Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the total Notional Amount of the Class X-1 Certificates for purposes of calculating the accrual of interest for the related Distribution Date, and the remaining portion of such Certificate
Balance will represent one or more other separate components of the Class X-1
Certificates for purposes of calculating the accrual of interest for the related
Distribution Date. For any Distribution Date occurring in or before November
2012, on any particular component of the total Notional Amount of the Class X-1
Certificates immediately prior to the related Distribution Date, the applicable
Class X-1 Strip Rate will be calculated as follows:

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) also constitutes a component of the total Notional Amount of the Class X-2 Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a)
          the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the greater of (i) the rate per annum corresponding to such
          Distribution Date as set forth on Schedule A attached to this prospectus supplement and (ii) the Pass-Through Rate for such
          Distribution Date for such class of Principal Balance Certificates;
          and

     o    if such particular component consists of the entire Certificate
          Balance (or a designated portion of that certificate balance) of any class of Principal Balance Certificates, and if such entire
          Certificate Balance (or that designated portion) does not also constitute a component of the total Notional Amount of the Class X-2
          Certificates immediately prior to the related Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of
          (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such class of Principal Balance Certificates.

          For any Distribution Date occurring after November 2012, the
Certificate Balance of each class of Principal Balance Certificates will constitute a separate component of the total Notional Amount of the Class X-1
Certificates, and the applicable Class X-1 Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a)
the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the
Pass-Through Rate for such Distribution Date for such class of Principal Balance
Certificates. Under no circumstances will any Class X-1 Strip Rate be less than zero.

                                      S-74

          The Pass-Through Rate applicable to the Class F Certificates will, at all times, equal the lesser of 5.21% per annum and the Weighted Average Net
Mortgage Rate. The Pass-Through Rate applicable to the Class G Certificates will, at all times, be equal to the Weighted Average Net Mortgage Rate less
0.20%. The Pass-Through Rate applicable to the Class H Certificates will, at all times, be equal to the Weighted Average Net Mortgage Rate. The Pass-Through Rate
applicable to the Class J, Class K, Class L, Class M, Class N, Class O and Class
P Certificates will, at all times, equal the lesser of 4.493% per annum and the
Weighted Average Net Mortgage Rate.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II. The Administrative Cost Rate will be payable on the Scheduled
Principal Balance of each mortgage loan outstanding from time to time. The
Administrative Cost Rate applicable to a mortgage loan in any month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in December 2004. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

          The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of such certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to such certificate, which reimbursement is to occur after the date on which such certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered such certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a class of certificates will be allocated pro rata among such certificates based on their respective Percentage
Interests in such Class.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year
(commencing in 2005), the paying agent will withdraw an amount from the Interest
Reserve Account in respect of each Interest Reserve Loan equal to the related
Interest Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution
Amount for such Distribution Date.

                                      S-75

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

          (i)  to the holders of the Class A-1, Class A-2, Class A-3, Class A-4,
               Class A-5, Class A-6, Class X-1 and Class X-2 Certificates, the
               Distributable Certificate Interest Amount in respect of each such class for such Distribution Date, pro rata, in proportion to the
               Distributable Certificate Interest Amount payable in respect of each such Class;

          (ii) to the holders of the Class A-1 Certificates, the Principal
               Distribution Amount for such Distribution Date until the
               aggregate Certificate Balance of the Class A-1 Certificates has
               been reduced to zero;

          (iii) upon payment in full of the aggregate Certificate Balance of the
               Class A-1 Certificates, to the holders of the Class A-2
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-2 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-1
               Certificates;

          (iv) upon payment in full of the aggregate Certificate Balance of the
               Class A-2 Certificates, to the holders of the Class A-3
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-3 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-1 and Class A-2 Certificates;

          (v)  upon payment in full of the aggregate Certificate Balance of the
               Class A-3 Certificates, to the holders of the Class A-4
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-4 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-1,
               Class A-2 and Class A-3 Certificates;

          (vi) upon payment in full of the aggregate Certificate Balance of the
               Class A-4 Certificates, to the holders of the Class A-5
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-5 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-1,
               Class A-2, Class A-3 and Class A-4 Certificates;

          (vii) upon payment in full of the aggregate Certificate Balance of the
               Class A-5 Certificates, to the holders of the Class A-6
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class A-6 Certificates has been reduced to zero; the portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A-1,
               Class A-2, Class A-3, Class A-4 and Class A-5 Certificates;

          (viii) to the holders of the Class A Certificates and the Class X
               Certificates, pro rata in proportion to their respective
               entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or Expense Losses
               previously allocated to such certificates and for which
               reimbursement has not previously been fully paid (in the case of the Class X Certificates, insofar

                                      S-76

               as Realized Losses or Expense Losses have resulted in shortfalls in the amount of interest distributed, other than by reason of a reduction of the Notional Amount), plus interest on such Realized
               Losses or Expense Losses, at one-twelfth the applicable
               Pass-Through Rate;

          (ix) to the holders of the Class B Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (x)  upon payment in full of the aggregate Certificate Balance of the
               Class A-6 Certificates, to the holders of the Class B
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class B Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A
               Certificates;

          (xi) to the holders of the Class B Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

          (xii) to the holders of the Class C Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (xiii) upon payment in full of the aggregate Certificate Balance of the Class B Certificates, to the holders of the Class C
               Certificates, the Principal Distribution Amount for such
               Distribution Date until the aggregate Certificate Balance of the
               Class C Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A and
               Class B Certificates;

          (xiv) to the holders of the Class C Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

          (xv) to the holders of the Class D Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (xvi) upon payment in full of the aggregate Certificate Balance of the
               Class C Certificates, to the holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class D
               Certificates has been reduced to zero; the portion of the
               Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the Principal
               Distribution Amount distributed to the holders of the Class A,
               Class B and Class C Certificates;

          (xvii) to the holders of the Class D Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate;

          (xviii) to the holders of the Class E Certificates, the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (xix) upon payment in full of the aggregate Certificate Balance of the
               Class D Certificates, to the holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date until the aggregate Certificate Balance of the Class E
               Certificates has been reduced to zero; the

                                      S-77

               portion of the Principal Distribution Amount distributed under this payment priority will be reduced by any portion of the
               Principal Distribution Amount distributed to the holders of the
               Class A, Class B, Class C and Class D Certificates;

          (xx) to the holders of the Class E Certificates, to reimburse them for any Realized Losses or Expense Losses previously allocated to such class of certificates and for which reimbursement has not previously been fully paid, plus interest on such Realized Losses or Expense Losses, at one-twelfth the applicable Pass-Through
               Rate; and

          (xxi) to make payments to the holders of the private certificates
               (other than the Class X-1 Certificates) as contemplated below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
     Class A-6 Certificates, in proportion to their respective Certificate
     Balances, in reduction of their respective Certificate Balances, until the aggregate Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
     Class A-6 Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense
     Losses previously allocated to such Classes, plus interest on such Realized
     Losses or Expense Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates and the Class X-1 Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective classes of private certificates, other than the Class X-1 Certificates and Residual
Certificates, in alphabetical order of Class designation, in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class
F Certificates, then payments under clauses (1), (2), and (3) below, in that order, to the holders of the Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates:

          (1)  to pay interest to the holders of the particular class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such class of
               certificates for such Distribution Date;

          (2)  if the aggregate Certificate Balance of each other class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation has been reduced to zero, to pay principal to the holders of the particular class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate
               Certificate Balance of such class of certificates and (b) the remaining Principal Distribution Amount for such Distribution
               Date; and

          (3)  to reimburse the holders of the particular class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such class of
               certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

                                      S-78

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation -- for any, and to the extent of, Realized Losses and Expense Losses, including interest on
Advances, previously allocated to them; and second, upon the reduction of the aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional special servicer compensation.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges relating to a mortgage loan in the trust and collected during the related Collection Period will be distributed by the paying agent on the classes of certificates as follows: to the holders of each of the Class A-1, Class A-2,
Class A-3, Class A-4, Class A-5, Class A-6, Class B, Class C, Class D, Class E,
Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all classes of certificates on that Distribution Date, (b) the Base Interest Fraction for the
related principal prepayment and that class and (c) the aggregate amount of such
Prepayment Premiums or Yield Maintenance Charges collected during the related
Collection Period. Any Prepayment Premiums or Yield Maintenance Charges relating to a mortgage loan in the trust and collected during the related Collection
Period remaining after those distributions will be distributed to the holders of the Class X Certificates. On any Distribution Date on or before the Distribution
Date in November 2009, 80% of such Prepayment Premiums or Yield Maintenance
Charges remaining after those distributions will be distributed to the holders of the Class X-1 Certificates and 20% of the Prepayment Premiums or Yield
Maintenance Charges remaining after those distributions will be distributed to the holders of the Class X-2 Certificates. After the Distribution Date in
November 2009, any of such Prepayment Premiums or Yield Maintenance Charges remaining after those distributions will be distributed to the holders of the
Class X-1 Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related principal prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the trust through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will, for purposes of, among other things, determining
Pass-Through Rates of, distributions on and allocations of Realized Losses and
Expense Losses to the certificates, as well as the amount of Master Servicing
Fees, Primary Servicing Fees, Excess Servicing Fees, Trustee Fees and Special
Servicing Fees payable under the Pooling and Servicing Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal Reductions described under "--Appraisal
Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution
Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the

                                      S-79

related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months. Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the
Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of the mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain - at the Operating Adviser's expense - an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder with respect to the related A/B Mortgage Loan (or Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's, the trustee's or the fiscal agent's, as the case may be, obligation to make P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates. See
"--Advances--P&I Advances" below.

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including any advances to be made on such Non-Serviced Mortgage Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates, and to the rights of the holders of each other class of Subordinate Certificates with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of each class of
Class A Certificates of principal in an amount equal to the entire Certificate
Balance of the Class A Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate Certificates, other than the
Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire Certificate Balance of such class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described above under "--Application of the Available Distribution Amount" and by the allocation of Realized Losses and
Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

                                      S-80

          Allocation to the Class A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Certificates, the percentage interest in the trust evidenced by the Class A Certificates will be decreased, with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A
Certificates by the Subordinate Certificates.

          Following retirement of the Class A Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of Class designation, in each case until such Class is paid in full, of the entire
Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such class of certificates as regards the relative amount of subordination afforded by the other Classes of Certificates with later alphabetical Class designations.

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H,
Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and then to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and
Class A-6 Certificates, pro rata and, solely with respect to losses of interest
(other than as a reduction of the Notional Amount), to the Class X-1 and Class
X-2 Certificates, pro rata with each other and with the Class A Certificates, in each case reducing principal and/or interest otherwise payable thereon.

          Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to certificateholders for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the mortgage pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the distribution date for that collection period.

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any class of certificates on any
Distribution Date will result in Unpaid Interest for such Class which, together with interest thereon, will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

                                      S-81

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest. See "Servicing of the Mortgage Loans--The Master Servicer--Master
Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the primary servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

          The holders of a majority of the controlling class, the master servicer, the special servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the Initial Pool Balance.

          The purchase price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the trust. The optional termination of the trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

          Upon any such termination, the purchase price for the mortgage loans and the other property in the trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed

                                      S-82

by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

o    the amount of interest required to be advanced by the master servicer without giving effect to this sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. In no event will the master servicer be required to make aggregate P&I Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

                                      S-83

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, and if the trustee fails to make a required P&I Advance, the fiscal agent is required to make such P&I Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer, the trustee and fiscal agent will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on such Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, P&I Advances with respect to any Non-Serviced Mortgage
Loans as to which advancing is provided for under the Pooling and Servicing
Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and Servicing Agreement.

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

o    items such as real estate taxes and assessments in respect of such REO
     Property that may result in the imposition of a lien;

o    any ground rents in respect of such REO Property; and

o    other costs and expenses necessary to maintain, manage or operate such REO
     Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from

                                      S-84

amounts on deposit in the Certificate Account or Distribution Account as
described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such
Servicing Advance, and if the trustee fails to make a required Servicing
Advance, the fiscal agent is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the collection period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the mortgage pool during the collection period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that collection period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable advances, then the party entitled to such reimbursement has agreed to notify the rating agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related distribution date will be reduced and, in the case of reimbursement of nonrecoverable advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that distribution date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer, the trustee or the fiscal agent is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the operating adviser, the Rating Agencies, the paying agent and us (and the holders of the
Serviced Companion Mortgage Loan if the Servicing Advance relates to a Loan
Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if

                                      S-85

any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the trustee and the fiscal agent. The trustee and the fiscal agent will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a)  A statement (in the form of Appendix V) setting forth, to the extent applicable:

               (i)  the amount, if any, of such distributions to the holders of each class of Principal Balance Certificates applied to
                    reduce the aggregate Certificate Balance of such class;

               (ii) the amount of such distribution to holders of each class of certificates allocable to (A) interest and (B) Prepayment
                    Premiums or Yield Maintenance Charges;

               (iii) the number of outstanding mortgage loans and the aggregate principal balance and Scheduled Principal Balance of the
                    mortgage loans at the close of business on the related
                    Determination Date;

               (iv) the number and aggregate Scheduled Principal Balance of mortgage loans:

                    (A)  delinquent 30 to 59 days,

                    (B)  delinquent 60 to 89 days,

                    (C)  delinquent 90 days or more,

                    (D)  as to which foreclosure proceedings have been
                         commenced, or

                    (E)  as to which bankruptcy proceedings have been commenced;

               (v)  with respect to any REO Property included in the trust, the principal balance of the related mortgage loan as of the
                    date of acquisition of the REO Property and the Scheduled
                    Principal Balance of the mortgage loan;

               (vi) as of the related Determination Date:

                    (A)  as to any REO Property sold during the related
                         Collection Period, the date of the related
                         determination by the special servicer that it has
                         recovered all payments which it expects to be finally
                         recoverable and the amount of the proceeds of such sale
                         deposited into the Certificate Account, and

                    (B)  the aggregate amount of other revenues collected by the special servicer with respect to each REO Property
                         during the related Collection Period and credited to
                         the Certificate Account, in each case identifying such
                         REO Property by the loan number of the related mortgage
                         loan;

                                      S-86

               (vii) the aggregate Certificate Balance or Notional Amount of each class of certificates before and after giving effect to the distribution made on such Distribution Date;

               (viii) the aggregate amount of Principal Prepayments made during the related Collection Period;

               (ix) the Pass-Through Rate applicable to each class of
                    certificates for such Distribution Date;

               (x)  the aggregate amount of servicing fees paid to the master servicer, the Primary Servicer and the special servicer and the holders of the rights to Excess Servicing Fees;

               (xi) the amount of Unpaid Interest, Realized Losses or Expense
                    Losses, if any, incurred with respect to the mortgage loans, including a break out by type of such Expense Losses on an aggregate basis;

               (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding, separately stated, that have been made by the master servicer, the special servicer, the trustee and the fiscal agent and the aggregate amount of Servicing Advances and P&I Advances made by the applicable Non-Serviced
                    Mortgage Loan Master Servicer in respect of the Non-Serviced
                    Mortgage Loans;

               (xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the
                    total Appraisal Reductions in effect as of such Distribution
                    Date; and

               (xiv) such other information and in such form as will be
                    specified in the Pooling and Servicing Agreement.

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(i),
(a)(ii) and (a)(xi) above, the amounts shall be expressed as a dollar amount per
$1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to any interested party via the paying agent's website, which shall initially be located at www.ctslink.com/cmbs. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the
parties to the Pooling and Servicing Agreement, the Underwriters,
Certificateholders and any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the pooling and servicing agreement (which form may be submitted electronically via the paying agent's website). For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

                                      S-87

          On an annual basis, the master servicer is required to deliver the
Annual Report to the trustee and the paying agent, which will make such report available as described above to the Underwriters, the Certificateholders, the
Depositor and anyone the Depositor or any Underwriter reasonably designates, the special servicer, and the Rating Agencies.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any certificateholder, any certificate owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

o    the Pooling and Servicing Agreement and any amendments to it;

o    all reports or statements delivered to holders of the relevant class of certificates since the Closing Date;

o    all officer's certificates delivered to the paying agent since the Closing
     Date;

o    all accountants' reports delivered to the paying agent since the Closing
     Date;

o    the mortgage loan files;

o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's determination that any
     Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient.

                                      S-88

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written certification, in the form prescribed by the
Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in November 2004:

The close of business on

November 1                (A)   Cut-off Date.

November 30               (B)   Record Date for all Classes of Certificates.

November 2 - December 6   (C)   The Collection Period. The master servicer
                                receives Scheduled Payments due after the
                                Cut-off Date and any Principal Prepayments made
                                after the Cut-off Date and on or prior to
                                December 6.

December 6                (D)   Determination Date.

December 10               (E)   Master Servicer Remittance Date.

December 13               (F)   Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to December 6, 2004 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of

                                      S-89

such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 13th day of each month or, if such day is not a business day, the next succeeding business day.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

          LaSalle Bank National Association will act as the trustee. LaSalle
Bank National Association is a subsidiary of the fiscal agent. The trustee, is at all times required to be, and will be required to resign if it fails to be,
(i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association, organized and doing business under the laws of the
United States of America or any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than
$50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt, or that of its fiscal agent, if applicable, is rated not less than "AA-"
by Fitch (or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and "A+" by S&P, provided that, if the fiscal agent is rated at least "AA-" by Fitch (or "A+" by Fitch if the fiscal agent also has a short-term rating of at least "F-1" from Fitch) and "A-" by S&P (or
"A+" by S&P if such institution's short-term debt obligations are rated at least
"A-1" by S&P), then the trustee must be rated not less than "A-" by Fitch and
"A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates. The corporate trust office of the trustee responsible for administration of the trust is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services
Group--Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage
Pass-Through Certificates, Series 2004-TOP16. As of June 30, 2004, the trustee had assets of approximately $62.7 billion. See "Description of the Pooling and
Servicing Agreements--Duties of the Trustee", "Description of the Pooling and
Servicing Agreements--Regarding the Fees, Indemnities and Powers of the Trustee"
and "Description of the Pooling and Servicing Agreements--Resignation and
Removal of the Trustee" in the prospectus.

The Fiscal Agent

          ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the trustee will act as fiscal agent for the trust and will be obligated to make any Advance required to be made, and not made, by the master servicer and the trustee under the Pooling and Servicing Agreement, provided that the fiscal agent will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The fiscal agent will be entitled -- but not obligated -- to rely conclusively on any determination by the master servicer, the special servicer -- solely in the case of Servicing Advances -- or the trustee that an Advance, if made, would be a nonrecoverable advance. The fiscal agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer and the trustee. See "--Advances" above. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent. As of June 30, 2004, the fiscal agent had consolidated assets of approximately $765.7 billion. The long-term unsecured debt of ABN AMRO Bank N.V.
is rated "AA-" by Fitch and "AA-" by S&P. In the event that LaSalle Bank
National Association shall, for any reason, cease to act as trustee under the
Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of fiscal agent under the Pooling and Servicing Agreement.

                                      S-90

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo will serve as registrar (in such capacity, the "certificate registrar")
for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in such capacity, the "authenticating agent"). Wells Fargo maintains an office at
Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 for
certificate transfers and exchanges and an office at 9062 Old Annapolis Road,
Columbia, Maryland 21045 for securities administration purposes. Wells Fargo is also the master servicer. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee as set forth in the Pooling and
Servicing Agreement.

          The trustee, the fiscal agent, the certificate registrar and the paying agent and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred in connection with any legal action incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement and the certificates.

EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions.

          The Rated Final Distribution Date of each class of certificates is the
Distribution Date in February 2046.

          The ratings assigned by the Rating Agencies to each class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

o    to cure any ambiguity;

o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the statements made with respect to the certificates, the trust or the Pooling and Servicing
     Agreement in this prospectus supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be inconsistent with any other provisions;

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each REMIC (or the grantor trust created from the related portion of the trust) for the purposes of federal income tax law (or comparable provisions of state income tax law);

o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing Agreement not inconsistent with the provisions therein;

o    to modify, add to or eliminate the provisions in the Pooling and Servicing
     Agreement relating to transfers of residual certificates;

                                      S-91

o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

o    to modify the provisions relating to the timing of reimbursements of
     Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust created from the related portion of the trust). In addition, no amendment to the Pooling and Servicing Agreement that is materially adverse to the interests of the Congress Center B Note holder may be effected, unless the Congress Center B Note holder provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and Servicing
Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate certificate balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

o    reduce the aforesaid percentages of aggregate certificate percentage or certificate balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each class of certificates affected thereby;

o    eliminate the master servicer's, the trustee's or the fiscal agent's obligation to advance or alter the Servicing Standard except as may be necessary or desirable to comply with Sections 860A through 860G of the
     Code and related Treasury Regulations and rulings promulgated under the
     Code; or

o    adversely affect the status of any REMIC for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class
     R-I, Class R-II and Class R-III Certificateholders) or adversely affect the status of the grantor trust created from the related portion of the trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and
     Servicing Agreement.

                                      S-92

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

o    the Pass-Through Rate for such certificate;

o    the rate and timing of principal payments, including Principal Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with
     Material Breaches of representations and warranties and Material Document
     Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or Notional Amount of such certificate;

o    the rate, timing and severity of Realized Losses and Expense Losses and the extent to which such losses and expenses are allocable in reduction of the
     Certificate Balance or Notional Amount of such certificate or in reduction of amounts distributable thereon; and

o    the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the
     Distributable Certificate Interest Amount payable on such certificate.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions will not be payable to such holders until at least the 13th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The interest rates on one or more classes of certificates (including the Class X-2 Certificates) may be based on a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans. In addition, the interest rate on one or more classes of certificates may be capped at such weighted average rate. Accordingly, the yield on those classes of certificates may be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized
Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X-1 Certificates (and to a lesser extent, the Class X-2 Certificates) will be extremely sensitive to, and the yield to maturity on any class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or Notional Amount of such class of certificates. As described herein, the Principal Distribution Amount for each
Distribution Date will be distributable entirely in respect of the Class A
Certificates until their Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other class of Principal
Balance Certificates, in descending alphabetical order of Class designation, in each case until the aggregate Certificate Balance of such class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates

                                      S-93

on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the trust.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the trust as described herein under "Description of the Offered
Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans, and, accordingly, on the
Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage Loans--Mortgage Loan
Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or Notional Amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class X-2 Certificates should fully consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in the failure of such investors to fully recoup their initial investments. With respect to the Class A, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class X-1 and Class X-2 Certificates, the
allocation of a portion of collected Prepayment Premiums or Yield Maintenance
Charges to the certificates as described herein is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with

                                      S-94

respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a principal prepayment accompanied by less than a full month's interest) will bear interest at the applicable Pass-Through Rate and may adversely affect the yield to maturity of the class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending -- from Class O to Class A -- alphabetical order of
Class designation. As to each of such classes, Realized Losses and Expense
Losses will reduce (i) first, the Certificate Balance of such class until such
Certificate Balance is reduced to zero (in the case of the Principal Balance
Certificates); (ii) second, Unpaid Interest owing to such class and (iii) third,
Distributable Certificate Interest Amounts owing to such class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates and, as to their interest entitlements only, the Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may
be. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of each class of certificates, pro rata as described herein, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses
generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate class of certificates outstanding.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by

                                      S-95

federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lockout, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each class of offered certificates (other than the Class X-2
Certificates) after each of the dates shown and the corresponding weighted average life of each such class of the certificates, if the Mortgage Pool were to prepay at the indicated levels of CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

o    multiplying the amount of each reduction in the Certificate Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

o    summing the results; and

o    dividing the sum by the aggregate amount of the reductions in the
     Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

                                      S-96

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                    44%    44%    44%    44%    44%
November 2006                                     0%     0%     0%     0%     0%
Weighted average life (years)                  0.95   0.95   0.95   0.95   0.95

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                    94%    94%    94%    94%    94%
November 2007                                    68%    68%    68%    68%    68%
November 2008                                    41%    41%    41%    41%    41%
November 2009                                     0%     0%     0%     0%     0%
Weighted average life (years)                  3.61   3.61   3.61   3.60   3.59

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                    30%    30%    30%    30%    30%
November 2010                                    13%    13%    13%    13%    13%
November 2011                                     0%     0%     0%     0%     0%
Weighted average life (years)                  5.17   5.17   5.16   5.15   5.02

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                   100%   100%   100%   100%   100%
November 2010                                   100%   100%   100%   100%   100%
November 2011                                     1%     1%     1%     1%     1%
November 2012                                     0%     0%     0%     0%     0%
Weighted average life (years)                  6.73   6.73   6.72   6.72   6.65

                                      S-97

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-5 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                   100%   100%   100%   100%   100%
November 2010                                   100%   100%   100%   100%   100%
November 2011                                   100%   100%   100%   100%   100%
November 2012                                    79%    79%    78%    78%    75%
November 2013                                    10%    10%    10%    10%    10%
November 2014                                     0%     0%     0%     0%     0%
Weighted average life (years)                  8.52   8.51   8.51   8.50   8.45

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-6 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                   100%   100%   100%   100%   100%
November 2010                                   100%   100%   100%   100%   100%
November 2011                                   100%   100%   100%   100%   100%
November 2012                                   100%   100%   100%   100%   100%
November 2013                                   100%   100%   100%   100%   100%
November 2014                                     0%     0%     0%     0%     0%
Weighted average life (years)                  9.82   9.81   9.79   9.77   9.61

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS B CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                   100%   100%   100%   100%   100%
November 2010                                   100%   100%   100%   100%   100%
November 2011                                   100%   100%   100%   100%   100%
November 2012                                   100%   100%   100%   100%   100%
November 2013                                   100%   100%   100%   100%   100%
November 2014                                     0%     0%     0%     0%     0%
Weighted average life (years)                  9.94   9.94   9.94   9.94   9.78

                                      S-98

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS C CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                   100%   100%   100%   100%   100%
November 2010                                   100%   100%   100%   100%   100%
November 2011                                   100%   100%   100%   100%   100%
November 2012                                   100%   100%   100%   100%   100%
November 2013                                   100%   100%   100%   100%   100%
November 2014                                     0%     0%     0%     0%     0%
Weighted average life (years)                  9.94   9.94   9.94   9.94   9.78

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS D CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                   100%   100%   100%   100%   100%
November 2010                                   100%   100%   100%   100%   100%
November 2011                                   100%   100%   100%   100%   100%
November 2012                                   100%   100%   100%   100%   100%
November 2013                                   100%   100%   100%   100%   100%
November 2014                                     0%     0%     0%     0%     0%
Weighted average life (years)                  9.94   9.94   9.94   9.94   9.81

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
            CLASS E CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                               0%     25%    50%    75%   100%
-----------------                              ----   ----   ----   ----   ----
Closing Date                                    100%   100%   100%   100%   100%
November 2005                                   100%   100%   100%   100%   100%
November 2006                                   100%   100%   100%   100%   100%
November 2007                                   100%   100%   100%   100%   100%
November 2008                                   100%   100%   100%   100%   100%
November 2009                                   100%   100%   100%   100%   100%
November 2010                                   100%   100%   100%   100%   100%
November 2011                                   100%   100%   100%   100%   100%
November 2012                                   100%   100%   100%   100%   100%
November 2013                                   100%   100%   100%   100%   100%
November 2014                                     0%     0%     0%     0%     0%
Weighted average life (years)                  9.95   9.95   9.95   9.94   9.88

                                      S-99

CLASS X-2 CERTIFICATES

          The yield to maturity on the Class X-2 Certificates will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments) on the mortgage loans and to the default and loss experience on the mortgage loans. Accordingly, investors in the Class X-2
Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment of the mortgage loans could result in the failure of such investors to recoup their initial investments. Any allocation of a portion of collected Prepayment Premiums or Yield Maintenance Charges to the
Class X-2 Certificates as described herein may be insufficient to offset fully the adverse effects on the yield on such class of certificates that the related prepayments may otherwise have. Moreover, because the mortgage loans represent non-recourse obligations of the borrowers, no assurance can be given that the borrowers will have sufficient funds available to pay all or any portion of any required Prepayment Premium or Yield Maintenance Charge in the case of a default, or that, in the case of a foreclosure, foreclosure proceeds will be sufficient or available to permit recovery of the Prepayment Premium or Yield
Maintenance Charge. No assurances are given that the obligation to pay any
Prepayment Premium or Yield Maintenance Charge will be enforceable. The yield to maturity on the Class X-2 Certificates will also be adversely affected by the trust's receipt of insurance proceeds in connection with a casualty loss on a mortgaged property (for which no Prepayment Premium or Yield Maintenance Charge will be due). In addition, the yield to maturity on the Class X-2 Certificates may be adversely affected if an optional termination of the trust occurs.

          The following tables indicate the approximate pre-tax yield to maturity on the Class X-2 Certificates for the specified CPR and Constant
Default Rate ("CDR") percentages, stated on a corporate bond equivalent ("CBE")
basis. For purposes of preparing the tables it was assumed that (i) unless otherwise indicated, the Structuring Assumptions referred to above apply and the initial Notional Amount and initial Pass-Through Rate of the Class X- 2
Certificates are as set forth herein and (ii) the purchase price (excluding accrued interest) for the Class X-2 Certificates, expressed as a percentage of the Notional Amount thereof, is as specified below. In addition, all of the following scenarios assume the (i) immediate occurrence of defaults and (ii)
immediate recovery of 65% of the defaulted amount.

             PRE-TAX YIELD TO MATURITY (CBE)
              OF THE CLASS X-2 CERTIFICATES

PREPAYMENT ASSUMPTION     0% CPR   100% CPR   100% CPR
DEFAULT RATE ASSUMPTION   0% CDR     0% CDR     2% CDR
------------------------------------------------------

ASSUMED TOTAL PURCHASE
PRICE (EXCLUDING
ACCRUED INTEREST)
        4.4848%           3.885%    3.885%     3.883%

          The pre-tax yields to maturity set forth in the preceding table were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class X-2 Certificates (that is, interest and Prepayment Premiums, if any, collected as described above), would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class X-2
Certificates and consequently do not purport to reflect the return on any investment in the Class X-2 Certificates when such reinvestment rates are considered.

          Notwithstanding the assumed prepayment and default rates reflected in the foregoing table, it is highly unlikely that the mortgage loans will be prepaid or default according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on the Class X-2 Certificates is likely to differ from those shown in the table, even if all of the mortgage loans prepay at the indicated
CPRs and default at the indicated CDRs over any given time period or over the entire life of the Class X-2

                                      S-100

Certificates. CDR represents an assumed constant rate of default each month
(expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans.

          As described herein, the amounts payable with respect to the Class X-2
Certificates consist only of interest. If all of the mortgage loans were to prepay in the initial month, with the result that holders of the Class X-2
Certificates receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the
"AAA/AAA" ratings received on the Class X-2 Certificates. The related Notional
Amount upon which interest in respect of the Class X-2 Certificates is calculated will be reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on such Notional Amount of such
Certificates as so reduced from time to time. Accordingly, the ratings of the
Class X-2 Certificates should be evaluated independently from similar ratings on other types of securities.

                                      S-101

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of one hundred twenty-three (123)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,156,012,001, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $882,000 to $95,000,000, and the mortgage loans have an average Cut-off Date Balance of $9,398,472. Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          The mortgage loans were originated between February 26, 2003 and
October 5, 2004. As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans
(including crossed mortgage loans) in the Mortgage Pool are contained in
Appendix III attached.

          One hundred thirty-two (132) mortgaged properties, securing mortgage loans representing 93.1% of the Initial Pool Balance, are subject to a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. One (1) mortgaged property, securing a mortgage loan representing 6.9% of the Initial Pool Balance, is subject to a leasehold mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee interest in a portion of such mortgaged property and a leasehold interest in the remaining portion of that same property.

          On the Closing Date, we will acquire the mortgage loans from the sellers, in each case pursuant to a Mortgage Loan Purchase Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the
Certificateholders. See "--The Sellers" and "--Sale of the Mortgage Loans"
below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred five
(105) mortgage loans, representing 89.8% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a
360-day year. Eighteen (18) mortgage loans, representing 10.2% of the Initial
Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

Property Types

          The mortgage loans consist of the following property types:

          o    Retail - Sixty-five (65) of the mortgaged properties, which secure 42.7% of the Initial Pool Balance, are retail properties;

          o    Office - Twenty (20) of the mortgaged properties, which secure
               30.3% of the Initial Pool Balance, are office properties;

                                      S-102

          o    Multifamily - Twenty-three (23) of the mortgaged properties, which secure 11.5% of the Initial Pool Balance, are multifamily properties;

          o    Hospitality - Two (2) of the mortgaged properties, which secure
               4.7% of the Initial Pool Balance, are hospitality properties;

          o    Industrial - Eight (8) of the mortgaged properties, which secure
               3.6% of the Initial Pool Balance, are industrial properties;

          o    Self Storage - Four (4) of the mortgaged properties, which secure
               2.3% of the Initial Pool Balance, are self storage properties;

          o    Manufactured Housing Community - Six (6) of the mortgaged
               properties, which secure 2.1% of the Initial Pool Balance, are manufactured housing community properties;

          o    Mixed Use - Three (3) of the mortgaged properties, which secure
               2.0% of the Initial Pool Balance, are mixed use properties; and

          o    Other - Two (2) of the mortgaged properties, which secure 0.9% of the Initial Pool Balance, are types of properties other than those set forth in this paragraph.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Virginia,
Illinois, New York, and New Jersey.

          o    Thirty (30) mortgaged properties, representing security for 20.3%
               of the Initial Pool Balance are located in California. Of the mortgaged properties located in California, twelve (12) of such mortgaged properties, representing security for 10.5% of the
               Initial Pool Balance, are located in Southern California, and eighteen (18) mortgaged properties, representing security for
               9.8% of the Initial Pool Balance, are located in Northern
               California;

          o    Eight (8) mortgaged properties, representing security for 12.7%
               of the Initial Pool Balance, are located in Virginia;

          o    Eight (8) mortgaged properties, representing security for 12.0%
               of the Initial Pool Balance, are located in Illinois;

          o    Thirteen (13) mortgaged properties, representing security for
               10.9% of the Initial Pool Balance, are located in New York; and

          o    Three (3) mortgaged properties, representing security for 8.7% of the Initial Pool Balance, are located in New Jersey.

Due Dates

          One hundred nineteen (119) of the mortgage loans, representing 90.6%
of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. Two (2) of the mortgage loans, representing 0.8% of the Initial Pool
Balance, have Due Dates on the 3rd day of each calendar month. One (1) of the mortgage loans, representing 1.7% of the Initial Pool Balance, has a Due Date on
the 7th day of each calendar month. One (1) of the mortgage loans, representing
6.9% of the Initial Pool Balance, has a Due Date on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including one hundred nineteen (119) mortgage loans, representing 93.1% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of either 0 to 5 calendar days or 5 business days. Of the remaining mortgage

                                      S-103

loans: one (1) mortgage loan, representing 0.8% of the Initial Pool Balance, has
a 7 calendar day grace period prior to the imposition of late payment charges;
one (1) mortgage loan, representing 5.4% of the Initial Pool Balance, has a 10 calendar day grace period prior to the imposition of late payment charges; and
two (2) mortgage loans, representing 0.7% of the Initial Pool Balance, have 15 calendar day grace periods prior to the imposition of late payment charges.

Amortization

          The mortgage loans have the following amortization features:

          o    One hundred thirteen (113) of the mortgage loans, representing
               96.6% of the Initial Pool Balance, are Balloon Loans. Six (6) of
               these mortgage loans, representing 3.3% of the Initial Pool
               Balance, are ARD loans. The amount of the Balloon Payments on those mortgage loans that accrue interest on a basis other than a
               360-day year consisting of 30-day months will be greater, and the actual amortization terms will be longer, than would be the case if such mortgage loans accrued interest on the basis of a 360-day year consisting of 30-day months as a result of the application of interest and principal on such mortgage loans over time. See
               "Risk Factors" in this prospectus supplement.

          o    The ten (10) remaining mortgage loans, representing 3.4% of the
               Initial Pool Balance are fully amortizing and each is expected to have less than 5% of the original principal balance outstanding as of its respective stated maturity date.

Prepayment Restrictions

          As of the Cut-off Date, the following prepayment restrictions applied to the mortgage loans:

          o    Seventy-nine (79) of the mortgage loans, representing 72.9% of the Initial Pool Balance, prohibit voluntary principal
               prepayments during the Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the loan by pledging direct, non-callable United States Treasury obligations that provide for payment on or prior to each due date through and including the maturity date (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Twenty-six (26) mortgage loans, representing 13.9% of the Initial
               Pool Balance, prohibit voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provide for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage.

          o    Fifteen (15) of the mortgage loans, representing 9.4% of the
               Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and thereafter provide for Prepayment
               Premiums or Yield Maintenance Charges calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid.

          o    One (1) mortgage loan, representing 2.7% of the Initial Pool
               Balance, prohibits voluntary principal prepayments during a
               Lock-out Period, and following the Lock-out Period provides for, after an initial period of at least two years following the date of the issuance of the certificates, the right to defease the loan by pledging direct, non-callable United States Treasury obligations and obtaining the release of the mortgaged property from the lien of the mortgage, and then provides for the right to prepay the mortgage loan upon payment of a yield maintenance charge.

                                      S-104

          o    Two (2) mortgage loans, representing 1.2% of the Initial Pool
               Balance, have no Lock-out Period and the loans permit voluntary principal prepayments at any time if accompanied by a Prepayment
               Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

          o    One (1) mortgage loan, representing 2.7% of the Initial Pool
               Balance, permits the release of a portion of the collateral upon prepayment or defeasance of an amount equal to 110% or 115% of the allocated loan amount and, if prepaid, upon payment of the applicable yield maintenance charge.

          o    One (1) mortgage loan, representing 1.0% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties from the lien of the related mortgage upon defeasance of an amount equal to 115%
               of the allocated amount of the mortgaged property being released.

          o    One (1) mortgage loan, representing 0.3% of the Initial Pool
               Balance, which is secured by multiple mortgaged properties, permits the release of one such property from the lien of the related mortgage upon prepayment of an amount equal to at least
               125% of the allocated loan balance of the mortgaged property being released, or the defeasance of the portion of the loan related to the mortgaged property being released at par, as applicable, together with related transaction costs and any applicable prepayment charge.

          o    One (1) mortgage loan, representing 0.2% of the Initial Pool
               Balance, which is secured by multiple mortgaged properties permits the release of any such property from the lien of the related mortgage upon prepayment of an amount equal to at least
               110% of the allocated amount of the mortgaged property with the larger allocated loan amount being released or 125% of the allocated amount of the mortgaged property with the smaller allocated loan amount being released, in either case together with related transaction costs.

          o    Notwithstanding the foregoing, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without premium or defeasance requirements commencing one (1) to seven (7) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

          The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of the mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any

                                      S-105

Serviced Companion Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Four (4) of the mortgage loans, representing 17.2% of the Initial Pool
Balance, currently have additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage Loan
No. 1 (the "Congress Center Mortgage Loan") is secured by the related mortgaged property, which also secures a subordinated B Note (the "Congress Center B
Note") that had an original principal balance of $2,500,000 (and the holder of the Congress Center B Note, in its sole discretion and subject to certain conditions contained in the related loan documents, may make a future advance to the borrower under the Congress Center B Note of up to $7,500,000, provided that if the Congress Center B Note holder refuses to make such an advance, the borrower's sponsor may, under certain conditions set forth in the related loan documents, obtain a mezzanine loan in such amount, secured by the equity ownership in the borrower). Mortgage Loan No. 2 (the "Jersey Gardens Pari Passu
Loan") is secured by the related mortgaged property on a pari passu basis with another note that had an original principal balance of $85,000,000. Mortgage
Loan No. 15 (the "Huntington Square Plaza Loan") is secured by the related mortgaged property, which also secures a second lien loan that had an original principal balance of $6,180,000. Finally, Mortgage Loan No. 69 (the "Pearland
Corner Shopping Center Loan") is secured by the related mortgaged property, which also secures a subordinated B Note that had an original principal balance
$333,500. See "Servicing of the Mortgage Loans--Servicing of the Jersey Gardens
Loan Group, the A/B Mortgage Loans and the Huntington Square Mortgage Loan--The
Congress Center A/B Mortgage Loan," "--The Jersey Gardens Loan Group," "--The
Huntington Square Mortgage Loan" and "--The Pearland Corner Shopping Center A/B
Mortgage Loan" in this prospectus supplement.

          Three (3) of the mortgage loans, representing 2.7% of the Initial Pool
Balance, are secured by mortgaged properties that currently have additional financing in place that is not secured by that mortgaged property. With respect to Mortgage Loan No. 22 (the "Western New York Medical Park Loan"), there is a related mezzanine financing in the amount of $1,500,000. With respect to
Mortgage Loan No. 23 (the "240 West 35th Street Loan"), there is related subordinate financing in the amount of $588,000. With respect to Mortgage Loan
No. 72 (the "University Corners Loan"), there is related subordinate financing in the amount of $516,190. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may have also incurred additional financing that is not secured by the mortgaged property.

          Two (2) of the mortgage loans, representing 0.8% of the Initial Pool
Balance, permit the borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR") and loan-to-value ("LTV") tests are satisfied. With respect to Mortgage Loan No. 63 (the "BJ's Auburn Loan"), future unsecured financing is allowed if the combined LTV does not exceed 60%. With respect to
Mortgage Loan No. 73 (the "Sierra Shopping Center Loan"), subordinate financing is permitted if the combined LTV does not exceed 65% and combined debt service coverage is greater than 1.5/1.0 based on a 10% loan constant and 1.85 based upon the actual debt service. In addition, any subordinate financing must have a fixed interest rate and be a fully amortizing loan that does not have a maturity date prior to the Sierra Shopping Center Loan's maturity date. Finally, any subordinate financing must provide the Sierra Shopping Center Loan holder with adequate lender protection language, including, but not limited to notice of default and cure rights.

                                      S-106

          Ten (10) of the mortgage loans, representing 14.4% of the Initial Pool
Balance, permit the borrower to enter into additional financing that is not secured by the mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Additional Collateral

          Five (5) of the mortgage loans, representing 2.9% of the Initial Pool
Balance, have additional collateral in the form of reserves under which monies disbursed by the originating lender or letters of credit are reserved for specified periods which are to be released only upon the satisfaction of certain conditions by the borrower. If the borrowers do not satisfy conditions for release of the monies or letters of credit by the outside release date, such monies or letters of credit may be applied to partially repay the related mortgage loan, or may be held by the lender as additional security for the mortgage loans. In addition, some of the other mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements.
For further information with respect to additional collateral, see Appendix II.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser who, generally, was a Member of the Appraisal Institute. Each such appraisal complied with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform,
Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value.
There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the
Cut-off Date is presented herein for illustrative purposes only.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions,

                                      S-107

generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental
Risks Relating to Specific Mortgaged Properties May Adversely Affect Payments On
Your Certificates" in this prospectus supplement.

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of thirty-three (33) mortgaged properties, securing mortgage loans representing approximately 6.8% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of $3,991,548. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

          In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will

                                      S-108

               indemnify the insured for the outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$5,000,000 and the total claims under the group policy is subject to a maximum of $27,451,000. There is no deductible under the policy.

          The secured creditor impaired property policy requires that the appropriate party associated with the trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

          The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

          In the case of four (4) mortgaged properties, securing mortgage loans representing 3.4% of the Initial Pool Balance, each of the related mortgage loans has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash
               currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to

                                      S-109

               material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the
               mortgage debt over the entire remaining loan term. For purposes of this prospectus supplement, including for the tables in
               Appendix I and the information presented in Appendix II and
               Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any
               mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus
               supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio reflects
               (i) with respect to any Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu
               Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage
               Loan and the related Non-Serviced Companion Mortgage Loan.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable seller relied on rent rolls and other generally unaudited financial information provided by the
               respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial
               statements, material changes in the operating position of the mortgaged property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing commission and tenant improvement reserves. The applicable seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom, based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
               information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable seller in determining the presented operating information.

               The Debt Service Coverage Ratios are presented herein for
               illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. Accordingly, no assurance can be given, and no representation is made, that the
               Debt Service Coverage Ratios accurately reflect that ability.

                                      S-110

          (2)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the
               loan-to-value ratio reflects (i) with respect to any Serviced
               Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan, and (ii) with respect to any
               Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
               Companion Mortgage Loan.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (3)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the mortgagor maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the mortgagor pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

                                      S-111

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an REO
Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the trust, to obtain earthquake insurance on any mortgaged property securing a Specially Serviced Mortgage Loan and/or any REO
Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer) and consistent with the Servicing Standard;
provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that
(i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within 7 business days of receipt by the special servicer and
Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                      S-112

THE SELLERS

Wells Fargo Bank, National Association

          A description of Wells Fargo Bank, National Association is set forth under "Servicing of the Mortgage Loans--The Master Servicer and Special
Servicer--Master Servicer" in this prospectus supplement.

Bear Stearns Commercial Mortgage, Inc.

          BSCMI is a wholly-owned subsidiary of Bear Stearns Mortgage Capital
Corporation, and is a New York corporation and an affiliate of Bear, Stearns &
Co. Inc., one of the underwriters. BSCMI or an affiliate of BSCMI originated all of the BSCMI Loans and underwrote all of the BSCMI Loans. The principal offices of BSCMI are located at 383 Madison Avenue, New York, New York 10179. BSCMI's
telephone number is (212) 272-2000.

Morgan Stanley Mortgage Capital Inc.

          MSMC is an affiliate of Morgan Stanley & Co. Incorporated, one of the underwriters, formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of the MSMC
Loans was originated or purchased by MSMC, and all of the MSMC Loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at
1585 Broadway, New York, New York 10036. MSMC's telephone number is (212)
761-4700.

Principal Commercial Funding, LLC

          PCF is a wholly owned subsidiary of Principal Global Investors, LLC which is a wholly owned subsidiary of Principal Life Insurance Company. PCF was formed as a Delaware limited liability company to originate and acquire loans secured by commercial and multifamily real estate. Each of the PCF loans was originated and underwritten by PCF and/or its affiliates. The offices of PCF are located at 801 Grand Avenue, Des Moines, Iowa 50392. PCF's phone number is (515)
248-3944.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each seller is required in accordance with the related Mortgage
Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by each seller with respect to its mortgage loans within 75 days following the Closing
Date, and the trustee will hold the related documents in trust. Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term
"Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable seller.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

                                      S-113

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

          (2) such seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no scheduled payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

                                      S-114

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not, to the seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by a seller with respect to its mortgage loans as described under "--Sale of the
Mortgage Loans" above has a Material Document Defect, or if there is a Material
Breach by a seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such seller will be obligated to cure such Material
Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses associated with such defeasance or

                                      S-115

assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the seller will be obligated, not later than the last day of such
Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the trust at the
               Purchase Price; or,

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The seller must cure any Material Document Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material
Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the seller was notified of the defect or breach.

          The foregoing obligations of any seller to cure a Material Document
Defect or a Material Breach in respect of any of its mortgage loans or repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material
Document Defect or Material Breach; and none of us, the other sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related seller defaults on its obligation to do so. Each seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other seller.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described herein. The information presented herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered.
Instead, the related seller will be required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be shown as, and the
Trustee will be required to take all actions necessary to confirm that the
Trustee on behalf of the Trust is shown as, the owner of the related Mortgage
Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trustee will include the foregoing confirmation in the certification required to be delivered by the
Trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                                      S-116

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

          Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

          Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on an unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

          Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement. However, any subservicing is subject to various conditions set forth in the Pooling and Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing
Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

                                      S-117

          o    a successor master servicer or special servicer is available, has assets of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer.

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

                                      S-118

          The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

SERVICING OF THE JERSEY GARDENS LOAN GROUP, THE A/B MORTGAGE LOANS AND THE
HUNTINGTON SQUARE MORTGAGE LOAN

THE JERSEY GARDENS LOAN GROUP

          Mortgage Loan No. 2 (the "Jersey Gardens Pari Passu Loan"), which has an outstanding principal balance as of the Cut-Off Date of $79,532,398, representing 6.9% of the initial pool balance, is secured by the same mortgaged property on a pari passu basis with another note (the "Jersey Gardens Companion
Loan"), which is not included in the trust and has an outstanding principal balance as of the Cut-off Date of $84,503,173. The Jersey Gardens Companion Loan
has the same interest rate as the Jersey Gardens Pari Passu Loan. In addition, each of the Jersey Gardens Pari Passu Loan and the Jersey Gardens Companion Loan
has the same maturity date and amortization term. The Jersey Gardens Pari Passu
Loan and the Jersey Gardens Companion Loan are collectively referred to herein as the "Jersey Gardens Loan Group."

          Only the Jersey Gardens Pari Passu Loan is included in the trust. The
Jersey Gardens Companion Loan is included in a securitization known as the GMAC
Commercial Mortgage Securities, Inc. Series 2004-C2 ("GMACCM 2004-C2")
securitization.

          For purposes of the information presented in this prospectus supplement with respect to the Jersey Gardens Pari Passu Loan, the debt service coverage ratio and loan-to-value ratio reflect the aggregate indebtedness evidenced by the Jersey Gardens Pari Passu Loan and the Jersey Gardens Companion
Loan.

          General. The Jersey Gardens Loan Group and any related REO property are being serviced under the GMACCM 2004-C2 Pooling and Servicing Agreement (and
all decisions, consents, waivers, approvals and other actions on the part of any holder of the Jersey Gardens Pari Passu Loan or the Jersey Gardens Companion
Loan will be effected in accordance with the GMACCM 2004-C2 Pooling and
Servicing Agreement) and therefore the GMACCM 2004-C2 Master Servicer will make servicing advances (and if it fails to make such advances, the GMACCM 2004-C2
Trustee or the GMACCM 2004-C2 Fiscal Agent will be required to make such servicing advances) and remit collections on the Jersey Gardens Pari Passu Loan to or on behalf of the trust, but will not make advances with respect to monthly
P&I payments on the Jersey Gardens Pari Passu Loan. The master servicer will be required to make advances with respect to monthly P&I payments on the Jersey
Gardens Pari Passu Loan, unless it has determined that such advance would not be recoverable from collections on the Jersey Gardens Pari Passu Loan. If the
GMACCM 2004-C2 Master Servicer notifies the master servicer that any proposed advance of scheduled principal and interest payments on the Jersey Gardens
Companion Loan would be or is nonrecoverable, then the master servicer will not be permitted to make any additional P&I Advances with respect to the Jersey
Gardens Pari Passu Loan, unless the master servicer has consulted with the
GMACCM 2004-C2 Master Servicer relating to the Jersey Gardens Companion Loan and they agree that circumstances with respect to such loans have changed such that a proposed future advance of scheduled principal and interest payments would not be a nonrecoverable advance. The GMACCM 2004-C2 Pooling and Servicing Agreement provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM
2004-C2

                                      S-119

Pooling and Servicing Agreement are generally similar but not identical to the servicing arrangements under the Pooling and Servicing Agreement.

          In that regard:

          o    The GMACCM 2004-C2 Master Servicer and GMACCM 2004-C2 Special
               Servicer will be the master servicer and the special servicer, respectively, with respect to the servicing of the Jersey Gardens
               Loan Group.

          o    The GMACCM 2004-C2 Trustee will be the mortgagee of record for the Jersey Gardens Loan Group.

          o    The master servicer, the special servicer, the trustee or the fiscal agent under the Pooling and Servicing Agreement will have no obligation or authority to supervise the GMACCM 2004-C2 Master
               Servicer, the GMACCM 2004-C2 Special Servicer or the GMACCM
               2004-C2 Trustee or to make Servicing Advances with respect to the
               Jersey Gardens Pari Passu Loan. The obligation of the master servicer and the special servicer to provide information to the trustee and the certificateholders with respect to the Jersey
               Gardens Pari Passu Loan is dependent on their receipt of the corresponding information from the GMACCM 2004-C2 Master Servicer or the GMACCM 2004-C2 Special Servicer, as applicable.

          o    The GMACCM 2004-C2 Special Servicer is required to consult with the holder of the Jersey Gardens Pari Passu Loan and the holders of the Jersey Gardens Companion Loan prior to taking certain actions with respect to the Jersey Gardens Loan Group. Each of the holder of the Jersey Gardens Pari Passu Loan and the holder of the Jersey Gardens Companion Loan will be permitted to provide the GMACCM 2004-C2 Special Servicer with its own proposal with respect to the course of action proposed by the GMACCM 2004-C2
               Special Servicer. Such proposals by the holder of the Jersey
               Gardens Pari Passu Loan and the Jersey Gardens Companion Loan
               will not be binding on the GMACCM 2004-C2 Special Servicer and will be subject to the rights of the operating adviser under the
               GMACCM 2004-C2 Pooling and Servicing Agreement.

          Distributions. The holders of the Jersey Gardens Pari Passu Loan and the Jersey Gardens Companion Loan have entered into an intercreditor agreement that governs the respective rights and powers of the holders of the Jersey
Gardens Loan Group and provides, in general, that:

          o    the Jersey Gardens Pari Passu Loan and the Jersey Gardens
               Companion Loan are of equal priority with each other and no portion of any of them will have priority or preference over the other; and

          o    all payments, proceeds and other recoveries on or in respect of the Jersey Gardens Pari Passu Loan and the Jersey Gardens
               Companion Loan will be applied to the Jersey Gardens Pari Passu
               Loan and the Jersey Gardens Companion Loan on a pari passu basis according to their respective outstanding principal balances
               (subject, in each case, to the payment and reimbursement rights of the GMACCM 2004-C2 Master Servicer, the GMACCM 2004-C2 Special
               Servicer, the GMACCM 2004-C2 Trustee and the GMACCM 2004-C2
               Fiscal Agent, and any other service providers with respect to a
               Jersey Gardens Companion Loan, in accordance with the terms of the GMACCM 2004-C2 Pooling and Servicing Agreement).

          Consultation and Consent. The GMACCM 2004-C2 Special Servicer is
required to consult with the special servicer appointed under the Pooling and
Servicing Agreement (who shall consult with the majority certificateholder of the controlling class of the trust) with respect to any proposed action that requires approval of the majority certificateholder of the controlling class.
The special servicer (and majority certificateholder of the controlling class)
will have two fifteen (15) business day periods to consult with the GMACCM
2004-C2 Special Servicer. If the special servicer and the GMACCM 2004-C2 Special
Servicer are unable to agree on the appropriate course of action by the end of such review periods, then the GMACCM 2004-C2 Special Servicer shall decide, in accordance

                                      S-120

with the servicing standard under the GMACCM 2004-C2 Pooling and Servicing
Agreement, what course of action to follow. If the GMACCM 2004-C2 Special
Servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the GMACCM 2004-C2 Special Servicer shall decide in accordance with the servicing standard under the GMACCM 2004-C2 Pooling and
Servicing Agreement what course of action to take.

          Sale of Defaulted Mortgage Loan. Under the GMACCM 2004-C2 Pooling and
Servicing Agreement, if the Jersey Gardens Pari Passu Loan is subject to a fair value purchase option, the GMACCM 2004-C2 Special Servicer will be required to determine the purchase price for the Jersey Gardens Pari Passu Loan. Pursuant to the GMACCM 2004-C2 Pooling and Servicing Agreement, the holder of the Jersey
Gardens Companion Loan (or its designee) will have an option to purchase the
Jersey Gardens Pari Passu Loan, at the purchase price determined by the GMACCM
2004-C2 Special Servicer under the GMACCM 2004-C2 Pooling and Servicing
Agreement.

          Termination of the Master Servicer or Special Servicer Generally. If
an event of default under the GMACCM 2004-C2 Pooling and Servicing Agreement occurs, is continuing and has not been remedied, the GMACCM 2004-C2 Depositor or the GMACCM 2004-C2 Trustee may, and upon written direction from the holders of at least 51% of all of the certificates issued pursuant to the GMACCM 2004-C2
Pooling and Servicing Agreement or, to the extent that it is affected by such event of default, a holder of the Jersey Gardens Pari Passu Loan will terminate the GMACCM 2004-C2 Master Servicer or the GMACCM 2004-C2 Special Servicer with respect to the Jersey Gardens Loan Group, as applicable, if such party is the defaulting party.

THE CONGRESS CENTER A/B MORTGAGE LOAN

          Mortgage Loan No. 1, which consists of two pari passu notes with an outstanding principal balance as of the Cut-off Date of $95,000,000
(collectively, the "Congress Center Mortgage Loan"), representing approximately
8.2% of the Initial Pool Balance, is secured by the related mortgaged property, which also secures one subordinate note with an original principal balance of
$2,500,000 (the "Congress Center B Note"). The Congress Center B Note initially will be held by Principal Life Insurance Company, which holder may sell or transfer the Congress Center B Note at any time subject to compliance with the requirements of the related intercreditor agreement. The Congress Center B Note is not included in the trust. The Congress Center Mortgage Loan and the Congress
Center B Note are collectively referred to herein as the "Congress Center A/B
Mortgage Loan."

          The initial holder of the Congress Center Mortgage Loan and the initial holder of the Congress Center B Note entered into an intercreditor agreement dated as of September 3, 2004 (the "Congress Center Intercreditor
Agreement").

Congress Center Intercreditor Agreement

          The Congress Center Intercreditor Agreement provides, among other things, for the application of payments between the Congress Center Mortgage
Loan and the Congress Center B Note, as follows:

          Generally, if neither a monetary event of default as to which the holder of the Congress Center B Note or its designee is not curing in accordance with the Congress Center Intercreditor Agreement has occurred and is continuing with respect to the Congress Center Mortgage Loan, nor a material non-monetary event of default as to which the holder of the Congress Center B Note or its designee is not curing in accordance with the Congress Center Intercreditor
Agreement has occurred and is continuing, at a time when the Congress Center
Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, a trustee, a paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the Congress Center A/B Mortgage Loan and/or the related REO Property will be applied as follows:

               first, to the holder of the Congress Center Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the Congress Center A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Congress Center
          Intercreditor Agreement or the applicable servicing agreement;

                                      S-121

               second, to the holder of the Congress Center Mortgage Loan, in an amount equal to the aggregate accrued and unpaid interest on the principal balance of the Congress Center Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee, until all such interest is paid in full;

               third, to the holder of the Congress Center Mortgage Loan, principal on the Congress Center Mortgage Loan, in an amount equal to the sum of (w) the aggregate of all scheduled payments of principal due on or in respect of the Congress Center Mortgage Loan (including without limitation any payments of principal on the maturity date);
          (x) the aggregate of all voluntary principal prepayments allocable to the Congress Center Mortgage Loan in accordance with the related loan documents and (y) the aggregate of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds allocable to the Congress Center Mortgage Loan in accordance with the related loan documents;

               fourth, to the holder of the Congress Center Mortgage Loan, the amount of any expenses or losses incurred by the holder of the
          Congress Center Mortgage Loan or allocated to any amounts due and owing on or in respect of the Congress Center Mortgage Loan;

               fifth, to the holder of the Congress Center B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by the holder of the Congress Center B Note with respect to the Congress
          Center A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Congress Center Intercreditor Agreement or the applicable servicing agreement including, but not limited to, any outstanding advances made by the holder of the Congress Center B Note ;

               sixth, to the holder of the Congress Center B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Congress Center B Note until all such interest is paid in full, all in accordance with the allocation set forth in the related loan documents;

               seventh, to the holder of the Congress Center B Note, as
          principal on the Congress Center B Note, in an amount equal to (w) the portion of all scheduled payments of principal due on or in respect of the Congress Center B Note (including without limitation any payments of principal on the maturity date); (x) the portion of all voluntary principal prepayments allocable to the Congress Center B Note in accordance with the related loan documents and (y) the portion of all unscheduled principal prepayments on account of the application of insurance or condemnation proceeds allocable to the holder of the
          Congress Center B Note in accordance with the related loan documents;

               eighth, to the holder of the Congress Center B Note, the amount of any expenses or losses incurred by the holder of the Congress
          Center B Note or allocated to any amounts due and owing on or in respect of the Congress Center B Note;

               ninth, on a pari passu basis to (x) the holder of the Congress
          Center Mortgage Loan and (y) the holder of the Congress Center B Note, any late charges and default interest due in respect of the mortgage loans all in accordance with the related loan documents, until all such amounts are paid;

               tenth, on a pari passu basis to (x) the holder of the Congress
          Center Mortgage Loan and (y) the holder of the Congress Center B Note, any prepayment premium attributable to the Congress Center A/B
          Mortgage Loan in accordance with the related loan documents; and

               eleventh, on a pari passu basis to (x) the holder of the Congress
          Center Mortgage Loan and (y) the holder of the Congress Center B Note, any remaining amount allocated between such lenders in accordance with each such lender's pro rata share of such amount.

          If a monetary event of default as to which the holder of the Congress
Center B Note or its designee is not curing in accordance with the Congress
Center Intercreditor Agreement has occurred and is continuing with respect to the Congress Center Mortgage Loan, or a material non-monetary event of default as to which the holder of the Congress Center B Note or its designee is not curing in accordance with the Congress Center Intercreditor

                                      S-122

Agreement has occurred and is continuing at a time when the Congress Center
Mortgage Loan is being specially serviced, then the aggregate amount of all payments and other collections (net of any amounts payable or reimbursable to servicers, a trustee, a paying agent and certain other persons pursuant to the applicable servicing agreement or any other related servicing agreement) with respect to the Congress Center A/B Mortgage Loan and/or the related REO Property will be applied as follows:

               first, to the holder of the Congress Center Mortgage Loan, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the Congress Center A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Congress Center
          Intercreditor Agreement or the applicable servicing agreement;

               second, to the holder of the Congress Center Mortgage Loan, in an amount equal to the aggregate accrued and unpaid interest on the principal balance of the Congress Center Mortgage Loan, net of the applicable master servicing fee and the applicable trustee fee, until all such interest is paid in full;

               third, to the holder of the Congress Center Mortgage Loan, in an amount equal to the aggregate of the principal balance outstanding of the Congress Center Mortgage Loan until such time as the principal balance of both the Congress Center Mortgage Loan have been reduced to zero;

               fourth, to the holder of the Congress Center Mortgage Loan, the amount of any expenses or losses incurred by such holder or allocated to any amounts due and owing on or in respect of the Congress Center
          Mortgage Loan;

               fifth, the holder of the Congress Center Mortgage Loan, any late charges and default interest due in respect of the mortgage loans all in accordance with the related loan documents, until all such amounts are paid;

               sixth, the holder of the Congress Center Mortgage Loan, any prepayment premium attributable to the mortgage loans in accordance with the related loan documents, to the extent actually paid;

               seventh, to the holder of the Congress Center B Note, up to the amount of any unreimbursed costs and expenses paid or advanced by such holder with respect to the Congress Center A/B Mortgage Loan pursuant to, and reimbursable pursuant to, the Congress Center Intercreditor
          Agreement or the applicable servicing agreement;

               eighth, to the holder of the Congress Center B Note, in an amount equal to the accrued and unpaid interest on the principal balance of the Congress Center B Note until all such interest is paid in full;

               ninth, to holder of the Congress Center B Note, in an amount equal to the principal balance of the Congress Center B Note, until such time as the Congress Center B Note has been reduced to zero;

               tenth, to the holder of the Congress Center B Note, the amount of any expenses or losses incurred by such holder or allocated to any amounts due and owing on or in respect of the Congress Center B Note;

               eleventh, to the holder of the Congress Center B Note, any prepayment premium attributable to the mortgage loans in accordance with the related loan documents, to the extent actually paid;

               twelfth, to the holder of the Congress Center B Note, any late charges and default interest due in respect of the mortgage loans all in accordance with the related loan documents, until all such amounts are paid;

               thirteenth, to the holder of the Congress Center Mortgage Loan any other amount paid by the borrowers thereunder and due to them in respect of any of the Congress Center Mortgage Loan;

                                      S-123

               fourteenth, to the holder of the Congress Center B Note, any other amount paid by the borrowers thereunder and due to it in respect of the Congress Center B Note; and

               fifteenth, on a pari passu basis to (x) the holder of the
          Congress Center Mortgage Loan and (y) the holder of the Congress
          Center B Note, any remaining amount allocated between such lenders in accordance with the pro rata share of such amount.

          In general, all expenses and losses relating to the Congress Center
A/B Mortgage Loan and the related mortgaged property (including losses of principal or interest, nonrecoverable Advances and any interest thereon, special servicing fees, liquidation fees and workout fees) will be allocated first to the Congress Center B Note and then to the Congress Center Mortgage Loan, provided that, in general, REMIC or grantor trust specific taxes or expenses that result from the inclusion of the Congress Center Mortgage Loan in a REMIC or a grantor trust will not be borne by the holder of the Congress Center B Note or allocated to the Congress Center B Note.

          The Congress Center Intercreditor Agreement also provides that the holder of the Congress Center B Note will, in certain circumstances (and unless certain conditions described below are satisfied), be entitled to exercise, directly or through a representative, certain rights and powers granted to the
"Directing Lender" of the Congress Center A/B Mortgage Loan (the "Congress
Center Directing Holder") under the Congress Center Intercreditor Agreement.
Pursuant to the Congress Center Intercreditor Agreement, the holder of the
Congress Center B Note will be the Congress Center Directing Holder and will be entitled to exercise such rights and powers as the Congress Center Directing
Holder under the Congress Center Intercreditor Agreement and the applicable servicing agreement unless each of the following conditions is satisfied as of the time the determination is made: (X)(a)(1) the initial unpaid principal balance of the Congress Center B Note as of the relevant date of determination minus (2) the sum of (x) any scheduled payments or prepayments of principal allocated to, and received on, the Congress Center B Note, (y) any Appraisal
Reduction in effect as of such date of determination and (z) any realized losses allocated to the Congress Center B Note pursuant to the Congress Center
Intercreditor Agreement and/or the Pooling and Servicing Agreement is less than
(b) 25% of (1) the initial unpaid principal balance of the Congress Center B
Note less (2) any scheduled payments or prepayments of principal allocated to, and received on, the Congress Center B Note; and (Y) the Congress Center
Mortgage Loan has not been paid in full. If such conditions are satisfied, the holder of the Congress Center Mortgage Loan will instead be the Congress Center
Directing Holder and will be entitled to exercise such rights and powers of the
Congress Center Directing Holder. Once the holder of the Congress Center B Note is no longer the Directing Lender, the Controlling Class under the Pooling and
Servicing Agreement can instead exercise this right.

          Pursuant to the Congress Center Intercreditor Agreement, the Congress
Center Directing Holder (or its designee) will be entitled to, among other things,

     o    replace the special servicer with a qualified special servicer, solely in respect of the Congress Center A/B Mortgage Loan, in the event that the special servicer no longer meets the qualifications set forth in the Pooling and Servicing Agreement or in the event that neither the initial special servicer nor an affiliate of the special servicer holds a majority of the Controlling Class;

     o    consult and/or direct the special servicer with respect to various servicing matters involving the Congress Center A/B Mortgage Loan (as described below);

     o    purchase the Congress Center Mortgage Loan if it becomes specially serviced (as described below); and

     o    cure defaults with respect to the Congress Center A/B Mortgage Loan
          (as described below).

     Certain Rights to Consult and Direct the Special Servicer

          Subject to the terms and provisions of the Congress Center
Intercreditor Agreement, the Congress Center Directing Holder is entitled to advise the master servicer and special servicer, as applicable (a) if an event of default under the Congress Center A/B Mortgage Loan documents occurs, and (b)
with respect to the actions the master servicer or special servicer, as applicable, proposes to take (and such servicer will be required to consider the alternative actions recommended by the Congress Center Directing Holder and to consult with the Congress Center

                                      S-124

Directing Holder concerning determinations that such servicer makes in accordance with the terms of the Pooling and Servicing Agreement). In addition, subject to the terms and provisions of the Congress Center Intercreditor
Agreement, the Congress Center Directing Holder is entitled to advise the master servicer and special servicer, as applicable, at any time (whether or not an event of default under the Congress Center A/B Mortgage Loan documents has occurred) with respect to proposals to take any significant action with respect to the Congress Center A/B Mortgage Loan and/or the related mortgaged property
(but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility for processing any such proposal), and in each case, the master servicer and special servicer, as applicable, will be required to consider the alternative actions recommended by the Congress Center Directing
Holder and to consult with the Congress Center Directing Holder concerning determinations made by such servicer in accordance with the terms of the Pooling and Servicing Agreement.

          Furthermore, neither the master servicer nor special servicer, as applicable, will be permitted to take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing Agreement, to consent to the master servicer's taking), at any time (whether or not an event of default under the Congress Center A/B Mortgage Loan documents has occurred) any of the following actions (but only if the Pooling and Servicing Agreement requires the special servicer to consent to, or consult with any other servicer about, or otherwise share in the servicing responsibility of processing a decision regarding any such action), unless the master servicer, in the case of a non-Specially Serviced Mortgage Loan, or special servicer, in the case of a
Specially Serviced Mortgage Loan, has notified the holder of the Congress Center
Mortgage Loan and the holder of the Congress Center B Note of such proposed action in writing, and the Congress Center Directing Holder has not objected in writing within 5 business days if the Congress Center A/B Mortgage Loan is not a specially serviced mortgage loan, and if the Congress Center A/B Mortgage Loan is a specially serviced mortgage loan, within 10 business days, of the Congress
Center Directing Holder having been notified and provided with all information the Congress Center Directing Holder reasonably requests with respect to such action:

          o    any proposed foreclosure upon, acceptance of a deed-in-lieu of foreclosure, or comparable conversion (which may include
               acquisition as REO Property) of the ownership of the related mortgaged property and the other collateral securing the Congress
               Center A/B Mortgage Loan;

          o    any modification, extension, amendment or waiver of a monetary term (including, without limitation, the timing of payments) and any material non-monetary term (including any material term relating to insurance) of the Congress Center A/B Mortgage Loan
               (including, without limitation, any modification, amendment or waiver which would result in a discounted payoff of such Congress
               Center A/B Mortgage Loan);

          o    any proposed sale of the related mortgaged property after it becomes REO Property;

          o    any acceptance of a discounted payoff of any portion of the
               Congress Center A/B Mortgage Loan;

          o    any determination to bring the related mortgaged property
               (including if it is an REO Property) into compliance with
               applicable environmental laws or to otherwise address hazardous materials located at the related mortgaged property;

          o    any release of material collateral for the Congress Center A/B
               Mortgage Loan (including, but not limited to, the termination or release of any reserves, escrows or letters of credit), other than in accordance with the terms of, or upon satisfaction of, the Congress Center A/B Mortgage Loan;

          o    any acceptance of substitute or additional collateral for the
               Congress Center A/B Mortgage Loan (other than in accordance with the terms of the Congress Center A/B Mortgage Loan);

          o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to the Congress Center A/B Mortgage Loan or the approval of the incurrence of any other additional indebtedness secured directly or indirectly by the related mortgaged property or any ownership or other interest in the borrower, including, but not limited to mezzanine debt and/or a preferred equity investment;

                                      S-125

          o    any release or substitution of the borrower, any guarantor, indemnitor or other obligor from liability in respect of all or any portion of the Congress Center A/B Mortgage Loan, including, without limitation, any acceptance of an assumption agreement releasing the borrower (or other obligor with respect to the
               Congress Center A/B Mortgage Loan) from liability under the
               Congress Center A/B Mortgage Loan;

          o    any renewal or replacement of the then existing insurance
               policies with respect to the Congress Center A/B Mortgage Loan to the extent that such renewal or replacement policy does not comply in all material respects with the terms of the related mortgage loan documents or any waiver, modification or amendment of any material insurance requirements under the related mortgage loan documents, in each case if lenders' approval is required under the related mortgage loan documents; or

          o    any adoption or approval of a plan in bankruptcy of the borrower;

          provided that, in the event that the master servicer or special servicer, as applicable, determines that immediate action is necessary to protect the interests of the holder of the Congress Center Mortgage Loan and the holder of the Congress Center A/B Mortgage Loan (as a collective whole), the master servicer or special servicer, as applicable, may take (or, in the case of the special servicer, if and when appropriate under the Pooling and Servicing
Agreement, may consent to the master servicer's taking) any such action without waiting for the Congress Center Directing Holder's response.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the Congress Center Directing Holder may (and the master servicer or special servicer, as applicable, will ignore and act without regard to any such advice, direction or objection that such servicer has determined, in accordance with the Servicing Standard, will) require, cause or permit such servicer to (i) violate any provision of the Congress Center Intercreditor
Agreement or the Pooling and Servicing Agreement (including the master servicer's or special servicer's obligation, as applicable, to act in accordance with the Servicing Standard), the loan documents or applicable law; (ii)
endanger the status of any related REMIC pool as a REMIC under the REMIC provisions of Code or cause the imposition of a tax on such related REMIC pool or any of its assets or transactions or (iii) impair the status of any related grantor trust as a grantor trust or cause the imposition of a tax on such related grantor trust or any of its assets or transactions.

          Furthermore, the master servicer or the special servicer, as applicable, will not be obligated to seek approval from the Congress Center
Directing Holder for any actions to be taken by such servicer with respect to the workout or liquidation of the Congress Center A/B Mortgage Loan if:

          o    the applicable servicer has, as provided in the third preceding paragraph notified the Congress Center Directing Holder in writing of various actions that the applicable servicer proposes to take with respect to the workout or liquidation of the
               Congress Center Directing Holder's mortgage loan; and

          o    for 90 days following the first such notice, the Congress Center
               Directing Holder has objected to all of those proposed actions and has failed to suggest any alternative actions that the applicable servicer considers to be consistent with the Servicing
               Standard.

Purchase Option

          If and for so long as the Congress Center A/B Mortgage Loan remains specially serviced and, further, upon the earliest to occur of: (i) any monthly payment becoming at least 60 days delinquent, (ii) immediately prior to the holder of the Congress Center B Note losing its designation as the Congress
Center Directing Holder under the Congress Center Intercreditor Agreement
(provided that an event of default either has occurred and is continuing or is reasonably foreseeable), and (iii) the initiation of foreclosure proceedings or any other enforcement action, the holder of the Congress Center B Note may, at its option, purchase or designate another person to purchase the Congress Center
Mortgage Loan at the purchase price set forth in, and in accordance with the requirements of, the Congress Center Intercreditor Agreement. The purchase price for the Congress Center Mortgage Loan payable by the holder of the Congress
Center B Note in connection with the exercise of such purchase option will generally equal (i) the outstanding principal balance of the Congress Center
Mortgage Loan (net of the principal portion of

                                      S-126

any cure payments made by the holder of the Congress Center B Note pursuant to the Congress Center Intercreditor Agreement), plus (ii) all accrued and unpaid interest on the Congress Center Mortgage Loan (including the master servicing fee but excluding interest on the date of the purchase, and also excluding any accrued and unpaid default interest, late charges and the interest portion of any cure payments made by the holder of the Congress Center B Note), plus (iii)
all other sums then due and owing under the terms of the Congress Center
Mortgage Loan (excluding any such accrued and unpaid default interest, prepayment premiums and late charges), plus (iv) all reasonable, out-of-pocket expenses associated with such purchase, plus (v) any amount in respect of servicing compensation, Advances and any advance interest thereon, which are, at the time of such purchase, payable or reimbursable to the holder of the Congress
Center Mortgage Loan, the master servicer or the special servicer or any other person under the Pooling Servicing Agreement or the Congress Center
Intercreditor Agreement. No workout fee, liquidation fee or similar fee payable to any master servicer or special servicer will be payable by the holder of the
Congress Center B Note where (i) the Pooling and Servicing Agreement does not expressly provide for payment of such liquidation fees by the holder of the
Congress Center B Note or (ii) with respect to any liquidation fee which is expressly required to be paid under the Pooling and Servicing Agreement in connection with such purchase by the holder of the Congress Center B Note, the
Congress Center Mortgage Loan is purchased within 90 days of the later of the transfer of the Congress Center A/B Mortgage Loan to the special servicer and the receipt by the holder of the Congress Center B Note of written notice from the special servicer that such transfer has taken place. Furthermore, the holder of the Congress Center B Note will not be required to pay any amounts payable by the related mortgage borrower as exit fees or any other charges or fees, prepayment premiums, make-whole premiums, yield maintenance amounts or similar charges, as part of such purchase price. The foregoing purchase rights of the holder of the Congress Center B Note do not extend to REO Property and will terminate upon the completion of the foreclosure of the related mortgaged property or the acceptance of a deed-in-lieu of foreclosure with respect to such mortgaged property.

Cure Rights of the Holder of the Congress Center B Note

          The holder of the Congress Center B Note will have the right, but not the obligation, to cure borrower defaults with respect to the Congress Center
Mortgage Loan; such cure must be completed, in the case of a monetary default, within 10 business days following the later of (i) receipt of notice of such event of default and (ii) the expiration of the applicable notice and grace periods available to the borrower under the mortgage loan documents, and in the case of a non-monetary default, within 30 days following the later of (i)
receipt of notice of such event of default and (ii) the expiration of the applicable notice and grace periods; and provided, that the holder of the
Congress Center B Note is entitled to (i) no more than 4 consecutive cure events, (ii) no more than 6 cure events, whether or not consecutive, in any
12-month period and (iii) no more than 9 cure events over the life of the
Congress Center Mortgage Loan.

          At the time a cure payment is made and otherwise during any applicable notice and grace period, the holder of the Congress Center B Note will pay or reimburse the holder of the Congress Center Mortgage Loan, the master servicer, the special servicer, the trustee and the fiscal agent or paying agent, as applicable, for all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on or incurred by the holder of the
Congress Center Mortgage Loan (including, without limitation, any interest accrued on any advances for monthly payments or servicing advances charged by any servicer, the trustee or the fiscal agent or paying agent, whether or not any such entity may be deemed to be the holder of the Congress Center Mortgage
Loan) during the period of time from the expiration of the applicable grace period until such cure payment is made (in the case of a cure of a monetary default) or the non-monetary default is cured. Notwithstanding the foregoing, the holder of the Congress Center B Note will not be required to pay or reimburse any person amounts which constitute prepayment premiums, default interest, late charges, special servicing fees (to the extent the Congress
Center A/B Mortgage Loan is not then specially serviced), workout fees and/or liquidation fees. So long as a monetary default exists for which a cure payment permitted under the Congress Center Intercreditor is made, or a non-monetary default exists for which the holder of the Congress Center B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the Congress Center Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer, as applicable; but such limitation will not prevent the master servicer or special servicer, as applicable from collecting default interest or late charges.

                                      S-127

THE HUNTINGTON SQUARE MORTGAGE LOAN

          Mortgage Loan No. 15 (the "Huntington Square Mortgage Loan"), which has an outstanding principal balance as of the Cut-off Date of $19,150,000, representing 1.7% of the Initial Pool Balance, is secured by a mortgaged property that also secures a second lien loan (the "Huntington Square
Subordinated Loan"). The Huntington Square Subordinated Loan had an original balance of $6,180,000. Only the Huntington Square Mortgage Loan is included in the trust. The Huntington Square Subordinated Loan is not an asset of the trust, and is currently held by BSCMI. It is anticipated that, and the related loan documents so permit, the Huntington Square borrower will sell tenant in common interests in the related mortgaged property. Proceeds from the sale of the tenant in common interests (the "TIC Proceeds") will be used first to pay the
Huntington Square Subordinated Loan and will not be available to make payments to the trust in respect of the Huntington Square Mortgage Loan until the
Huntington Square Subordinated Loan is paid in full. The Huntington Square borrower has indicated that it anticipates completing the sale of the tenant in common interests before April 30, 2005. If the borrower completes such sales by
April 30, 2005 and the TIC Proceeds are sufficient to pay the principal balance of the Huntington Square Subordinated Loan, then the Huntington Square B Note will be fully prepaid. The interest rate on the Huntington Square Subordinated
Loan is one-month LIBOR plus 6.00%. If the Huntington Square Subordinated Loan is not fully paid by May 1, 2005, the interest rate on the such B Note will increase to one-month LIBOR plus 8.00%. The maturity date of the Huntington
Square Subordinated Loan is August 1, 2011, which is also the Anticipated
Repayment Date of the Huntington Square Mortgage Loan.

          The holders of the Huntington Square Mortgage Loan and the Huntington
Square Subordinated Loan entered into an intercreditor agreement, which sets forth the respective rights of each such holder. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Huntington Square
Subordinated Loan to receive payments from amounts that are not TIC Proceeds are subordinate to the rights of the holder of the Huntington Square Mortgage Loan to receive payments of interest, principal and other amounts on the Huntington
Square Mortgage Loan. However, the rights of the holder of the Huntington Square
Subordinated Loan to receive payments from amounts that are TIC Proceeds are senior to the rights of the holder of the Huntington Square Mortgage Loan to receive payments of interest, principal and other amounts on the Huntington
Square Mortgage Loan.

Consent Rights of the Holder of the Huntington Square Subordinated Loan

          The master servicer and/or the special servicer may not take certain significant actions with respect to the Huntington Square Mortgage Loan without the consent of the holder of the Huntington Square Subordinated Loan for so long as the principal balance of the Huntington Square Subordinated Loan is greater than or equal to 25% of the original principal balance of the Huntington Square
Subordinated Loan. Solely for purposes of determining whether the holder of the
Huntington Square Subordinated Loan is entitled to consent to certain significant actions, the principal balance of the Huntington Square Subordinated
Loan will be reduced by the amount of any Appraisal Reductions that have occurred with respect to the Huntington Square Mortgage Loan (such appraisal reduction to be calculated as if the Huntington Square Mortgage Loan and the
Huntington Square Subordinated Loan were an A/B Mortgage Loan). These actions include, amendments, modifications and waivers of money terms and material non-monetary terms of the Huntington Square Mortgage Loan.

Purchase Option

          In the event that (i) any payment of principal or interest on the
Huntington Square Mortgage Loan or Huntington Square Subordinated Loan becomes
60 or more days delinquent, (ii) the principal balance of the Huntington Square
Mortgage Loan or Huntington Square Subordinated Loan has been accelerated, (iii)
the principal balance of the Huntington Square Mortgage Loan or Huntington
Square Subordinated Loan is not paid at maturity or (iv) the related borrower declares bankruptcy, the holder of such Huntington Square Subordinated Loan will be entitled to purchase the Huntington Square Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the
Huntington Square Mortgage Loan, together with all unpaid interest on such
Huntington Square Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower

                                      S-128

under such Huntington Square Mortgage Loan is responsible. No prepayment consideration will be payable in connection with the purchase of the Huntington
Square Mortgage Loan.

Cure Rights of the Holder of the Huntington Square Subordinated Loan

          In the event that the borrower fails to make any payment of principal or interest on the Huntington Square Mortgage Loan, resulting in a monetary event of default, the holder of the Huntington Square Subordinated Loan will have the right to cure such monetary event of default, subject to certain limitations set forth in the intercreditor agreement. In addition, the holder of the Huntington Square Subordinated Loan will have the right to cure material non-monetary events of default, subject to certain limitations set forth in the intercreditor agreement.

THE PEARLAND CORNER SHOPPING CENTER A/B MORTGAGE LOAN

          Mortgage Loan No. 69 (the "Pearland Corner Shopping Center Mortgage
Loan"), which has an outstanding principal balance as of the Cut-off Date of
$4,990,204, representing approximately 0.4% of the Initial Pool Balance, is secured by a related mortgaged property that also secures a subordinate note
(the "Pearland Corner Shopping Center B Note"). The Pearland Corner Shopping
Center Mortgage Loan, together with the Pearland Corner Shopping Center B Note are collectively referred to in this prospectus supplement as the "Pearland
Corner Shopping Center A/B Mortgage Loan." The Pearland Corner Shopping Center B
Note is subordinate in right of payment to the Pearland Corner Shopping Center
Mortgage Loan and has an original balance of $333,500. Only the Pearland Corner
Shopping Center Mortgage Loan is included in the trust. The Pearland Corner
Shopping Center B Note is not an asset of the trust, and is currently held by
CBA Mezzanine Capital Finance, LLC.

          The holders of the Pearland Corner Shopping Center Mortgage Loan and
the Pearland Corner Shopping Center B Note entered into an intercreditor agreement, which sets forth the respective rights of each of the holders of the related Pearland Corner Shopping Center A/B Mortgage Loan. Pursuant to the terms of that intercreditor agreement, the rights of the holder of the Pearland Corner
Shopping Center B Note to receive payments are subordinate to the rights of the holder of the related Pearland Corner Shopping Center Mortgage Loan to receive payments of interest, principal and other amounts on the Pearland Corner
Shopping Center Mortgage Loan. Prior to the occurrence of (i) the acceleration of the Pearland Corner Shopping Center Mortgage Loan or the related Pearland
Corner Shopping Center B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the related Pearland Corner Shopping Center B Note, and following the occurrence and during the continuance of (i) the acceleration of a
Pearland Corner Shopping Center Mortgage Loan or its related Pearland Corner
Shopping Center B Note, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, and subject to certain rights of the holder of the Pearland Corner Shopping Center B Note to purchase the Pearland Corner Shopping Center Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on the Pearland Corner Shopping Center B Note will be subordinated to all payments due on the related Pearland Corner Shopping
Center Mortgage Loan and the holder of such Pearland Corner Shopping Center B
Note will not be entitled to receive any payment of principal or interest until the holder of the related Pearland Corner Shopping Center Mortgage Loan has been paid all of its unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

          The Pearland Corner Shopping Center A/B Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement.

Certain Rights of the Holder of the Pearland Corner Shopping Center B Note

          The master servicer and/or the special servicer may not enter into amendments, modifications or extensions of the Pearland Corner Shopping Center
Mortgage Loan or the Pearland Corner Shopping Center B Note in a material manner without the consent of the holder of the Pearland Corner Shopping Center B Note;
provided, however, that such consent right will expire when the repurchase period described below expires. Notwithstanding anything herein to the contrary, no advice, direction or objection from or by a holder of the Pearland Corner
Shopping Center B Note may require or cause the master servicer or special servicer, as applicable, to violate any provision of the Pooling and Servicing
Agreement (including the master servicer's or special servicer's, as

                                      S-129

applicable, obligation to act in accordance with the Servicing Standard, the related loan documents or to adversely affect the status of any REMIC).

Purchase Option

          In the event that (i) any payment of principal or interest on the
Pearland Corner Shopping Center Mortgage Loan or Pearland Corner Shopping Center
B Note becomes 90 or more days delinquent, (ii) the principal balance of the
Pearland Corner Shopping Center Mortgage Loan or Pearland Corner Shopping Center
B Note has been accelerated, (iii) the principal balance of the Pearland Corner
Shopping Center Mortgage Loan or Pearland Corner Shopping Center B Note is not
paid at maturity, (iv) the related borrower declares bankruptcy or (v) any other event where the cash flow payment under the Pearland Corner Shopping Center B
Note has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Pearland Corner Shopping Center B Note will be entitled to purchase the Pearland Corner Shopping Center Mortgage Loan from the trust for a period of 30 days after its receipt of a notice of any such occurrence, subject to certain conditions set forth in the applicable intercreditor agreement. The purchase price will generally equal the unpaid principal balance of the Pearland Corner Shopping Center Mortgage Loan, together with all unpaid interest on such Pearland Corner Shopping Center Mortgage Loan
(other than default interest) at the related mortgage rate and any outstanding servicing expense, advances and interest on advances for which the borrower under such Pearland Corner Shopping Center Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing the Pearland Corner Shopping Center
Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of such Pearland Corner Shopping Center Mortgage Loan.

THE MASTER SERVICER AND SPECIAL SERVICER

Master Servicer

          Wells Fargo Bank, National Association ("Wells Fargo") will be responsible for servicing the mortgage loans as master servicer. Wells Fargo provides a full range of banking services to individual, agribusiness, real estate, commercial and small business customers. Wells Fargo is also the paying agent and certificate registrar and is an affiliate of Wells Fargo Brokerage
Services, LLC, one of the underwriters.

          Wells Fargo's principal servicing offices are located at 45 Fremont
Street, 2nd Floor, San Francisco, California 94105.

          As of September 30, 2004, Wells Fargo was responsible for servicing approximately 6,486 commercial and multifamily mortgage loans, totaling approximately $48.64 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

          Wells Fargo & Company is the holding company for Wells Fargo. Wells
Fargo & Company files reports with the Securities and Exchange Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding the master servicer and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

          The information presented herein concerning Wells Fargo has been provided by Wells Fargo. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

Special Servicer

          ARCap Servicing, Inc., a Delaware corporation, will be responsible for servicing the Specially Serviced Mortgage Loans. The special servicer is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund II REIT, Inc., the entity which is anticipated to be the initial Operating Adviser. The special servicer's principal place of business is 5605 N. MacArthur Blvd., Suite 950, Dallas, Texas 75038. As of
August 31, 2004, ARCap Servicing, Inc. was named the special servicer on 42 CMBS transactions encompassing 6,437 loans with a legal balance of $42.9 billion. The portfolios include office, retail,

                                      S-130

multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

          The information presented herein concerning ARCap Servicing, Inc. has been provided by ARCap Servicing, Inc. Accordingly, we make no representation or warranty as to the accuracy or completeness of such information.

THE MASTER SERVICER

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, ninth or tenth bullet under the definition of "Event of Default" under the "Glossary of
Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth, seventh or eighth bullet under the definition of "Event of Default" under the "Glossary of
Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing Agreement will terminate immediately upon the date which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25%
of the Certificate Balance of all certificates so direct the trustee.
Notwithstanding the foregoing, and in accordance with the Pooling and Servicing
Agreement, if the Event of Default occurs primarily by reason of the occurrence of a default of the Primary Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default

                                      S-131

and termination provisions set forth above. If (i) any Event of Default on the part of the master servicer occurs that affects a Serviced Companion Mortgage
Loan or (ii) any Serviced Companion Mortgage Loan is included in a securitization that is rated by Fitch and the trustee receives notice from Fitch that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion
Mortgage Loan or the master servicer has been downgraded below a specified rating level by Fitch, and in either case, the master servicer is not otherwise terminated, then, at the request of the holder of such affected Serviced
Companion Mortgage Loan, the trustee shall require the master servicer to appoint a sub-servicer with respect to the related mortgage loan. There are no
Serviced Pari Passu Mortgage Loans in the trust and therefore there are no
Serviced Companion Mortgage Loans related to the trust.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to unpaid servicing compensation or unreimbursed Advances or the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement.
However, if the master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of
"Event of Default" under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet of the definition of
Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing
Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

THE SPECIAL SERVICER

          The special servicer will oversee the resolution of Specially Serviced
Mortgage Loans, act as disposition manager of REO Properties acquired on behalf of the trust through foreclosure or deed in lieu of foreclosure, maintain insurance with respect to REO Properties and provide monthly reports to the master servicer and the paying agent.

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

                                      S-132

          The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage
Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated Mortgage Loans while it acted as special servicer and remained Rehabilitated Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout Fee will be obligations of the trust and will represent Expense Losses.
The Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature to that described above.

Termination of Special Servicer

          The trustee may terminate the special servicer upon a Special Servicer
Event of Default. However, if the special servicer is terminated solely due to a
Special Servicer Event of Default described in the eighth, ninth or tenth bullet of the definition of Special Servicer Event of Default, and prior to being replaced the terminated special servicer provides the trustee with the appropriate request for proposal material and the names of potential bidders, the trustee will solicit good faith bids for the rights to specially service the mortgage loans in accordance with the Pooling and Servicing Agreement. The trustee will have thirty days to sell the rights and obligations of the special servicer under the Pooling and Servicing Agreement to a successor special servicer that meets the requirements of a special servicer under the Pooling and
Servicing Agreement, provided that the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The special servicer is required to obtain the prior written consent of the Operating
Adviser in connection with such sale of servicing rights. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor special servicer is not appointed within thirty days, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above. If (i)
any Event of Default on the part of the Special Servicer occurs that affects a
Serviced Companion Mortgage Loan or (ii) any Serviced Companion Mortgage Loan is
included in a securitization that is rated by Fitch and the Trustee receives notice from Fitch that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or

                                      S-133

withdrawal of any rating then assigned by Fitch to any class of certificates representing an interest in that Serviced Companion Mortgage Loan, and in either case, the Special Servicer is not otherwise terminated, then, subject to the applicable consultation rights of any particular related Serviced Companion
Mortgage Loan under its related intercreditor agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to appoint, the trustee will appoint) a replacement special servicer with respect to the related Loan Pair. There are no Serviced Pari Passu Mortgage Loans in the
trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things:

          o    any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or an extension of the original maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan, other than in connection with the termination of the trust as described in this prospectus supplement under "Description of the Offered
               Certificates--Optional Termination;"

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan
               (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

                                      S-134

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser shall be responsible for its own expenses.

          Except as may be described in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the operating adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, increase the recovery to
Certificateholders and the holders of such Serviced Companion Mortgage Loan or B
Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

                                      S-135

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally similar to the comparable provisions of the Pooling and Servicing
Agreement.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to each of (a) the holder of the Congress Center B Note, solely with respect to the Congress Center A/B
Mortgage Loan, (b) the holder of certificates representing the greatest percentage interest in the Controlling Class, (c) the special servicer, and (d)
any seller with respect to mortgage loans it originated (other than Wells Fargo
Bank, National Association), in that order, an option (the "Option") to purchase from the trust any defaulted mortgage loan (other than a Non-Serviced Mortgage
Loan that is subject to a comparable option under a related pooling and servicing agreement) that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option
Purchase Price" for a defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest percentage interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price is a fair price.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning

                                      S-136

environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as
"foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property owned by REMIC I, such as a hotel business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property,"
which would be taxable to REMIC I at the highest marginal federal corporate rate
-- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO
Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Material Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

                                      S-137

GENERAL

          For United States federal income tax purposes, portions of the trust will be treated as "Tiered REMICs" as described in the prospectus. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the trust other than that portion of the trust consisting of the rights to Excess Interest and the Excess Interest Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

          o    compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor Trust.

          The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates" in the
prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

          Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates also will qualify for treatment as "permitted assets," within the meaning of
Section 860L(c)(1)(G) of the Code, of a FASIT, and those offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans

                                      S-138

secured by an interest in real property that is residential real property
(including multifamily properties and mobile home community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the
REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates" in the
prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          We anticipate that the offered certificates (other than the Class X-2
Certificates) will not be issued with original issue discount for federal income tax purposes, but rather will be issued at a premium. Whether any holder of any class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

          The Class X-2 Certificates are being treated as issued with OID because they are "interest only" Certificates. If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of any Class X Certificate, the amount of original issue discount allocable to such period would be zero and such
Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Class X-2
Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the
Mortgage Loans. Any such loss might be treated as a capital loss.

          The IRS has issued regulations (the "OID Regulations") under Sections
1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus. Purchasers of the offered certificates should be aware that the OID Regulations and Section
1272(a)(6) of the Code do not adequately address all of the issues relevant to accrual of original issue discount on prepayable securities such as the offered certificates. The OID Regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that holders of offered certificates issued with original issue discount may be able to select a method for recognizing original issue discount that differs from that used by the paying agent in preparing reports to Certificateholders and the IRS.
Prospective purchasers of offered certificates are advised to consult their tax advisors concerning the treatment of such certificates.

          Moreover, the OID Regulations include an anti-abuse rule allowing the
IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions.
No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount with respect to the offered certificates. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" in the prospectus. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates, and the appropriate method of reporting interest and original issue discount with respect to offered certificates.

          To the extent that any offered certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the prospectus, a holder who receives a payment that is included in the stated redemption price at maturity, generally, the principal amount of such certificate, will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the offered certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such certificate. See "Material Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Original Issue Discount" and "--Sale or Exchange of
Regular Certificates" in the prospectus.

                                      S-139

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each class of certificates issued with amortizable bond premium should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC
Certificates--Taxation of Regular Certificates--Premium" in the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all classes of certificates issued by the trust will be a 0% CPR, as described in the prospectus, applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's Anticipated Repayment Date. For a description of CPR, see
"Yield, Prepayment and Maturity Considerations" in this prospectus supplement.
However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the trust's net after-tax proceeds from an REO Property, to incur taxes on the trust in connection with the operation of such REO Property. Any such taxes imposed on the trust would reduce the amount distributable to
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Under certain circumstances, as described under the headings "Material
Federal Income Tax Consequences--Federal Income Tax Consequences for
Certificates as to Which No REMIC Election is Made--Reporting Requirements and
Backup Withholding" and "Material Federal Income Tax Consequences--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Regular
Certificates--Taxation of Foreign Investors" of the prospectus, a holder may be subject to United States backup withholding on payments made with respect to the certificates.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Material Federal
Income Tax Consequences" and "State and Other Tax Considerations" in the
prospectus.

                         LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 20.3% of the Initial
Pool Balance) which are general in nature. This summary does not

                                      S-140

purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                              ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits selected transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a
Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in
Section 3(32) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the trust. If the mortgage loans or other trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the fiscal agent, the master servicer, the special servicer, the
Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the trust or certain of their respective affiliates might be considered fiduciaries or other Parties in
Interest with respect to investing Plans. In the absence of an applicable exemption, "prohibited transactions"-- within the meaning of ERISA and Section
4975 of the Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

                                      S-141

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, S&P or Moody's;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such class of certificates continues to satisfy the

                                      S-142

second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such classes of certificates. A fiduciary of a Plan contemplating purchasing any such class of certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to any such class of certificate.

          Before purchasing any such class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "certificates"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust;

          o    the Plan's investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the trust.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Section 401(c) also provides that until the date that is 18 months after the 401(c) Regulations became final (January 5, 2000), no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and
Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the "plan assets" of any such plan, except (a) to prevent avoidance of the 401(c) Regulations, and (b)
actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the

                                      S-143

401(c) Regulations, may be treated as "plan assets" of such Plans. Because
Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult their legal counsel with respect to the applicability of Section 401(c), including the general account's ability to continue to hold such Certificates after July 5, 2001, which is the date 18 months after the date the 401(c)
Regulations became final.

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent, the fiscal agent and the master servicer that (1)
such acquisition and holding is permissible under applicable law, including
Prohibited Transaction Exemption 2002-41, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent, the fiscal agent or the master servicer to any obligation in addition to those undertaken in the
Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in
DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, may be subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions.
The uncertainties referred to above, and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates, may adversely affect the liquidity of the offered certificates. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors to determine whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.

                                 USE OF PROCEEDS

          We will apply the net proceeds of the offering of the certificates towards the simultaneous purchase of the mortgage loans from the sellers and to the payment of expenses in connection with the issuance of the certificates.

                                      S-144

                              PLAN OF DISTRIBUTION

          We have entered into an Underwriting Agreement with the Underwriters.
Subject to the terms and conditions set forth in the Underwriting Agreement, we have agreed to sell to each Underwriter, and each Underwriter has agreed severally to purchase from us the respective aggregate Certificate Balance or
Notional Amount, as applicable, of each class of offered certificates presented below.

      UNDERWRITERS          CLASS A-1     CLASS A-2      CLASS A-3      CLASS A-4     CLASS A-5      CLASS A-6
------------------------   -----------   -----------   ------------   ------------   -----------   ------------

Bear, Stearns & Co. Inc.   $ 8,000,000   $24,000,000   $ 40,000,000   $ 40,000,000   $32,000,000   $270,430,000

Morgan Stanley & Co.
   Incorporated            $ 8,000,000   $24,000,000   $ 40,000,000   $ 40,000,000   $32,000,000   $270,430,000

Goldman, Sachs & Co.       $ 3,000,000   $ 9,000,000   $ 15,000,000   $ 15,000,000   $12,000,000   $101,411,250

Wells Fargo Brokerage
   Services, LLC           $ 1,000,000   $ 3,000,000   $  5,000,000   $  5,000,000   $ 4,000,000   $ 33,803,750

   Total................   $20,000,000   $60,000,000   $100,000,000   $100,000,000   $80,000,000   $676,075,000

      UNDERWRITERS           CLASS B       CLASS C       CLASS D       CLASS E        CLASS X-2
------------------------   -----------   -----------   -----------   -----------   --------------

Bear, Stearns & Co. Inc.   $ 8,092,400   $ 5,202,000   $ 5,202,000   $ 6,358,000   $  443,220,400

Morgan Stanley & Co.
   Incorporated            $ 8,092,400   $ 5,202,000   $ 5,202,000   $ 6,358,000   $  443,220,400

Goldman, Sachs & Co.       $ 3,034,650   $ 1,950,750   $ 1,950,750   $ 2,384,250   $  166,207,650

Wells Fargo Brokerage
   Services, LLC           $ 1,011,550   $   650,250   $   650,250   $   794,750   $   55,402,550

   Total................   $20,231,000   $13,005,000   $13,005,000   $15,895,000   $1,108,051,000

          Bear, Stearns & Co. Inc. and Morgan Stanley & Co. Incorporated will act as co-lead managers and co-bookrunners with respect to the offered certificates.

          The Underwriting Agreement provides that the obligations of the
Underwriters are subject to conditions precedent, and that the Underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an Underwriter, the Underwriting
Agreement provides that the purchase commitment of the non-defaulting
Underwriter may be increased. Proceeds to the Depositor from the sale of the offered certificates, before deducting expenses payable by the Depositor, will be approximately $1,153,487,417, plus accrued interest.

          The Underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of offered certificates to or through dealers

                                      S-145

and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such
Classes of offered certificates for whom they may act as agent.

          The offered certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about November 4, 2004, which is the eleventh business day following the date of pricing of the certificates.

          Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such offered certificates.

          The Underwriters and any dealers that participate with the
Underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

          We have agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect of such liabilities.

          The Underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

          The Depositor is an affiliate of Bear, Stearns & Co. Inc., an
Underwriter, and Bear Stearns Commercial Mortgage, Inc., a seller.

                                  LEGAL MATTERS

          The validity of the offered certificates will be passed upon for us by
Cadwalader, Wickersham & Taft LLP, New York, New York and by Latham & Watkins
LLP, New York, New York, and material federal income tax consequences of investing in the offered certificates will be passed upon for us by Cadwalader,
Wickersham & Taft LLP. Certain legal matters will be passed upon for the
Underwriters by Latham & Watkins LLP and by Cadwalader, Wickersham & Taft LLP.
Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage,
Inc. by Cadwalader, Wickersham & Taft LLP, for Morgan Stanley Mortgage Capital
Inc. by Latham & Watkins LLP, for Principal Commercial Funding, LLC by Dechert
LLP, New York, New York, and for Wells Fargo Bank, National Association, in its
capacity as master servicer, by Sidley Austin Brown & Wood LLP, New York, New
York.

                                      S-146

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS          FITCH   S&P
------------   -----   ---
Class A-1...    AAA    AAA
Class A-2...    AAA    AAA
Class A-3...    AAA    AAA
Class A-4...    AAA    AAA
Class A-5...    AAA    AAA
Class A-6...    AAA    AAA
Class B.....     AA     AA
Class C.....    AA-    AA-
Class D.....     A      A
Class E.....     A-     A-
Class X-2...    AAA    AAA

          The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term. The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of principal prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of the offered certificates and, if so, what such rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such class at the request of the Depositor.

                                      S-147

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the trust may issue.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the trust.

          "A/B Mortgage Loan" means, the Congress Center A/B Mortgage Loan, the
Pearland Corner Shopping Center A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A
Note and the related B Note.

          "Accrued Certificate Interest" means, in respect of each class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

                                      S-148

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan;

o    to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all accrued and unpaid interest on the mortgage loan;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer, the trustee or the fiscal agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of the related mortgaged property or REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a specified date prior to stated
maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

                                      S-149

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO
Property, the Assumed Scheduled Payment deemed due on each Due Date for so long as the REO Property remains part of the trust, equals the Scheduled Payment (or
Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                    Servicer, the trustee, the paying agent and the fiscal agent as compensation or in reimbursement of outstanding Advances or as Excess Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan, all amounts received with respect to such A/B Mortgage
                    Loan that are required to be paid to the holder of the
                    related B Note pursuant to the terms of the related B Note and the related intercreditor agreement; and

               o    any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year
               (commencing in 2005), the aggregate of the Interest Reserve
               Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the original principal balance of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless previously prepaid.

                                      S-150

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any principal prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the principal prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that principal prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the
Discount Rate referred to above is greater than the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

          "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

          "Class A Certificates" means the Class A-1 Certificates, the Class A-2
Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class
A-5 Certificates and the Class A-6 Certificates.

          "Class X Certificates" means the Class X-1 Certificates and Class X-2
Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

                                      S-151

          "Closing Date" means on or about November 4, 2004.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan or
Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in
Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such
Condemnation Proceeds will be distributable to the Certificateholders.

          "Congress Center A/B Mortgage Loan" means the Congress Center Mortgage
Loan and the Congress Center B Note.

          "Congress Center B Note" means, with respect to the Congress Center
Mortgage Loan, the related B Note.

          "Congress Center Directing Holder" means the "Directing Lender" under the Congress Center Intercreditor Agreement.

          "Congress Center IntercreditorAgreement" means that certain intercreditor agreement dated as of September 3, 2004 between the initial holder of the Congress Center Mortgage Loan and the initial holder of the Congress
Center B Note.

          "Congress Center Mortgage Loan" means Mortgage Loan No. 1.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

                                      S-152

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate class of certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means November 1, 2004. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), scheduled payments due in November 2004 with respect to mortgage loans not having payment dates on the first of each month have been deemed received on November 1, 2004, not the actual day which such scheduled payments were due.

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a due date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "Debt Service Coverage Ratio" or "DSCR" means, the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of debt service payable under that mortgage loan.

          "Depositor" means Bear Stearns Commercial Mortgage Securities Inc.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 8th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such class of certificates for such Distribution Date, reduced (to not less than zero) by:

               o    any Net Aggregate Prepayment Interest Shortfalls allocated to such Class for such Distribution Date; and

                                      S-153

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class in accordance with the
                    terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution
     Date, plus one month's interest thereon at the applicable Pass-Through
     Rate; plus

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means the 13th day of each month, or if any such
13th day is not a business day, on the next succeeding business day.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

                                      S-154

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee; provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure;
     provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's approved servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B

                                      S-155

Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan.

          "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum set forth in the
Pooling and Servicing Agreement which is payable each month with respect to certain mortgage loans in connection with the Excess Servicing Fee.

          "Exemptions" means the individual prohibited transaction exemptions granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer, the trustee or the fiscal agent in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the trust;

o    other expenses of the trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the fiscal agent, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the trust, the costs and expenses of any tax audits with respect to the trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the trust; and

o    any other expense of the trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "FASIT" means a financial asset securitization investment trust.

          "Financial Market Publishers" means TREPP, LLC, Intex Solutions, Inc.
and Standard and Poor's Conquest.

          "Fitch" means Fitch, Inc.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "GMACCM 2004-C2" means the securitization known as the GMAC Commercial
Mortgage Securities, Inc. Series 2004-C2.

          "GMACCM 2004-C2 Depositor" means the "depositor" under the GMACCM
2004-C2 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is GMAC Commercial Mortgage Securities, Inc.

          "GMACCM 2004-C2 Fiscal Agent" means the "fiscal agent" under the
GMACCM 2004-C2 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is ABN AMRO Bank N.V.

                                      S-156

          "GMACCM 2004-C2 Master Servicer" means the "master servicer" under the
GMACCM 2004-C2 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is GMAC Commercial Mortgage Corporation.

          "GMACCM 2004-C2 Operating Adviser" means the operating adviser appointed under the GMACCM 2004-C2 Pooling and Servicing Agreement.

          "GMACCM 2004-C2 Pooling and Servicing Agreement" means the Pooling and
Servicing Agreement entered into between the GMACCM 2004-C2 Depositor, the
GMACCM 2004-C2 Master Servicer, the GMACCM 2004-C2 Special Servicer, the GMACCM
2004-C2 Trustee and the GMACCM 2004-C2 Fiscal Agent.

          "GMACCM 2004-C2 Special Servicer" means the "special servicer" under the GMACCM 2004-C2 Pooling and Servicing Agreement, which as of the date of this prospectus supplement is Midland Loan Services, Inc.

          "GMACCM 2004-C2 Trustee" means the "trustee" under the GMACCM 2004-C2
Pooling and Servicing Agreement, which as of the date of this prospectus supplement is LaSalle Bank National Association, a national banking association.

          "Huntington Square Mortgage Loan" means Mortgage Loan No. 15.

          "Huntington Square Subordinated Loan" means the loan that is secured by a second lien mortgage on the same mortgaged property that secures the
Huntington Square Mortgage Loan.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,156,012,001.

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower.
With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance Proceeds will be distributable to the
Certificateholders.

          "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Jersey Gardens Companion Loan" means the loan secured by the Jersey
Gardens Pari Passu Mortgage on a pari passu basis with the Jersey Gardens Pari
Passu Loan.

          "Jersey Gardens Loan Group" means, collectively, the Jersey Gardens
Pari Passu Loan and the Jersey Gardens Companion Loan.

                                      S-157

          "Jersey Gardens Pari Passu Loan" means Mortgage Loan No. 2, which is secured on a pari passu basis with the Jersey Gardens Companion Loan pursuant to the Jersey Gardens Pari Passu Mortgage.

          "Jersey Gardens Pari Passu Mortgage" means the mortgage securing the
Jersey Gardens Companion Loan and the Jersey Gardens Pari Passu Loan.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to any Non-Serviced Mortgage Loan, the Liquidation Proceeds shall include only the portion of such net proceeds that is payable to the holder of such Non-Serviced Mortgage Loan.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively. There are no Serviced Pari Passu
Mortgage Loans in the trust and therefore no Loan Pairs related to the trust.

          "Lock-out Period" means the period during which voluntary principal prepayments are prohibited.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the Congress Center B Note or otherwise be allocable to such B
Note or the trust.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than the Non-Serviced Mortgage
Loans), any Serviced Companion Mortgage Loan and any B Note in connection with the Master Servicing Fee as set forth in the Pooling and Servicing Agreement.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

                                      S-158

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective seller, as the case may
be.

          "Mortgage Pool" means the one hundred twenty-three (123) mortgage loans with an aggregate principal balance, as of November 1, 2004, of approximately $1,156,012,001, which may vary on the Closing Date by up to 5%.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable
     Interest Reserve Amount; and

                                      S-159

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (commencing in 2005) will be adjusted to take into account the related withdrawal from the Interest
     Reserve Account for the preceding January (if applicable) and February.

          "Non-Serviced Companion Mortgage Loan" means a loan not included in the trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan, and in this securitization means the Jersey Gardens
Companion Loan.

          "Non-Serviced Mortgage Loan" means a mortgage loan included in the trust but serviced under another agreement. The Non-Serviced Mortgage Loan in the trust is the Jersey Gardens Pari Passu Loan.

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the trust.

          "Non-Serviced Mortgage Loan Group" means the Jersey Gardens Loan
Group.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means the Jersey Gardens Pari
Passu Mortgage.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the
GMACCM 2004-C2 Pooling and Servicing Agreement.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of 12
30-day months.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of certain of the Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan or the Huntington Square Mortgage Loan, a holder of the related B Note or
Huntington Square Subordinated Loan, as applicable, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing
Agreement to the extent such rights and powers relate to the related A/B
Mortgage Loan or the Huntington Square Mortgage Loan (but only so long as the holder of the related B Note or Huntington Square Subordinated Loan, as applicable, is the directing holder or controlling holder, as defined in the related Intercreditor Agreement).

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

                                      S-160

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any class of certificates (other than the Residual Certificates) accrues interest.

          "PCF" means Principal Commercial Funding, LLC.

          "PCF Loans" means the mortgage loans that were originated by PCF or its affiliates.

          "Pearland Corner Shopping Center A/B Mortgage Loan" means the Pearland
Corner Shopping Center Mortgage Loan and the Pearland Corner Shopping Center B
Note.

          "Pearland Corner Shopping Center B Note" means, with respect to the
Pearland Corner Shopping Center Mortgage Loan, the related B Note.

          "Pearland Corner Shopping Center Mortgage Loan" means Mortgage Loan
No. 69.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related seller or receipt by the related seller of notice of such Material Document Defect or
Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material
Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document
Defect, (x) the mortgage loan is then a Specially Serviced Mortgage Loan and a
Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially
Serviced Mortgage Loan and (y) the Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing Agreement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of November 1, 2004, between Bear Stearns Commercial
Mortgage Securities Inc., as depositor, Wells Fargo, as master servicer, ARCap
Servicing, Inc., as special servicer, LaSalle Bank National Association, as trustee, Wells Fargo Bank, National Association, as paying agent and certificate registrar and ABN AMRO Bank N.V., as fiscal agent.

                                      S-161

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the pari passu loan servicing fee (in the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee) that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion
Mortgage Loan or B Note.

          "Primary Servicer" means Principal Global Investors, LLC.

          "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

          "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage

                                      S-162

     Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related
     Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined herein) and proceeds of mortgage loan repurchases) that were received on or in respect of the mortgage loans (but not in respect of any Serviced
     Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall reduce the Principal Distribution Amount to the extent applicable:

o    if any advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections during that collection period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described herein) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the mortgage pool during the collection period for the related distribution date (prior to reimbursement from other collections) and the
     Principal Distribution Amount will be reduced (to not less than zero) by any of those advances (and advance interest thereon) that are reimbursed from such principal collections on the mortgage pool during that collection period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the collection period in which the subsequent recovery occurs).

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer, the trustee or the fiscal agent, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related
Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material

                                      S-163

Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means the first Distribution Date that follows by at least 24 months the end of the amortization term of the mortgage loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agencies" means Fitch and S&P.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of advances determined to be nonrecoverable (and interest on such advances) that are made in any collection period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related distribution date, will create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the mortgage pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described herein) to reduce principal balances of the
Principal Balance Certificates on the distribution date for that collection period.

          "Record Date" means, with respect to each class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

                                      S-164

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Certificates and the Class X
Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Pari Passu Mortgage Loans in the trust and therefore there are no Serviced Companion Mortgage Loans related to the trust.

                                      S-165

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the trust. The are no Serviced Pari Passu
Mortgage Loans in the trust.

          "Serviced Pari Passu Mortgage Loan B Note" means, with respect to any
Serviced Pari Passu Mortgage Loan, any subordinated mortgage note that is designated as a B Note and which is not included in the trust. There are no
Serviced Pari Passu Mortgage Loan B Notes related to the trust.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

          i.   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii.  the ownership of any certificate or any interest in any Serviced
               Companion Mortgage Loan, any Non-Serviced Companion Mortgage
               Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          iii. the master servicer's obligation to make Advances;

                                      S-166

          iv.  the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
               reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          v.   any obligation of the master servicer (or any of its affiliates)
               to repurchase any mortgage loan from the trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains unremedied for the applicable grace period specified in such mortgage loan (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default,

                                      S-167

in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of the related B Note or Serviced Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the special servicer is removed from S&P's approved special servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or

                                      S-168

     withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates; or

o    the special servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented herein;

o    the closing date for the sale of the certificates is November 4, 2004;

o    distributions on the certificates are made on the 13th day of each month, commencing in December 2004;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

o    no Prepayment Interest Shortfalls occur;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer, the trustee or the fiscal agent as reimbursements of any nonrecoverable advances, unreimbursed advances outstanding as of the date of modification of any mortgage loan and any related interest on such advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

                                      S-169

          "Subordinate Certificates" means the Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates.

          "Treasury Rate" unless otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected
Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or
Anticipated Repayment Date, if applicable) of the mortgage loan prepaid. If
Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Bear, Stearns & Co. Inc., Morgan Stanley & Co.
Incorporated, Goldman, Sachs & Co. and Wells Fargo Brokerage Services, LLC.

          "Underwriting Agreement" means that agreement, dated October 20, 2004, entered into by the Depositor and the Underwriters.

          "Unpaid Interest" means, on any distribution date with respect to any class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan, adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances as of the close of business on the preceding Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments.

                                      S-170

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

--------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED
                                                             AGGREGATE       AGGREGATE     AVERAGE
                                            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
LOAN SELLER                              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
--------------------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.                          54           368,424,478       31.9        5.590
Bear Stearns Commercial Mortgage, Inc.          32           355,118,024       30.7        5.441
Morgan Stanley Mortgage Capital Inc.            15           235,683,311       20.4        5.296
Principal Commercial Funding, LLC               22           196,786,189       17.0        5.709
--------------------------------------------------------------------------------------------------
TOTAL:                                         123        $1,156,012,001      100.0%       5.505%
==================================================================================================

-----------------------------------------------------------------------------------------
                                           WEIGHTED                 WEIGHTED     WEIGHTED
                                           AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                          REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
LOAN SELLER                              TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------

Wells Fargo Bank, N.A.                       109         1.91         60.7         52.2
Bear Stearns Commercial Mortgage, Inc.       105         2.09         59.2         53.7
Morgan Stanley Mortgage Capital Inc.         123         2.16         57.4         47.4
Principal Commercial Funding, LLC            125         1.75         63.2         49.9
-----------------------------------------------------------------------------------------
TOTAL:                                       113         1.99X        60.0%        51.3%
=========================================================================================

CUT-OFF DATE BALANCES

--------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED
                                                             AGGREGATE       AGGREGATE     AVERAGE
                                            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
CUT-OFF DATE BALANCE ($)                 MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
--------------------------------------------------------------------------------------------------

1 - 1,000,000                                   3              2,876,505        0.2        5.767
1,000,001 - 2,000,000                          14             23,551,495        2.0        5.860
2,000,001 - 3,000,000                          18             47,297,528        4.1        5.764
3,000,001 - 4,000,000                          18             64,549,931        5.6        5.802
4,000,001 - 5,000,000                           9             41,827,488        3.6        5.661
5,000,001 - 6,000,000                          14             74,380,149        6.4        5.649
6,000,001 - 7,000,000                           4             26,790,035        2.3        5.430
7,000,001 - 8,000,000                           5             37,977,992        3.3        5.638
8,000,001 - 9,000,000                           7             60,135,879        5.2        5.302
9,000,001 - 10,000,000                          3             29,096,336        2.5        5.483
10,000,001 - 15,000,000                         9            114,554,236        9.9        5.538
15,000,001 - 20,000,000                         8            150,023,161       13.0        5.692
20,000,001 - 25,000,000                         2             49,994,750        4.3        5.470
25,000,001 (less than or equal to)              9            432,956,517       37.5        5.324
--------------------------------------------------------------------------------------------------
TOTAL:                                        123         $1,156,012,001      100.0%       5.505%
==================================================================================================

-----------------------------------------------------------------------------------------
                                           WEIGHTED                 WEIGHTED     WEIGHTED
                                           AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                          REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                 TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------

1 - 1,000,000                                148         2.23         49.5         25.8
1,000,001 - 2,000,000                        121         1.60         65.5         46.5
2,000,001 - 3,000,000                        113         1.86         57.2         44.8
3,000,001 - 4,000,000                        122         2.39         56.5         46.1
4,000,001 - 5,000,000                        124         1.79         57.9         41.2
5,000,001 - 6,000,000                        113         1.96         60.8         49.2
6,000,001 - 7,000,000                        118         2.05         48.4         35.7
7,000,001 - 8,000,000                        117         1.84         63.0         53.0
8,000,001 - 9,000,000                        117         2.51         51.5         41.8
9,000,001 - 10,000,000                       134         2.95         45.5         37.5
10,000,001 - 15,000,000                      103         1.62         68.0         55.6
15,000,001 - 20,000,000                      112         1.85         58.9         51.7
20,000,001 - 25,000,000                      119         1.81         62.9         54.8
25,000,001 (less than or equal to)           110         2.02         61.2         55.8
-----------------------------------------------------------------------------------------
TOTAL:                                       113         1.99X        60.0%        51.3%
=========================================================================================

Minimum: $882,000
Maximum: $95,000,000
Average: $9,398,472

                                       I-1

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

STATES

--------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY    WEIGHTED
                                                                   AGGREGATE       AGGREGATE     AVERAGE
                                               NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
STATE                                    MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)
--------------------------------------------------------------------------------------------------------

Southern - California                              12              121,329,414       10.5        5.637
Northern - California                              18              113,141,810        9.8        5.821
Virginia                                            8              146,324,875       12.7        5.380
Illinois                                            8              138,659,064       12.0        5.578
New York                                           13              126,000,216       10.9        5.456
New Jersey                                          3              100,192,574        8.7        4.962
Nevada                                              6               55,601,041        4.8        5.627
Florida                                             6               43,643,037        3.8        4.812
Massachusetts                                       3               37,655,214        3.3        5.528
Ohio                                                4               36,165,208        3.1        5.621
North Carolina                                      8               26,340,556        2.3        5.258
Colorado                                            4               21,562,048        1.9        5.446
Texas                                               6               20,920,177        1.8        5.986
Pennsylvania                                        4               20,291,834        1.8        5.713
Tennessee                                           3               18,489,993        1.6        5.779
District of Columbia                                1               17,680,000        1.5        5.650
Arizona                                             2               15,249,864        1.3        5.518
Washington                                          3               11,168,589        1.0        5.598
Hawaii                                              1               10,709,506        0.9        5.350
Connecticut                                         2               10,579,792        0.9        5.590
Georgia                                             2                9,532,839        0.8        5.520
Minnesota                                           1                8,192,730        0.7        5.740
Vermont                                             1                7,173,796        0.6        5.847
Delaware                                            1                6,482,707        0.6        6.010
Alabama                                             1                5,254,993        0.5        5.780
Mississippi                                         1                3,992,350        0.3        5.800
Idaho                                               1                3,981,189        0.3        6.650
Michigan                                            2                3,665,780        0.3        5.022
South Carolina                                      1                3,373,923        0.3        5.892
Maryland                                            1                3,287,015        0.3        6.450
Utah                                                1                2,397,905        0.2        5.800
Kansas                                              1                1,894,957        0.2        6.020
Alaska                                              1                1,598,726        0.1        6.150
Louisiana                                           1                1,298,868        0.1        5.810
North Dakota                                        1                1,297,410        0.1        6.020
Indiana                                             1                  882,000        0.1        4.111
--------------------------------------------------------------------------------------------------------
TOTAL:                                            133           $1,156,012,001      100.0%       5.505%
========================================================================================================

-----------------------------------------------------------------------------------------
                                           WEIGHTED                 WEIGHTED     WEIGHTED
                                           AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                          REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
STATE                                    TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-----------------------------------------------------------------------------------------

Southern - California                        119         2.09         52.5         43.3
Northern - California                        116         1.63         61.0         50.7
Virginia                                     102         2.21         60.7         58.8
Illinois                                     115         1.77         65.0         56.1
New York                                     120         2.67         52.5         45.6
New Jersey                                   117         1.75         60.3         48.8
Nevada                                       117         1.85         61.9         52.3
Florida                                       84         2.72         54.5         52.5
Massachusetts                                118         1.72         59.5         49.4
Ohio                                         118         1.75         73.4         62.7
North Carolina                                93         1.95         59.7         41.7
Colorado                                      94         2.23         49.6         42.9
Texas                                        117         1.76         60.8         51.8
Pennsylvania                                 123         1.73         65.9         48.9
Tennessee                                    128         1.86         59.7         50.8
District of Columbia                         120         1.93         59.7         56.2
Arizona                                      104         1.78         67.6         59.0
Washington                                   118         1.99         60.1         53.9
Hawaii                                        59         1.43         74.9         67.3
Connecticut                                  116         2.49         51.3         46.4
Georgia                                      122         1.78         63.9         49.4
Minnesota                                    119         1.34         78.8         66.5
Vermont                                      116         1.58         69.6         59.1
Delaware                                     117         1.42         72.8         62.1
Alabama                                      178         1.31         61.1          1.2
Mississippi                                  118         1.50         70.0         59.3
Idaho                                        116         1.51         65.3         52.0
Michigan                                     101         2.28         64.6         56.9
South Carolina                               108         1.26         64.8         40.9
Maryland                                     238         1.32         65.7          2.2
Utah                                         119         1.39         64.6         54.6
Kansas                                       117         1.60         79.0         67.3
Alaska                                        59         1.58         72.3         67.9
Louisiana                                    119         1.72         50.0         42.2
North Dakota                                 119         1.25         72.1         47.7
Indiana                                       79         3.45         49.0         49.0
-----------------------------------------------------------------------------------------
TOTAL:                                       113         1.99X        60.0%        51.3%
=========================================================================================

                                       I-2

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PROPERTY TYPES

----------------------------------------------------------------------------------------------------------
                                                                                  PERCENT BY     WEIGHTED
                                                                  AGGREGATE        AGGREGATE      AVERAGE
                                              NUMBER OF         CUT-OFF DATE     CUT-OFF DATE     MORTGAGE
PROPERTY TYPE                            MORTGAGED PROPERTIES     BALANCE ($)      BALANCE (%)    RATE (%)
----------------------------------------------------------------------------------------------------------

Retail
   Anchored                                       29               375,879,123       32.5          5.312
   Unanchored                                      9                43,607,354        3.8          5.792
   Shadow Anchored                                13                39,952,697        3.5          5.944
   Free Standing                                  12                24,020,645        2.1          5.964
   Big Box                                         1                 6,658,076        0.6          5.920
   Specialty                                       1                 3,554,110        0.3          6.430
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                   65            $  493,672,006       42.7%         5.454%
Office
   Urban                                           6               206,561,824       17.9          5.570
   Suburban                                       10               114,462,770        9.9          5.571
   Medical                                         4                29,691,517        2.6          5.746
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                   20            $  350,716,111       30.3%         5.585%
Multifamily
   Garden                                         14                60,263,527        5.2          5.530
   Retirement Community                            1                30,000,000        2.6          5.651
   High Rise                                       3                22,132,158        1.9          5.159
   Low Rise                                        3                14,481,525        1.3          5.404
   Mid Rise                                        2                 5,531,542        0.5          5.419
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                   23            $  132,408,752       11.5%         5.477%
Hospitality
   Full Service                                    1                34,288,634        3.0          4.980
   Boutique                                        1                20,000,000        1.7          5.827
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                    2            $   54,288,634        4.7%         5.292%
Industrial
   Light Industrial                                3                24,575,555        2.1          5.802
   Warehouse                                       4                12,320,841        1.1          6.008
   Flex Industrial                                 1                 4,303,161        0.4          5.120
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                    8            $   41,199,557        3.6%         5.792%
Self Storage
   Self Storage                                    4                26,663,278        2.3          5.573
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                    4            $   26,663,278        2.3%         5.573%
Manufactured Housing Community
   Manufactured Housing Community                  6                24,469,645        2.1          5.319
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                    6            $   24,469,645        2.1%         5.319%
Mixed Use
   Retail/Office                                   3                22,652,076        2.0          5.550
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                    3            $   22,652,076        2.0%         5.550%
Other
   Leased Fee                                      2                 9,941,943        0.9          5.685
----------------------------------------------------------------------------------------------------------
      SUBTOTAL:                                    2            $    9,941,943        0.9%         5.685%
----------------------------------------------------------------------------------------------------------
TOTAL:                                           133            $1,156,012,001      100.0%         5.505%
==========================================================================================================

------------------------------------------------------------------------------------------
                                          WEIGHTED                   WEIGHTED     WEIGHTED
                                           AVERAGE     WEIGHTED       AVERAGE      AVERAGE
                                          REMAINING     AVERAGE    CUT-OFF DATE    BALLOON
PROPERTY TYPE                            TERM (MOS.)    DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------

Retail
   Anchored                                  106         1.99          60.3         53.2
   Unanchored                                116         1.62          65.5         55.4
   Shadow Anchored                           117         1.93          57.0         48.1
   Free Standing                             139         1.43          60.3         28.0
   Big Box                                   117         1.58          44.4         29.4
   Specialty                                  57         2.11          55.5         48.2
------------------------------------------------------------------------------------------
      SUBTOTAL:                              109         1.92X         60.3%        51.4%
Office
   Urban                                     119         1.83          62.5         54.6
   Suburban                                  117         1.94          64.1         58.8
   Medical                                   118         1.54          72.3         58.3
------------------------------------------------------------------------------------------
      SUBTOTAL:                              118         1.84X         63.8%        56.3%
Multifamily
   Garden                                    136         2.13          51.3         38.0
   Retirement Community                      116         2.11          59.6         59.6
   High Rise                                 169         5.77          19.0         13.5
   Low Rise                                  112         1.92          47.1         40.1
   Mid Rise                                  172         4.34          35.5         11.0
------------------------------------------------------------------------------------------
      SUBTOTAL:                              136         2.80x         46.7%        37.9%
Hospitality
   Full Service                               58         2.16          58.1         52.0
   Boutique                                  119         2.37          56.7         48.7
------------------------------------------------------------------------------------------
      SUBTOTAL:                               80         2.24X         57.6%        50.8%
Industrial
   Light Industrial                          117         1.47          64.8         54.2
   Warehouse                                 153         1.42          61.4         24.4
   Flex Industrial                           101         1.40          72.7         56.5
------------------------------------------------------------------------------------------
      SUBTOTAL:                              126         1.45X         64.6%        45.5%
Self Storage
   Self Storage                               75         1.69          71.1         62.6
------------------------------------------------------------------------------------------
      SUBTOTAL:                               75         1.69X         71.1%        62.6%
Manufactured Housing Community
   Manufactured Housing Community             89         2.23          51.0         43.8
------------------------------------------------------------------------------------------
      SUBTOTAL:                               89         2.23X         51.0%        43.8%
Mixed Use
   Retail/Office                             118         1.53          68.4         57.0
------------------------------------------------------------------------------------------
      SUBTOTAL:                              118         1.53X         68.4%        57.0%
Other
   Leased Fee                                119         1.60          56.6         47.5
------------------------------------------------------------------------------------------
      SUBTOTAL:                              119         1.60X         56.6%        47.5%
------------------------------------------------------------------------------------------
TOTAL:                                       113         1.99X         60.0%        51.3%
==========================================================================================

*    Note - The Retirement Community Property is comprised of multifamily rental units inclusive of full daily meal services; no healthcare related services are provided.

                                       I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

---------------------------------------------------------------------------------------------------
                                                                            PERCENT BY    WEIGHTED
                                                             AGGREGATE       AGGREGATE     AVERAGE
                                           NUMBER OF       CUT-OFF DATE    CUT-OFF DATE    MORTGAGE
MORTGAGE RATE (%)                        MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)
---------------------------------------------------------------------------------------------------

(less than or equal to) 4.500                   3              8,160,000        0.7         4.242
4.501 - 5.000                                  10            203,322,468       17.6         4.823
5.001 - 5.500                                  27            224,355,868       19.4         5.364
5.501 - 6.000                                  54            614,284,389       53.1         5.684
6.001 - 6.500                                  26             99,840,430        8.6         6.140
6.501 (less than or equal to)                   3              6,048,847        0.5         6.663
---------------------------------------------------------------------------------------------------
TOTAL:                                        123         $1,156,012,001      100.0%        5.505%
===================================================================================================

------------------------------------------------------------------------------------------
                                          WEIGHTED                   WEIGHTED     WEIGHTED
                                           AVERAGE      WEIGHTED      AVERAGE      AVERAGE
                                          REMAINING     AVERAGE    CUT-OFF DATE    BALLOON
MORTGAGE RATE (%)                        TERM (MOS.)    DSCR (X)      LTV (%)      LTV (%)
------------------------------------------------------------------------------------------

(less than or equal to) 4.500                 63         3.40          54.1         54.1
4.501 - 5.000                                 92         2.36          54.6         48.6
5.001 - 5.500                                114         2.13          55.5         46.9
5.501 - 6.000                                119         1.84          63.8         55.1
6.001 - 6.500                                124         1.71          58.3         43.1
6.501 (less than or equal to)                116         1.55          61.2         48.8
------------------------------------------------------------------------------------------
TOTAL:                                       113         1.99X         60.0%        51.3%
==========================================================================================

Minimum: 4.111%
Maximum: 6.800%
Weighted Average: 5.505%

ORIGINAL TERMS TO STATED MATURITY

-----------------------------------------------------------------------------------------------------
                                                                            PERCENT BY     WEIGHTED
                                                             AGGREGATE       AGGREGATE      AVERAGE
ORIGINAL TERM TO STATED                    NUMBER OF       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
MATURITY (MOS.)                          MORTGAGE LOANS      BALANCE ($)     BALANCE (%)     RATE (%)
-----------------------------------------------------------------------------------------------------

1 - 60                                         10             84,556,984         7.3         5.069
61 - 120                                       98          1,001,562,820        86.6         5.540
121 - 180                                      12             61,418,730         5.3         5.411
181 - 240                                       3              8,473,467         0.7         6.319
-----------------------------------------------------------------------------------------------------
TOTAL:                                        123         $1,156,012,001       100.0%        5.505%
=====================================================================================================

------------------------------------------------------------------------------------------
                                          WEIGHTED                   WEIGHTED     WEIGHTED
                                           AVERAGE     WEIGHTED       AVERAGE      AVERAGE
ORIGINAL TERM TO STATED                   REMAINING     AVERAGE    CUT-OFF DATE    BALLOON
MATURITY (MOS.)                          TERM (MOS.)    DSCR (X)       LTV (%)     LTV (%)
------------------------------------------------------------------------------------------

1 - 60                                        58          2.14            60.6      55.8
61 - 120                                     113          1.88            61.6      53.8
121 - 180                                    172          3.60            32.3       9.9
181 - 240                                    221          1.22            69.5       1.4
------------------------------------------------------------------------------------------
TOTAL:                                       113         1.99X            60.0%     51.3%
==========================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 116 mos.

                                       I-4

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

REMAINING TERM TO STATED MATURITY

----------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED
                                                               AGGREGATE       AGGREGATE     AVERAGE
                                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
REMAINING TERM TO STATED MATURITY (MOS.)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
----------------------------------------------------------------------------------------------------

1 - 60                                            10            84,556,984        7.3        5.069
61 - 120                                          98         1,001,562,820       86.6        5.540
121 - 180                                         12            61,418,730        5.3        5.411
181 - 240                                          3             8,473,467        0.7        6.319
----------------------------------------------------------------------------------------------------
TOTAL:                                           123        $1,156,012,001      100.0%       5.505%
====================================================================================================

-------------------------------------------------------------------------------------------
                                             WEIGHTED                 WEIGHTED     WEIGHTED
                                             AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                            REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
REMAINING TERM TO STATED MATURITY (MOS.)   TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------

1 - 60                                          58         2.14         60.6         55.8
61 - 120                                       113         1.88         61.6         53.8
121 - 180                                      172         3.60         32.3          9.9
181 - 240                                      221         1.22         69.5          1.4
-------------------------------------------------------------------------------------------
TOTAL:                                         113         1.99X        60.0%        51.3%
===========================================================================================

Minimum: 55 mos.
Maximum: 239 mos.
Weighted Average: 113 mos.

ORIGINAL AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED
                                                               AGGREGATE       AGGREGATE     AVERAGE
                                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
ORIGINAL AMORTIZATION TERM (MOS.)          MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
----------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                                  16           227,663,762       19.7        5.271
   181 - 240                                       6            31,818,386        2.8        5.891
   241 - 300                                      19           134,744,399       11.7        5.526
   301 - 360                                      70           713,605,184       61.7        5.551
   361 - 580                                       2             9,282,881        0.8        5.516
----------------------------------------------------------------------------------------------------
SUBTOTAL:                                        113        $1,117,114,612       96.6%       5.500%

FULLY AMORTIZING LOANS
   121 - 180                                       7            30,423,922        2.6        5.440
   181 - 240                                       3             8,473,467        0.7        6.319
----------------------------------------------------------------------------------------------------
SUBTOTAL:                                         10        $   38,897,390        3.4%       5.632%
----------------------------------------------------------------------------------------------------
TOTAL:                                           123        $1,156,012,001      100.0%       5.505%
====================================================================================================

--------------------------------------------------------------------------------------------
                                             WEIGHTED                   WEIGHTED    WEIGHTED
                                             AVERAGE      WEIGHTED      AVERAGE      AVERAGE
                                            REMAINING      AVERAGE   CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)          TERM (MOS.)    DSCR (X)      LTV (%)      LTV (%)
--------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                               101          2.38         58.6         58.6
   181 - 240                                   108          1.60         58.4         39.1
   241 - 300                                    95          1.72         65.7         54.2
   301 - 360                                   116          1.92         60.6         51.9
   361 - 580                                   139          3.37         38.7         32.5
--------------------------------------------------------------------------------------------
SUBTOTAL:                                      111          1.99X        60.5%        53.0%

FULLY AMORTIZING LOANS
   121 - 180                                   178          2.13         38.2          0.7
   181 - 240                                   221          1.22         69.5          1.4
--------------------------------------------------------------------------------------------
SUBTOTAL:                                      187          1.93X        45.0%         0.9%
--------------------------------------------------------------------------------------------
TOTAL:                                         113          1.99X        60.0%        51.3%
============================================================================================

Minimum: 156 mos.
Maximum: 540 mos.
Weighted Average: 341 mos.

                                       I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

REMAINING AMORTIZATION TERMS

----------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED
                                                               AGGREGATE       AGGREGATE     AVERAGE
                                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
REMAINING AMORTIZATION TERM (MOS.)         MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
----------------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                                     16           227,663,762       19.7        5.271
   181 - 240                                       6            31,818,386        2.8        5.891
   241 - 300                                      19           134,744,399       11.7        5.526
   301 - 360                                      70           713,605,184       61.7        5.551
   361 - 580                                       2             9,282,881        0.8        5.516
----------------------------------------------------------------------------------------------------
SUBTOTAL:                                        113        $1,117,114,612       96.6%       5.500%

FULLY AMORTIZING LOANS
   121 - 180                                       7            30,423,922        2.6        5.440
   181 - 240                                       3             8,473,467        0.7        6.319
----------------------------------------------------------------------------------------------------
SUBTOTAL:                                         10        $   38,897,390        3.4%       5.632%
----------------------------------------------------------------------------------------------------
TOTAL:                                           123        $1,156,012,001      100.0%       5.505%
====================================================================================================

-------------------------------------------------------------------------------------------
                                             WEIGHTED                 WEIGHTED     WEIGHTED
                                             AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                            REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
REMAINING AMORTIZATION TERM (MOS.)         TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------

BALLOON LOANS
Interest Only                                  101         2.38         58.6         58.6
   181 - 240                                   108         1.60         58.4         39.1
   241 - 300                                    95         1.72         65.7         54.2
   301 - 360                                   116         1.92         60.6         51.9
   361 - 580                                   139         3.37         38.7         32.5
-------------------------------------------------------------------------------------------
SUBTOTAL:                                      111         1.99X        60.5%        53.0%

FULLY AMORTIZING LOANS
   121 - 180                                   178         2.13         38.2          0.7
   181 - 240                                   221         1.22         69.5          1.4
-------------------------------------------------------------------------------------------
SUBTOTAL:                                      187         1.93X        45.0%         0.9%
-------------------------------------------------------------------------------------------
TOTAL:                                         113         1.99X        60.0%        51.3%
===========================================================================================

Minimum: 154 mos.
Maximum: 540 mos.
Weighted Average: 338 mos.

DEBT SERVICE COVERAGE RATIOS

----------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED
                                                               AGGREGATE       AGGREGATE     AVERAGE
                                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
DEBT SERVICE COVERAGE RATIO (X)            MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
----------------------------------------------------------------------------------------------------

(less than or equal to) 1.25                       3             7,434,402        0.6        5.953
1.26 - 1.35                                       13            92,538,262        8.0        5.796
1.36 - 1.45                                       14            77,317,288        6.7        5.742
1.46 - 1.55                                        9            54,856,901        4.7        5.786
1.56 - 1.65                                       13            63,413,850        5.5        5.828
1.66 - 1.75                                       17           122,994,310       10.6        5.557
1.76 - 1.85                                        7            74,096,610        6.4        5.581
1.86 (less than or equal to)                      47           663,360,378       57.4        5.359
----------------------------------------------------------------------------------------------------
TOTAL:                                           123        $1,156,012,001      100.0%       5.505%
====================================================================================================

-------------------------------------------------------------------------------------------
                                             WEIGHTED                 WEIGHTED     WEIGHTED
                                             AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                            REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)            TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------

(less than or equal to) 1.25                   180         1.16         71.3          8.8
1.26 - 1.35                                    126         1.30         71.0         51.3
1.36 - 1.45                                    110         1.42         68.9         57.9
1.46 - 1.55                                    117         1.50         69.7         57.3
1.56 - 1.65                                    115         1.59         67.8         56.5
1.66 - 1.75                                    110         1.69         61.0         51.2
1.76 - 1.85                                    116         1.81         62.5         54.0
1.86 (less than or equal to)                   111         2.31         55.3         49.7
-------------------------------------------------------------------------------------------
TOTAL:                                         113         1.99X        60.0%        51.3%
===========================================================================================

Minimum: 1.10x
Maximum: 7.98x
Weighted Average: 1.99x

                                       I-6

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED
                                                               AGGREGATE       AGGREGATE     AVERAGE
                                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
LOAN-TO-VALUE RATIO (%)                    MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
----------------------------------------------------------------------------------------------------

(less than or equal to) 20.0                       3            15,843,918        1.4        5.376
20.1 - 30.0                                        4            28,155,851        2.4        5.117
30.1 - 40.0                                        5            29,427,945        2.5        5.803
40.1 - 50.0                                       17            86,435,860        7.5        5.516
50.1 - 60.0                                       27           351,065,592       30.4        5.235
60.1 - 70.0                                       34           426,083,710       36.9        5.657
70.1 - 80.0                                       33           218,999,125       18.9        5.655
----------------------------------------------------------------------------------------------------
TOTAL:                                           123        $1,156,012,001      100.0%       5.505%
====================================================================================================

-------------------------------------------------------------------------------------------
                                             WEIGHTED                 WEIGHTED     WEIGHTED
                                             AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                            REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)                    TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------

(less than or equal to) 20.0                   170         6.24         17.4         13.1
20.1 - 30.0                                    169         3.62         23.7          7.7
30.1 - 40.0                                    111         2.49         37.1         31.3
40.1 - 50.0                                    113         2.18         45.3         36.3
50.1 - 60.0                                    100         2.12         56.0         50.3
60.1 - 70.0                                    120         1.79         64.5         55.3
70.1 - 80.0                                    110         1.50         74.4         62.0
-------------------------------------------------------------------------------------------
TOTAL:                                         113         1.99X        60.0%        51.3%
===========================================================================================

Minimum: 13.2%
Maximum: 79.9%
Weighted Average: 60.0%

BALLOON LOAN-TO-VALUE RATIOS

----------------------------------------------------------------------------------------------------
                                                                              PERCENT BY    WEIGHTED
                                                               AGGREGATE       AGGREGATE     AVERAGE
                                              NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE
BALLOON LOAN-TO-VALUE RATIO (%)            MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)
----------------------------------------------------------------------------------------------------

0.1 - 25.0                                        15            67,112,429        5.8        5.464
25.1 - 35.0                                        7            40,077,569        3.5        5.812
35.1 - 45.0                                       19           140,771,068       12.2        5.657
45.1 - 55.0                                       34           326,143,537       28.2        5.296
55.1 - 65.0                                       37           511,042,289       44.2        5.580
65.1 - 75.0                                       11            70,865,109        6.1        5.478
----------------------------------------------------------------------------------------------------
TOTAL:                                           123        $1,156,012,001      100.0%       5.505%
====================================================================================================

-------------------------------------------------------------------------------------------
                                             WEIGHTED                 WEIGHTED     WEIGHTED
                                             AVERAGE     WEIGHTED      AVERAGE      AVERAGE
                                            REMAINING     AVERAGE   CUT-OFF DATE    BALLOON
BALLOON LOAN-TO-VALUE RATIO (%)            TERM (MOS.)   DSCR (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------------------------

0.1 - 25.0                                     178         3.47         34.3          6.7
25.1 - 35.0                                    113         2.30         38.7         31.2
35.1 - 45.0                                    114         1.89         51.1         41.6
45.1 - 55.0                                    101         1.97         58.5         50.6
55.1 - 65.0                                    115         1.86         66.2         59.7
65.1 - 75.0                                     90         1.57         76.3         66.6
-------------------------------------------------------------------------------------------
TOTAL:                                         113         1.99X        60.0%        51.3%
===========================================================================================

Minimum: 0.5%
Maximum: 71.6%
Weighted Average: 51.3%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                NOV-04          NOV-05          NOV-06          NOV-07          NOV-08          NOV-09
---------------------------------------------------------------------------------------------------------------------------------

Locked Out                              98.82%         98.81%          98.80%           76.85%          75.92%          76.89%
Greater of YM and 1.00% (2)(3)(4)        1.18%          1.19%           1.20%           23.15%          24.08%          23.11%
Open                                     0.00%          0.00%           0.00%            0.00%           0.00%           0.00%
---------------------------------------------------------------------------------------------------------------------------------
TOTALS                                 100.00%        100.00%         100.00%          100.00%         100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $1,156,012,001  $1,144,814,105  $1,132,407,682  $1,116,994,313  $1,100,815,749  $1,005,849,373
% Initial Pool Balance                 100.00%         99.03%          97.96%           96.62%          95.23%          87.01%
---------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      NOV-10        NOV-11        NOV-12        NOV-13        NOV-14       NOV-15
-------------------------------------------------------------------------------------------------------------------

Locked Out                            76.77%        81.59%        81.14%        80.69%        92.79%       93.22%
Greater of YM and 1.00% (2)(3)(4)     23.23%        18.41%        18.45%        19.31%         7.21%        6.78%
Open                                   0.00%         0.00%         0.41%         0.00%         0.00%        0.00%
-------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%       100.00%       100.00%       100.00%       100.00%      100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $989,059,862  $877,446,290  $859,346,178  $803,934,815  $43,153,713  $39,630,368
% Initial Pool Balance                85.56%        75.90%        74.34%        69.54%         3.73%        3.43%
-------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------
Prepayment Restrictions (cont'd)      NOV-16       NOV-17
-----------------------------------------------------------
Locked Out                            93.78%       93.82%
Greater of YM and 1.00% (2)(3)(4)      6.22%        6.18%
Open                                   0.00%        0.00%
-----------------------------------------------------------
TOTALS                               100.00%      100.00%
-----------------------------------------------------------
Pool Balance Outstanding           $35,909,675  $28,390,399
% Initial Pool Balance                 3.11%        2.46%
-----------------------------------------------------------

Notes:

(1) The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2) See Appendix II for a description of the Yield Maintenance.

(3) DEF/YM1 loans have been modeled as Yield Maintenance.

(4) One Yield Maintenance loan has been represented as the greater of YM and
1.00%

                                       I-8

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      CMSA             CMSA           MORTGAGE
LOAN NO.    LOAN NO.       PROPERTY NO.       LOAN SELLER(1)          PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------------------

   1            1             1-001           PCF                     Congress Center Office Development
   2            2             2-001           MSMC                    Jersey Gardens
   3            3             3-001           WFB                     New Dominion Technology Park
   4            4             4-001           WFB                     Tropicana Retail Center
   5            5             5-001           WFB                     Hilton Old Town
   6            6             6-001           BSCMI                   The Fountains
   7            7             7-001           BSCMI                   Cascades Marketplace
   8            8             8-001           BSCMI                   One Exeter Plaza
   9            9             9-001           BSCMI                   Westwood Horizons
   10          10             10-001          MSMC                    619 West 54th Street
   11          11             11-001          MSMC                    525 Vine Street
   12          12             12-001          BSCMI                   Hotel Oceana
   13          13             13-001          MSMC                    Kellogg Distribution Center
   14          14             14-001          WFB                     Village Center Shopping Center
   15          15             15-001          BSCMI                   Huntington Square Plaza
   16          16             16-001          BSCMI                   Parkview Plaza
   17          17             17-001          MSMC                    110 West 32nd Street
   18          18             18-001          BSCMI                   4401 Connecticut Avenue
   19          19             19-001          BSCMI                   Fairview Center
   20          20             20-001          MSMC                    Marlin Cove Shopping Center
   21          21             21-001          PCF                     Praire Crossings
   22          22             22-001          WFB                     Western New York Medical Park
   23          23             23-001          BSCMI                   240 West 35th Street
   24          24             24-001          MSMC                    California Professional Center
   25          25             25-001          WFB                     Eagle River Village MHP
   26          26             26-001          BSCMI                   Fairview Heights Plaza
               27                             BSCMI                   RBC Centura Bank Portfolio Rollup
   27                         27-001          BSCMI                   RBC Centura Bank Portfolio - Sea Pines (I)
   28                         27-002          BSCMI                   RBC Centura Bank Portfolio - Wakefield Plantation (I)
   29                         27-003          BSCMI                   RBC Centura Bank Portfolio - Cary Preston (I)
   30                         27-004          BSCMI                   RBC Centura Bank Portfolio - Clemmons (I)
   31                         27-005          BSCMI                   RBC Centura Bank Portfolio - Ballantyne (I)
   32                         27-006          BSCMI                   RBC Centura Bank Portfolio - Westinghouse (I)
   33                         27-007          BSCMI                   RBC Centura Bank Portfolio - Winter Park Temple (I)
   34          28             28-001          WFB                     A-American Kihei
   35          29             29-001          BSCMI                   Phoenix West Plaza
   36          30             30-001          MSMC                    200 West 79th Street Co-op
   37          31             31-001          BSCMI                   Trinity Valley Shopping Center
   38          32             32-001          WFB                     Whiffletree Apartments
   39          33             33-001          MSMC                    360 West 22 Street Co-op
   40          34             34-001          WFB                     Clock Lusk Apartments
   41          35             35-001          BSCMI                   Mill Pond Village
   42          36             36-001          WFB                     A-American Grand Avenue
   43          37             37-001          PCF                     Medlock Promenade Shopping Center
   44          38             38-001          WFB                     Pine Cone Marketplace
   45          39             39-001          PCF                     Alara River Oaks Apartments
   46          40             40-001          BSCMI                   Shelly Plaza
   47          41             41-001          PCF                     One Sterling Plaza
   48          42             42-001          WFB                     San Lorenzo Shopping Center
   49          43             43-001          BSCMI                   Interstate Corporate Center
   50          44             44-001          WFB                     Casa Grande Apts.
   51          45             45-001          BSCMI                   Adams Farm
   52          46             46-001          WFB                     Home Depot Reno
   53          47             47-001          PCF                     Lake Club Apartments
   54          48             48-001          PCF                     East Water Place
   55          49             49-001          BSCMI                   Wytheville Commons
   56          50             50-001          WFB                     South Salinas Plaza
   57          51             51-001          BSCMI                   970 High Ridge
   58          52             52-001          WFB                     Wal-Mart- Carlyle Plaza
   59          53             53-001          PCF                     The Shoppes @ Thoroughbred Village II
   60          54             54-001          BSCMI                   Office Max Plaza
   61          55             55-001          PCF                     Reid Hill Commons
   62          56             56-001          PCF                     10400 Technology Drive
   63          57             57-001          BSCMI                   BJ's Auburn
   64          58             58-001          BSCMI                   Fairway Plaza & Katona Corner
   65          59             59-001          WFB                     The Plaza
   66          60             60-001          WFB                     Mini Storage Stable
   67          61             61-001          BSCMI                   Cross Creek Commons
   68          62             62-001          WFB                     Burlingame Retail
   69          63             63-001          WFB                     Pearland  Corner Shopping Center
   70          64             64-001          PCF                     Windsong Apartments
   71          65             65-001          MSMC                    Vestin III Office Building
   72          66             66-001          MSMC                    University Corners
   73          67             67-001          WFB                     Sierra Shopping Center
   74          68             68-001          WFB                     Zanker Component Business Park
   75          69             69-001          PCF                     Wilton Medical Arts / Saratoga Hospital Ground Leases
   76          70             70-001          PCF                     1807 Chapel Hill Boulevard
   77          71             71-001          PCF                     Vieux Carre Apartments
   78          72             72-001          WFB                     Clearcreek Centre
   79          73             73-001          PCF                     Louisville Plaza II
   80          74             74-001          WFB                     Canyon Plaza Shopping Center
   81          75             75-001          WFB                     Quail Hill Apartments
   82          76             76-001          BSCMI                   401 Commerce Drive
   83          77             77-001          MSMC                    Desert View Apartments
   84          78             78-001          WFB                     Village Fair Apartments
   85          79             79-001          WFB                     Signature Square Plaza
   86          80             80-001          MSMC                    365 West 20th Street Co-op
   87          81             81-001          WFB                     358 Bowery
   88          82             82-001          WFB                     Aaron Ridge Apartments
   89          83             83-001          MSMC                    205 East 77th Street Co-op
   90          84             84-001          PCF                     Callaway Marketplace
   91          85             85-001          BSCMI                   Clay Barnes & Noble
   92          86             86-001          PCF                     Deer Park Office/Warehouse
   93          87             87-001          BSCMI                   HCA Richmond
               88                             WFB                     Plaza Associates Rollup
   94                         88-001          WFB                     Plaza Associates - Kinko's, Houston (II)
   95                         88-002          WFB                     Plaza Associates - Hollywood Video, Virginia Beach (II)
   96                         88-003          WFB                     Plaza Associates - Payless, Freeport (II)
   97          89             89-001          WFB                     2031 - 2049 Irving Street
   98          90             90-001          WFB                     Tall Pines Mobile Home Estates
   99          91             91-001          WFB                     Belmont Park Apartments
  100          92             92-001          WFB                     Village at Northgate Retail Center
  101          93             93-001          BSCMI                   Port Richey Plaza
  102          94             94-001          WFB                     Harmony Grove Apartments
  103          95             95-001          WFB                     San Jose Trailer Park
  104          96             96-001          WFB                     Westminster Village
  105          97             97-001          WFB                     Ideal Mobile Home Park
  106          98             98-001          WFB                     8000 Beverly Blvd
  107          99             99-001          WFB                     11260 Roger Bacon Dr
  108          100           100-001          WFB                     Central Self Storage
  109          101           101-001          WFB                     Western Trailer Park
               102                            BSCMI                   Eckerd Portfolio Rollup
  110                        102-001          BSCMI                   Eckerd Portfolio - Ft. Pierce (III)
  111                        102-002          BSCMI                   Eckerd Portfolio - Albany (III)
  112          103           103-001          BSCMI                   South Temple Medical Plaza
  113          104           104-001          WFB                     Franciscan Promenade
               105                            WFB                     Canyon Apartments Rollup
  114                        105-001          WFB                     Canyon Crest Apartments (IV)
  115                        105-002          WFB                     Canyon Park Apartments (IV)
  116          106           106-001          PCF                     2740 N. Clark Street
  117          107           107-001          PCF                     16440 South Kilbourn Avenue
  118          108           108-001          WFB                     Palm Farm Industrial Center
  119          109           109-001          WFB                     The Poplars Apartments
  120          110           110-001          MSMC                    Amboy Arms Apartments
  121          111           111-001          WFB                     Bucktown Firehouse
  122          112           112-001          WFB                     Black Hawk Retail Center
  123          113           113-001          WFB                     Ranchview Mobile Estates
  124          114           114-001          BSCMI                   Circuit City
  125          115           115-001          WFB                     Angel Park Office
  126          116           116-001          WFB                     Tudor Park Apartments
  127          117           117-001          WFB                     775 New Ludlow Rd
  128          118           118-001          WFB                     Eagle Plaza Center - Louisiana
  129          119           119-001          WFB                     Express Shopping Center
  130          120           120-001          PCF                     Renaissance Square
  131          121           121-001          PCF                     6100 Penn Avenue
  132          122           122-001          PCF                     Pacific Heights Surgery Center
  133          123           123-001          BSCMI                   Hollywood Video

                                                                      TOTALS AND WEIGHTED AVERAGES:

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.       STREET ADDRESS                                                                              CITY
------------------------------------------------------------------------------------------------------------------------------------

   1           525 West Van Buren                                                                          Chicago
   2           651 Kapkowski Road                                                                          Elizabeth
   3           499 Grove Street                                                                            Herndon
   4           4910 - 5270 S. Fort Apache Road                                                             Las Vegas
   5           1767 King Street                                                                            Alexandria
   6           801 South University Drive                                                                  Plantation
   7           20961 Southbank Street                                                                      Sterling
   8           699 Boylston Street                                                                         Boston
   9           947 Tiverton Avenue                                                                         Los Angeles
   10          619 West 54th Street                                                                        New York
   11          525 Vine Street                                                                             Cincinnati
   12          849 Ocean Avenue                                                                            Santa Monica
   13          1550 N. Chrisman Road                                                                       Tracy
   14          4012 Lake Tahoe Boulevard                                                                   South Lake Tahoe
   15          3124 E. Jerricho Turnpike                                                                   East Northport
   16          1200 East Ridgewood Avenue                                                                  Ridgewood
   17          110 West 32nd Street, 115 West 31st Street                                                  New York
   18          4401 Connecticut Avenue                                                                     Washington
   19          125-299 North Fairview Avenue                                                               Goleta
   20          1070-1098 Foster City Boulevard                                                             Foster City
   21          11043-11185 West Lincoln Highway                                                            Frankfort
   22          550 Orchard Park Road                                                                       West Seneca
   23          240 West 35th Street                                                                        New York
   24          1400 S. Grand Avenue                                                                        Los Angeles
   25          32700 Highway 6                                                                             Edwards
   26          49 - 79 Ludwig Drive                                                                        Fairview Heights

   27          4 Pope Avenue                                                                               Hilton Head
   28          14400 New Falls of Neuse Rd.                                                                Raleigh
   29          999 High House Road                                                                         Cary
   30          3645 Clemmons Road                                                                          Clemmons
   31          14925 John J. Delaney Drive                                                                 Charlotte
   32          741 Westinghouse Blvd.                                                                      Charlotte
   33          1400 Howell Branch Road                                                                     Winter Park
   34          300 Ohukai Road                                                                             Kihei
   35          NWC of Indian School Road and 43rd Avenue                                                   Phoenix
   36          200 West 79th Street                                                                        New York
   37          2624 North Josey Lane                                                                       Carrollton
   38          6200 Edinger Avenue                                                                         Huntington Beach
   39          360 West 22nd Street                                                                        New York
   40          4360-4475 Casa Grande Circle                                                                Cypress
   41          3402-3460 Kildaire Farm Road                                                                Cary
   42          3625 South Grand Avenue                                                                     Los Angeles
   43          10900 Medlock Bridge Road                                                                   Duluth
   44          1721-1733 Pine Cone Road                                                                    Sartell
   45          1000 Champions Circle                                                                       Franklin
   46          8914-8954 Frankford Avenue                                                                  Philadelphia
   47          201 North Craig Street                                                                      Pittsburgh
   48          15590-15600 Hesperian Blvd.                                                                 San Lorenzo
   49          100 & 300 Interstate Corporate Center                                                       Williston
   50          4437-4479 Casa Grande Circle                                                                Cypress
   51          5710 High Point Road                                                                        Greensboro
   52          6590 S. Virginia Street                                                                     Reno
   53          400 North DuPont Highway                                                                    Dover
   54          433-477 North McClurg Court and  408-456 East North Water Street                            Chicago
   55          345 Commonwealth Drive                                                                      Wytheville
   56          1310-1342 South Main Street                                                                 Salinas
   57          970 High Ridge Road                                                                         Stamford
   58          120 Carlyle Plaza Drive                                                                     Belleville
   59          401 A & B Cool Springs Boulevard                                                            Franklin
   60          3320 North Hayden Road                                                                      Scottsdale
   61          1441 and 1451 New Highway 96 West                                                           Franklin
   62          10400 Technology Drive                                                                      Cottondale
   63          777 Washington Street                                                                       Auburn
   64          1865 and 1968 Black Rock Turnpike                                                           Fairfield
   65          1126 & 1128, 1130 - 1140 S. Main Street                                                     Salinas
   66          2080 Hallmark Drive                                                                         Sacramento
   67          10920-10948 Cross Creek Boulevard                                                           Tampa
   68          1101, 1103 - 1125 Burlingame Avenue, 281-299 California Drive, and 270-274 Lorton Avenue    Burlingame
   69          1635 Broadway                                                                               Pearland
   70          2352 Windway Lane                                                                           Virginia Beach
   71          8379 W. Sunset Road                                                                         Las Vegas
   72          2151 - 2193 S. Taylor Road                                                                  University Heights
   73          2970 Main Street                                                                            Susanville
   74          2375-2391 Zanker Road and 172-174 Component Drive                                           San Jose
   75          3040 Route 50                                                                               Wilton
   76          1807 Chapel Hill Boulevard                                                                  Chapel Hill
   77          3975 Interstate 55 North                                                                    Jackson
   78          10516 Silverdale Way NW                                                                     Silverdale
   79          1345 - 1355 South Boulder Road                                                              Louisville
   80          2102 Caldwell Blvd.                                                                         Nampa
   81          1480 Creekside Drive                                                                        Walnut Creek
   82          401 Commerce Drive                                                                          Fort Washington
   83          4550 Karen Avenue                                                                           Las Vegas
   84          309 NE Fairgrounds Road                                                                     Bremerton
   85          3725 Medina Road                                                                            Medina
   86          365 West 20th Street                                                                        New York
   87          358 Bowery                                                                                  New York
   88          900 Aaron Drive                                                                             Richland
   89          205 East 77th Street                                                                        New York
   90          20995 Point Lookout Road                                                                    Callaway
   91          3954-3956 Route 31                                                                          Clay
   92          1250 Hall Court                                                                             Deer Park
   93          200 Wadsworth Drive                                                                         Richmond

   94          US 290 and Hollister13181 Northwest Freeway                                                 Houston
   95          2088 South Independence Blvd.                                                               Virginia Beach
   96          107 Mill Road                                                                               Freeport
   97          2031 - 2049 Irving Street1314 22nd Ave.                                                     San Francisco
   98          13960 Golden Star Road                                                                      Grass Valley
   99          1441-1480 Belmont Street; 2287, 2820-2890 Secretariat Drive                                 Atwater
  100          12225 Voyager Parkway                                                                       Colorado Springs
  101          8605 and 8631 US Highway 19                                                                 Port Richey
  102          11400-11430 Lippelman Rd.                                                                   Sharonville
  103          527 McLaughlin Avenue                                                                       San Jose
  104          5684-5470 West 88th Avenue                                                                  Westminster
  105          750 East Stillwater Avenue                                                                  Fallon
  106          8000 Beverly Boulevard                                                                      Los Angeles
  107          11260 Roger Bacon Dr.                                                                       Reston
  108          3555 Stanley Blvd.                                                                          Pleasanton
  109          2784 Monterey Highway                                                                       San Jose

  110          2220 S. U.S. Highway 1                                                                      Fort Pierce
  111          2425 North Slappey Boulevard                                                                Albany
  112          508 E. South Temple Street                                                                  Salt Lake City
  113          31831 Camino Capistrano                                                                     San Juan Capistrano

  114          1310 23rd Street                                                                            Canyon
  115          1601 U.S. Highway 60                                                                        Canyon
  116          2740 N. Clark Street                                                                        Chicago
  117          16440 South Kilbourn Avenue                                                                 Oak Forest
  118          5850-5880 District Boulevard                                                                Bakersfield
  119          4444 State St.                                                                              Saginaw Township
  120          76 Market Street                                                                            Perth Amboy
  121          1623-1625 N. Damen Ave                                                                      Chicago
  122          22360 South Harrison                                                                        Springhill
  123          670 E. Poplar Avenue                                                                        Porterville
  124          3123 South Airport Road West                                                                Traverse City
  125          810, 830 & 850 Durango Drive                                                                Las Vegas
  126          4611 Juneau street                                                                          Anchorage
  127          775 New Ludlow Road                                                                         South Hadley
  128          7162 Highway 1                                                                              Marksville
  129          1430-1441 South University Drive                                                            Fargo
  130          918-922 South Missouri Avenue                                                               Clearwater
  131          6100 Penn Avenue                                                                            Pittsburgh
  132          3000 California Street                                                                      San Francisco
  133          1738 165th Street                                                                           Hammond

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE
LOAN NO.        STATE         ZIP CODE      PROPERTY TYPE                       PROPERTY SUB-TYPE                   UNITS/SF(3)
------------------------------------------------------------------------------------------------------------------------------------

   1             IL            60607        Office                              Urban                                     524,730
   2             NJ            07201        Retail                              Anchored                                1,290,751
   3             VA            20170        Office                              Suburban                                  257,400
   4             NV            89148        Retail                              Anchored                                  246,465
   5             VA            22314        Hospitality                         Full Service                                  241
   6             FL            33324        Retail                              Anchored                                  332,827
   7             VA            20165        Retail                              Anchored                                  204,099
   8             MA            02116        Office                              Urban                                     211,587
   9             CA            90024        Multifamily                         Retirement Community                          235
   10            NY            10019        Office                              Urban                                     280,600
   11            OH            45202        Office                              Urban                                     394,366
   12            CA            90403        Hospitality                         Boutique                                       63
   13            CA            95304        Industrial                          Light Industrial                          749,840
   14            CA            96150        Retail                              Anchored                                  151,909
   15            NY            11731        Retail                              Anchored                                  114,991
   16            NJ            07450        Office                              Suburban                                  110,370
   17            NY            10001        Mixed Use                           Retail/Office                             102,145
   18            DC            20008        Office                              Urban                                      84,087
   19            CA            93117        Retail                              Anchored                                  222,546
   20            CA            94404        Retail                              Anchored                                   73,547
   21            IL            60423        Retail                              Anchored                                  100,428
   22            NY            14224        Office                              Medical                                    81,204
   23            NY            10001        Office                              Urban                                     154,746
   24            CA            90015        Office                              Medical                                    74,552
   25            CO            81632        Manufactured Housing Community      Manufactured Housing Community                382
   26            IL            62208        Retail                              Anchored                                  167,491

   27            SC            29928        Retail                              Free Standing                              12,350
   28            NC            27614        Retail                              Free Standing                               3,974
   29            NC            27513        Retail                              Free Standing                               3,608
   30            NC            27012        Retail                              Free Standing                               4,060
   31            NC            28277        Retail                              Free Standing                               3,469
   32            NC            28273        Retail                              Free Standing                               3,119
   33            FL            32789        Retail                              Free Standing                               3,532
   34            HI            96753        Self Storage                        Self Storage                               79,042
   35            AZ            85031        Retail                              Anchored                                  160,757
   36            NY            10024        Multifamily                         High Rise                                     190
   37            TX            75007        Retail                              Shadow Anchored                           188,516
   38            CA            92647        Multifamily                         Low Rise                                      158
   39            NY            10011        Multifamily                         High Rise                                     217
   40            CA            90630        Multifamily                         Garden                                        256
   41            NC            27511        Retail                              Anchored                                   84,364
   42            CA            90087        Self Storage                        Self Storage                               67,520
   43            GA            30097        Retail                              Unanchored                                 51,311
   44            MN            56377        Retail                              Anchored                                   87,280
   45            TN            37064        Multifamily                         Garden                                        200
   46            PA            19136        Retail                              Anchored                                   70,028
   47            PA            15213        Office                              Suburban                                   86,241
   48            CA            94580        Retail                              Unanchored                                 50,762
   49            VT            05495        Office                              Suburban                                   75,513
   50            CA            90630        Multifamily                         Garden                                        224
   51            NC            27407        Retail                              Anchored                                  112,195
   52            NV            89502        Retail                              Big Box                                   130,120
   53            DE            19901        Multifamily                         Garden                                        174
   54            IL            60611        Other                               Leased Fee                                     56
   55            VA            24382        Retail                              Anchored                                   90,239
   56            CA            93901        Retail                              Anchored                                   51,916
   57            CT            06905        Retail                              Unanchored                                 27,233
   58            IL            62221        Retail                              Anchored                                  126,846
   59            TN            37067        Retail                              Shadow Anchored                            23,220
   60            AZ            85251        Retail                              Anchored                                   65,004
   61            TN            37064        Retail                              Anchored                                   30,390
   62            AL            35453        Industrial                          Warehouse                                 228,000
   63            MA            01501        Retail                              Free Standing                             106,684
   64            CT            06825        Retail                              Shadow Anchored                            42,400
   65            CA            93901        Retail                              Anchored                                   44,406
   66            CA            95825        Self Storage                        Self Storage                               73,316
   67            FL            33592        Retail                              Anchored                                   63,340
   68            CA            94010        Retail                              Unanchored                                 18,617
   69            TX            77581        Retail                              Unanchored                                 38,041
   70            VA            23455        Multifamily                         Garden                                        272
   71            NV            89113        Office                              Suburban                                   40,940
   72            OH            44118        Retail                              Unanchored                                 43,018
   73            CA            96130        Retail                              Anchored                                  111,521
   74            CA            95131        Industrial                          Flex Industrial                            57,055
   75            NY            12866        Other                               Leased Fee                                 82,450
   76            NC            27514        Retail                              Free Standing                              25,266
   77            MS            39216        Multifamily                         Garden                                        109
   78            WA            98383        Retail                              Shadow Anchored                            61,113
   79            CO            80027        Retail                              Anchored                                  102,065
   80            ID            83651        Retail                              Shadow Anchored                            62,270
   81            CA            94596        Multifamily                         Low Rise                                      108
   82            PA            19034        Office                              Suburban                                   43,927
   83            NV            89121        Multifamily                         Garden                                        128
   84            WA            98311        Multifamily                         Garden                                        120
   85            OH            44256        Retail                              Unanchored                                 36,941
   86            NY            10011        Multifamily                         Mid Rise                                       74
   87            NY            10012        Retail                              Specialty                                   5,072
   88            WA            99352        Multifamily                         Garden                                         70
   89            NY            10021        Multifamily                         High Rise                                     105
   90            MD            20620        Retail                              Anchored                                   44,377
   91            NY            13090        Retail                              Anchored                                   29,555
   92            TX            77536        Industrial                          Light Industrial                           73,500
   93            VA            23236        Industrial                          Warehouse                                  84,683

   94            TX            77040        Retail                              Shadow Anchored                             6,580
   95            VA            23456        Retail                              Shadow Anchored                             7,488
   96            NY            11520        Retail                              Shadow Anchored                             3,422
   97            CA            94122        Mixed Use                           Retail/Office                              16,347
   98            CA            95949        Manufactured Housing Community      Manufactured Housing Community                 96
   99            CA            95301        Multifamily                         Garden                                        125
  100            CO            80921        Retail                              Unanchored                                 20,384
  101            FL            34668        Retail                              Anchored                                   22,170
  102            OH            45246        Multifamily                         Garden                                         79
  103            CA            95116        Manufactured Housing Community      Manufactured Housing Community                105
  104            CO            80033        Retail                              Shadow Anchored                            30,175
  105            NV            89406        Manufactured Housing Community      Manufactured Housing Community                187
  106            CA            90048        Office                              Suburban                                   10,928
  107            VA            20190        Office                              Suburban                                   66,752
  108            CA            94566        Self Storage                        Self Storage                               62,268
  109            CA            95111        Manufactured Housing Community      Manufactured Housing Community                 92

  110            FL            34950        Retail                              Free Standing                              10,908
  111            GA            31701        Retail                              Free Standing                              10,908
  112            UT            84102        Office                              Medical                                    49,053
  113            CA            92675        Office                              Suburban                                   18,169

  114            TX            79015        Multifamily                         Garden                                         72
  115            TX            79015        Multifamily                         Garden                                         44
  116            IL            60614        Retail                              Shadow Anchored                            12,900
  117            IL            60452        Industrial                          Warehouse                                  40,076
  118            CA            93313        Industrial                          Warehouse                                 102,554
  119            MI            48603        Multifamily                         Garden                                        105
  120            NJ            08861        Multifamily                         Mid Rise                                       48
  121            IL            60647        Mixed Use                           Retail/Office                               9,571
  122            KS            66083        Retail                              Shadow Anchored                            17,991
  123            CA            93257        Manufactured Housing Community      Manufactured Housing Community                117
  124            MI            49684        Retail                              Anchored                                   21,337
  125            NV            89145        Office                              Suburban                                   18,245
  126            AK            99503        Multifamily                         Low Rise                                       42
  127            MA            01075        Industrial                          Light Industrial                          118,848
  128            LA            71350        Retail                              Shadow Anchored                            24,996
  129            ND            58103        Retail                              Shadow Anchored                            30,226
  130            FL            33765        Retail                              Unanchored                                  6,300
  131            PA            15206        Retail                              Free Standing                               9,761
  132            CA            94115        Office                              Medical                                     7,000
  133            IN            46320        Retail                              Anchored                                    7,488

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                              PERCENT       PERCENT LEASED
LOAN NO.             YEAR BUILT            YEAR RENOVATED            LEASED(4)       AS OF DATE(4)         SECURITY TYPE(5)
------------------------------------------------------------------------------------------------------------------------------------

   1                2000 - 2001                 NAP                     90.1%          08/31/2004          Fee
   2                    1999                    NAP                     91.8%          03/25/2004          Fee/Leasehold
   3                2003 - 2004                 NAP                    100.0%          09/16/2004          Fee
   4                    2004                    NAP                     97.2%          09/13/2004          Fee
   5                    2000                    NAP                     79.0%          07/31/2004          Fee
   6                    1988                2003 - 2004                 93.9%          09/24/2004          Fee
   7                1994 / 1996                 NAP                    100.0%          09/14/2004          Fee
   8                    1984                    NAP                     83.5%          07/01/2004          Fee
   9                    1966                1998 - 2002                 92.8%          05/01/2004          Fee
   10                   1930                    1988                    94.1%          09/21/2004          Fee
   11                   1984                    NAP                     82.0%          09/16/2004          Fee
   12                   1958                1995 - 2001                 77.0%          07/31/2004          Fee
   13                   2004                    NAP                    100.0%          07/01/2004          Fee
   14                   1964                    2004                    97.2%          06/15/2004          Fee
   15               2002 - 2003                 NAP                    100.0%          11/01/2004          Fee
   16                   1985                    NAP                     99.0%          07/01/2004          Fee
   17                   1920                    1987                   100.0%          09/20/2004          Fee
   18                   1988                    NAP                    100.0%          07/12/2004          Fee
   19                   1964                    2003                    95.0%          09/14/2004          Fee
   20                   1972                    2001                    97.1%          06/29/2004          Fee
   21                   2004                    NAP                    100.0%          07/29/2004          Fee
   22               1991 - 1994                 NAP                     93.0%          08/11/2004          Fee
   23                   1925                2001 - 2004                100.0%          05/01/2004          Fee
   24                   1990                    NAP                    100.0%          07/06/2004          Fee
   25                   1974                    NAP                     96.1%          07/20/2004          Fee
   26                   1991                    2002                    97.4%          03/25/2004          Fee

   27                   1991                    2003                   100.0%          11/01/2004          Fee
   28                   2000                    2003                   100.0%          11/01/2004          Fee
   29                   1993                    2003                   100.0%          11/01/2004          Fee
   30                   1970                    2003                   100.0%          11/01/2004          Fee
   31                   1999                    2004                   100.0%          11/01/2004          Fee
   32                   1986                    2003                   100.0%          11/01/2004          Fee
   33                   1995                    2003                   100.0%          11/01/2004          Fee
   34                   1991                    2003                    98.6%          07/01/2004          Fee
   35                   1987                    2002                   100.0%          08/31/2004          Fee
   36                   1975                1988 / 1999                100.0%          07/26/2004          Fee
   37                   1986                    NAP                     76.1%          08/31/2004          Fee
   38                   1969                    NAP                     97.5%          06/15/2004          Fee
   39                   1963                    NAP                     99.5%          06/30/2004          Fee
   40                   1972                    NAP                     98.8%          06/30/2004          Fee
   41                   2001                    NAP                     89.9%          09/01/2004          Fee
   42                   1921                    1988                    98.1%          06/25/2004          Fee
   43                   2003                    NAP                     90.6%          08/23/2004          Fee
   44                   2004                    NAP                     92.5%          08/27/2004          Fee
   45               1996 / 1997                 NAP                     98.0%          08/09/2004          Fee
   46               1997 / 2003                 NAP                    100.0%          06/21/2004          Fee
   47                   1991                    NAP                    100.0%          08/24/2004          Fee
   48               1966 - 1975                 1994                   100.0%          08/24/2004          Fee
   49                   1990                    1996                    88.3%          05/21/2004          Fee
   50                   1972                    NAP                     96.4%          06/30/2004          Fee
   51                   1988                    1996                    88.7%          07/09/2004          Fee
   52                   1993                    NAP                    100.0%          06/29/2004          Fee
   53                   1968                    NAP                     93.7%          08/13/2004          Fee
   54                   1997                    NAP                    100.0%          07/21/2004          Fee
   55               2001 / 2002                 NAP                    100.0%          08/25/2004          Fee
   56                   1968                    2001                    95.4%          07/29/2004          Fee
   57                   1960                1994 / 1995                100.0%          03/25/2004          Fee
   58                   1993                    NAP                    100.0%          07/15/2004          Fee
   59                   2004                    NAP                     86.3%          07/21/2004          Fee
   60                   1981                    NAP                     95.8%          06/30/2004          Fee
   61                   2003                    NAP                     87.2%          07/19/2004          Fee
   62                   1995                    NAP                    100.0%          08/19/2004          Fee
   63                   1992                    NAP                    100.0%          11/01/2004          Fee
   64            1963 / 1986 / 1993         1996 / 1997                100.0%          05/12/2004          Fee
   65               1984 / 1989                 2003                   100.0%          07/01/2004          Fee
   66                   1975                    NAP                     85.9%          08/17/2004          Fee
   67                   2003                    NAP                    100.0%          08/31/2004          Fee
   68               1912 - 1929                 NAP                    100.0%          07/01/2004          Fee
   69                   2003                    NAP                     92.4%          08/01/2004          Fee
   70                   1973                    NAP                    100.0%          08/27/2004          Fee
   71                   2004                    NAP                    100.0%          08/19/2004          Fee
   72                   1997                    NAP                     96.7%          08/19/2004          Fee
   73                   1986                2001 - 2002                100.0%          07/12/2004          Fee
   74                   1982                    NAP                     89.3%          07/15/2004          Fee
   75               1976 / 2003                 1994                   100.0%          08/26/2004          Fee
   76                   2001                    NAP                    100.0%          09/03/2004          Fee
   77               1968 - 1974             2000 - 2001                 93.6%          08/04/2004          Fee
   78                   1989                    1997                    84.8%          08/21/2004          Fee
   79                   1991                2002 - 2003                 97.6%          07/19/2004          Fee
   80               1989 - 2002                 NAP                     94.8%          07/31/2004          Fee
   81                   1965                    2003                   100.0%          07/29/2004          Fee
   82                   1971                    1997                    81.0%          09/15/2004          Fee
   83                   1994                    NAP                     92.2%          03/31/2004          Fee
   84                   1984                2002 - 2004                 90.8%          08/02/2004          Fee
   85                   2002                    NAP                    100.0%          08/10/2004          Fee
   86                   1928                1999 - 2002                100.0%          06/30/2004          Fee
   87                   1915                    1994                   100.0%          07/08/2004          Fee
   88                   2003                    NAP                     98.6%          08/15/2004          Fee
   89                   1962                    NAP                     89.5%          07/31/2004          Fee
   90                   2001                    NAP                    100.0%          08/16/2004          Fee
   91                   2004                    NAP                    100.0%          02/24/2004          Fee
   92                   2004                    NAP                    100.0%          08/12/2004          Fee
   93                   1992                    2002                   100.0%          11/01/2004          Fee

   94                   1998                    NAP                    100.0%          05/25/2004          Fee
   95                   1998                    NAP                    100.0%          05/25/2004          Fee
   96                   1996                    NAP                    100.0%          05/25/2004          Fee
   97                   1950                    NAP                    100.0%          08/11/2004          Fee
   98                   1989                    NAP                     99.0%          07/31/2004          Fee
   99                   1986                2002 - 2004                 96.8%          06/24/2004          Fee
  100                   2003                    NAP                    100.0%          08/13/2004          Fee
  101               2002 / 2003                 NAP                     87.0%          08/18/2004          Fee
  102            1967 - 1969 / 1986             2000                    94.9%          05/01/2004          Fee
  103                   1957                1999 / 2004                 96.2%          07/24/2004          Fee
  104                   1989                    NAP                     72.1%          08/13/2004          Fee
  105               1975 / 1988                 NAP                     88.8%          04/22/2004          Fee
  106                   1959                    2000                   100.0%          08/04/2004          Fee
  107                   1979                    NAP                     83.7%          07/27/2004          Fee
  108                   1999                    NAP                     85.9%          06/30/2004          Fee
  109               1950s / 1979                1999                    94.6%          06/01/2004          Fee

  110                   1999                    NAP                    100.0%          11/01/2004          Fee
  111                   1999                    NAP                    100.0%          11/01/2004          Fee
  112                   1951                2003 / 2004                 77.2%          08/31/2004          Fee
  113               1840 / 1941                 1992                   100.0%          07/14/2004          Fee

  114                   1984                    2002                    94.4%          06/25/2004          Fee
  115                   1976                    2002                    93.2%          06/25/2004          Fee
  116                   1911                1985 / 2004                100.0%          08/31/2004          Fee
  117                   2004                    NAP                    100.0%          08/09/2004          Fee
  118                   1983                    NAP                    100.0%          07/21/2004          Fee
  119                   1964                    NAP                     98.1%          07/27/2004          Fee
  120                   1930                2001 - 2003                 91.7%          04/22/2004          Fee
  121                   1890                    2003                   100.0%          06/24/2004          Fee
  122                   2002                    NAP                     92.6%          07/01/2004          Fee
  123                   1965                    NAP                     99.2%          08/20/2004          Fee
  124                   1998                    NAP                    100.0%          11/01/2004          Fee
  125                   1997                    NAP                     93.4%          09/08/2004          Fee
  126                   1986                    2003                   100.0%          07/25/2004          Fee
  127               1960 / 1973                 2002                   100.0%          06/22/2004          Fee
  128                   2004                    NAP                    100.0%          06/01/2004          Fee
  129                   1962                    1988                   100.0%          06/25/2004          Fee
  130                   2003                    NAP                    100.0%          07/20/2004          Fee
  131                   1996                    NAP                    100.0%          09/02/2004          Fee
  132                   1973                1995 / 2003                100.0%          07/22/2004          Fee
  133                   1997                    NAP                    100.0%          11/01/2004          Fee

-------------------------------------------------------------------------------------------------------------------------------
    MORTGAGE                                              RELATED                               ORIGINAL          CUT-OFF DATE
    LOAN NO.          LIEN POSITION                    BORROWER LIST                             BALANCE             BALANCE(6)
-------------------------------------------------------------------------------------------------------------------------------

       1                  First                             NAP                              $95,000,000           $95,000,000
       2                  First                             NAP                              $80,000,000           $79,532,398
       3                  First                             NAP                              $63,000,000           $63,000,000
       4                  First                             NAP                              $36,000,000           $36,000,000
       5                  First                             NAP                              $34,400,000           $34,288,634
       6                  First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133           $32,500,000           $32,500,000
       7                  First                             NAP                              $31,700,000           $31,700,000
       8                  First                             NAP                              $31,000,000           $30,935,485
       9                  First                             NAP                              $30,000,000           $30,000,000
       10                 First                             NAP                              $25,000,000           $25,000,000
       11                 First                             NAP                              $24,994,750           $24,994,750
       12                 First                             NAP                              $20,000,000           $20,000,000
       13                 First                             NAP                              $20,000,000           $19,943,208
       14                 First                             NAP                              $19,800,000           $19,763,614
       15                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133           $19,150,000           $19,150,000
       16                 First                             NAP                              $18,750,000           $18,711,515
       17                 First                             NAP                              $17,750,000           $17,713,685
       18                 First                             NAP                              $17,680,000           $17,680,000
       19                 First                             NAP                              $17,076,483           $17,061,139
       20                 First                             NAP                              $15,000,000           $14,946,864
       21                 First                             NAP                              $14,900,000           $14,835,306
       22                 First                             NAP                              $13,850,000           $13,850,000
       23                 First                             NAP                              $13,000,000           $12,951,589
       24                 First                             NAP                              $12,500,000           $12,447,230
       25                 First                             NAP                              $12,000,000           $11,972,254
       26                 First                             NAP                              $11,745,000           $11,704,299

       27                 First                             NAP                               $3,408,098            $3,373,923
       28                 First                             NAP                               $1,572,968            $1,557,195
       29                 First                             NAP                               $1,491,043            $1,476,091
       30                 First                             NAP                               $1,409,117            $1,394,987
       31                 First                             NAP                               $1,363,239            $1,349,569
       32                 First                             NAP                               $1,186,281            $1,174,384
       33                 First                             NAP                                 $819,254              $811,039
       34                 First                            34, 42                            $10,725,000           $10,709,506
       35                 First                             NAP                              $10,000,000            $9,949,864
       36                 First                             NAP                              $10,000,000            $9,871,122
       37                 First                             NAP                               $9,300,000            $9,275,351
       38                 First                             NAP                               $9,000,000            $8,991,162
       39                 First                             NAP                               $9,000,000            $8,892,598
       40                 First                            40, 50                             $8,900,000            $8,835,478
       41                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133            $8,500,000            $8,500,000
       42                 First                            34, 42                             $8,400,000            $8,374,419
       43                 First                             NAP                               $8,400,000            $8,349,491
       44                 First                             NAP                               $8,200,000            $8,192,730
       45                 First                             NAP                               $7,900,000            $7,900,000
       46                 First                             NAP                               $7,750,000            $7,720,627
       47                 First                             NAP                               $7,700,000            $7,683,569
       48                 First                            48, 74                             $7,500,000            $7,500,000
       49                 First                             NAP                               $7,200,000            $7,173,796
       50                 First                            40, 50                             $7,000,000            $6,949,252
       51                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133            $6,700,000            $6,700,000
       52                 First                             NAP                               $6,700,000            $6,658,076
       53                 First                             NAP                               $6,500,000            $6,482,707
       54                 First                             NAP                               $5,700,000            $5,700,000
       55                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133            $5,590,000            $5,590,000
       56                 First                            56, 65                             $5,500,000            $5,489,643
       57                 First                             NAP                               $5,500,000            $5,479,792
       58                 First                             NAP                               $5,400,000            $5,385,189
       59                 First                             NAP                               $5,325,000            $5,310,224
       60                 First                             NAP                               $5,300,000            $5,300,000
       61                 First                             NAP                               $5,300,000            $5,279,769
       62                 First                             NAP                               $5,300,000            $5,254,993
       63                 First                            63, 93                             $5,250,000            $5,231,696
       64                 First                             NAP                               $5,100,000            $5,100,000
       65                 First                            56, 65                             $5,100,000            $5,090,396
       66                 First                             NAP                               $5,100,000            $5,089,684
       67                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133            $5,665,000            $5,078,762
       68                 First                             NAP                               $5,000,000            $4,990,934
       69                 First                             NAP                               $5,000,000            $4,990,204
       70                 First                             NAP                               $5,000,000            $4,989,119
       71                 First                             NAP                               $4,950,000            $4,935,546
       72                 First                             NAP                               $4,750,000            $4,700,999
       73                 First                             NAP                               $4,500,000            $4,487,251
       74                 First                            48, 74                             $4,430,000            $4,303,161
       75                 First                             NAP                               $4,250,000            $4,241,943
       76                 First                             NAP                               $4,200,000            $4,188,330
       77                 First                             NAP                               $4,000,000            $3,992,350
       78                 First                             NAP                               $4,000,000            $3,991,548
       79                 First                             NAP                               $4,000,000            $3,989,257
       80                 First                             NAP                               $4,000,000            $3,981,189
       81                 First                             NAP                               $3,900,000            $3,891,637
       82                 First                             NAP                               $3,900,000            $3,889,516
       83                 First                             NAP                               $3,875,000            $3,804,930
       84                 First                             NAP                               $3,800,000            $3,800,000
       85                 First                             NAP                               $3,600,000            $3,596,889
       86                 First                             NAP                               $3,600,000            $3,582,881
       87                 First                             NAP                               $3,575,000            $3,554,110
       88                 First                             NAP                               $3,380,000            $3,377,041
       89                 First                             NAP                               $3,400,000            $3,368,438
       90                 First                             NAP                               $3,300,000            $3,287,015
       91                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133            $3,175,000            $3,175,000
       92                 First                             NAP                               $3,150,000            $3,144,314
       93                 First                            63, 93                             $3,100,000            $3,089,192

       94                 First                             NAP                               $1,220,000            $1,217,842
       95                 First                             NAP                               $1,170,000            $1,167,930
       96                 First                             NAP                                 $650,000              $648,850
       97                 First                             NAP                               $3,000,000            $2,996,141
       98                 First                             NAP                               $3,000,000            $2,990,861
       99                 First                             NAP                               $3,000,000            $2,989,834
      100                 First                             NAP                               $2,940,000            $2,927,769
      101                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133            $2,900,000            $2,900,000
      102                 First                             NAP                               $2,880,000            $2,872,570
      103                 First                             NAP                               $2,700,000            $2,694,124
      104                 First                             NAP                               $2,680,000            $2,672,768
      105                 First                             NAP                               $2,600,000            $2,578,804
      106                 First                             NAP                               $2,550,000            $2,547,465
      107                 First                             NAP                               $2,500,000            $2,500,000
      108                 First                             NAP                               $2,500,000            $2,489,668
      109                 First                             NAP                               $2,495,000            $2,488,406

      110                 First                             NAP                               $1,300,000            $1,281,961
      111                 First                             NAP                               $1,200,000            $1,183,348
      112                 First                             NAP                               $2,400,000            $2,397,905
      113                 First                             NAP                               $2,400,000            $2,397,678

      114                 First                             NAP                               $1,400,000            $1,395,414
      115                 First                             NAP                                 $900,000              $897,052
      116                 First                             NAP                               $2,100,000            $2,095,760
      117                 First                             NAP                               $2,000,000            $1,996,260
      118                 First                             NAP                               $2,000,000            $1,980,395
      119                 First                             NAP                               $1,980,000            $1,977,780
      120                 First                             NAP                               $2,000,000            $1,948,661
      121                 First                             NAP                               $1,950,000            $1,942,250
      122                 First                             NAP                               $1,900,000            $1,894,957
      123                 First                             NAP                               $1,750,000            $1,745,195
      124                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133            $1,688,000            $1,688,000
      125                 First                             NAP                               $1,625,000            $1,623,685
      126                 First                             NAP                               $1,600,000            $1,598,726
      127                 First                             NAP                               $1,500,000            $1,488,033
      128                 First                             NAP                               $1,300,000            $1,298,868
      129                 First                             NAP                               $1,300,000            $1,297,410
      130                 First                             NAP                               $1,075,000            $1,071,276
      131                 First                             NAP                               $1,000,000              $998,122
      132                 First                             NAP                               $1,000,000              $996,382
      133                 First           6, 15, 41, 51, 55, 67, 91, 101, 124, 133              $882,000              $882,000

                                                                                          $1,159,421,233        $1,156,012,001

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     CUT-OFF DATE BALANCE                    FIRST PAYMENT    FIRST PAYMENT                          GRACE
LOAN NO.           PER UNIT OR SF      NOTE DATE      DATE (P&I)        DATE (IO)         MATURITY DATE    PERIOD(7)      ARD LOAN
------------------------------------------------------------------------------------------------------------------------------------

   1                         $181     09/03/2004      11/01/2006        11/01/2004          10/01/2014         0             No
   2                         $127     06/09/2004      07/08/2004           NAP              06/08/2014         0             No
   3                         $245     09/16/2004          NAP           11/01/2004          10/01/2014         10            No
   4                         $146     09/28/2004      11/01/2006        11/01/2004          10/01/2014         5             No
   5                     $142,276     08/26/2004      10/01/2004           NAP              09/01/2009         5             No
   6                          $98     06/10/2004          NAP           08/01/2004          07/01/2011         5             No
   7                         $155     08/12/2004          NAP           10/01/2004          09/01/2014         0             No
   8                         $146     08/26/2004      10/01/2004           NAP              09/01/2014         0             No
   9                     $127,660     06/21/2004          NAP           08/01/2004          07/01/2014         5             No
   10                         $89     09/23/2004      11/01/2006        11/01/2004          10/01/2014         0             No
   11                         $63     09/30/2004      05/01/2006        11/01/2004          10/01/2014         5             No
   12                    $317,460     09/29/2004      07/01/2005        11/01/2004          10/01/2014         5             No
   13                         $27     07/16/2004      09/07/2004           NAP              08/07/2014         0             No
   14                        $130     07/30/2004      10/01/2004           NAP              09/01/2014         5             No
   15                        $167     07/16/2004          NAP           09/01/2004          08/01/2011         5             Yes
   16                        $170     08/26/2004      10/01/2004           NAP              09/01/2014         5             No
   17                        $173     08/18/2004      10/01/2004           NAP              09/01/2014         0             No
   18                        $210     10/05/2004      06/01/2010        12/01/2004          11/01/2014         5             No
   19                         $77     10/01/2004      11/01/2004           NAP              09/01/2013         5             No
   20                        $203     06/25/2004      08/01/2004           NAP              07/01/2014         5             No
   21                        $148     07/29/2004      09/01/2004           NAP              08/01/2014         0             No
   22                        $171     08/25/2004      10/01/2006        10/01/2004          09/01/2014         5             No
   23                         $84     06/24/2004      08/01/2004           NAP              07/01/2014         5             No
   24                        $167     07/29/2004      09/01/2004           NAP              08/01/2014         5             No
   25                     $31,341     08/30/2004      10/01/2004           NAP              09/01/2011         5             No
   26                         $70     08/05/2004      09/01/2004           NAP              06/01/2011         5             No

   27                        $326     06/18/2004      08/01/2004           NAP              10/31/2013         5             No
   28                        $326     06/18/2004      08/01/2004           NAP              10/31/2013         5             No
   29                        $326     06/18/2004      08/01/2004           NAP              10/31/2013         5             No
   30                        $326     06/18/2004      08/01/2004           NAP              10/31/2013         5             No
   31                        $326     06/18/2004      08/01/2004           NAP              10/31/2013         5             No
   32                        $326     06/18/2004      08/01/2004           NAP              10/31/2013         5             No
   33                        $326     06/18/2004      08/01/2004           NAP              10/31/2013         5             No
   34                        $135     08/25/2004      11/01/2004           NAP              10/01/2009         5             No
   35                         $62     05/13/2004      07/01/2004           NAP              06/01/2014         5             No
   36                     $51,953     11/20/2003      01/01/2004           NAP              12/01/2018         5             No
   37                         $49     07/09/2004      09/01/2004           NAP              08/01/2014         5             No
   38                     $56,906     09/03/2004      11/01/2004           NAP              10/01/2014         5             No
   39                     $40,980     11/25/2003      01/01/2004           NAP              12/01/2018         7             No
   40                     $34,514     08/27/2004      10/01/2004           NAP              09/01/2019         5             No
   41                        $101     06/24/2004          NAP           08/01/2004          07/01/2009         5             No
   42                        $124     08/09/2004      10/01/2004           NAP              09/01/2009         5             No
   43                        $163     04/14/2004      06/01/2004           NAP              05/01/2014         0             No
   44                         $94     09/15/2004      11/01/2004           NAP              10/01/2014         5             No
   45                     $39,500     08/13/2004          NAP           10/03/2004          09/03/2014         0             No
   46                        $110     06/23/2004      08/01/2004           NAP              07/01/2014         5             No
   47                         $89     09/14/2004      11/01/2004           NAP              10/01/2014         0             No
   48                        $148     06/10/2004      09/01/2006        09/01/2004          08/01/2014         5             No
   49                         $95     06/24/2004      08/01/2004           NAP              07/01/2014         5             No
   50                     $31,023     08/26/2004      10/01/2004           NAP              09/01/2019         5             No
   51                         $60     07/13/2004          NAP           09/01/2004          08/01/2009         5             No
   52                         $51     06/15/2004      09/01/2004           NAP              08/01/2014         5             No
   53                     $37,257     07/19/2004      09/01/2004           NAP              08/01/2014         0             No
   54                    $101,786     09/01/2004      11/01/2005        11/01/2004          10/01/2014         0             No
   55                         $62     05/28/2004          NAP           07/01/2004          06/01/2009         5             No
   56                        $106     07/21/2004      10/01/2004           NAP              09/01/2014         5             No
   57                        $201     06/29/2004      08/01/2004           NAP              07/01/2014         5             No
   58                         $42     07/21/2004      09/01/2004           NAP              08/01/2013         5             No
   59                        $229     07/21/2004      09/01/2004           NAP              08/01/2014         0             No
   60                         $82     09/01/2004      10/01/2006        10/01/2004          09/01/2011         5             No
   61                        $174     07/19/2004      09/01/2004           NAP              08/01/2017         0             No
   62                         $23     08/19/2004      10/01/2004           NAP              09/01/2019         0             No
   63                         $49     06/16/2004      08/01/2004           NAP              07/01/2014         5             Yes
   64                        $120     06/03/2004          NAP           08/01/2004          07/01/2014         5             No
   65                        $115     07/21/2004      10/01/2004           NAP              09/01/2014         5             No
   66                         $69     08/02/2004      10/01/2004           NAP              09/01/2014         5             No
   67                         $80     03/19/2004          NAP           05/01/2004          04/01/2011         5             Yes
   68                        $268     08/17/2004      10/01/2004           NAP              09/01/2014         5             No
   69                        $131     08/02/2004      10/01/2004           NAP              09/01/2014         5             No
   70                     $18,342     08/27/2004      10/01/2004           NAP              09/01/2014         0             No
   71                        $121     08/18/2004      10/01/2004           NAP              09/01/2014         5             No
   72                        $109     03/31/2004      05/01/2004           NAP              04/01/2014         5             No
   73                         $40     07/07/2004      09/01/2004           NAP              08/01/2014         5             No
   74                         $75     02/26/2003      05/01/2003           NAP              04/01/2013         5             No
   75                         $51     08/26/2004      10/01/2004           NAP              09/01/2014         0             No
   76                        $166     09/03/2004      11/01/2004           NAP              10/01/2021         15            No
   77                     $36,627     08/13/2004      10/01/2004           NAP              09/01/2014         15            No
   78                         $65     08/02/2004      10/01/2004           NAP              09/01/2014         5             No
   79                         $39     07/19/2004      09/01/2004           NAP              12/01/2012         0             No
   80                         $64     06/18/2004      08/01/2004           NAP              07/01/2014         5             No
   81                     $36,034     08/24/2004      10/01/2004           NAP              09/01/2014         5             No
   82                         $89     07/06/2004      09/01/2004           NAP              08/01/2014         5             No
   83                     $29,726     05/30/2003      07/01/2003           NAP              06/01/2013         5             No
   84                     $31,667     08/09/2004          NAP           10/01/2004          09/01/2014         5             No
   85                         $97     09/13/2004      11/01/2004           NAP              10/01/2014         5             No
   86                     $48,417     01/30/2004      03/01/2004           NAP              02/01/2019         5             No
   87                        $701     06/21/2004      09/01/2004           NAP              08/01/2009         5             No
   88                     $48,243     09/08/2004      11/01/2004           NAP              10/01/2014         5             No
   89                     $32,080     01/30/2004      03/01/2004           NAP              02/01/2019         5             No
   90                         $74     08/16/2004      10/01/2004           NAP              09/01/2024         0             No
   91                        $107     04/15/2004          NAP           06/01/2004          05/01/2011         5             Yes
   92                         $43     08/12/2004      10/01/2004           NAP              09/01/2014         0             No
   93                         $36     06/16/2004      08/01/2004           NAP              07/01/2014         5             Yes

   94                        $174     08/11/2004      10/01/2004           NAP              09/01/2014         5             No
   95                        $174     08/11/2004      10/01/2004           NAP              09/01/2014         5             No
   96                        $174     08/11/2004      10/01/2004           NAP              09/01/2014         5             No
   97                        $183     09/07/2004      11/01/2004           NAP              10/01/2014         5             No
   98                     $31,155     06/21/2004      09/01/2004           NAP              08/01/2011         5             No
   99                     $23,919     08/31/2004      11/01/2004           NAP              10/01/2019         5             No
  100                        $144     05/19/2004      07/01/2004           NAP              06/01/2014         5             No
  101                        $131     02/25/2004          NAP           04/01/2004          03/01/2011         5             Yes
  102                     $36,362     07/23/2004      09/01/2004           NAP              08/01/2014         5             No
  103                     $25,658     08/04/2004      10/01/2004           NAP              09/01/2009         5             No
  104                         $89     08/17/2004      10/01/2004           NAP              09/01/2014         5             No
  105                     $13,790     04/21/2004      06/01/2004           NAP              05/01/2014         5             No
  106                        $233     07/21/2004      11/01/2004           NAP              10/01/2009         5             No
  107                         $37     07/20/2004      09/01/2009        09/01/2004          08/01/2014         5             No
  108                         $40     07/02/2004      09/01/2004           NAP              08/01/2014         5             No
  109                     $27,048     07/26/2004      10/01/2004           NAP              09/01/2014         5             No

  110                        $113     06/29/2004      08/01/2004           NAP              07/01/2019         5             No
  111                        $113     06/29/2004      08/01/2004           NAP              07/01/2019         5             No
  112                         $49     09/30/2004      11/01/2004           NAP              10/01/2014         5             No
  113                        $132     08/26/2004      11/01/2004           NAP              10/01/2014         5             No

  114                     $19,763     06/07/2004      08/01/2004           NAP              07/01/2014         5             No
  115                     $19,763     06/07/2004      08/01/2004           NAP              07/01/2014         5             No
  116                        $162     08/31/2004      10/01/2004           NAP              09/01/2014         0             No
  117                         $50     08/10/2004      10/01/2004           NAP              09/01/2014         0             No
  118                         $19     07/21/2004      09/01/2004           NAP              08/01/2019         5             No
  119                     $18,836     09/14/2004      11/01/2004           NAP              10/01/2014         5             No
  120                     $40,597     03/26/2004      05/01/2004           NAP              04/01/2019         5             No
  121                        $203     06/18/2004      08/01/2004           NAP              07/01/2014         5             No
  122                        $105     07/15/2004      09/01/2004           NAP              08/01/2014         5             No
  123                     $14,916     08/19/2004      10/01/2004           NAP              09/01/2014         5             No
  124                         $79     05/26/2004          NAP           07/01/2004          06/01/2011         5             No
  125                         $89     09/02/2004      11/01/2004           NAP              10/01/2014         5             No
  126                     $38,065     08/12/2004      11/01/2004           NAP              10/01/2009         5             No
  127                         $13     06/14/2004      08/01/2004           NAP              07/01/2014         5             No
  128                         $52     09/09/2004      11/01/2004           NAP              10/01/2014         5             No
  129                         $43     08/26/2004      11/01/2004           NAP              10/01/2014         5             No
  130                        $170     07/16/2004      09/01/2004           NAP              08/01/2014         0             No
  131                        $102     09/02/2004      11/03/2004           NAP              10/03/2024         0             No
  132                        $142     07/22/2004      09/01/2004           NAP              08/01/2014         0             No
  133                        $118     05/26/2004          NAP           07/01/2004          06/01/2011         5             No

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE         LOCKBOX        LOCKBOX        ORIGINAL TERM    REMAINING TERM        ORIGINAL        REMAINING         MORTGAGE
LOAN NO.         STATUS           TYPE           TO MATURITY      TO MATURITY      AMORT. TERM(8)    AMORT. TERM          RATE
-----------------------------------------------------------------------------------------------------------------------------------

   1            In Place          Hard              120               119               360              360             5.635%
   2            In Place          Hard              120               115               360              355             4.830%
   3            In Place       Soft/Hard            120               119                IO              IO              5.550%
   4               NAP            NAP               120               119               360              360             5.550%
   5            Springing         Hard               60               58                300              298             4.980%
   6            Springing         Hard               84               80                 IO              IO              4.655%
   7            In Place       Soft/Hard            120               118                IO              IO              5.584%
   8            In Place       Soft/Hard            120               118               360              358             5.411%
   9            In Place       Soft/Hard            120               116                IO              IO              5.651%
   10           In Place          Soft              120               119               360              360             5.400%
   11              NAP            NAP               120               119               360              360             5.540%
   12           Springing         Hard              120               119               360              360             5.827%
   13           In Place          Hard              120               117               360              357             5.730%
   14              NAP            NAP               120               118               360              358             5.980%
   15           Springing         Hard               84               81                 IO              IO              5.330%
   16           In Place       Soft/Hard            120               118               360              358             5.475%
   17              NAP            NAP               120               118               360              358             5.490%
   18           In Place          Soft              120               120               360              360             5.650%
   19              NAP            NAP               107               106               347              346             6.051%
   20           In Place          Soft              120               116               360              356             5.960%
   21              NAP            NAP               120               117               300              297             5.560%
   22           In Place          Hard              120               118               300              300             5.700%
   23              NAP            NAP               120               116               360              356             5.750%
   24           In Place          Soft              120               117               300              297             5.720%
   25              NAP            NAP                84               82                360              358             4.910%
   26              NAP            NAP                82               79                360              357             4.830%

   27              NAP            NAP               112               108               216              212             5.892%
   28              NAP            NAP               112               108               216              212             5.892%
   29              NAP            NAP               112               108               216              212             5.892%
   30              NAP            NAP               112               108               216              212             5.892%
   31              NAP            NAP               112               108               216              212             5.892%
   32              NAP            NAP               112               108               216              212             5.892%
   33              NAP            NAP               112               108               216              212             5.892%
   34              NAP            NAP                60               59                300              299             5.350%
   35           In Place       Soft/Hard            120               115               360              355             5.544%
   36              NAP            NAP               180               169               360              349             4.910%
   37           In Place       Soft/Hard            120               117               360              357             6.026%
   38              NAP            NAP               120               119               360              359             5.330%
   39              NAP            NAP               180               169               360              349             5.280%
   40              NAP            NAP               180               178               180              178             5.170%
   41              NAP            NAP                60               56                 IO              IO              4.758%
   42              NAP            NAP                60               58                300              298             5.350%
   43              NAP            NAP               120               114               360              354             5.510%
   44              NAP            NAP               120               119               360              359             5.740%
   45              NAP            NAP               120               118                IO              IO              5.410%
   46           Springing         Hard              120               116               360              356             5.675%
   47              NAP            NAP               120               119               240              239             5.530%
   48              NAP            NAP               120               117               360              360             5.750%
   49              NAP            NAP               120               116               360              356             5.847%
   50              NAP            NAP               180               178               180              178             5.170%
   51              NAP            NAP                60               57                 IO              IO              4.652%
   52              NAP            NAP               120               117               240              237             5.920%
   53              NAP            NAP               120               117               360              357             6.010%
   54              NAP            NAP               120               119               540              540             5.570%
   55              NAP            NAP                60               55                 IO              IO              4.302%
   56              NAP            NAP               120               118               360              358             5.870%
   57              NAP            NAP               120               116               360              356             5.807%
   58              NAP            NAP               108               105               360              357             5.880%
   59              NAP            NAP               120               117               360              357             5.830%
   60              NAP            NAP                84               82                360              360             5.470%
   61              NAP            NAP               156               153               300              297             6.280%
   62              NAP            NAP               180               178               156              154             5.780%
   63           Springing         Hard              120               116               360              356             6.026%
   64              NAP            NAP               120               116                IO              IO              5.356%
   65              NAP            NAP               120               118               360              358             5.870%
   66              NAP            NAP               120               118               336              334             6.280%
   67           Springing         Hard               84               77                 IO              IO              4.817%
   68              NAP            NAP               120               118               360              358             6.040%
   69              NAP            NAP               120               118               360              358             5.690%
   70              NAP            NAP               120               118               360              358             5.200%
   71           In Place          Soft              120               118               300              298             5.600%
   72           Springing         Hard              120               113               300              293             5.570%
   73              NAP            NAP               120               117               360              357             5.740%
   74              NAP            NAP               120               101               300              281             5.120%
   75              NAP            NAP               120               118               360              358             5.840%
   76              NAP            NAP               204               203               204              203             6.190%
   77              NAP            NAP               120               118               360              358             5.800%
   78              NAP            NAP               120               118               360              358             5.700%
   79              NAP            NAP               100               97                360              357             5.970%
   80              NAP            NAP               120               116               300              296             6.650%
   81              NAP            NAP               120               118               360              358             5.270%
   82              NAP            NAP               120               117               360              357             5.966%
   83              NAP            NAP               120               103               360              343             5.450%
   84              NAP            NAP               120               118                IO              IO              5.320%
   85              NAP            NAP               120               119               360              359             5.840%
   86              NAP            NAP               180               171               480              471             5.430%
   87              NAP            NAP                60               57                240              237             6.430%
   88              NAP            NAP               120               119               360              359             5.790%
   89              NAP            NAP               180               171               360              351             5.570%
   90              NAP            NAP               240               238               240              238             6.450%
   91           Springing         Hard               84               78                 IO              IO              4.572%
   92              NAP            NAP               120               118               360              358             6.060%
   93           Springing         Hard              120               116               360              356             6.026%

   94              NAP            NAP               120               118               360              358             6.150%
   95              NAP            NAP               120               118               360              358             6.150%
   96              NAP            NAP               120               118               360              358             6.150%
   97              NAP            NAP               120               119               300              299             5.960%
   98              NAP            NAP                84               81                360              357             5.420%
   99              NAP            NAP               180               179               180              179             5.640%
  100              NAP            NAP               120               115               360              355             6.360%
  101           Springing         Hard               84               76                 IO              IO              5.185%
  102              NAP            NAP               120               117               360              357             6.140%
  103              NAP            NAP                60               58                360              358             5.200%
  104              NAP            NAP               120               118               300              298             6.060%
  105              NAP            NAP               120               114               300              294             5.960%
  106              NAP            NAP                60               59                360              359             5.280%
  107              NAP            NAP               120               117               360              360             5.605%
  108              NAP            NAP               120               117               300              297             5.840%
  109              NAP            NAP               120               118               300              298             6.180%

  110              NAP            NAP               180               176               180              176             5.588%
  111              NAP            NAP               180               176               180              176             5.588%
  112              NAP            NAP               120               119               360              359             5.800%
  113              NAP            NAP               120               119               360              359             5.390%

  114              NAP            NAP               120               116               360              356             6.280%
  115              NAP            NAP               120               116               360              356             6.280%
  116              NAP            NAP               120               118               360              358             5.940%
  117              NAP            NAP               120               118               360              358             6.340%
  118              NAP            NAP               180               177               180              177             6.250%
  119              NAP            NAP               120               119               324              323             5.800%
  120              NAP            NAP               180               173               180              173             5.400%
  121              NAP            NAP               120               116               360              356             5.470%
  122              NAP            NAP               120               117               360              357             6.020%
  123              NAP            NAP               120               118               300              298             5.960%
  124              NAP            NAP                84               79                 IO              IO              4.111%
  125              NAP            NAP               120               119               360              359             6.090%
  126              NAP            NAP                60               59                360              359             6.150%
  127              NAP            NAP               120               116               240              236             6.220%
  128              NAP            NAP               120               119               360              359             5.810%
  129              NAP            NAP               120               119               240              239             6.020%
  130              NAP            NAP               120               117               300              297             6.800%
  131              NAP            NAP               240               239               240              239             6.430%
  132              NAP            NAP               120               117               300              297             6.570%
  133              NAP            NAP                84               79                 IO              IO              4.111%

                                                    116               113               341              338             5.505%

------------------------------------------------------------------------------------------------------------------------------------
 MORTGAGE         MONTHLY              MONTHLY      UNDERWRITABLE     UNDERWRITABLE        NOI            NCF          CUT-OFF DATE
 LOAN NO.    PAYMENT (P&I)         PAYMENT (IO)               NOI         CASH FLOW       DSCR(9)        DSCR(9)          LTV
------------------------------------------------------------------------------------------------------------------------------------

    1            $547,474             $452,300        $10,770,831       $10,109,671        1.98           1.86            63.5%
    2            $421,184                  NAP        $20,410,896       $19,487,705        1.96           1.87            57.0%
    3                 NAP             $295,422         $7,651,667        $7,613,057        2.16           2.15            64.3%
    4            $205,535             $168,813         $4,156,686        $3,943,736        2.05           1.95            66.7%
    5            $200,698                  NAP         $5,781,925        $5,213,827        2.40           2.16            58.1%
    6                 NAP             $126,073         $4,437,012        $4,231,842        2.93           2.80            55.1%
    7                 NAP             $149,546         $3,699,900        $3,608,075        2.06           2.01            64.0%
    8            $174,278                  NAP         $3,691,128        $3,519,303        1.76           1.68            61.0%
    9                 NAP             $143,237         $3,681,445        $3,622,695        2.14           2.11            59.6%
    10           $140,383             $114,063         $2,941,068        $2,500,526        2.15           1.83            51.2%
    11           $142,545             $116,995         $2,979,497        $2,514,145        2.12           1.79            74.6%
    12           $117,695              $98,466         $3,038,460        $2,800,730        2.57           2.37            56.7%
    13           $116,461                  NAP         $2,126,303        $2,013,827        1.52           1.44            64.5%
    14           $118,457                  NAP         $2,576,615        $2,400,320        1.81           1.69            52.8%
    15                NAP              $85,058         $2,380,228        $2,362,979        2.33           2.32            54.9%
    16           $106,167                  NAP         $1,756,822        $1,644,510        1.38           1.29            73.7%
    17           $100,671                  NAP         $1,982,897        $1,841,421        1.64           1.52            69.7%
    18           $102,055              $84,399         $2,050,697        $1,958,466        2.02           1.93            59.7%
    19           $104,317                  NAP         $2,970,929        $2,863,596        2.37           2.29            38.6%
    20            $89,547                  NAP         $1,437,801        $1,348,598        1.34           1.26            71.8%
    21            $92,034                  NAP         $1,512,444        $1,458,346        1.37           1.32            74.5%
    22            $86,713              $66,701         $1,386,852        $1,271,511        1.73           1.59            79.1%
    23            $75,864                  NAP         $1,834,657        $1,723,986        2.02           1.89            60.5%
    24            $78,412                  NAP         $1,418,342        $1,397,157        1.51           1.48            69.2%
    25            $63,760                  NAP         $2,134,300        $2,115,200        2.79           2.76            40.5%
    26            $61,834                  NAP         $1,388,265        $1,266,992        1.87           1.71            73.8%

    27            $25,632                  NAP           $411,376          $402,186        1.28           1.26            64.8%
    28            $11,830                  NAP           $179,070          $176,112        1.28           1.26            64.8%
    29            $11,214                  NAP           $169,390          $166,705        1.28           1.26            64.8%
    30            $10,598                  NAP           $164,550          $161,529        1.28           1.26            64.8%
    31            $10,253                  NAP           $154,871          $152,290        1.28           1.26            64.8%
    32             $8,922                  NAP           $140,352          $138,031        1.28           1.26            64.8%
    33             $6,162                  NAP            $80,456           $77,827        1.28           1.26            64.8%
    34            $64,904                  NAP         $1,143,734        $1,116,069        1.47           1.43            74.9%
    35            $57,055                  NAP         $1,221,312        $1,139,556        1.78           1.66            65.9%
    36            $53,133                  NAP         $3,306,669        $3,259,169        5.19           5.11            21.9%
    37            $55,914                  NAP         $1,505,103        $1,376,211        2.24           2.05            48.8%
    38            $50,145                  NAP         $1,043,513        $1,004,013        1.73           1.67            48.1%
    39            $49,866                  NAP         $3,447,140        $3,392,890        5.76           5.67            18.1%
    40            $71,171                  NAP         $2,448,714        $2,323,990        2.87           2.72            24.4%
    41                NAP              $33,703         $1,082,618        $1,021,288        2.68           2.53            53.7%
    42            $50,834                  NAP         $1,044,422        $1,032,268        1.71           1.69            74.8%
    43            $47,747                  NAP         $1,075,388        $1,026,819        1.88           1.79            66.8%
    44            $47,801                  NAP           $803,527          $770,535        1.40           1.34            78.8%
    45                NAP              $35,616         $1,098,291        $1,058,291        2.57           2.48            47.2%
    46            $44,858                  NAP           $889,646          $848,600        1.65           1.58            71.2%
    47            $53,098                  NAP         $1,290,366        $1,217,459        2.03           1.91            57.8%
    48            $43,768              $36,437           $753,941          $704,999        1.72           1.61            70.1%
    49            $42,462                  NAP           $887,692          $806,512        1.74           1.58            69.6%
    50            $55,977                  NAP         $1,877,955        $1,815,190        2.80           2.70            25.2%
    51                NAP              $25,974           $845,823          $768,787        2.71           2.47            53.0%
    52            $47,692                  NAP           $978,674          $902,450        1.71           1.58            44.4%
    53            $39,013                  NAP           $723,758          $664,598        1.55           1.42            72.8%
    54            $28,822              $26,457           $538,728          $538,728        1.70           1.70            50.9%
    55                NAP              $20,040           $867,587          $811,773        3.61           3.38            54.8%
    56            $32,517                  NAP           $550,825          $537,776        1.41           1.38            74.7%
    57            $32,296                  NAP           $687,591          $650,669        1.77           1.68            61.6%
    58            $31,960                  NAP           $761,443          $699,016        1.99           1.82            55.5%
    59            $31,346                  NAP           $565,171          $546,828        1.50           1.45            75.3%
    60            $29,993              $24,495           $644,183          $590,165        2.19           2.01            70.7%
    61            $35,061                  NAP           $571,435          $558,368        1.36           1.33            62.6%
    62            $48,400                  NAP           $826,369          $757,969        1.42           1.31            61.1%
    63            $31,564                  NAP           $786,474          $725,878        2.08           1.92            47.1%
    64                NAP              $23,079           $974,990          $928,213        3.52           3.35            40.2%
    65            $30,152                  NAP           $538,715          $506,578        1.49           1.40            74.9%
    66            $32,278                  NAP           $677,410          $666,413        1.75           1.72            74.3%
    67                NAP              $20,387           $749,330          $725,719        3.06           2.97            47.9%
    68            $30,106                  NAP           $542,880          $497,781        1.50           1.38            44.2%
    69            $28,988                  NAP           $541,092          $503,238        1.56           1.45            74.8%
    70            $27,456                  NAP         $1,073,941          $988,805        3.26           3.00            34.6%
    71            $30,694                  NAP           $752,203          $692,840        2.04           1.88            48.5%
    72            $29,368                  NAP           $742,069          $702,922        2.11           1.99            62.7%
    73            $26,232                  NAP           $786,085          $711,296        2.50           2.26            50.4%
    74            $26,311                  NAP           $484,312          $440,554        1.53           1.40            72.7%
    75            $25,045                  NAP           $442,526          $442,526        1.47           1.47            64.3%
    76            $33,335                  NAP           $444,849          $440,850        1.11           1.10            73.9%
    77            $23,470                  NAP           $450,802          $422,680        1.60           1.50            70.0%
    78            $23,216                  NAP           $652,948          $586,703        2.34           2.11            40.9%
    79            $23,905                  NAP           $580,979          $509,023        2.03           1.77            54.9%
    80            $27,384                  NAP           $529,272          $494,973        1.61           1.51            65.3%
    81            $21,584                  NAP           $714,451          $686,012        2.76           2.65            34.4%
    82            $23,297                  NAP           $530,758          $494,061        1.90           1.77            72.0%
    83            $21,880                  NAP           $464,930          $431,650        1.77           1.64            63.4%
    84                NAP              $16,847           $504,541          $466,131        2.50           2.31            62.6%
    85            $21,215                  NAP           $411,532          $383,891        1.62           1.51            74.9%
    86            $18,397                  NAP         $1,349,420        $1,328,226        6.11           6.02            19.4%
    87            $26,507                  NAP           $694,916          $670,347        2.18           2.11            55.5%
    88            $19,811                  NAP           $364,824          $350,824        1.53           1.48            79.9%
    89            $19,454                  NAP         $1,889,205        $1,862,955        8.09           7.98            13.2%
    90            $24,507                  NAP           $415,763          $387,000        1.41           1.32            65.7%
    91                NAP              $12,097           $419,829          $399,830        2.89           2.75            52.0%
    92            $19,008                  NAP           $383,421          $357,698        1.68           1.57            64.2%
    93            $18,638                  NAP           $401,881          $377,492        1.80           1.69            64.9%

    94             $7,433                  NAP           $139,883          $131,201        1.68           1.58            66.0%
    95             $7,128                  NAP           $157,071          $148,332        1.68           1.58            66.0%
    96             $3,960                  NAP            $76,395           $71,317        1.68           1.58            66.0%
    97            $19,256                  NAP           $400,848          $379,442        1.73           1.64            55.5%
    98            $16,883                  NAP           $270,111          $265,311        1.33           1.31            79.8%
    99            $24,736                  NAP           $594,308          $563,058        2.00           1.90            41.5%
   100            $18,313                  NAP           $348,031          $326,873        1.58           1.49            69.7%
   101                NAP              $12,530           $423,260          $404,101        2.81           2.69            56.3%
   102            $17,527                  NAP           $302,278          $278,578        1.44           1.32            78.2%
   103            $14,826                  NAP           $428,931          $423,681        2.41           2.38            46.9%
   104            $17,366                  NAP           $316,222          $285,615        1.52           1.37            60.7%
   105            $16,688                  NAP           $318,816          $304,791        1.59           1.52            67.3%
   106            $14,129                  NAP           $314,276          $296,544        1.85           1.75            57.9%
   107            $14,360              $11,839           $598,987          $489,536        4.22           3.45            24.3%
   108            $15,864                  NAP           $529,742          $520,402        2.78           2.73            36.1%
   109            $16,351                  NAP           $365,432          $360,832        1.86           1.84            51.1%

   110            $10,683                  NAP           $225,970          $221,963        1.77           1.74            43.8%
   111             $9,861                  NAP           $210,836          $206,938        1.77           1.74            43.8%
   112            $14,082                  NAP           $284,239          $234,583        1.68           1.39            64.6%
   113            $13,462                  NAP           $300,108          $273,974        1.86           1.70            58.8%

   114             $8,647                  NAP           $177,105          $153,666        1.79           1.58            71.6%
   115             $5,559                  NAP           $127,451          $115,720        1.79           1.58            71.6%
   116            $12,510                  NAP           $261,411          $250,538        1.74           1.67            60.9%
   117            $12,432                  NAP           $214,319          $202,297        1.44           1.36            71.3%
   118            $17,148                  NAP           $330,792          $274,857        1.61           1.34            46.6%
   119            $12,109                  NAP           $217,267          $185,767        1.50           1.28            73.3%
   120            $16,236                  NAP           $252,665          $240,665        1.30           1.24            65.0%
   121            $11,035                  NAP           $196,280          $186,665        1.48           1.41            76.9%
   122            $11,416                  NAP           $233,123          $218,724        1.70           1.60            79.0%
   123            $11,233                  NAP           $221,183          $214,163        1.64           1.59            55.8%
   124                NAP               $5,783           $251,222          $239,653        3.62           3.45            54.5%
   125             $9,837                  NAP           $224,965          $200,044        1.91           1.69            57.4%
   126             $9,748                  NAP           $197,517          $185,172        1.69           1.58            72.3%
   127            $10,938                  NAP           $259,400          $227,973        1.98           1.74            70.9%
   128             $7,636                  NAP           $179,672          $157,897        1.96           1.72            50.0%
   129             $9,329                  NAP           $157,572          $139,637        1.41           1.25            72.1%
   130             $7,461                  NAP           $117,661          $113,538        1.31           1.27            69.1%
   131             $7,415                  NAP           $125,681          $121,044        1.41           1.36            63.2%
   132             $6,796                  NAP           $173,996          $165,458        2.13           2.03            36.2%
   133                NAP               $3,022           $129,853          $125,132        3.58           3.45            49.0%

                                                                                           2.10           1.99            60.0%

----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE     BALLOON          BALLOON        APPRAISED     VALUATION
LOAN NO.         LTV          BALANCE            VALUE      DATE(10)      LARGEST TENANT(11)
----------------------------------------------------------------------------------------------------------------------------------

   1           55.9%      $83,642,958     $149,600,000     08/01/2004     North American Company For Life and Health Insurance
   2           47.0%      $65,548,789     $287,600,000     04/30/2004     Loews Theaters (20 Screens)
   3           64.3%      $63,000,000      $98,000,000     08/06/2004     General Services Administration
   4           58.6%      $31,633,191      $54,000,000     08/03/2004     Sports Authority
   5           52.0%      $30,662,998      $59,000,000     08/01/2004     NAP
   6           55.1%      $32,500,000      $59,000,000     05/12/2004     Marshalls
   7           64.0%      $31,700,000      $49,500,000     07/01/2004     Giant Foods
   8           51.0%      $25,872,487      $50,700,000     07/22/2004     New England Life
   9           59.6%      $30,000,000      $50,300,000     05/06/2004     NAP
   10          44.9%      $21,889,360      $48,800,000     07/27/2004     Wachtell, Lipton, Rosen & Katz
   11          64.8%      $21,718,910      $33,500,000     09/08/2004     American Annuity Group, Inc.
   12          48.7%      $17,179,737      $35,300,000     08/03/2004     NAP
   13          54.6%      $16,856,715      $30,900,000     06/24/2004     Kellogg Sales Company
   14          44.9%      $16,810,128      $37,455,000     07/01/2004     Raley's
   15          54.9%      $19,150,000      $34,900,000     03/24/2004     Stop & Shop
   16          61.7%      $15,679,842      $25,400,000     08/03/2004     Morgan Stanley DW Inc.
   17          58.5%      $14,850,423      $25,400,000     04/20/2004     Jack's 99 Cent Store
   18          56.2%      $16,624,431      $29,600,000     07/20/2004     ETSI d/b/a Rock Creek Academy
   19          33.2%      $14,696,085      $44,200,000     09/02/2004     Vons (Safeway Inc.)
   20          61.1%      $12,732,353      $20,830,000     04/18/2004     99 Ranch Market
   21          57.3%      $11,401,629      $19,900,000     10/01/2004     TSA Stores, Inc.
   22          65.4%      $11,450,020      $17,500,000     07/12/2004     WNY Ambulatory Services Development Company
   23          51.2%      $10,966,271      $21,400,000     05/18/2004     Uproar (Vivendi Universal)
   24          53.4%       $9,617,790      $18,000,000     05/06/2004     La Vida MMC, Inc
   25          35.9%      $10,619,006      $29,540,000     07/02/2004     NAP
   26          65.7%      $10,414,191      $15,850,000     03/31/2004     Gordman's 1/2 Price Store

   27          40.9%       $2,129,803       $5,200,000     06/01/2004     RBC Centura Bank
   28          40.9%         $982,986       $2,400,000     05/27/2004     RBC Centura Bank
   29          40.9%         $931,789       $2,275,000     05/27/2004     RBC Centura Bank
   30          40.9%         $880,591       $2,150,000     06/01/2004     RBC Centura Bank
   31          40.9%         $851,921       $2,080,000     06/01/2004     RBC Centura Bank
   32          40.9%         $741,335       $1,830,000     06/01/2004     RBC Centura Bank
   33          40.9%         $511,972       $1,250,000     06/02/2004     RBC Centura Bank
   34          67.3%       $9,619,506      $14,300,000     07/07/2004     NAP
   35          55.5%       $8,381,251      $15,100,000     03/19/2004     Food City (Basha's)
   36          15.4%       $6,924,377      $45,100,000     07/09/2003     NAP
   37          41.6%       $7,907,104      $19,000,000     04/10/2004     Ross Stores
   38          40.1%       $7,494,210      $18,710,000     07/14/2004     NAP
   39          13.0%       $6,354,455      $49,000,000     10/28/2003     NAP
   40           0.5%         $164,264      $36,220,000     08/04/2004     NAP
   41          53.7%       $8,500,000      $15,820,000     06/28/2004     Lowes
   42          67.3%       $7,532,821      $11,200,000     06/30/2004     NAP
   43          56.3%       $7,034,657      $12,500,000     02/23/2004     Mattress King
   44          66.5%       $6,914,253      $10,400,000     09/01/2004     Coborn's Superstore
   45          47.2%       $7,900,000      $16,750,000     08/11/2004     NAP
   46          60.1%       $6,522,857      $10,850,000     04/30/2004     Super Fresh
   47          37.5%       $4,985,958      $13,300,000     07/16/2004     The Rand Corporation
   48          62.0%       $6,632,981      $10,700,000     04/07/2004     Rasputin Records, Inc.
   49          59.1%       $6,091,209      $10,300,000     06/16/2004     U.S. Dept. of Justice
   50           0.5%         $129,196      $27,560,000     08/04/2004     NAP
   51          53.0%       $6,700,000      $12,650,000     01/30/2004     Harris Teeter Sup
   52          29.4%       $4,403,778      $15,000,000     04/13/2004     Home Depot
   53          62.1%       $5,523,902       $8,900,000     06/22/2004     NAP
   54          42.4%       $4,748,932      $11,200,000     07/14/2004     NAP
   55          54.8%       $5,590,000      $10,200,000     06/26/2004     Goody's Family Clothing
   56          63.3%       $4,654,445       $7,350,000     06/24/2004     Nob Hill
   57          52.2%       $4,647,480       $8,900,000     03/31/2004     Kinko's
   58          48.2%       $4,679,081       $9,710,000     04/12/2004     Wal-Mart Stores, Inc.
   59          63.9%       $4,501,495       $7,050,000     08/01/2004     McAllister's Deli
   60          65.7%       $4,928,412       $7,500,000     06/19/2004     Office Max
   61          43.1%       $3,640,964       $8,440,000     06/16/2004     Walgreens Co.
   62           1.2%         $102,661       $8,600,000     07/21/2004     Harco, Inc. (Rite Aid)
   63          40.2%       $4,464,920      $11,100,000     05/21/2004     BJ's Wholesale Club, Inc.
   64          40.2%       $5,100,000      $12,700,000     05/11/2004     CVS
   65          63.5%       $4,315,941       $6,800,000     06/24/2004     Long's Drugstore
   66          61.9%       $4,238,918       $6,850,000     06/17/2004     NAP
   67          47.9%       $5,078,762      $10,600,000     04/01/2004     Publix
   68          37.6%       $4,252,388      $11,300,000     07/01/2004     Les Austere dba Summitt Bicycles
   69          63.1%       $4,208,702       $6,670,000     06/01/2004     Your Dollar Store
   70          28.7%       $4,145,589      $14,440,000     02/25/2004     NAP
   71          37.3%       $3,792,584      $10,170,000     09/22/2004     Vestin Group, Inc
   72          48.5%       $3,636,190       $7,500,000     09/02/2003     Rite Aid Corporation #4796
   73          42.6%       $3,793,896       $8,900,000     05/17/2004     Safeway
   74          56.5%       $3,343,017       $5,920,000     01/27/2004     Nozomi Optics Inc.
   75          54.4%       $3,593,432       $6,600,000     07/20/2004     Wilton Medical Arts Parcel
   76           0.6%          $33,164       $5,670,000     07/22/2004     Borders, Inc.
   77          59.3%       $3,378,047       $5,700,000     07/19/2004     NAP
   78          34.1%       $3,327,625       $9,750,000     07/15/2004     Longs Drug
   79          48.5%       $3,524,734       $7,265,000     06/15/2004     Hob-Lob, Limited Partnership
   80          52.0%       $3,174,323       $6,100,000     05/20/2004     Canyon Cinemas, LLC
   81          28.7%       $3,240,701      $11,300,000     08/10/2004     NAP
   82          61.3%       $3,310,091       $5,400,000     04/13/2004     Temple University
   83          54.0%       $3,239,242       $6,000,000     03/21/2003     NAP
   84          62.6%       $3,800,000       $6,075,000     03/12/2004     NAP
   85          63.4%       $3,044,581       $4,800,000     03/06/2004     Santosuossos'
   86          16.7%       $3,082,046      $18,500,000     08/20/2003     NAP
   87          48.2%       $3,084,131       $6,400,000     04/21/2004     Garden Street Cafe Associates, L.P.
   88          67.6%       $2,854,281       $4,225,000     08/15/2004     NAP
   89           9.5%       $2,435,183      $25,500,000     09/23/2003     NAP
   90           2.2%         $112,208       $5,000,000     07/21/2004     Food Lion, LLC
   91          52.0%       $3,175,000       $6,100,000     03/06/2004     Barnes & Noble
   92          54.7%       $2,680,556       $4,900,000     07/11/2004     Dresser, Inc.
   93          55.4%       $2,636,428       $4,760,000     05/13/2004     HCA Realty, Inc.

   94          56.4%       $1,040,875       $1,800,000     06/18/2004     Kinko's
   95          56.4%         $998,215       $1,800,000     07/01/2004     Hollywood Video
   96          56.4%         $554,565       $1,000,000     06/15/2004     Payless Shoe Source
   97          43.1%       $2,327,372       $5,400,000     08/03/2004     U.S. Postal Service
   98          71.6%       $2,683,589       $3,750,000     05/21/2004     NAP
   99           0.9%          $61,453       $7,200,000     07/15/2004     NAP
  100          60.1%       $2,523,669       $4,200,000     06/01/2004     Northgate Dental
  101          56.3%       $2,900,000       $5,150,000     01/08/2004     Hollywood Video
  102          66.8%       $2,456,722       $3,675,000     06/28/2004     NAP
  103          43.5%       $2,501,019       $5,750,000     07/02/2004     NAP
  104          47.4%       $2,085,508       $4,400,000     06/24/2004     CiCi's Pizza
  105          52.7%       $2,017,431       $3,830,000     03/18/2004     NAP
  106          53.8%       $2,365,200       $4,400,000     05/28/2004     SBE Entertainment Group, LLC
  107          22.6%       $2,329,133      $10,300,000     06/22/2004     SCS Engineers
  108          28.0%       $1,931,409       $6,900,000     06/03/2004     NAP
  109          40.0%       $1,949,252       $4,870,000     07/02/2004     NAP

  110           0.9%          $26,674       $2,980,000     05/12/2004     Eckerd
  111           0.9%          $24,622       $2,650,000     05/17/2004     Eckerd
  112          54.6%       $2,027,312       $3,710,000     06/07/2004     Medical Associates of Utah
  113          49.1%       $2,002,196       $4,080,000     07/01/2004     Whim

  114          61.6%       $1,199,361       $2,000,000     04/22/2004     NAP
  115          61.6%         $771,017       $1,200,000     04/22/2004     NAP
  116          51.1%       $1,758,381       $3,440,000     08/09/2004     Lenscrafters, Inc.
  117          60.4%       $1,692,154       $2,800,000     06/28/2004     Allied Building Products Corp.
  118           1.1%          $46,468       $4,250,000     06/16/2004     Global Irrigation, Inc.
  119          59.0%       $1,593,423       $2,700,000     08/10/2004     NAP
  120           0.5%          $16,164       $3,000,000     12/01/2003     NAP
  121          64.6%       $1,631,001       $2,525,000     04/26/2004     SK Intertainment
  122          67.3%       $1,615,149       $2,400,000     09/12/2004     Curly Browns Grill
  123          43.4%       $1,357,280       $3,130,000     07/29/2004     NAP
  124          54.5%       $1,688,000       $3,100,000     04/08/2004     Circuit City
  125          48.9%       $1,384,375       $2,830,000     07/28/2004     Christian Family Fellowship dba NewSong Christian Church
  126          67.9%       $1,501,695       $2,210,000     07/21/2004     NAP
  127          47.5%         $997,548       $2,100,000     04/21/2004     EIS Wire & Cable
  128          42.2%       $1,098,454       $2,600,000     08/10/2004     Dollar Tree
  129          47.7%         $857,836       $1,800,000     07/20/2004     SuperValu Inc./Hornbachers Express
  130          55.3%         $856,850       $1,550,000     06/17/2004     Amscot Corporation
  131           2.2%          $34,109       $1,580,000     08/03/2004     White Cross Stores, Inc. No. 14 d/b/a CVS
  132          28.8%         $791,299       $2,750,000     06/23/2004     Pacific Heights Surgery Center, LP
  133          49.0%         $882,000       $1,800,000     04/07/2004     Hollywood Video

               51.3%

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        LEASE                                                                                      LEASE
LOAN NO.   EXPIRATION DATE       % NSF     SECOND LARGEST TENANT(11)                                  EXPIRATION DATE        % NSF
-----------------------------------------------------------------------------------------------------------------------------------

   1          02/28/2012         19.2%     Akzo Nobel Inc.                                               12/31/2013          17.2%
   2          12/31/2020          8.5%     Burlington Coat Factory                                       01/31/2010           6.2%
   3          07/14/2019        100.0%     NAP                                                              NAP                NAP
   4          03/31/2014         15.0%     Ross Dress for Less                                           01/31/2014          12.2%
   5             NAP               NAP     NAP                                                              NAP                NAP
   6          01/31/2009         15.8%     David Stern Law                                               09/01/2007          10.8%
   7          09/30/2022         29.8%     Linens 'N Things                                              01/31/2010          14.7%
   8          07/31/2010          9.2%     International Data Group                                      06/30/2010           7.6%
   9             NAP               NAP     NAP                                                              NAP                NAP
   10         02/28/2008         20.7%     CSC                                                           05/31/2007          15.5%
   11         03/07/2008         25.1%     AT&T Corp.                                                    09/30/2009          19.5%
   12            NAP               NAP     NAP                                                              NAP                NAP
   13         09/30/2014        100.0%     NAP                                                              NAP                NAP
   14         06/30/2013         41.7%     Sports LTD/Tahoe Sports                                       12/31/2011          11.3%
   15         12/31/2024         59.1%     Best Buy                                                      01/31/2023          40.9%
   16         01/31/2008         18.6%     Salomon Smith Barney Inc.                                     06/30/2011          16.1%
   17         04/30/2019         49.5%     Women In Need, Inc.                                           12/31/2015          29.4%
   18         09/01/2019         73.0%     DeVillier Donogan                                             07/31/2010          12.6%
   19         06/30/2024         20.9%     Orchard Supply Center                                         09/30/2015          20.3%
   20         03/31/2021         39.8%     Prime Pay                                                     09/30/2007           7.8%
   21         01/31/2014         35.1%     Bed Bath & Beyond Inc.                                        01/31/2014          24.9%
   22         06/30/2011         21.3%     Mercy Hospital of Buffalo                                     12/31/2010          20.2%
   23         08/31/2006         15.1%     NYC Gay & Lesbian AVP                                         03/31/2005           6.8%
   24         03/31/2007         72.3%     USC Family Medicine Inc.                                      03/31/2011          13.8%
   25            NAP               NAP     NAP                                                              NAP                NAP
   26         12/31/2009         35.9%     The Sports Authority                                          07/31/2011          24.2%

   27         10/31/2013        100.0%     NAP                                                              NAP                NAP
   28         10/31/2013        100.0%     NAP                                                              NAP                NAP
   29         10/31/2013        100.0%     NAP                                                              NAP                NAP
   30         10/31/2013        100.0%     NAP                                                              NAP                NAP
   31         10/31/2013        100.0%     NAP                                                              NAP                NAP
   32         10/31/2013        100.0%     NAP                                                              NAP                NAP
   33         03/31/2013        100.0%     NAP                                                              NAP                NAP
   34            NAP               NAP     NAP                                                              NAP                NAP
   35         01/31/2007         41.1%     Big Lots Stores, Inc.                                         01/31/2011          15.3%
   36            NAP               NAP     NAP                                                              NAP                NAP
   37         01/31/2010         15.9%     Old Navy                                                      11/30/2008           7.8%
   38            NAP               NAP     NAP                                                              NAP                NAP
   39            NAP               NAP     NAP                                                              NAP                NAP
   40            NAP               NAP     NAP                                                              NAP                NAP
   41         06/30/2021         57.5%     Nettle Creek Decorating                                       07/31/2006           5.7%
   42            NAP               NAP     NAP                                                              NAP                NAP
   43         11/06/2008          9.4%     Liberty Pub, Inc.                                             05/31/2009           8.8%
   44         08/31/2020         71.0%     Hopwok and Eat                                                05/31/2014           6.0%
   45            NAP               NAP     NAP                                                              NAP                NAP
   46         10/31/2022         68.7%     Hollywood Video                                               12/29/2007          10.8%
   47         12/31/2005         36.9%     University of Pittsburgh                                      12/31/2010          33.8%
   48         06/30/2009         26.0%     Party City Corporation                                        01/31/2009          21.3%
   49         08/31/2008         43.1%     Blue Cross/Blue Shield                                        04/30/2007          12.9%
   50            NAP               NAP     NAP                                                              NAP                NAP
   51         09/30/2008         40.9%     Fitness Today                                                 12/31/2008          10.7%
   52         01/31/2014        100.0%     NAP                                                              NAP                NAP
   53            NAP               NAP     NAP                                                              NAP                NAP
   54            NAP               NAP     NAP                                                              NAP                NAP
   55         10/31/2016         27.7%     Old Navy LLC                                                  07/31/2007          13.0%
   56         06/30/2020         90.5%     Der Wienerschnitzel                                           03/31/2008           4.6%
   57         05/31/2006         24.7%     Verizon                                                       02/28/2006          20.7%
   58         09/14/2013        100.0%     NAP                                                              NAP                NAP
   59         04/30/2014         17.3%     Moe's Southwest Grill                                         04/30/2014          14.0%
   60         06/30/2009         43.4%     Walgreens Co.                                                 04/30/2006          18.5%
   61         07/31/2078         47.9%     Dr. Sara Northcutt, D.D.S., L.L.C.                            09/20/2014           8.6%
   62         06/30/2015         68.0%     Synchronous                                                   08/31/2019          32.0%
   63         11/30/2012        100.0%     NAP                                                              NAP                NAP
   64         01/31/2009         22.7%     People's Bank                                                 11/25/2007          14.1%
   65         11/05/2009         66.5%     Blockbuster Video                                             06/01/2008          11.4%
   66            NAP               NAP     NAP                                                              NAP                NAP
   67         10/31/2023         70.8%     DHM, Inc./Dental Office                                       02/28/2009           4.4%
   68         10/31/2004         11.3%     Firewhite Consulting, Inc.                                    09/30/2007          11.3%
   69         05/19/2009         17.1%     Hollywood Video                                               01/31/2014          15.8%
   70            NAP               NAP     NAP                                                              NAP                NAP
   71         07/31/2014        100.0%     NAP                                                              NAP                NAP
   72         11/30/2017         26.3%     Hollywood Video                                               12/16/2007          16.3%
   73         04/30/2009         45.3%     Ace Hardware                                                  04/30/2014          18.2%
   74         09/30/2008         24.8%     Landmark Technology                                           10/31/2004          17.9%
   75         02/28/2033         51.5%     Ambulatory Surgery Parcel                                     02/28/2033          48.5%
   76         01/31/2022        100.0%     NAP                                                              NAP                NAP
   77            NAP               NAP     NAP                                                              NAP                NAP
   78         10/31/2006         40.0%     Group Health See Center                                       11/30/2008           8.4%
   79         08/31/2013         58.8%     Big Lots Stores, Inc.                                         01/31/2010          30.9%
   80         05/31/2019         36.1%     Honk's, Inc                                                   10/04/2007          20.0%
   81            NAP               NAP     NAP                                                              NAP                NAP
   82         10/31/2008         34.8%     NCR                                                           08/31/2007          22.4%
   83            NAP               NAP     NAP                                                              NAP                NAP
   84            NAP               NAP     NAP                                                              NAP                NAP
   85         01/31/2008         15.9%     Home Medical                                                  02/28/2008          12.2%
   86            NAP               NAP     NAP                                                              NAP                NAP
   87         06/30/2014        100.0%     NAP                                                              NAP                NAP
   88            NAP               NAP     NAP                                                              NAP                NAP
   89            NAP               NAP     NAP                                                              NAP                NAP
   90         03/31/2021         85.6%     Blair Video                                                   12/31/2005           5.7%
   91         04/01/2019         81.2%     Chili's                                                       04/01/2019          18.8%
   92         02/28/2014        100.0%     NAP                                                              NAP                NAP
   93         06/30/2012        100.0%     NAP                                                              NAP                NAP

   94         02/26/2010        100.0%     NAP                                                              NAP                NAP
   95         11/24/2013        100.0%     NAP                                                              NAP                NAP
   96         12/31/2013        100.0%     NAP                                                              NAP                NAP
   97         07/31/2008         24.6%     Happy Donut                                                   03/11/2009          12.4%
   98            NAP               NAP     NAP                                                              NAP                NAP
   99            NAP               NAP     NAP                                                              NAP                NAP
  100         11/30/2008         17.1%     All American Sports Cafe                                      09/30/2008          14.9%
  101         11/30/2012         29.3%     Mattress Giant                                                11/30/2012          18.9%
  102            NAP               NAP     NAP                                                              NAP                NAP
  103            NAP               NAP     NAP                                                              NAP                NAP
  104         10/31/2012         13.9%     Washington Mutual Bank                                        12/31/2007          13.3%
  105            NAP               NAP     NAP                                                              NAP                NAP
  106         06/30/2014        100.0%     NAP                                                              NAP                NAP
  107         03/31/2008         18.5%     Pragma Systems                                                03/31/2005          12.3%
  108            NAP               NAP     NAP                                                              NAP                NAP
  109            NAP               NAP     NAP                                                              NAP                NAP

  110         01/10/2020        100.0%     NAP                                                              NAP                NAP
  111         07/27/2019        100.0%     NAP                                                              NAP                NAP
  112         04/30/2011         10.5%     Intermountain Pediatrics                                      11/30/2008           9.5%
  113         10/19/2006         17.3%     Crittenden                                                    06/25/2006          16.1%

  114            NAP               NAP     NAP                                                              NAP                NAP
  115            NAP               NAP     NAP                                                              NAP                NAP
  116         08/31/2015         54.3%     Bikram's Yoga College of India - Chicago                      08/31/2010          38.8%
  117         06/30/2014        100.0%     NAP                                                              NAP                NAP
  118         05/31/2006         12.2%     Big O Tire                                                    09/14/2005          12.2%
  119            NAP               NAP     NAP                                                              NAP                NAP
  120            NAP               NAP     NAP                                                              NAP                NAP
  121         04/30/2011         47.0%     Jolie Joli                                                    12/31/2013          27.2%
  122         11/30/2008         19.8%     Blawkhawk Plaza Cleaners                                      12/07/2007          10.9%
  123            NAP               NAP     NAP                                                              NAP                NAP
  124         02/28/2021        100.0%     NAP                                                              NAP                NAP
  125         02/28/2009         28.1%     Douglas R. Prince, DMD                                        07/31/2007          11.5%
  126            NAP               NAP     NAP                                                              NAP                NAP
  127         03/31/2014        100.0%     NAP                                                              NAP                NAP
  128         03/31/2009         40.0%     Hibbetts Sports                                               01/31/2011          20.0%
  129         12/31/2005         55.1%     Salon Professional Academy Fargo, Inc.                        07/15/2013          21.3%
  130         10/31/2013         79.4%     Gotta Havit Auto Insurance, Inc.                              02/28/2008          20.6%
  131         06/30/2016        100.0%     NAP                                                              NAP                NAP
  132         07/31/2013         50.0%     California Orthopaedic and Sports Medicine Group, Inc.        08/31/2019          50.0%
  133         03/31/2013        100.0%     NAP                                                              NAP                NAP

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                                                          LEASE                            INSURANCE             TAX
LOAN NO.     THIRD LARGEST TENANT(11)                        EXPIRATION DATE          % NSF     ESCROW IN PLACE    ESCROW IN PLACE
------------------------------------------------------------------------------------------------------------------------------------

   1         U.S. Government (Secret Service)                   04/25/2012            14.5%           Yes                Yes
   2         Filene's Basement/DSW                              10/31/2011             4.6%           No                 No
   3         NAP                                                   NAP                  NAP           No                 No
   4         99 Cents Store                                     07/31/2014             9.5%           No                 No
   5         NAP                                                   NAP                  NAP           No                 No
   6         Sunrise Cinemas                                    06/01/2010             9.8%           No                 No
   7         Marshalls                                          01/31/2010            14.7%           No                 No
   8         Investors Bank                                     09/30/2007             7.0%           No                 Yes
   9         NAP                                                   NAP                  NAP           Yes                Yes
   10        Universal Music Group, Inc                         06/30/2010            10.3%           Yes                Yes
   11        Weltman, Weinberg & Reis Co, LPA                   03/31/2012             6.8%           Yes                Yes
   12        NAP                                                   NAP                  NAP           Yes                Yes
   13        NAP                                                   NAP                  NAP           No                 No
   14        Tahoe Trading Post and Snow & Surf                 07/31/2011             8.6%           Yes                Yes
   15        NAP                                                   NAP                  NAP           No                 No
   16        Neurology Group of Bergen County, PA               08/31/2008            14.4%           Yes                Yes
   17        Argos Computer Systems                             12/31/2005             5.9%           Yes                Yes
   18        Hospice & Palliative Care of Metropolitan          12/31/2010             5.7%           Yes                Yes
   19        Michaels                                           02/28/2009            11.1%           Yes                Yes
   20        Re/Max Today                                       09/25/2008             6.8%           Yes                Yes
   21        Office Depot, Inc.                                 07/31/2014            17.9%           No                 No
   22        Renal Care of Buffalo, Inc.                        06/30/2005            10.1%           Yes                Yes
   23        Uproar (Vivendi Universal)                         05/31/2007             5.5%           No                 No
   24        Barnny Jepp LLC, Dialysis Center                   04/30/2012            10.7%           No                 Yes
   25        NAP                                                   NAP                  NAP           No                 No
   26        Michaels Stores                                    01/31/2006            13.2%           No                 Yes

   27        NAP                                                   NAP                  NAP           No                 No
   28        NAP                                                   NAP                  NAP           No                 No
   29        NAP                                                   NAP                  NAP           No                 No
   30        NAP                                                   NAP                  NAP           No                 No
   31        NAP                                                   NAP                  NAP           No                 No
   32        NAP                                                   NAP                  NAP           No                 No
   33        NAP                                                   NAP                  NAP           No                 No
   34        NAP                                                   NAP                  NAP           Yes                Yes
   35        99 Cent Discount Store                             09/14/2007             9.0%           Yes                Yes
   36        NAP                                                   NAP                  NAP           No                 No
   37        Petco                                              11/30/2008             7.1%           Yes                Yes
   38        NAP                                                   NAP                  NAP           No                 No
   39        NAP                                                   NAP                  NAP           No                 No
   40        NAP                                                   NAP                  NAP           No                 No
   41        Hallmark Gold Crown                                02/28/2006             5.5%           No                 No
   42        NAP                                                   NAP                  NAP           Yes                Yes
   43        Lillian's Specialty Super Market Inc.              03/31/2009             8.2%           Yes                Yes
   44        Saxton Swim School                                 05/31/2009             3.5%           Yes                Yes
   45        NAP                                                   NAP                  NAP           No                 No
   46        Aaron's Rental                                     12/31/2008             9.9%           Yes                Yes
   47        Carnegie Mellon University                         05/31/2006            10.9%           No                 No
   48        Big 5 Sporting Goods                               01/31/2009            19.7%           No                 Yes
   49        U.S. Dept. of Justice                              07/31/2012             9.4%           Yes                Yes
   50        NAP                                                   NAP                  NAP           No                 No
   51        Eckerd's Drug                                      09/30/2008             8.6%           No                 No
   52        NAP                                                   NAP                  NAP           No                 No
   53        NAP                                                   NAP                  NAP           No                 Yes
   54        NAP                                                   NAP                  NAP           No                 No
   55        Dollar Tree Stores                                 01/31/2008            11.1%           No                 No
   56        Number One Java Drive                              04/30/2005             0.2%           No                 Yes
   57        Stationery Store                                   04/30/2005            10.8%           Yes                Yes
   58        NAP                                                   NAP                  NAP           No                 No
   59        Hometown Hearth & Grill                            04/30/2009            13.8%           No                 Yes
   60        Uncle Sals                                         04/30/2007             4.8%           Yes                Yes
   61        Kozibean Coffeehouse                               08/24/2008             4.7%           No                 Yes
   62        NAP                                                   NAP                  NAP           Yes                Yes
   63        NAP                                                   NAP                  NAP           No                 No
   64        Coconuts                                           01/31/2009             9.6%           No                 No
   65        Radio Shack                                        04/30/2005             6.9%           No                 Yes
   66        NAP                                                   NAP                  NAP           Yes                Yes
   67        Paul's Liquor                                      01/13/2009             4.1%           No                 No
   68        Tal Nam Smith dba Iona Designs Inc.                02/28/2005             9.5%           No                 Yes
   69        CiCi's Pizza                                       03/31/2014            11.6%           Yes                Yes
   70        NAP                                                   NAP                  NAP           No                 Yes
   71        NAP                                                   NAP                  NAP           No                 No
   72        Sherwin Williams #1096                             10/31/2010            13.9%           Yes                Yes
   73        Rite Aid                                           11/01/2014            18.1%           No                 No
   74        Surf Investments dba CPU Computer Repair           05/31/2005             3.6%           No                 Yes
   75        NAP                                                   NAP                  NAP           No                 No
   76        NAP                                                   NAP                  NAP           No                 No
   77        NAP                                                   NAP                  NAP           No                 Yes
   78        Sleep Country USA                                  08/31/2008             8.0%           No                 No
   79        Washington Mutual Bank, FA                         11/30/2007             3.1%           No                 Yes
   80        Fashion Bug                                        01/31/2010            12.8%           Yes                Yes
   81        NAP                                                   NAP                  NAP           No                 No
   82        Signature Financial                                04/30/2009            12.5%           Yes                Yes
   83        NAP                                                   NAP                  NAP           Yes                Yes
   84        NAP                                                   NAP                  NAP           No                 No
   85        Yours Truly                                        07/31/2012            11.5%           Yes                Yes
   86        NAP                                                   NAP                  NAP           No                 No
   87        NAP                                                   NAP                  NAP           Yes                Yes
   88        NAP                                                   NAP                  NAP           Yes                Yes
   89        NAP                                                   NAP                  NAP           No                 No
   90        Tanacabana                                         12/31/2004             5.2%           No                 No
   91        NAP                                                   NAP                  NAP           No                 No
   92        NAP                                                   NAP                  NAP           No                 No
   93        NAP                                                   NAP                  NAP           No                 No

   94        NAP                                                   NAP                  NAP           No                 No
   95        NAP                                                   NAP                  NAP           No                 No
   96        NAP                                                   NAP                  NAP           No                 No
   97        Misty Tea                                          12/31/2011             8.3%           No                 No
   98        NAP                                                   NAP                  NAP           Yes                Yes
   99        NAP                                                   NAP                  NAP           No                 No
  100        New Panda Restaurant                               11/30/2008            13.2%           Yes                Yes
  101        AT&T Wireless                                      11/30/2012            14.1%           No                 No
  102        NAP                                                   NAP                  NAP           Yes                Yes
  103        NAP                                                   NAP                  NAP           Yes                Yes
  104        Charming Shoppes of Delaware                       03/31/2006            10.4%           No                 No
  105        NAP                                                   NAP                  NAP           Yes                No
  106        NAP                                                   NAP                  NAP           Yes                Yes
  107        Systech                                            09/30/2008             9.6%           No                 No
  108        NAP                                                   NAP                  NAP           No                 No
  109        NAP                                                   NAP                  NAP           Yes                Yes

  110        NAP                                                   NAP                  NAP           No                 No
  111        NAP                                                   NAP                  NAP           No                 No
  112        IHC Hospitals                                      07/31/2005             7.4%           Yes                Yes
  113        IP Access International                            08/14/2008            15.5%           No                 No

  114        NAP                                                   NAP                  NAP           Yes                Yes
  115        NAP                                                   NAP                  NAP           Yes                Yes
  116        GNC                                                08/31/2005             7.0%           No                 Yes
  117        NAP                                                   NAP                  NAP           No                 No
  118        Motor City Auto                                    02/28/2005            12.2%           No                 No
  119        NAP                                                   NAP                  NAP           Yes                Yes
  120        NAP                                                   NAP                  NAP           No                 Yes
  121        Potbelly                                           05/31/2014            25.8%           Yes                Yes
  122        Subway                                             05/31/2007             8.7%           Yes                Yes
  123        NAP                                                   NAP                  NAP           No                 No
  124        NAP                                                   NAP                  NAP           No                 No
  125        State of NV Physical Therapy Board                 12/31/2005             7.6%           No                 No
  126        NAP                                                   NAP                  NAP           Yes                Yes
  127        NAP                                                   NAP                  NAP           Yes                Yes
  128        CATO                                               01/31/2010            18.4%           Yes                Yes
  129        Animal Health Clinic, PC                           06/30/2008            13.4%           No                 No
  130        NAP                                                   NAP                  NAP           No                 Yes
  131        NAP                                                   NAP                  NAP           No                 No
  132        NAP                                                   NAP                  NAP           No                 Yes
  133        NAP                                                   NAP                  NAP           No                 No

                                                                                                     40.8%              50.8%

------------------------------------------------------------------------------------------------------------------------------------
MORTGAGE        CAPITAL EXPENDITURE                TI/LC                                         OTHER
LOAN NO.        ESCROW IN PLACE(12)         ESCROW IN PLACE(13)                          ESCROW DESCRIPTION(14)
------------------------------------------------------------------------------------------------------------------------------------

   1                     No                         No                                            NAP
   2                     No                         No                                            NAP
   3                     No                         No                                            NAP
   4                     No                         No                                            NAP
   5                     No                         No                                            NAP
   6                     No                         No                                            NAP
   7                     No                         No                                            NAP
   8                    Yes                         Yes                                           NAP
   9                    Yes                         No                                            NAP
   10                   Yes                         No                                            NAP
   11                   Yes                         Yes              AT&T Reserve ($1,000,000); Great American Reserve ($1,000,000)
   12                   Yes                         No                                     Liquidity Reserve
   13                    No                         No                                            NAP
   14                    No                         No                                            NAP
   15                    No                         No                                            NAP
   16                   Yes                         No                                            NAP
   17                   Yes                         Yes                                           NAP
   18                    No                         Yes                                           NAP
   19                   Yes                         Yes                                  Construction Holdback
   20                   Yes                         Yes                                           NAP
   21                    No                         Yes                                           NAP
   22                   Yes                         No                                            NAP
   23                    No                         No                                            NAP
   24                   Yes                         Yes                                           NAP
   25                    No                         No                                            NAP
   26                   Yes                         No                                            NAP

   27                    No                         Yes                                           NAP
   28                    No                         Yes                                           NAP
   29                    No                         Yes                                           NAP
   30                    No                         Yes                                           NAP
   31                    No                         Yes                                           NAP
   32                    No                         Yes                                           NAP
   33                    No                         Yes                                           NAP
   34                    No                         No                                            NAP
   35                   Yes                         Yes                                 Food City & Big Lots CAM
   36                    No                         No                                            NAP
   37                   Yes                         No                                            NAP
   38                    No                         No                                            NAP
   39                    No                         No                                            NAP
   40                    No                         No                                            NAP
   41                    No                         No                                            NAP
   42                    No                         No                                            NAP
   43                    No                         Yes                                           NAP
   44                   Yes                         Yes                        Leasing Holdback Reserve (or LOC in Lieu)
   45                    No                         No                                            NAP
   46                    No                         No                                    Food Basics Reserve
   47                    No                         Yes                                           NAP
   48                   Yes                         Yes                                           NAP
   49                   Yes                         Yes                                   DHS Expansion Space
   50                    No                         No                                            NAP
   51                    No                         No                                            NAP
   52                    No                         No                                            NAP
   53                   Yes                         No                                            NAP
   54                    No                         No                                            NAP
   55                    No                         No                                            NAP
   56                    No                         No                                            NAP
   57                   Yes                         No                                            NAP
   58                   Yes                         No                                            NAP
   59                    No                         Yes                                           NAP
   60                   Yes                         Yes                                           NAP
   61                    No                         Yes                   Estoppel Funds and Construction Completion Allowance
   62                    No                         Yes                                           NAP
   63                    No                         No                                            NAP
   64                    No                         No                                            NAP
   65                    No                         Yes                                           NAP
   66                    No                         No                                            NAP
   67                    No                         No                                            NAP
   68                   Yes                         Yes                                           NAP
   69                   Yes                         Yes                                     Special Impound
   70                    No                         No                                            NAP
   71                    No                         No                                            NAP
   72                   Yes                         Yes                                           NAP
   73                    No                         No                                            NAP
   74                   Yes                         Yes                                           NAP
   75                    No                         No                                            NAP
   76                    No                         No                                            NAP
   77                    No                         No                                            NAP
   78                    No                         No                                            NAP
   79                    No                         No                                            NAP
   80                    No                         No                                            NAP
   81                    No                         No                                            NAP
   82                   Yes                         Yes                   Tenant Reserve ($84,350) & CapEx Holdback ($286,666)
   83                   Yes                         No                                            NAP
   84                    No                         No                                            NAP
   85                   Yes                         Yes                                           NAP
   86                    No                         No                                            NAP
   87                   Yes                         No                                            NAP
   88                   Yes                         No                                            NAP
   89                    No                         No                                            NAP
   90                    No                         No                                            NAP
   91                    No                         No                                            NAP
   92                    No                         No                                            NAP
   93                    No                         No                                            NAP

   94                    No                         Yes                                           NAP
   95                    No                         Yes                                           NAP
   96                    No                         Yes                                           NAP
   97                    No                         No                                            NAP
   98                   Yes                         No                                            NAP
   99                    No                         No                                            NAP
  100                   Yes                         Yes                                           NAP
  101                    No                         No                                            NAP
  102                   Yes                         No                                            NAP
  103                    No                         No                                    Revised PML Holdback
  104                    No                         Yes                                           NAP
  105                   Yes                         No                                            NAP
  106                   Yes                         No                                            NAP
  107                    No                         No                                            NAP
  108                    No                         No                                            NAP
  109                   Yes                         No                                            NAP

  110                    No                         No                                            NAP
  111                    No                         No                                            NAP
  112                   Yes                         Yes                                           NAP
  113                    No                         No                                            NAP

  114                   Yes                         No                                            NAP
  115                   Yes                         No                                            NAP
  116                    No                         No                                            NAP
  117                    No                         No                                            NAP
  118                    No                         Yes                                           NAP
  119                   Yes                         No                                            NAP
  120                   Yes                         No                                            NAP
  121                   Yes                         Yes                                           NAP
  122                   Yes                         Yes                                           NAP
  123                    No                         No                                            NAP
  124                    No                         No                                            NAP
  125                    No                         No                                            NAP
  126                    No                         No                                            NAP
  127                   Yes                         Yes                                           NAP
  128                    No                         No                                            NAP
  129                    No                         No                                            NAP
  130                    No                         No                                            NAP
  131                    No                         No                                            NAP
  132                    No                         No                                            NAP
  133                    No                         No                                            NAP

                       32.0%                       31.0%

-----------------------------------------------------------------------------------------------------------------------------------
MORTGAGE                    SPRINGING                         INITIAL CAPITAL EXPENDITURE         MONTHLY CAPITAL EXPENDITURE
LOAN NO.              ESCROW DESCRIPTION(15)                        ESCROW REQUIREMENT(16)              ESCROW REQUIREMENT(17)
-----------------------------------------------------------------------------------------------------------------------------------

   1                          TI/LC                                                    $0                                  $0
   2             RE Tax, Insurance, TI/LC, Other                                       $0                                  $0
   3                       CapEx, TI/LC                                                $0                                  $0
   4             RE Tax, Insurance, CapEx, TI/LC                                       $0                                  $0
   5                 RE Tax, Insurance, CapEx                                          $0                                  $0
   6                 RE Tax, Insurance, CapEx                                          $0                                  $0
   7                 RE Tax, Insurance, CapEx                                          $0                                  $0
   8                        Insurance                                              $3,526                              $3,526
   9                                                                               $4,938                              $4,938
   10                         Other                                                    $0                              $3,508
   11                                                                                  $0                              $6,572
   12                                                                             $19,833                             $19,833
   13                   RE Tax, Insurance                                              $0                                  $0
   14                                                                                  $0                                  $0
   15                RE Tax, Insurance, CapEx                                          $0                                  $0
   16                                                                              $1,840                              $1,840
   17                         Other                                                    $0                              $1,405
   18                                                                                  $0                                  $0
   19                                                                             $52,208                              $3,729
   20                                                                                  $0                                $919
   21                         Other                                                    $0                                  $0
   22                         TI/LC                                                    $0                              $1,332
   23                RE Tax, Insurance, CapEx                                          $0                                  $0
   24                         TI/LC                                                    $0                              $1,740
   25                         CapEx                                                    $0                                  $0
   26                    Insurance, TI/LC                                              $0                              $2,094

   27            RE Tax, Insurance, CapEx, Other                                       $0                                  $0
   28            RE Tax, Insurance, CapEx, Other                                       $0                                  $0
   29            RE Tax, Insurance, CapEx, Other                                       $0                                  $0
   30            RE Tax, Insurance, CapEx, Other                                       $0                                  $0
   31            RE Tax, Insurance, CapEx, Other                                       $0                                  $0
   32            RE Tax, Insurance, CapEx, Other                                       $0                                  $0
   33            RE Tax, Insurance, CapEx, Other                                       $0                                  $0
   34                                                                                  $0                                  $0
   35                         TI/LC                                                $2,679                              $2,679
   36                   RE Tax, Insurance                                              $0                                  $0
   37                                                                              $3,142                              $3,142
   38                         CapEx                                                    $0                                  $0
   39                RE Tax, Insurance, CapEx                                          $0                                  $0
   40                                                                                  $0                                  $0
   41                RE Tax, Insurance, CapEx                                          $0                                  $0
   42                                                                                  $0                                  $0
   43                         TI/LC                                                    $0                                  $0
   44                         TI/LC                                                    $0                              $1,091
   45                     Environmental                                                $0                                  $0
   46                      CapEx, TI/LC                                                $0                                  $0
   47                                                                                  $0                                  $0
   48                       Insurance                                            $101,126                                $508
   49                                                                              $1,142                              $1,142
   50                                                                                  $0                                  $0
   51                RE Tax, Insurance, CapEx                                          $0                                  $0
   52                     RE Tax, TI/LC                                                $0                                  $0
   53                                                                                  $0                              $3,625
   54                                                                                  $0                                  $0
   55                RE Tax, Insurance, CapEx                                          $0                                  $0
   56                                                                                  $0                                  $0
   57                                                                                $342                                $342
   58                RE Tax, Insurance, TI/LC                                          $0                              $1,586
   59                         TI/LC                                                    $0                                  $0
   60                         TI/LC                                                  $813                                $813
   61                                                                                  $0                                  $0
   62                                                                                  $0                                  $0
   63         RE Tax, Insurance, CapEx, TI/LC, Other                                   $0                                  $0
   64                RE Tax, Insurance, CapEx                                          $0                                  $0
   65                                                                                  $0                                  $0
   66                                                                                  $0                                  $0
   67                RE Tax, Insurance, CapEx                                          $0                                  $0
   68                       Insurance                                                  $0                                $233
   69                                                                                  $0                                $475
   70                                                                                  $0                                  $0
   71                RE Tax, Insurance, TI/LC                                          $0                                  $0
   72                                                                                  $0                                $538
   73                         TI/LC                                                    $0                                  $0
   74                                                                                  $0                              $1,542
   75                                                                                  $0                                  $0
   76                     RE Tax, Other                                                $0                                  $0
   77                                                                                  $0                                  $0
   78                                                                                  $0                                  $0
   79                                                                                  $0                                  $0
   80                         TI/LC                                                    $0                                  $0
   81                                                                                  $0                                  $0
   82                                                                                $732                                $732
   83                                                                                  $0                              $2,773
   84                                                                                  $0                                  $0
   85                                                                                  $0                                $462
   86                         CapEx                                                    $0                                  $0
   87                                                                                  $0                                $401
   88                                                                                  $0                              $1,167
   89                   RE Tax, Insurance                                              $0                                  $0
   90                                                                                  $0                                  $0
   91                RE Tax, Insurance, CapEx                                          $0                                  $0
   92                         TI/LC                                                    $0                                  $0
   93         RE Tax, Insurance, CapEx, TI/LC, Other                                   $0                                  $0

   94                                                                                  $0                                  $0
   95                                                                                  $0                                  $0
   96                                                                                  $0                                  $0
   97                      CapEx, TI/LC                                                $0                                  $0
   98                                                                                  $0                                $400
   99                                                                                  $0                                  $0
  100                                                                              $9,180                                  $0
  101                RE Tax, Insurance, CapEx                                          $0                                  $0
  102                                                                                  $0                              $1,975
  103                                                                                  $0                                  $0
  104                                                                                  $0                                  $0
  105                                                                                  $0                              $1,169
  106                         TI/LC                                                    $0                                $228
  107                                                                                  $0                                  $0
  108                                                                                  $0                                  $0
  109                                                                                  $0                                $383

  110                RE Tax, Insurance, CapEx                                          $0                                  $0
  111                RE Tax, Insurance, CapEx                                          $0                                  $0
  112                                                                                $818                                $818
  113                         TI/LC                                                    $0                                  $0

  114                                                                                  $0                              $1,953
  115                                                                                  $0                                $978
  116                                                                                  $0                                  $0
  117                         TI/LC                                                    $0                                  $0
  118                                                                                  $0                                  $0
  119                                                                                  $0                              $2,625
  120                                                                                  $0                              $1,000
  121                                                                                  $0                                $160
  122                                                                                  $0                                $225
  123                                                                                  $0                                  $0
  124                RE Tax, Insurance, CapEx                                          $0                                  $0
  125                         TI/LC                                                    $0                                  $0
  126                                                                                  $0                                  $0
  127                                                                                  $0                              $1,486
  128                                                                                  $0                                  $0
  129                                                                                  $0                                  $0
  130                                                                                  $0                                  $0
  131                         TI/LC                                                    $0                                  $0
  132                                                                                  $0                                  $0
  133                RE Tax, Insurance, CapEx                                          $0                                  $0

                                                                                 $202,318                             $88,086

---------------------------------------------------------------------------------------------------------------------------------
MORTGAGE      CURRENT CAPITAL EXPENDITURE                INITIAL TI/LC                    MONTHLY TI/LC            CURRENT TI/LC
LOAN NO.                ESCROW BALANCE(18)       ESCROW REQUIREMENT(19)           ESCROW REQUIREMENT(20)       ESCROW BALANCE(21)
---------------------------------------------------------------------------------------------------------------------------------

   1                                   $0                           $0                               $0                       $0
   2                                   $0                           $0                               $0                       $0
   3                                   $0                           $0                               $0                       $0
   4                                   $0                           $0                               $0                       $0
   5                                   $0                           $0                               $0                       $0
   6                                   $0                           $0                               $0                       $0
   7                                   $0                           $0                               $0                       $0
   8                               $3,526                   $1,000,000                               $0               $1,000,000
   9                              $14,813                           $0                               $0                       $0
   10                                  $0                           $0                               $0                       $0
   11                                  $0                     $643,430                          $10,000                 $643,430
   12                             $19,833                           $0                               $0                       $0
   13                                  $0                           $0                               $0                       $0
   14                                  $0                           $0                               $0                       $0
   15                                  $0                           $0                               $0                       $0
   16                              $1,840                           $0                               $0                       $0
   17                                  $0                           $0                           $3,917                       $0
   18                                  $0                     $250,000                          $29,167                 $250,000
   19                             $52,208                      $15,143                           $5,000                  $15,143
   20                              $1,839                           $0                           $4,333                   $8,669
   21                                  $0                           $0                           $3,348                   $6,695
   22                                  $0                           $0                               $0                       $0
   23                                  $0                           $0                               $0                       $0
   24                              $1,740                   $1,000,000                               $0           $1,000,000 LOC
   25                                  $0                           $0                               $0                       $0
   26                              $2,094                           $0                               $0                       $0

   27                                  $0                         $865                             $865                   $1,447
   28                                  $0                         $278                             $278                     $668
   29                                  $0                         $253                             $253                     $633
   30                                  $0                         $284                             $284                     $598
   31                                  $0                         $243                             $243                     $579
   32                                  $0                         $218                             $218                     $504
   33                                  $0                         $247                             $247                     $348
   34                                  $0                           $0                               $0                       $0
   35                             $10,717                       $4,519                           $4,519                  $18,096
   36                                  $0                           $0                               $0                       $0
   37                              $6,284                           $0                               $0                       $0
   38                                  $0                           $0                               $0                       $0
   39                                  $0                           $0                               $0                       $0
   40                                  $0                           $0                               $0                       $0
   41                                  $0                           $0                               $0                       $0
   42                                  $0                           $0                               $0                       $0
   43                                  $0                      $24,000                               $0                       $0
   44                                  $0                       $1,667                           $1,667                       $0
   45                                  $0                           $0                               $0                       $0
   46                                  $0                           $0                               $0                       $0
   47                                  $0               $1,000,000 LOC                               $0           $1,000,000 LOC
   48                            $101,126                           $0                           $3,825                       $0
   49                              $3,427                       $5,712                           $5,712                  $17,136
   50                                  $0                           $0                               $0                       $0
   51                                  $0                           $0                               $0                       $0
   52                                  $0                           $0                               $0                       $0
   53                              $7,250                           $0                               $0                       $0
   54                                  $0                           $0                               $0                       $0
   55                                  $0                           $0                               $0                       $0
   56                                  $0                           $0                               $0                       $0
   57                              $1,025                           $0                               $0                       $0
   58                              $1,586                           $0                               $0                       $0
   59                                  $0                     $225,000                               $0                 $225,000
   60                                  $0                     $200,000                           $3,333                       $0
   61                                  $0                           $0                           $1,000                   $2,000
   62                                  $0                           $0                           $6,200                   $6,200
   63                                  $0                           $0                               $0                       $0
   64                                  $0                           $0                               $0                       $0
   65                                  $0                           $0                           $2,108                       $0
   66                                  $0                           $0                               $0                       $0
   67                                  $0                           $0                               $0                       $0
   68                                  $0                      $90,000                           $2,270                  $90,000
   69                                  $0                           $0                           $2,800                       $0
   70                                  $0                           $0                               $0                       $0
   71                                  $0                           $0                               $0                       $0
   72                              $2,689                           $0                           $1,792                   $8,962
   73                                  $0                           $0                               $0                       $0
   74                             $24,672                           $0                          $20,000                 $117,523
   75                                  $0                           $0                               $0                       $0
   76                                  $0                           $0                               $0                       $0
   77                                  $0                           $0                               $0                       $0
   78                                  $0                           $0                               $0                       $0
   79                                  $0                           $0                               $0                       $0
   80                                  $0                           $0                               $0                       $0
   81                                  $0                           $0                               $0                       $0
   82                            $288,130                       $2,800                           $2,800                   $5,604
   83                             $22,775                           $0                               $0                       $0
   84                                  $0                           $0                               $0                       $0
   85                                  $0                           $0                           $1,805                       $0
   86                             $10,794                           $0                               $0                       $0
   87                                  $0                           $0                               $0                       $0
   88                                  $0                           $0                               $0                       $0
   89                                  $0                           $0                               $0                       $0
   90                                  $0                           $0                               $0                       $0
   91                                  $0                           $0                               $0                 $156,358
   92                                  $0                           $0                               $0                       $0
   93                                  $0                           $0                               $0                       $0

   94                                  $0                           $0                             $527                       $0
   95                                  $0                           $0                             $548                       $0
   96                                  $0                           $0                             $258                       $0
   97                                  $0                           $0                               $0                       $0
   98                                  $0                           $0                               $0                       $0
   99                                  $0                           $0                               $0                       $0
  100                              $9,180                      $58,800                               $0                  $58,800
  101                                  $0                           $0                               $0                       $0
  102                                  $0                           $0                               $0                       $0
  103                                  $0                           $0                               $0                       $0
  104                                  $0                      $12,000                           $1,940                  $12,000
  105                              $4,676                           $0                               $0                       $0
  106                                  $0                           $0                               $0                       $0
  107                                  $0                           $0                               $0                       $0
  108                                  $0                           $0                               $0                       $0
  109                                  $0                           $0                               $0                       $0

  110                                  $0                           $0                               $0                       $0
  111                                  $0                           $0                               $0                       $0
  112                                  $0                       $3,833                           $3,833                       $0
  113                                  $0                           $0                               $0                       $0

  114                                  $0                           $0                               $0                       $0
  115                                  $0                           $0                               $0                       $0
  116                                  $0                           $0                               $0                       $0
  117                                  $0                           $0                               $0                       $0
  118                                  $0                           $0                           $3,175                   $3,175
  119                                  $0                           $0                               $0                       $0
  120                              $5,006                           $0                               $0                       $0
  121                                $160                           $0                             $700                     $700
  122                                $225                       $1,000                           $1,000                   $2,000
  123                                  $0                           $0                               $0                       $0
  124                                  $0                           $0                               $0                       $0
  125                                  $0                           $0                               $0                       $0
  126                                  $0                           $0                               $0                       $0
  127                                  $0                           $0                           $1,133                   $1,133
  128                                  $0                           $0                               $0                       $0
  129                                  $0                           $0                               $0                       $0
  130                                  $0                           $0                               $0                       $0
  131                                  $0                           $0                               $0                       $0
  132                                  $0                           $0                               $0                       $0
  133                                  $0                           $0                               $0                       $0

                                 $597,614                   $4,540,293                         $131,099               $4,653,401

------------------------------------------------------------------------------------------------------------
    MORTGAGE                   ENVIRONMENTAL                        INTEREST
    LOAN NO.                     INSURANCE                       ACCRUAL METHOD                SEASONING(22)
------------------------------------------------------------------------------------------------------------

       1                             No                            Actual/360                             1
       2                             No                            Actual/360                             5
       3                             No                            Actual/360                             1
       4                             No                            Actual/360                             1
       5                             No                            Actual/360                             2
       6                             No                              30/360                               4
       7                             No                            Actual/360                             2
       8                             No                            Actual/360                             2
       9                             No                            Actual/360                             4
       10                            No                            Actual/360                             1
       11                            No                            Actual/360                             1
       12                            No                            Actual/360                             1
       13                            No                            Actual/360                             3
       14                            No                            Actual/360                             2
       15                            No                              30/360                               3
       16                            No                            Actual/360                             2
       17                            No                            Actual/360                             2
       18                            No                            Actual/360                             0
       19                     Yes - Individual                     Actual/360                             1
       20                            No                            Actual/360                             4
       21                            No                            Actual/360                             3
       22                            No                            Actual/360                             2
       23                            No                            Actual/360                             4
       24                            No                            Actual/360                             3
       25                            No                            Actual/360                             2
       26                            No                            Actual/360                             3

       27                            No                            Actual/360                             4
       28                            No                            Actual/360                             4
       29                            No                            Actual/360                             4
       30                            No                            Actual/360                             4
       31                            No                            Actual/360                             4
       32                            No                            Actual/360                             4
       33                            No                            Actual/360                             4
       34                            No                            Actual/360                             1
       35                            No                            Actual/360                             5
       36                            No                            Actual/360                            11
       37                     Yes - Individual                     Actual/360                             3
       38                            No                            Actual/360                             1
       39                            No                            Actual/360                            11
       40                            No                            Actual/360                             2
       41                            No                              30/360                               4
       42                            No                            Actual/360                             2
       43                            No                            Actual/360                             6
       44                            No                            Actual/360                             1
       45                            No                              30/360                               2
       46                     Yes - Individual                     Actual/360                             4
       47                            No                            Actual/360                             1
       48                            No                            Actual/360                             3
       49                            No                            Actual/360                             4
       50                            No                            Actual/360                             2
       51                            No                              30/360                               3
       52                            No                            Actual/360                             3
       53                            No                            Actual/360                             3
       54                            No                              30/360                               1
       55                            No                              30/360                               5
       56                            No                            Actual/360                             2
       57                            No                            Actual/360                             4
       58                            No                            Actual/360                             3
       59                            No                            Actual/360                             3
       60                            No                            Actual/360                             2
       61                            No                            Actual/360                             3
       62                            No                            Actual/360                             2
       63                            No                            Actual/360                             4
       64                     Yes - Individual                     Actual/360                             4
       65                            No                            Actual/360                             2
       66                            No                            Actual/360                             2
       67                            No                              30/360                               7
       68                            No                            Actual/360                             2
       69                            No                            Actual/360                             2
       70                            No                            Actual/360                             2
       71                            No                            Actual/360                             2
       72                            No                            Actual/360                             7
       73                            No                            Actual/360                             3
       74                            No                            Actual/360                            19
       75                            No                            Actual/360                             2
       76                            No                              30/360                               1
       77                            No                            Actual/360                             2
       78                       Yes - Group                          30/360                               2
       79                            No                            Actual/360                             3
       80                       Yes - Group                        Actual/360                             4
       81                       Yes - Group                        Actual/360                             2
       82                            No                            Actual/360                             3
       83                            No                            Actual/360                            17
       84                       Yes - Group                          30/360                               2
       85                            No                            Actual/360                             1
       86                            No                            Actual/360                             9
       87                       Yes - Group                        Actual/360                             3
       88                       Yes - Group                        Actual/360                             1
       89                            No                            Actual/360                             9
       90                            No                            Actual/360                             2
       91                            No                              30/360                               6
       92                            No                            Actual/360                             2
       93                            No                            Actual/360                             4

       94                       Yes - Group                        Actual/360                             2
       95                       Yes - Group                        Actual/360                             2
       96                       Yes - Group                        Actual/360                             2
       97                       Yes - Group                        Actual/360                             1
       98                       Yes - Group                        Actual/360                             3
       99                       Yes - Group                        Actual/360                             1
      100                       Yes - Group                        Actual/360                             5
      101                            No                              30/360                               8
      102                       Yes - Group                        Actual/360                             3
      103                       Yes - Group                        Actual/360                             2
      104                       Yes - Group                        Actual/360                             2
      105                       Yes - Group                        Actual/360                             6
      106                       Yes - Group                        Actual/360                             1
      107                       Yes - Group                        Actual/360                             3
      108                       Yes - Group                        Actual/360                             3
      109                       Yes - Group                        Actual/360                             2

      110                            No                            Actual/360                             4
      111                            No                            Actual/360                             4
      112                            No                            Actual/360                             1
      113                       Yes - Group                        Actual/360                             1

      114                       Yes - Group                        Actual/360                             4
      115                       Yes - Group                        Actual/360                             4
      116                            No                              30/360                               2
      117                            No                              30/360                               2
      118                       Yes - Group                        Actual/360                             3
      119                       Yes - Group                        Actual/360                             1
      120                            No                              30/360                               7
      121                       Yes - Group                        Actual/360                             4
      122                       Yes - Group                        Actual/360                             3
      123                       Yes - Group                        Actual/360                             2
      124                            No                              30/360                               5
      125                       Yes - Group                        Actual/360                             1
      126                       Yes - Group                        Actual/360                             1
      127                            No                            Actual/360                             4
      128                       Yes - Group                        Actual/360                             1
      129                       Yes - Group                        Actual/360                             1
      130                            No                            Actual/360                             3
      131                            No                            Actual/360                             1
      132                            No                            Actual/360                             3
      133                            No                              30/360                               5

                                                                                                          3

-----------------------------------------------------------------------------------------------------------------------
                                            PREPAYMENT CODE(23)
    MORTGAGE     ------------------------------------------------------------------      YM             ADMINISTRATIVE
    LOAN NO.        LO     DEF     DEF/YM1.00     YM3.00    YM1.00       YM   OPEN   FORMULA(24)          COST RATE(25)
-----------------------------------------------------------------------------------------------------------------------

       1            25      92                                                   3                               3.220
       2            29      87                                                   4                               2.220
       3            25      91                                                   4                               3.220
       4            35                     81                                    4        A                      8.220
       5            26      30                                                   4                               3.220
       6            35                                          47               2        B                      3.220
       7            26                     90                                    4        C                      3.220
       8            26      88                                            4      2        D                      3.220
       9            28      91                                                   1                               3.220
       10           25      91                                                   4                               3.220
       11           25      91                                                   4                               3.220
       12           25      92                                                   3                               3.220
       13           27      90                                                   3                               3.220
       14           35      81                                                   4                               3.220
       15           35                                          47               2        B                      3.220
       16           26      93                                                   1                               3.220
       17           26      90                                                   4                               3.220
       18           24      94                                                   2                               3.220
       19           25      81                                                   1                               3.220
       20           28      88                                                   4                               3.220
       21           27                     89                                    4        E                      3.220
       22           35      83                                                   2                               3.220
       23           47      69                                                   4                               3.220
       24           27      89                                                   4                               3.220
       25           35      45                                                   4                               3.220
       26           27      54                                                   1                               3.220

       27           28      81                                                   3                               3.220
       28           28      81                                                   3                               3.220
       29           28      81                                                   3                               3.220
       30           28      81                                                   3                               3.220
       31           28      81                                                   3                               3.220
       32           28      81                                                   3                               3.220
       33           28      81                                                   3                               3.220
       34           35                     21                                    4        A                      3.220
       35           29      89                                                   2                               3.220
       36           35     141                                                   4                               3.220
       37           47                                          72               1        F                      3.220
       38           35      81                                                   4                               3.220
       39           35     141                                                   4                               3.220
       40           35     141                                                   4                               8.220
       41           35                                          23               2        B                      3.220
       42           35                     21                                    4        A                      3.220
       43           30      86                                                   4                               3.220
       44           35      78                                                   7                               3.220
       45            0                                         116               4        E                      3.220
       46           47      70                                                   3                              13.220
       47           25      91                                                   4                               3.220
       48           35      81                                                   4                               3.220
       49           47      72                                                   1                               3.220
       50           35     141                                                   4                               8.220
       51           35                                          23               2        B                      3.220
       52           35      81                                                   4                               3.220
       53           27      89                                                   4                               3.220
       54            0                                         116               4        E                      3.220
       55           35                                          23               2        B                      3.220
       56           35      81                                                   4                               3.220
       57           47      72                                                   1                               3.220
       58           27      77                                                   4                               3.220
       59           27      89                                                   4                               3.220
       60           26      57                                                   1                               3.220
       61           27     125                                                   4                               3.220
       62           26     150                                                   4                               3.220
       63           47      72                                                   1                               3.220
       64           47      72                                                   1                               9.220
       65           35      81                                                   4                               3.220
       66           35                     81                                    4        A                      3.220
       67           35                                          47               2        B                      3.220
       68           35                     81                                    4        A                      3.220
       69           35      81                                                   4                               3.220
       70           60                                          56               4        E                      3.220
       71           26      90                                                   4                               3.220
       72           35      81                                                   4                               6.220
       73           35                     81                                    4        A                      3.220
       74           43      73                                                   4                               3.220
       75           26      90                                                   4                               3.220
       76           60                                         140               4        E                      3.220
       77           26      90                                                   4                               3.220
       78           35      81                                                   4                               3.220
       79           27      69                                                   4                               3.220
       80           35                     81                                    4        A                      8.220
       81           35                     81                                    4        A                      3.220
       82           47      72                                                   1                               7.220
       83           41      75                                                   4                               3.220
       84           35      81                                                   4                               3.220
       85           35      81                                                   4                               5.220
       86           33     143                                                   4                               3.220
       87           47       9                                                   4                               5.220
       88           35                     81                                    4        A                      7.220
       89           33     143                                                   4                               3.220
       90           26     210                                                   4                               3.220
       91           35                                          47               2        B                      3.220
       92           26      90                                                   4                               3.220
       93           47      72                                                   1                               3.220

       94           35                     81                                    4        A                      9.220
       95           35                     81                                    4        A                      9.220
       96           35                     81                                    4        A                      9.220
       97           35                     81                                    4        A                     11.220
       98           35      45                                                   4                              11.220
       99           35     141                                                   4                              11.220
      100           35                     81                                    4        A                     11.220
      101           35                                          47               2        B                      3.220
      102           35      81                                                   4                              11.220
      103           35      21                                                   4                              13.220
      104           35                     81                                    4        A                     13.220
      105           35      81                                                   4                              13.220
      106           35      21                                                   4                              13.220
      107           27      91                                                   2                              15.220
      108           35                     83                                    2        A                     15.220
      109           35                     81                                    4        A                     15.220

      110           28     151                                                   1                               9.220
      111           28     151                                                   1                               9.220
      112           25      94                                                   1                               3.220
      113           35      81                                                   4                              17.220

      114           35                     81                                    4        A                     17.220
      115           35                     81                                    4        A                     17.220
      116           26                                          90               4        E                      3.220
      117           26                                          90               4        E                      3.220
      118           35                    141                                    4        A                     24.220
      119           35                     81                                    4        A                     19.220
      120           31     145                                                   4                               3.220
      121           35                     81                                    4        A                     19.220
      122           35                     81                                    4        A                     19.220
      123           35                     81                                    4        A                     20.220
      124           35                                          47               2        B                      3.220
      125           35                     81                                    4        A                     20.220
      126           35      21                                                   4                              20.220
      127           35                     81                                    4        A                     20.220
      128           35                     83                                    2        A                     20.220
      129           35      81                                                   4                              20.220
      130           27      89                                                   4                               3.220
      131           25     211                                                   4                               3.220
      132           27      89                                                   4                               3.220
      133           35                                          47               2        B                      3.220

                                                                                                                 4.141

FOOTNOTES TO APPENDIX II

1    "WFB," "BSCMI," "MSMC," and "PCF" denote Wells Fargo Bank, National
     Association, Bear Stearns Commercial Mortgage, Inc., Morgan Stanley
     Mortgage Capital Inc., and Principal Commercial Funding, LLC, respectively, as Sellers.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 27-33, 94-96, 110-111, 114-115. For the purpose of the statistical information set forth in this Prospectus Supplement as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on respective appraised values and/or
     Underwritable Cash Flows. For the purpose of the statistical information set forth in this Prospectus Supplement as to such
     single-loan/multiple-property loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off
     Date Balance per Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

5    With respect to Mortgage Loan No. 46, Shelly Plaza, a portion of the property is subject to a ground lease. However, the ground lessor, Walter
     Rybas, has encumbered/subordinated its interest in the mortgaged property to the lien of the leasehold mortgage such that upon foreclosure, the lease is extinguished. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is November 1, 2004 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Prospectus Supplement, we present the loans as if scheduled payments due in November 2004 were due on November 1, 2004, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for
     Mortgage Loan No. 45, Alara River Oaks Apartments, and Mortgage Loan No.
     131, 6100 Penn Avenue, which are due on the 3rd of the month, Mortgage Loan
     No. 13, Kellogg Distribution Center, which is due on the 7th of the month, and Mortgage Loan No. 2, Jersey Gardens, which is due on the 8th of the month.

     With respect to Mortgage Loan No. 1, (referred to herein as the "Congress
     Center Office Development Loan"), the loan is comprised of two notes, A-1
     Note and A-2 Note, that are secured by the mortgaged property on a pari passu basis. The A Notes had principal balances as of the cut-off date as follows: Note A-1, $80,000,000; Note A-2, $15,000,000 (both included in the
     Trust). For purposes of the information presented in this Prospectus
     Supplement with respect to the Congress Center Office Development Loan, the
     Underwritable NOI, Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off
     Date LTV, Balloon LTV and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness of $95,000,000 evidenced by the Congress Center
     Office Development Loan. The borrower has additional secured financing in the aggregate amount of $2,500,000 as evidenced by one B-Note, which is not an asset of the Trust and is subordinated to the A-1 Note and A-2 Note pursuant to the terms of an intercreditor agreement between the trust and the holder of the B-Note. The borrower has the right to request additional secured funds from the B Note holder through October 1, 2006. The additional funds shall not exceed $7,500,000. The combined LTV must be 75%
     or less and the combined coverage must be 1.25x or greater on a net cashflow basis (assuming the 30 year amortization schedule is in place).
     The B Note holder is under no obligation to fund any additional dollars. If the B Note holder and borrower cannot come to terms on the additional advance, borrower then has the right to obtain mezzanine financing on the same terms as the additional advance. Lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender. The ability to obtain mezzanine debt is personal to the current borrower.

     With respect to Mortgage Loan No. 2, (referred to herein as the "Jersey
     Gardens Pari Passu Loan"), the loan is comprised of a Note A-2 that is secured by the mortgaged property on a pari passu basis with a Note A-1
     (the "Jersey Gardens Companion Loan") that has been included in a REMIC trust known as GMAC Commercial Mortgage Securities, Inc. 2004 C-2. The
     Jersey Gardens A Notes have original principal balances as follows: Note
     A-1, $85,000,000; Note A-2, $80,000,000. The Note A-2 is included in the
     Trust. The Jersey Gardens Companion Loan has the same interest rate, maturity date and amortization term as the Jersey Gardens Pari Passu Loan.
     For purposes of the information presented in this Prospectus Supplement with respect to the Jersey Gardens Pari Passu Loan, the Underwritable NOI,
     Underwritable Cash Flow, NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV
     and Cut-off Date Balance per Unit or SF reflect the aggregate indebtedness evidenced by the Jersey Gardens Pari Passu Loan and the Jersey Gardens
     Companion Loan.

                                      II-1

     With respect to Mortgage Loan No. 26, Fairview Heights Plaza, the first payment on the loan was a partial payment of $59,444.29 which included
     $12,986.12 of principal and $46,458.17 of total interest.

     With respect to Mortgage Loan No. 15, Huntington Square Plaza, the borrower has incurred a second lien loan in the amount of $6,180,000, which is currently held by BSCMI.

     With respect to Mortgage Loan No. 23, 240 West 35th Street, the borrower has incurred additional short term debt in the amount of $588,000 which is currently held by an affiliate of the borrower. The debt is subject to a subordination and standstill agreement.

     With respect to Mortgage Loan No. 69, Pearland Corner Shopping Center, the
     loan also secures a $333,500 B Note held by CBA-Mezzanine Capital Finance,
     LLC bearing interest at 12.75% for a 10 year term. The B Note and right of holder of the B Note to receive payments is junior and subordinate to the A
     Note and right of holder of the A Note.

     With respect to Mortgage Loan No. 22, Western New York Medical Park,
     existing mezzanine debt in the amount of $1,500,000 is owed by CO6B
     Holdings, LLC (member and holder of 100% membership interest in managing member of Borrower) to RAIT Partnership, L.P., subject to the terms of an intercreditor agreement. Such mezzanine debt bears interest at 13% with all excess cash flow being applied to the balance until it is paid off.

     With respect to Mortgage Loan No. 72, University Corners, the borrower has additional unsecured financing with a principal amount of $516,190 at an annual rate of 6.78% subject to the intercreditor agreement.

     With respect to Mortgage Loan No. 63, BJ's Auburn, the borrower may incur additional secured debt subject to restrictions and subordination as detailed in the loan documents, including, but not limited to, the combined debt balance not to exceed 60% of the property's appraised value.

     With respect to Mortgage Loan No. 73, Sierra Shopping Center, the lender agrees to allow the borrower a three-time right to incur future secured subordinate debt, subject to various conditions including; (i) junior loan is fully amortizing and matures within 60 days of senior loan maturity date; (ii) aggregate DSCR is not less than 1.85x on actual and 1.50x on the
     10% constant; (iii) aggregate LTV does not exceed 65%; and (iv) a subordination and intercreditor agreement is executed.

     With respect to Mortgage Loan No. 3, New Dominion Technology Park, future mezzanine debt will be permitted in connection with a transfer of the property, subject to various conditions including; (i) lender's acceptance of mezzanine lender; (ii) mezzanine lender will be subject to an intercreditor agreement; (iii) rating agency confirmation that such mezzanine loan will not result in downgrade, withdrawal or modification of ratings for related securities; and (iv) satisfactory evidence that neither mezzanine loan nor realization by mezzanine lender on any pledge would give tenant the right to terminate its lease, or, alternatively, that tenant has waived its termination rights.

     With respect to Mortgage Loan No. 7, Cascades Marketplace, the borrower may incur additional unsecured debt subject to restrictions and subordination as detailed in the loan documents including but not limited to: (i) there is no event of default, (ii) the combined LTV is less than 75%, and (iii)
     the combined DSCR is greater than 1.75x.

     With respect to Mortgage Loan No. 8, One Exeter Plaza, the borrower may incur additional unsecured debt from affiliates not to exceed $3,000,000.
     The debt will be subject to a subordination and standstill agreement.

     With respect to Mortgage Loan No. 36, 200 West 79th Street Co-op, the
     borrower may open an unsecured line of credit in an aggregate amount of up to $2,500,000, not to exceed a 35% combined LTV as determined by lender, subject to lender approval of the terms and conditions of the subordinate debt.

     With respect to Mortgage Loan No. 39, 360 West 22 Street Co-op, the
     borrower may open an unsecured line of credit in an aggregate amount of up to $2,000,000, not to exceed a 35% combined LTV as determined by lender, subject to lender approval of the terms and conditions of the subordinate debt.

     With respect to Mortgage Loan No. 58, Wal-Mart - Carlyle Plaza, future unsecured subordinate debt will be permitted to general partner and Class A limited partners of Borrower (as Guarantors) in an amount not to exceed
     $500,000. Such loan(s) shall be used solely for capital or tenant improvements.

     With respect to Mortgage Loan No. 60, Office Max Plaza, the borrower may incur mezzanine financing in the future, not to exceed a 75% combined LTV as determined by lender and provided that the combined DSCR is greater than
     1.29x.

                                      II-2

     With respect to Mortgage Loan No. 71, Vestin III Office Building, the
     borrower may incur mezzanine financing in the future, not to exceed a 75%
     combined LTV as determined by lender, subject to lender approval of the terms and conditions of the subordinate debt.

     With respect to Mortgage Loan No. 86, 365 West 20th Street Co-op, the
     borrower may open an unsecured line of credit in an aggregate amount not to exceed 30% of the appraised value as determined by lender, subject to lender approval of the terms and conditions of the subordinate debt.

     With respect to Mortgage Loan No. 89, 205 East 77th Street Co-op, the
     borrower may open an unsecured line of credit in an aggregate amount of up to $1,000,000, not to exceed a 35% combined LTV as determined by lender, subject to lender approval of the terms and conditions of the subordinate debt.

     With respect to Mortgage Loan Nos. 27-33, RBC Centura Bank Portfolio, the
     borrower may cause the release of properties, provided that, among other conditions as set forth in the loan documents, a minimum DSCR of 1.20x and a loan to value of 72% is maintained on the remaining properties after release, and the borrower defeases an amount equal to 115% of the allocated loan amount.

     With respect to Mortgage Loan No. 95, Plaza Associates - Hollywood Video,
     Virginia Beach, the property is permitted to be released from the multi-property lien, subject to compliance with various criteria, including; (i) the payment of a release price equal to 125% of the outstanding principal balance of the allocated loan amount (i.e. the total outstanding principal balance multiplied by the quotient of $1,170,000, the allocated loan amount, divided by $3,040,000, the original principal balance) together with related transaction costs and the applicable prepayment charge; (ii) LTV for remaining properties must be not more than
     70%; (iii) DSCR for remaining properties must be not less than 1.10x using a 10% loan constant or 1.40x using an actual loan constant; (iv)
     confirmation that the partial release will not constitute a "significant modification" or cause the loan to fail to be a "qualified mortgage" for
     REMIC purposes.

     With respect to Mortgage Loan Nos. 114-115, Canyon Crest Apartments &
     Canyon Park Apartments, following the initial lockout period and subject to various other conditions, borrower may cause the release of either of the two mortgaged properties provided that a minimum actual DSCR of 1.55x is maintained on the remaining mortgaged property after release. Additionally, borrower is required to pay a release price of either 110% or 125% of the outstanding allocated principal balance attributable to either the Canyon
     Crest property or Canyon Park property, respectively, with the remaining principal balance to be reamortized over the remaining amortization period.

     With respect to Mortgage Loan No. 6, The Fountains, upon compliance with certain conditions in the loan documents, the borrower has the right to obtain a release of the lien of the mortgage with respect to a portion of the property comprised of Circuit City, the A Wing and the D Wing and portions of parking areas for a fee of $1,000 in addition to the Lender's costs and expenses incurred in connection with the release. BSCMI did not underwrite any income from this parcel or assign any value to it.

     With respect to Mortgage Loan No. 7, Cascades Marketplace, the borrower may cause the release of a portion of the collateral provided that, among other conditions as set forth in the loan documents, the borrower defeases or prepays with the applicable yield maintenance premium, either 110% or 115%
     of the allocated loan amount, as applicable, a minimum DSCR of 1.75x and a loan to value that is the lesser of (i) the LTV as of the closing date and
     (ii) the LTV immediately prior to release as reasonably determined by
     Lender are maintained.

     With respect to Mortgage Loan No. 17, 110 West 32nd Street, the borrower is permitted to obtain a release of a specific non-income-producing parcel consisting of Excess Development Rights provided that, among other conditions, the appraised value after the release is equal to or greater than the appraised value prior to the release, and lender receives rating agency confirmation of no resulting downgrading, withdrawal, or qualification of the ratings of the REMIC certificates.

     With respect to Mortgage Loan No. 22, Western New York Medical Park,
     subject to the review and approval of the lender and satisfaction of various loan document criteria, borrower is permitted to request release of the parcel of land between buildings A and B so long as the release and the plans for any additional improvements does not diminish or otherwise impair the value of the subject property.

     With respect to Mortgage Loan No. 41, Mill Pond Village, upon compliance with certain conditions in the loan documents, the borrower is entitled to have the lender release a certain outparcel of land (as described in the loan

                                      II-3

     documents) for a fee of $1,000 in addition to the Lender's costs and expenses incurred in connection with the release. BSCMI did not underwrite any income from this parcel or assign any value to it.

     With respect to Mortgage Loan No. 67, Cross Creek Commons, a principal paydown in the amount of $586,238 occurred on April 16, 2004, effectively reducing the principal balance on the loan to $5,078,762 from $5,665,000.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

     With respect to Mortgage Loan No. 48, San Lorenzo Shopping Center, the loan has a 10-year term with an adjustable amortization schedule. During the first twenty-four (24) months of the loan term, debt service shall be interest only. Following the interest only period, debt service shall consist of monthly principal and interest payments for 6 years using a
     30-year amortization (from months twenty-five (25) through ninety-six (96))
     and thereafter, the loan shall be reamortized using a 25-year amortization for the remaining 2 years of monthly principal and interest payments (from months ninety-seven (97) through one hundred twenty (120)).

     With respect to Mortgage Loan No. 54, East Water Place, the loan is 10-year stepped amortizing loan structure. The disclosed information in Appendix II is based on the interest only period and the first step of the amortization. The related note payment changes and dates are shown below:

-------------------------------------------------------
PAYMENT START DATE   PAYMENT AMOUNT   AMORTIZATION TERM
-------------------------------------------------------
 November 1, 2004      $26,457.49       Interest Only
-------------------------------------------------------
 November 1, 2005      $28,821.67       45 Years
-------------------------------------------------------
 November 1, 2006      $30,184.44       37 Years
-------------------------------------------------------
 November 1, 2007      $31,065.98       33 Years
-------------------------------------------------------
 November 1, 2008      $32,721.64       28 Years
-------------------------------------------------------
 November 1, 2009      $33,864.40       25 Years
-------------------------------------------------------
 November 1, 2010      $35,351.18       22 Years
-------------------------------------------------------
 November 1, 2011      $36,288.51       20 Years
-------------------------------------------------------
 November 1, 2012      $37,429.60       18 Years
-------------------------------------------------------
 November 1, 2013      $38,841.48       16 Years
-------------------------------------------------------

     With respect to Mortgage Loan No. 62, 10400 Technology Drive, the mortgage loan amortizes pursuant to a 15-year stepped self-amortizing loan structure. The monthly payment from October 1, 2004 through September 1,
     2010 is $48,400.21 based on a 13-year amortization. Completing the full amortization, the monthly payment from October 1, 2010 through September 1,
     2019 decreases to $39,703.27 based on approximately an 18-year amortization.

     With respect to Mortgage Loan No. 74, Zanker Component Business Park, as a
     concession for a Partial Recourse Guarantee provided from the Borrower, effective August 1, 2004 Lender reduced the original Interest Rate on the loan from 5.72% to 5.37% and re-amortized the current Loan balance of
     $4,325,105.21 based on an amortization term of 283 months. This resulted in a reduction of the regular P&I payment from the original $27,789.16 to
     $26,980.46, effective September 1, 2004. The loan was further modified to transfer one of the co-borrower's interests from a limited partnership to a limited liability company, in response to which the Lender allowed for another reduction in the interest rate to 5.12%. The remaining loan balance of $4,310,467.91 was reamortized based on an amortization term of 282 months resulting in a new P&I payment of $26,310.97, applicable to P&I payments beginning on November 1, 2004 through loan maturity.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

                                      II-4

     With respect to Mortgage Loan Nos. 36, 39, 86, and 89, 200 West 79th Street
     Co-op, 360 West 22nd Street Co-op, 365 West 20th Street Co-op, and 205 East
     77th Street Co-op, underwriting is based on the property appraiser's estimated market rents for the non-sponsor-owned cooperative units.

10   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

11   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different expiration dates.

     With respect to Mortgage Loan No. 60, Office Max Plaza, Walgreens Co. has a
     25 year lease, but has an option to terminate lease at the end of years 15
     & 20 with 6 months notice. Additionally, the borrower is permitted to terminate the Walgreens lease provided that the borrower escrows $139,500 with lender and has entered into a satisfactory lease with Big 5, a replacement tenant.

     With respect to Mortgage Loan No. 61, Reid Hill Commons, Walgreens Co. has
     a 75 year lease, but has an option to terminate lease at the end of years
     25, 30, 35, 40, 45, 50, 55, 60, 65 & 70 with 6 months notice.

12   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

13   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, other and self storage mortgaged properties.

14   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

15   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

16   "Initial Capital Expenditures Escrow Requirement" indicates the amount of the escrow, or in certain cases the letter of credit, that was deposited at loan closing.

17   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

18   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2004 due dates for the WFB- originated loans, as of the September, 2004 due dates for the BSCMI- and MSMC- originated mortgage loans, and as of the October,
     2004 due dates for the PCF- originated loans.

     With respect to Mortgage Loan No. 19, Fairview Center, the Current Capital
     Expenditure Escrow Balance indicates the balance in place as of the
     October, 2004 due date.

19   "Initial TI/LC Escrow Requirement" indicates the amount of the escrow or in certain cases the letter of credit that was deposited at loan closing.

                                      II-5

20   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

21   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the August, 2004 due dates for the WFB-
     originated loans, as of the September, 2004 due dates for the BSCMI- and
     MSMC- originated mortgage loans, and as of the October, 2004 due dates for the PCF- originated loans.

     With respect to Mortgage Loan No. 19, Fairview Center, the Current TI/LC
     Escrow Balance indicates the balance in place as of the October, 2004 due date.

22   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

23   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM1.00" represents the greater of yield maintenance and 1.00%.
     "YM" represents yield maintenance. "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of "Prepayment Code" represents the number of payments in the Original Term to Maturity for which such provision applies. See Footnotes 24 and 26 for additional prepayment information.

24   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are 6 different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", and "F". Any exceptions to these formulas are shown below such formulas. Summaries of the 6 formulas are listed beginning on page II-8.

25   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

26   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

Mtg.                                           Escrow or LOC    Escrowed Holdback
Loan                                              Release      or Letter of Credit   Outside Date       Prepayment
 No.   Property Name                             Conditions       Initial Amount      for Release   Premium Provisions
----   -------------------------------------   -------------   -------------------   ------------   ------------------

 44    Pine Cone Marketplace                         1              $  400,000          3/1/2005     Yield Maintenance

 47    One Sterling Plaza                            2              $1,000,000 LOC        NAP        Yield Maintenance

 53    Lake Club Apartments                          3              $  110,925          8/1/2005     Yield Maintenance

 59    The Shoppes @ Thoroughbred Village II         4              $  225,000         7/21/2005     Yield Maintenance

 61    Reid Hill Commons                             5              $  350,000         7/21/2005     Yield Maintenance

All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-6

RELEASE CONDITIONS

1.   Release of holdback to borrower subject, but not limited, to the following conditions: (1) In addition to Coborn's (anchor tenant) operating business and paying rent in accordance with lease term, shop space tenants acceptable to lender shall be open for business and paying a total annual rent of at least $345,465 triple net for space aggregating not less than
     20,240 sq.ft. with any lease entered into following loan funding providing for a term of at least 3 yrs. and (2) The annual debt service coverage ratio, as determined by lender in its sole discretion, shall be not less than 0.94:1.0 based on a 10% mortgage constant or less than 1.25:1.0 based on the actual mortgage constant at time of funding.

2.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to lender;
     lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and an unconditional certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s)
     for leasing commissions.

3.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

4.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to lender;
     underwritten net cash flow from all approved lease(s) in effect equals or exceeds 1.10 times the annual installment payments on the loan if calculated on a 9% constant; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and an unconditional certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

5.   Borrower furnishes to lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders; fully executed lease(s) with terms acceptable to lender;
     underwritten net cash flow from all approved lease(s) in effect equals or exceeds 1.18 times the annual installment payments on the loan if calculated on a 9% constant with at least 90.0% occupancy; lessee's estoppel certificate, including among other things, the lessee's occupancy, unconditional acceptance of the improvements, the expiration of all rental deferrals and the commencement of consecutive monthly rental payments and an unconditional certificate of occupancy. In addition, the lender has inspected or waived right to inspection and the borrower will furnish the agreement with the broker/agent and an estoppel certificate(s) for leasing commissions.

                                      II-7

YIELD MAINTENANCE FORMULAS

A    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the Open
     Period(1), whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
     Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

          (i)  an amount equal to 1% of the amount prepaid; or

          (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the
     Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (iii) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (iv) 12, if the Due Dates are monthly, or
     4, if the Due Dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred) during the period from and including the prepayment date to and including the last day of the calendar month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

     ---------------------------------------------------------------------------
     NOTES:

     (1) With respect to Mortgage Loan Nos. 4, Tropicana Retail Center, 66, Mini
     Storage Stable, 94-96, Plaza Associates, 108, Central Self Storage and 123,
     Ranchview Mobile Estates, insert "Start Date".
     ---------------------------------------------------------------------------

                                      II-8

B         Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan(1) in whole or in part prior to the Permitted
     Prepayment Date.(2) After the Permitted Prepayment Date, Borrower may,
     provided(3) it has given Lender prior written notice in accordance with the terms of this Agreement, prepay the unpaid principal balance of the Loan(4)
     in whole, but not in part, by paying, together with the amount to be prepaid, (i) interest accrued and unpaid on the outstanding principal balance of the Loan(5) being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this
     Agreement, the Note, the Mortgage and the other Loan Documents, and (iv) if prepayment occurs prior to the Payment Date which is one month prior to the
     Maturity Date(6), a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (A) one percent (1%) of the outstanding principal balance of the Loan(7) being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan(8). Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

          "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The
     Wall Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

          "Prepayment Rate Determination Date" shall mean the date which is five
     (5) Business Days prior to the prepayment date.

     ---------------------------------------------------------------------------
     NOTES:

     (1)  With respect to Mortgage Loan No. 15, Huntington Square Plaza, delete the "Loan" and insert "Note A".

     (2)  With respect to Mortgage Loan No. 15, Huntington Square Plaza, insert
          "Unless and until Note B is subjected to an intercreditor agreement pursuant to Section 9.8 below, which agreement prohibits prepayments of Note B, Borrower may prepay Note B in whole or in part at any time without payment of any prepayment premium or other consideration other than Breakage Costs."

     (3)  With respect to Mortgage Loan No. 15, Huntington Square Plaza, insert
          "Note B has been repaid in full, and further provided".

     (4)  With respect to Mortgage Loan No. 15, Huntington Square Plaza, delete the "Loan" and insert "Note A".

     (5)  With respect to Mortgage Loan No. 15, Huntington Square Plaza, delete the "Loan" and insert "Note A".

     (6)  With respect to Mortgage Loan No. 15, Huntington Square Plaza,
          Mortgage Loan No. 67, Cross Creek Commons, Mortgage Loan No. 91, Clay
          Barnes & Noble, and Mortgage Loan No. 101, Port Richey Plaza, delete the statement "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date".

     (7)  With respect to Mortgage Loan No. 15, Huntington Square Plaza, delete the "Loan" and insert "Note A".

     (8)  With respect to Mortgage Loan No. 15, Huntington Square Plaza, delete the "Loan" and insert "Note A".
     ---------------------------------------------------------------------------

                                      II-9

C    PREPAYMENT FOLLOWING PREPAYMENT LOCKOUT EXPIRATION DATE.

     Provided no Event of Default shall have occurred, Borrower shall have the right on any Payment Date from and after the Prepayment Lockout Expiration
     Date and prior to the Optional Prepayment Date to prepay the Debt in whole
     (or a portion thereof as permitted by Section 2.6.2 hereof) upon not less than thirty (30) days prior written notice to Lender specifying the Payment
     Date on which prepayment is to be made (a "PREPAYMENT DATE") upon payment of an amount equal to the Yield Maintenance Premium. Lender shall notify
     Borrower of the amount and the basis of determination of the required prepayment consideration. If any notice of prepayment is given, the Debt shall be due and payable on the Prepayment Date. Lender shall not be obligated to accept any prepayment of the Debt unless it is accompanied by the prepayment consideration due in connection therewith. If for any reason
     Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

                                      II-10

D         During payments 115 through 118 the Borrower may prepay the Loan with Yield Maintenance. The "Yield Maintenance Premium" shall mean an amount equal to the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding
     Payment Date in the event such prepayment is not made on a Payment Date), over (ii) the principal amount being prepaid.

                                      II-11

E    LOAN PREPAYMENT.

     The Make Whole Premium shall be the greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  (1)Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the *U.S. Treasury Issue ("Primary Issue")
          published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or bill
          ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e. rate, remaining time to maturity, yield).

          * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity
          Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last 90 days prior to the Maturity Date (2), the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is three
     (3) months prior to the Maturity Date. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than 15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b)
     payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan
     Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is three (3) months prior to the Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30(2) days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole
     Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

                                      II-12

     ---------------------------------------------------------------------------
     NOTES:

     (1) With respect to Mortgage Loan No. 76, 1807 Chapel Hill Boulevard, delete the two paragraphs in subparagraph (1) and insert the following:

               "Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on a U.S. Treasury Issue selected by
               Lender, published one week prior to the date of prepayment, most equal in maturity to the remaining "Weighted Average Life to
               Maturity" (defined below) as of the date of prepayment. The published yield shall be converted to an equivalent monthly compounded nominal yield.

               The "Weighted Average Life to Maturity" with respect to the Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollar-years" of the Note by the
               outstanding principal amount hereof. "Remaining Dollar-years"
               means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment
               (including repayment of any principal at the due date of the
               Note) by (B) the number of years (rounded to the nearest
               one-twelfth) which will elapse between the date of prepayment and the date such required payment is due."

     (2) With respect to Mortgage Loan No. 117, 16440 South Kilbourn Avenue,
     delete "30" and insert "15".
     ---------------------------------------------------------------------------

                                      II-13

F    VOLUNTARY PREPAYMENTS.

                    (a) Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Loan until on or after the fourth anniversary of the Closing Date

                    (b) On or after the fourth anniversary of the Closing Date,
     Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of the Loan being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the
     Note, the Mortgage and the Other Loan Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
     one PERCENT (1%) of the principal balance of the Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment
     Rate (hereinafter defined)), over (B) the principal amount of the Note being prepaid.

                    (c) Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration. If the publication of the Prepayment Rate in The Wall Street Journal is
     discontinued, Lender shall determine the Prepayment Rate on the basis of
     "Statistical Release H.15 (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve
     System, or on the basis of such other publication or statistical guide as
     Lender may reasonably select.

                    (d) Borrower's right to prepay any portion of the principal balance of the Loan shall be subject to (i) Borrower's submission of a notice to Lender setting forth the amount to be prepaid and the projected date of prepayment, which date shall be no less than thirty (30) or more than sixty (60) days from the date of such notice, and (ii) Borrower's actual payment to Lender of the amount to be prepaid as set forth in such notice on the projected date set forth in such notice or any day following such projected date occurring in the same calendar month as such projected date.

                                      II-14

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 1 - CONGRESS CENTER OFFICE DEVELOPMENT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):          $95,000,000
CUT-OFF DATE BALANCE:         $95,000,000
SHADOW RATING (S&P/FITCH):    NAP
FIRST PAYMENT DATE:           November 1, 2004
INTEREST RATE:                5.635%
AMORTIZATION:                 Interest only through October 1, 2006. Principal
                              and interest payments of $547,473.53 beginning
                              November 1, 2006 through maturity.
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                October 1, 2014
EXPECTED MATURITY BALANCE:    $83,642,958
SPONSOR(S):                   G REIT, Inc.; T REIT, Inc.;  NNN 2002 Value Fund,
                              LLC; Triple Net Properties, LLC

INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout until the earlier of November 1, 2008 or
                              2 years after the REMIC "start-up" date with U.S.
                              Treasury defeasance permitted thereafter.
                              Prepayable without penalty from and
                              after August 1, 2014.
LOAN PER SF(1):               $181.05

UP-FRONT RESERVES:            RE Tax:      $1,895,344
                              Insurance:   $85,474

ONGOING RESERVES(2):          RE Tax:      $214,936/month
                              Insurance:   $9,497/month
                              TI/LC:       Springing
LOCKBOX:                      Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:   Single Asset
PROPERTY TYPE:            Office
PROPERTY SUB-TYPE:        Urban
LOCATION:                 Chicago, IL
YEAR BUILT/RENOVATED:     2000-2001/NAP
OCCUPANCY(3):             90.1%

SQUARE FOOTAGE:           524,730
THE COLLATERAL:           16-story class A office building

OWNERSHIP INTEREST:       Fee
MAJOR TENANTS             % NRSF   RENT PSF   LEASE EXPIRATION
-------------             ------   --------   ----------------
North American Company     19.2%    $22.50        2/28/2012
For Life and Health
Insurance
Akzo Nobel Inc.            17.2%    $21.50       12/31/2013
U.S. Government (Secret    14.5%    $42.18        4/25/2012
Service)

PROPERTY MANAGEMENT:      Triple Net Properties Realty, Inc.

U/W NET OP. INCOME:       $10,770,831
U/W NET CASH FLOW:        $10,109,671
APPRAISED VALUE:          $149,600,000
CUT-OFF DATE LTV(1):      63.5%
MATURITY DATE LTV(1):     55.9%
DSCR(1)(4):               1.86x

--------------------------------------------------------------------------------

(1)  The subject $95,000,000 loan represents a 100% pari passu interest in the
     $95,000,000 senior portion of a $97,500,000 mortgage loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $95,000,000 senior financing.

(2)  Beginning January 1, 2009 the Borrower is required to escrow monthly
     $290,945 for Tenant Improvements and Leasing Commissions through and including December 1, 2011. If, however, GE Reinsurance exercises its lease termination right on or before January 1, 2008, Lender will collect and hold in reserve GE's termination penalty of $3,800,000 and Borrower will begin escrows early in the amount of $225,000 monthly for 12 months starting January 1, 2007. On January 1, 2008, Lender will reduce the monthly escrow amount to $83,350 per month continuing through and including
     December 1, 2011. This escrow will total $10,500,800, and would replace the escrow described above. In addition, if any leases terminated prior to their expiration dates, the Borrower shall remit any termination payments directly to the Lender as additional TI/LC escrows.

(3)  Occupancy is based on the rent roll dated August 31, 2004.

(4)  The DSCR after the interest only period is 1.54x.

CONGRESS CENTER OFFICE DEVELOPMENT LOAN

          THE LOAN. The largest loan (the "Congress Center Office Development
Loan"), as evidenced by two pari passu Secured Promissory Notes (the "Congress
Center Office Development Notes"), is secured by one Mortgage and Security
Agreement (the "Congress Center Office Development Mortgage") encumbering a
524,730 square foot NRA, 16-story class A office building located in

                                      III-1

Chicago, Illinois. The Congress Center Office Development Loan was originated
September 3, 2004, by or on behalf of Principal Commercial Funding, LLC, a
Delaware limited liability company ("PCF").

          THE BORROWER. The borrowers, each a Delaware limited liability company and tenants in common, each qualified to do business in the State of Illinois
(collectively, as identified below, the "Congress Center Office Development
Borrowers") and each a special purpose entity with an independent director, are a total of 18 tenants in common. The top two tenants in common from a percentage ownership are as follows:

     NNN Congress Center, LLC (28.879%), Members include T REIT, L.P., NNN 2002
     Value Fund, LLC and other investors; and GREIT-Congress Center, LLC
     (30.000%), G REIT, L.P. is the sole member.

On October 12, 2004, G REIT, Inc. and T REIT, Inc., each an affiliate of certain of the Congress Center Office Development Borrowers and each one of the recourse carve-out guarantors and environmental indemnitors under the Congress Center
Office Development Loan, made a separate filing with the SEC in which it stated
that "On September 16, 2004, our advisor, Triple Net Properties, LLC, or Triple
Net, learned that the SEC is conducting an investigation captioned In the matter of Triple Net Properties, LLC. The SEC has requested information from Triple Net relating to disclosure in securities offerings (including offerings by G REIT, T
REIT and A REIT) and exemption from the registration requirements of the
Securities Act of 1933, as amended, for the private offerings in which Triple
Net and its affiliated entities were involved. In addition, the SEC has requested financial information regarding these REITs as well as the limited liability companies advised by Triple Net. We and Triple Net intend to cooperate fully with the SEC in its investigation." Triple Net Properties, LLC is also an affiliate of certain of the Congress Center Office Development Borrowers and is
one of the recourse carve-out guarantors and environmental indemnitors under the
Congress Center Office Development Loan.

          THE PROPERTY. The Congress Center Office Development Property located in 525 West Van Buren, Chicago, Illinois, was originally constructed from
2000-2001. The Congress Center Office Development property consists of a
16-story precast metal and glass building. The total gross area of the building is 566,228 square feet. Parking is provided for 40 automobiles.

----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET     % OF SF    RENTAL REVENUES     TOTAL RENTAL
    YEAR          ROLLING        ROLLING       ROLLING       ROLLING        ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant           --              --           10%          10%            --                 --
----------------------------------------------------------------------------------------------------------
     2004            --              --           --           10%            --                 --
----------------------------------------------------------------------------------------------------------
     2005            --              --           --           10%            --                 --
----------------------------------------------------------------------------------------------------------
     2006            --              --           --           10%            --                 --
----------------------------------------------------------------------------------------------------------
     2007            --              --           --           10%            --                 --
----------------------------------------------------------------------------------------------------------
     2008            --              --           --           10%            --                 --
----------------------------------------------------------------------------------------------------------
     2009            --              --           --           10%            --                 --
----------------------------------------------------------------------------------------------------------
     2010            --              --           --           10%            --                 --
----------------------------------------------------------------------------------------------------------
     2011             1          $23.10            9%          19%             9%                 9%
----------------------------------------------------------------------------------------------------------
     2012             3          $28.45           46%          66%            55%                64%
----------------------------------------------------------------------------------------------------------
     2013             4          $26.35           27%          93%            30%                94%
----------------------------------------------------------------------------------------------------------
2014 & Beyond         3          $21.21            7%         100%             6%               100%
----------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Congress Center Office Development Property
is managed by Triple Net Properties Realty, Inc., a California corporation having its principal place of business at 1551 N. Tustin Avenue, Suite 200,
Santa Ana, California 92705.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. A third note, which is not in the trust, held by another lender, in the amount of $2,500,000.00 is also secured by the Congress Center Office Development Property ("Congress Center
Office Development Note B"). The Congress Center Office Development Borrowers
may request an additional advance from the holder of the Congress Center Office
Development Note B. If an additional advance as allowed in the Congress Center
Office Development Loan Agreement is not approved by the holder of Congress
Office Development Note B, the Congress Center Office Development Borrowers are
allowed to obtain mezzanine financing from another lender provided that the conditions of the Congress Center Office Development Loan Agreement are complied with, including that any mezzanine intercreditor agreement be acceptable to the
Rating Agencies. Rating Agency confirmation may be required by the holder of the
Congress Center Office Development Note B if required by the Rating Agencies and such mezzanine financing must be closed and fully funded on or before January 1,
2007.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). As stated above, the Congress Center Office Development Borrowers may request an additional advance from the holder of the Congress Center Office Development Note B. The
Congress Center Office

                                      III-2

Development Borrowers may request an additional advance on or before October 1,
2006 in an amount not to exceed the lesser of (a) $7,500,000.00; (b) an amount such that the resulting loan to value ratio will be less than or equal to 75%;
or (c) an amount such that the resulting projected debt service coverage ratio for the 12 month period commencing on November 1, 2006, as determined by the holder of the Congress Center Office Development Note B, will not be less that
1.25:1.0. The holder of the Congress Center Office Development Note B is under no obligation to make such advance and it is at the Congress Center Office
Development Note B holder's sole and absolute discretion, including obtaining
Rating Agency confirmation if required by the Rating Agencies.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Congress Center Office
Development Loan and the Congress Center Office Development Property is set
forth on Appendix II hereto.

                                      III-3

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 1 - CONGRESS CENTER OFFICE DEVELOPMENT
--------------------------------------------------------------------------------

           [FIVE PHOTOS OF CONGRESS CENTER OFFICE DEVELOPMENT OMITTED]

                                      III-4

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 1 - CONGRESS CENTER OFFICE DEVELOPMENT
--------------------------------------------------------------------------------

                        [MAP OF DOWNTOWN CHICAGO OMITTED]

                                      III-5

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - JERSEY GARDENS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

ORIGINAL BALANCE(1):          $80,000,000
CUT-OFF DATE BALANCE(1):      $79,532,398
SHADOW RATING (S&P/FITCH):    BBB- / A
FIRST PAYMENT DATE:           July 8, 2004
INTEREST RATE:                4.830%
AMORTIZATION:                 360 months
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                June 8, 2014
EXPECTED MATURITY BALANCE:    $65,548,789
SPONSOR:                      Glimcher Realty Trust
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Locked out through the earlier of June 9, 2007 or
                              2 years after the REMIC "start-up" date with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after March 6, 2014.

LOAN PER SF(1):               $127.09

UP-FRONT RESERVES:            None
ONGOING RESERVES(2):          Ground Rent/PILOT Payments:   Springing
                              RE Tax:                       Springing
                              Insurance:                    Springing
                              TI/LC:                        Springing
                              Lease Termination:            Springing

LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Elizabeth, NJ
YEAR BUILT/RENOVATED:         1999 / NAP
OCCUPANCY(3):                 91.8%
SQUARE FOOTAGE:               1,290,751
THE COLLATERAL:               1,290,751 NRSF super regional retail mall
OWNERSHIP INTEREST(4):        Fee / Leasehold

MAJOR TENANTS                 % NRSF   RENT PSF   LEASE EXPIRATION
-------------                 ------   --------   ----------------
Loews Theaters (20 Screens)    8.5%     $10.08       12/31/2020
Burlington Coat Factory        6.2%     $10.50        1/31/2010

Filene's Basement/DSW          4.6%     $12.00       10/31/2011

PROPERTY MANAGEMENT:          Glimcher Properties Limited Partnership

U/W NET OP. INCOME:           $20,410,896
U/W NET CASH FLOW:            $19,487,705

APPRAISED VALUE:              $287,600,000
CUT-OFF DATE LTV(1):          57.0%
MATURITY DATE LTV(1):         47.0%
DSCR(1):                      1.87x
--------------------------------------------------------------------------------

(1)  The subject $80,000,000 loan represents a 48.48% pari passu interest in a
     $165,000,000 first mortgage whole loan. All LTV, DSCR and Loan per SF numbers in this table are based on the total $165,000,000 mortgage.

(2)  Upon the occurrence of a Trigger Event and continuance of a Trigger Period, the Borrower is required to deposit (i) monthly into a reserve account 1/12 of the total estimated annual ground rent and PILOT payments, real estate taxes and insurance premiums and (ii) $107,562.58 monthly into a tenant improvement and leasing commission reserve. A Trigger Event is defined as
     (a) the occurrence and continuance of a loan default; or (b) a Debt Service
     Coverage Ratio Event. Debt Service Coverage Ratio Event shall mean, as of the end of each calendar quarter, if the Debt Service Coverage Ratio shall be less than 1.20:1. Trigger Period is defined as a period commencing on the first Business Day after a Trigger Event has occurred through the first
     Business Day after the related event of default no longer exists or the related Debt Service Coverage Ratio Event has not existed for a period of two consecutive calendar quarters. All funds deposited on account of the
     Trigger Period will be released to the Borrower at that time.

     In the event that the Borrower receives a fee, payment or other compensation from any tenant under a Major Lease (any lease covering more than 30,000 square feet at the property) relating to or in exchange for the termination of such lease, Borrower is required to deposit such fee into a lease termination rollover fund, to be utilized for tenant improvements and leasing.

(3)  Occupancy is based on the rent roll dated March 25, 2004.

(4)  Jersey Gardens is subject to a ground lease; please see PILOT Arrangement;
     Ground Lease Structure below.

THE JERSEY GARDENS LOAN

          THE LOAN. The second largest loan (the "Jersey Gardens Loan") as evidenced by the Promissory Note (the "Jersey Gardens Note") is secured by a first priority fee and leasehold Mortgage, Assignment of Leases and Rents,
Security Agreement and Fixture Filing (the "Jersey Gardens Mortgage")
encumbering the 1,290,751 square foot super regional retail mall known as the
Jersey Gardens Mall, located in Elizabeth, New Jersey (the "Jersey Gardens
Property"). The Jersey Gardens Loan was originated on June 9, 2004 by Morgan
Stanley Mortgage Capital Inc.

                                      III-6

          THE BORROWER. The borrowers under the Jersey Gardens Loan are (a) N.J.
Metromall Urban Renewal, Inc., a New Jersey corporation (the "Fee Borrower"), and (b) JG Elizabeth, LLC, a Delaware limited partnership and (the "Leasehold
Borrower"), each of which is a special purpose, bankruptcy remote entity. The
Jersey Gardens Borrower is an indirect subsidiary of Glimcher Realty Trust, the sponsor of the Jersey Gardens Loan. Glimcher Realty Trust (NYSE: GRT) is a
publicly traded REIT based in Columbus, OH that was formed in 1994 to continue and expand the business and operations of The Glimcher Company, founded in 1959.
As of September 2004, Glimcher owns a total of 42 properties in 19 states aggregating approximately 24.5 million square feet. Of the 43 properties, 25 are enclosed regional or super-regional malls, totaling 21.8 million square feet.

          THE PROPERTY. The Jersey Gardens Property is located at the Jersey
Gardens Center in Elizabeth, New Jersey. The Jersey Gardens Property was
constructed in 1999 and consists of a 1,290,751 square foot, two-level super regional mall, anchored by 14 stores (of greater than 20,000 square feet), which combined comprise 41.8% of the total center square footage, and a 20-screen
Loews Theater.

-----------------------------------------------------------------------------------------------------------
                                     COLLATERAL LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL    CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES   RENT PER SF    SQUARE FEET    % OF SF     RENTAL REVENUES   TOTAL BASE RENTAL
     YEAR         ROLLING       ROLLING        ROLLING      ROLLING         ROLLING        REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant           --              --           8%            8%            --                  --
-----------------------------------------------------------------------------------------------------------
     MTM              7          $29.92           1%            9%             2%                  2%
-----------------------------------------------------------------------------------------------------------
     2004            16          $16.55           5%           14%             5%                  6%
-----------------------------------------------------------------------------------------------------------
     2005            31          $14.75          19%           33%            16%                 22%
-----------------------------------------------------------------------------------------------------------
     2006            14          $25.98           4%           37%             6%                 28%
-----------------------------------------------------------------------------------------------------------
     2007             8          $28.38           2%           39%             3%                 31%
-----------------------------------------------------------------------------------------------------------
     2008             6          $17.51           3%           41%             3%                 34%
-----------------------------------------------------------------------------------------------------------
     2009            43          $23.80          13%           54%            17%                 51%
-----------------------------------------------------------------------------------------------------------
     2010            24          $21.09          23%           77%            28%                 79%
-----------------------------------------------------------------------------------------------------------
     2011             4          $15.38           6%           83%             5%                 84%
-----------------------------------------------------------------------------------------------------------
     2012             5          $27.15           1%           84%             2%                 86%
-----------------------------------------------------------------------------------------------------------
     2013             1          $62.50           0%           84%             0%                 86%
-----------------------------------------------------------------------------------------------------------
2014 & Beyond        21          $15.03          16%          100%            14%                100%
-----------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Jersey Gardens Property is managed by
     Glimcher Properties Limited Partnership, an affiliate of Glimcher Realty
     Trust. The management agreement is subject and subordinate to the Jersey
     Gardens Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Not allowed.

          PILOT ARRANGEMENT; GROUND LEASE STRUCTURE. The Jersey Gardens Property
currently has the benefit of a PILOT arrangement pursuant to a financial agreement with the City of Elizabeth whereby the Jersey Gardens Borrower has agreed to make certain payments to appropriate taxing authorities in lieu of real estate tax payments. As permitted under the financial agreement, the PILOT payment stream has been directed to LaSalle Bank National Association ("PILOT
Lender") as trustee for bondholders, and the PILOT Lender has a statutory lien on the Jersey Gardens Property equivalent to that of the taxing authority (the
"PILOT Lien"). In order to facilitate the PILOT arrangements and to satisfy eligibility requirements restricting a PILOT applicant's income from its owned assets to an amount equal to required PILOT payments, the Jersey Gardens
Property was ground leased by the Fee Borrower to the Leasehold Borrower. Rent payments under the ground lease equal the required payments to the bondholders
(which equal the required PILOT payments). The term of the ground lease expires on the earlier of (i) repayment of the bonds in their entirety and (ii) June 4,
2048, provided that such term may be extended if a mortgage encumbering either
Fee Borrower's or Leasehold Borrower's interest in the ground lease is outstanding on such expiration date.

                                      III-7

          In connection with the PILOT arrangements, the City of Elizabeth also entered into, among others, the following documents: (i) a special assessment agreement pursuant to which the Borrower is obligated to make special assessment payments to the City of Elizabeth (which amounts are in lieu of the PILOT payments payable under the financial agreement in the event such PILOT payments are not made) and (ii) a redevelopment agreement pursuant to which the Borrower agreed to undertake and perform certain redevelopment projects at the Mortgaged
Property. Borrower has completed its obligations under the redevelopment agreement.

          PILOT ALLOCATION AGREEMENTS. The PILOT Lien affects, in addition to the Jersey Gardens Property, a parcel of property adjacent to the Jersey Gardens
Property known as the power center site, which site is owned by an affiliate of
Borrower and is being redeveloped as a mixed-use project. The power center site is not part of the Jersey Gardens Property. Third party tenants at the power center site are required to pay portions of the PILOT payments allocable to the power center site pursuant to allocation agreements that have been collaterally assigned by the Jersey Gardens Borrower and the owner of the power center site to the Lender as additional security for the Jersey Gardens Loan.

          Certain additional information regarding the Jersey Gardens Loan and the Jersey Gardens Property is set forth on Appendix II hereto.

                                      III-8

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - JERSEY GARDENS
--------------------------------------------------------------------------------

                     [TWO PHOTOS OF JERSEY GARDENS OMITTED]

                                      III-9

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 2 - JERSEY GARDENS
--------------------------------------------------------------------------------

                      [MAP OF NORTHERN NEW JERSEY OMITTED]

                                     III-10

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 3 - NEW DOMINION TECHNOLOGY PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $63,000,000
CUT-OFF DATE BALANCE:         $63,000,000
SHADOW RATING (S&P/FITCH):    BBB- / BBB-
FIRST PAYMENT DATE:           November 1, 2004
INTEREST RATE:                5.550%
AMORTIZATION:                 Interest Only
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                October 1, 2014
EXPECTED MATURITY BALANCE:    $63,000,000
SPONSORS:                     Boston Properties

INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout through the earlier of September 16, 2007
                              or 2 years after the REMIC "start-up" date, with
                              U.S. Treasury defeasance thereafter. Prepayable
                              without penalty from and after July 1, 2014.

LOAN PER SF:                  $244.76

UP-FRONT RESERVES:            None
ONGOING RESERVES(1):          Cap Ex: Springing
                              TI/LC: Springing

LOCKBOX(2):                   Soft springing to Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     Herndon, Virginia
YEAR BUILT/RENOVATED:         2003 - 2004 / NAP
OCCUPANCY(3):                 100.0%
SQUARE FOOTAGE:               257,400
THE COLLATERAL:               Newly constructed 4-story suburban office building
OWNERSHIP INTEREST:           Fee
MAJOR TENANTS                 % NRSF   RENT PSF   LEASE EXPIRATION
-------------                 ------   --------   ----------------
General Services
   Administration              100%     $37.00        7/14/2019

PROPERTY MANAGEMENT:          Boston Properties Limited Partnership

U/W NET OP. INCOME:           $ 7,651,667

U/W NET CASH FLOW:            $ 7,613,057
APPRAISED VALUE:              $98,000,000
CUT-OFF DATE LTV:             64.3%
MATURITY DATE LTV:            64.3%
DSCR:                         2.15x

--------------------------------------------------------------------------------

(1)  Real estate tax, insurance premiums, CapEx and TI/LC impounds shall be funded upon the occurrence of the following ("Trigger Event"): An Event of
     Default. The required monthly impound for taxes and insurance will be an amount estimated from time to time by Lender in its sole discretion to be sufficient to pay for real property taxes and insurance premiums. The capital expenditure escrow will equal $.20/sf per year funded monthly. The
     Borrower must deposit monthly the amount of operating expenses as set forth in the budget for the calendar month following the deposit. The TI/LC impound amount will equal $29,901.30 per month ($1.39/sf per year).
     Notwithstanding the foregoing, at the New Dominion Technology Park
     Borrower's option, the New Dominion Technology Park Borrower may deliver in the aggregate amount an unconditional, irrevocable fully assignable standby letter of credit in lieu of required cash impounds.

(2)  A soft lockbox is in effect. All rental income shall be directed to be deposited directly in a Lender controlled Cash Management Account. After a event of default, the lender shall have the exclusive right to direct the disposition of all funds. Monthly principal, interest, reserve and escrow payments will be funded in the order of priority set forth in the Cash
     Management Agreement; all remaining funds in the Cash Management Account after such disbursements shall be distributed to Borrower on each payment date, unless an event of default exists.

(3)  Occupancy is based on the verification letter dated September 16, 2004.

THE NEW DOMINION TECHNOLOGY PARK LOAN

          THE LOAN. The third largest loan (the "New Dominion Technology Park
Loan") as evidenced by the Promissory Note (the "New Dominion Technology Park
Note") is secured by a first priority Mortgage, Assignment of Leases and Rents,
Security Agreement and Fixture Filing (the "New Dominion Technology Park
Mortgage") encumbering 257,400 square feet of Class A office space known as New
Dominion Technology Park, located in Herndon, Fairfax County, Virginia (the "New
Dominion Technology Park Property"). The New Dominion Technology Park Loan was
originated on September 16, 2004 by or on behalf of Wells Fargo Bank, National
Association.

          THE BORROWER. The borrower is BP New Dominion Technology Park II, LLC, a Delaware limited liability company (the "New Dominion Technology Park
Borrower") that owns no material asset other than the New Dominion Technology
Park Property and related interests. The New Dominion Technology Park Borrower is a single purpose entity whose managing member has an independent director. A non-consolidation opinion regarding the New Dominion Technology Park Borrower was delivered at closing. The New Dominion Technology Park Borrower is 100%
owned by New Dominion Technology Park, LLC, a subsidiary of Boston Properties

                                     III-11

Limited Partnership (BP). Boston Properties Limited Partnership is owned by
Boston Properties, Inc. Boston Properties, Inc. (NYSE: BXP) is a
self-administered and self-managed real estate investment trust (REIT) that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office, industrial and hotel properties. BXP is one of the largest owners, acquirers and developers of Class-A office properties in the U.S., having concentrations in four core markets - Boston, Washington, DC, Midtown
Manhattan and San Francisco. BXP was founded in 1970, and became a public company in June 1997. As of June 30, 2004, the company's portfolio consisted of
126 properties comprising more than 43.6 million square feet, including 3 properties under construction totaling 2.0 million square feet.

          THE PROPERTY. The New Dominion Technology Park Property is located on
Grove Street in Herndon, Fairfax County, Virginia, and was originally constructed in 2003 - 2004. The New Dominion Technology Park Property consists of one 4-story office tower, totaling 257,400 square feet of Class A office space. The building features government-specific structural and security requirements with a brick accent facade that is consistent in appearances to other Class A buildings in the Reston/Herndon market. The New Dominion
Technology Park Property is situated on an approximately 13.5 acre parcel and contains approximately 959 surface parking spaces.

          PROPERTY MANAGEMENT. The New Dominion Technology Park Property is
managed by Boston Properties Limited Partnership ("BP"), which is affiliated with the New Dominion Technology Park Borrower. BP owns and manages approximately 129 office, industrial and hotel properties aggregating 45.6 million square feet. The management agreement is subordinate to the New Dominion
Technology Park Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted, in the event of a Transfer of Property, for financing backed solely by the pledge of limited partnership/non-managing member interests
("Permitted Mezzanine Financing"). Permitted Mezzanine Financing shall be from a source acceptable to lender and shall be subject to the terms of an
Intercreditor Agreement acceptable to Lender and applicable rating agency consent.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the New Dominion Technology
Park Loan and the New Dominion Technology Park Property is set forth on Appendix
II hereto.

                                     III-12

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 3 - NEW DOMINION TECHNOLOGY PARK
--------------------------------------------------------------------------------

                 [PHOTO OF NEW DOMINION TECHNOLOGY PARK OMITTED]

                                     III-13

--------------------------------------------------------------------------------
               MORTGAGE LOAN NO. 3 - NEW DOMINION TECHNOLOGY PARK
--------------------------------------------------------------------------------

                       [MAP OF NORTHERN VIRGINIA OMITTED]

                                     III-14

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 - TROPICANA RETAIL CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $36,000,000

CUT-OFF DATE BALANCE:        $36,000,000

SHADOW RATING (S&P/FITCH):   NAP

FIRST PAYMENT DATE:          November 1, 2004

INTEREST RATE:               5.550%

AMORTIZATION:                Interest only through October 1, 2006. Principal
                             and interest payments of $205,534.80 beginning
                             November 1, 2006 through maturity.

ARD:                         NAP

HYPERAMORTIZATION:           NAP

MATURITY DATE:               October 1, 2014

EXPECTED MATURITY BALANCE:   $31,633,191

SPONSOR(S):                  Weingarten Maya Tropicana II, LLC

INTEREST CALCULATION:        Actual/360

CALL PROTECTION:             Lockout until the later of October 1, 2007 or 2
                             years  after the REMIC "start-up" day, with U.S.
                             Treasury defeasance permitted thereafter.
                             Prepayable without penalty from and after July
                             1, 2014.

LOAN PER SF:                 $146.07

UP-FRONT RESERVES:           None

ONGOING RESERVES (1):        RE Tax:           Springing

                             Insurance:        Springing

                             Cap Ex:           Springing

                             TI/LC:            Springing

                             Lease Rollover:   $9,500 / month

LOCKBOX:                     None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset

PROPERTY TYPE:               Retail

PROPERTY SUB-TYPE:           Anchored

LOCATION:                    Las Vegas, Nevada

YEAR BUILT/RENOVATED:        2004 / NAP

OCCUPANCY(2):                97.2%

SQUARE FOOTAGE:              246,465

THE COLLATERAL:              Newly constructed anchored retail center

OWNERSHIP INTEREST:          Fee

PROPERTY MANAGEMENT:         Weingarten Realty Management Company

MAJOR TENANTS                % NRSF   RENT PSF   LEASE EXPIRATION
-------------                ------   --------   ----------------
Sports Authority              15.0%    $14.00        3/31/2014

Ross Dress for Less           12.2%    $12.00        1/31/2014

99 Cents Store                 9.5%    $11.00        7/31/2014

U/W NET OP. INCOME:          $ 4,156,686

U/W NET CASH FLOW:           $ 3,943,736

APPRAISED VALUE:             $54,000,000

CUT-OFF DATE LTV:                   66.7%

MATURITY DATE LTV:                  58.6%

DSCR(3):                            1.95x
--------------------------------------------------------------------------------

(1)  Commencing on the earlier to occur of the following: an event of default under the loan documents, or if the Tropicana Retail Center Borrower elects to sell, exchange or transfer the property, the Tropicana Retail Center
     Borrower shall make monthly deposits into the following ongoing reserve accounts: General Tenant Improvements, Deferred Maintenance, Real Estate
     Tax, Insurance and Capital Expenditures.

(2)  Occupancy is based on the rent roll dated September 13, 2004.

(3)  The DSCR after the interest only period is 1.60x.

THE TROPICANA RETAIL CENTER LOAN

     THE LOAN. The fourth largest loan (the "Tropicana Retail Center Loan") as evidenced by the Promissory Note (the "Tropicana Retail Center Note"), is
secured by a first priority fee Mortgage and Absolute Assignment of Rents and
Leases and Security Agreement (the "Tropicana Retail Center Mortgage")
encumbering the newly constructed anchored retail center known as Tropicana
Retail Center, located in Las Vegas, Nevada (the "Tropicana Retail Center
Property"). The Tropicana Retail Center Loan was originated on September 28,
2004 by Wells Fargo Bank, NA.

     THE BORROWER. The subject borrower is Weingarten Maya Tropicana, LLC
("Weingarten Maya"), a Delaware limited liability company. Weingarten Maya is
100% owned by Weingarten Maya Tropicana II, LLC (Weingarten Maya II") also a
Delaware limited liability company. Weingarten Maya Tropicana II is owned by a joint venture known as Weingarten Maya Tropicana Venture, which is 50% owned by
Weingarten NOSTAT, Inc. who serves as Joint Venture Manager and MAYA I-215, LLC, a Nevada Limited Liability Company.

Weingarten NOSTAT, Inc. is a wholly owned subsidiary of Weingarten Realty
Investors ("WRI"). WRI is a real estate investment trust organized under the
Texas Real Estate Investment Trust Act and began the ownership and development of shopping centers and other

                                     III-15

commercial real estate in 1948. WRI is self-advised and self managed. Weingarten
Realty Investors currently has an S&P credit rating of A with a Stable outlook.
As of FYE 12/31/2003 WRI reported Total Shareholder's Equity of $821.5 million on Total Assets of $2,923.8 million. Total revenues increased by $56.1 million or 15.4% in 2003 ($419.2 million in 2003 versus $363.1 million in 2002). This increase resulted primarily from the increase in rental revenues of $53.6 million and other income of $2.0 million. Property acquisitions and new development activity contributed $45.7 million of the rental income increase with the remainder of $7.9 million due to the improved leasing activity at other existing properties.

     THE PROPERTY. The Tropicana Retail Center Property is a newly constructed,
246,465 square foot, multi-tenant anchored retail center located in Las Vegas,
Nevada. The collateral for the mortgage consists of the land and improvements on
33.9 acres containing 1,759 surface parking spaces. The subject is anchored by
Ross Dress for Less, The Sports Authority, PetsMart, Office Depot, Pier One, and
99 Cents Only Store. All 6 anchor tenants are under recently signed long-term leases ranging from 10-15 years. The property is located in the southwest portion of the Las Vegas valley in an unincorporated area known as Spring
Valley, which is approximately 10 miles southwest of the Las Vegas Strip. The
2004 estimated demographics show average household incomes of $62,507 and
$58,134 and a population of 97,195 and 213,392 in the respective three- and five-mile radii.

----------------------------------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET     % OF SF    RENTAL REVENUES     TOTAL RENTAL
     YEAR         ROLLING        ROLLING       ROLLING       ROLLING        ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant           --              --           3%            3%             --                --
----------------------------------------------------------------------------------------------------------
     2004            --              --          --             3%             --                --
----------------------------------------------------------------------------------------------------------
     2005            --              --          --             3%             --                --
----------------------------------------------------------------------------------------------------------
     2006             2          $31.17           2%            4%              3%                3%
----------------------------------------------------------------------------------------------------------
     2007             2          $26.28           2%            6%              3%                6%
----------------------------------------------------------------------------------------------------------
     2008            11          $22.88           9%           16%             12%               18%
----------------------------------------------------------------------------------------------------------
     2009            13          $26.12          12%           28%             18%               36%
----------------------------------------------------------------------------------------------------------
     2010            --              --          --            28%             --                36%
----------------------------------------------------------------------------------------------------------
     2011            --              --          --            28%             --                36%
----------------------------------------------------------------------------------------------------------
     2012            --              --          --            28%             --                36%
----------------------------------------------------------------------------------------------------------
     2013             4          $27.90           5%           33%              8%               44%
----------------------------------------------------------------------------------------------------------
2014 & beyond        12          $14.61          67%          100%             56%              100%
----------------------------------------------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Tropicana Retail Center Property is managed by
Weingarten Realty Management Company. As of December 31, 2003, WRI owned or operated under leases, either directly or through its interest in joint ventures or partnerships, interests in 327 developed income-producing real estate projects. WRI owns 266 shopping centers and 61 industrial projects located in the Houston metropolitan area, Texas and throughout the rest of the United
States.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Tropicana Retail Center Loan and the Tropicana Retail Center Property is set forth on Appendix II hereto.

                                     III-16

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 - TROPICANA RETAIL CENTER
--------------------------------------------------------------------------------

                 [TWO PHOTOS OF TROPICANA RETAIL CENTER OMITTED]

                                     III-17

--------------------------------------------------------------------------------
                  MORTGAGE LOAN NO. 4 - TROPICANA RETAIL CENTER
--------------------------------------------------------------------------------

                           [MAP OF LAS VEGAS OMITTED]

                                     III-18

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - HILTON OLD TOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $34,400,000
CUT-OFF DATE BALANCE:        $34,288,634
SHADOW RATING (S&P/FITCH):   BBB- / BBB-
FIRST PAYMENT DATE:          October 1, 2004
INTEREST RATE:               4.980%
AMORTIZATION:                300 months
ARD:                         NAP
HYPERAMORTIZATION:           NAP
MATURITY DATE:               September 1, 2009
EXPECTED MATURITY BALANCE:   $30,662,998
SPONSOR(S):                  LaSalle Hotel Properties
INTEREST CALCULATION:        Actual / 360
CALL PROTECTION:             Lockout until the earlier of August 26,
                             2007 or 2 years after the REMIC
                             "start-up" day, with U.S. Treasury
                             defeasance thereafter. Prepayable
                             without penalty from and after June 1,
                             2009.

LOAN PER ROOM:               $142,276.49
UP-FRONT RESERVES:           None
ONGOING RESERVES (1):        RE Tax:      Springing
                             Insurance:   Springing
                             FF&E:        Springing

LOCKBOX (2):                 Springing, Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset
PROPERTY TYPE:               Hospitality
PROPERTY SUB-TYPE:           Full Service
LOCATION:                    Alexandria, VA
YEAR BUILT/RENOVATED:        2000 / NAP
OCCUPANCY (3):               79.0%
ROOMS:                       241
THE COLLATERAL:              A 241 room Full Service Hotel
OWNERSHIP INTEREST:          Fee

PROPERTY MANAGEMENT:         Sandcastle Resort and Hotels, Inc.
U/W NET OP. INCOME:          $5,781,925
U/W NET CASH FLOW:           $5,213,827
APPRAISED VALUE:             $59,000,000
CUT-OFF DATE LTV:            58.1%
MATURITY DATE LTV:           52.0%
DSCR:                        2.16x

--------------------------------------------------------------------------------

(1)  Commencing on the earlier to occur of the following: an event of default under the loan documents, the Debt Service Coverage Ratio is less than 1.40 to 1.00, or if the Hilton Old Town Grantor exercises the one-time right to transfer, the Hilton Old Town Borrower shall make the following monthly deposits into the ongoing reserve accounts: (i) RE Taxes $28,215; (ii)
     Insurance $15,670; and (iii) an FF&E impound in an amount equal to 4% of total revenue of the prior calendar month.

(2)  Upon the occurrence of an event of default, the operating lessee will be instructed to deposit all rental payments into an account maintained at and controlled by the Lender (the "Holding Account"). Lender shall retain any excess cash in the Holding Account as additional collateral for the Loan.
     Ongoing deposits of rental payments shall not be required, and any excess cash on deposit in the Holding Account shall be returned to Borrower when the event of default has been cured.

(3)  Occupancy is based on operating statements dated July 31, 2004.

THE HILTON OLD TOWN LOAN

          THE LOAN. The fifth largest loan (the "Hilton Old Town Loan"), evidenced by the Promissory Note (the "Hilton Old Town Note") is secured by a first priority fee Mortgage and Absolute Assignment of Rents and Leases and
Security Agreement (the "Hilton Old Town Mortgage") encumbering the full service hotel known as Hilton Old Town, located in Alexandria, Virginia (the "Hilton Old
Town Property"). The Hilton Old Town Loan was originated on August 26, 2004 by
Wells Fargo Bank, NA.

                                     III-19

          THE BORROWER. The borrower is LHO Alexandria One, L.L.C., a Delaware limited liability company (the "Hilton Old Town Borrower") that owns no material asset other than the Hilton Old Town Property and related interests. The Hilton
Old Town Borrower is 100% owned by LaSalle Hotel Operating Partnership, LP, which is 98.3% owned LaSalle Hotel Properties as the sole general partner of the operating partnership and is also the sponsor of the Hilton Old Town Loan. The
Hilton Old Town is operated under the terms a lease from LHO Alexandria One, LLC as Landlord and LHO Alexandria One Leasee, LLC as Tenant. LHO Alexandria One
Leasee, LLC is 100% owned, indirectly via a qualified REIT subsidiary, by
LaSalle Hotel Operating Partnership, LP. The lease is fully subordinate in all respects to the Hilton Old Town Loan.

          THE PROPERTY. The Hilton Old Town Property is located in a section of
Alexandria commonly known as Old Town, at 1767 King Street, Alexandria,
Virginia. The Hilton Old Town Property is sited on the main street of historic
Old Town and is bordered by Arlington County to the north and the Potomac River to the east, and is located within 8 miles south of Washington D.C. Businesses, lobbyists, professional and membership associations are located here, as well as numerous federal government agencies and departments. The Hilton Old Town
Property was originally constructed in 2000 and consists of a 7-story, 241-room full service hotel building located on 1.06 acres. The Hilton Old Town Property includes a third-party operated restaurant and lounge, having seating capacity of 102 persons, and approximately 7,667 square feet of flexible meeting space.
Other amenities include a business center, concierge desk, fitness center, indoor pool and a gift shop.

          PROPERTY MANAGEMENT. The Hilton Old Town Property is managed by
Sandcastle Resort and Hotels, Inc. Sandcastle Resorts and Hotels manage their own properties and provide management services to other hotel owners. Sandcastle
Resorts and Hotels, based in Destin, Florida, manages six hotels and resorts totaling approximately 1,700 guest rooms throughout the southeast United States.
The company operates hotels under the brands of Hilton, Marriott, Holiday Inn
Express, and Hawthorn Suites.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Hilton Old Town Loan and the Hilton Old Town Property is set forth on Appendix II hereto.

                                     III-20

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - HILTON OLD TOWN
--------------------------------------------------------------------------------

                     [TWO PHOTOS OF HILTON OLD TOWN OMITTED]

                                     III-21

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 5 - HILTON OLD TOWN
--------------------------------------------------------------------------------

                  [MAP OF GREATER WASHINGTON D.C. AREA OMITTED]

                                     III-22

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - THE FOUNTAINS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $32,500,000
CUT-OFF DATE BALANCE:         $32,500,000
SHADOW RATING (S&P/FITCH):    A- / BBB
FIRST PAYMENT DATE:           August 1, 2004
INTEREST RATE:                4.655%
AMORTIZATION:                 Interest Only
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                July 1, 2011
EXPECTED MATURITY BALANCE:    $32,500,000
SPONSOR:                      Inland Retail Real Estate LP
INTEREST CALCULATION:         30/360
CALL PROTECTION:              Lockout until June 30, 2007. In connection with
                              any voluntary prepayment, the borrower must pay a
                              premium equal to the greater of a yield
                              maintenance premium and 1% of the principal
                              balance if prepayment occurs prior to June 1,
                              2011.

LOAN PER SF:                  $97.65

UP-FRONT RESERVES:            None

ONGOING RESERVES(1):          RE Tax: Springing
                              Insurance: Springing
                              Cap Ex: Springing
LOCKBOX(2):                   Springing to Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Plantation, FL
YEAR BUILT/RENOVATED:         1988 / 2003-2004
OCCUPANCY(3):                 93.9%
SQUARE FOOTAGE:               332,827
THE COLLATERAL:               Multi-tenant, anchored retail center
OWNERSHIP INTEREST:           Fee
MAJOR TENANTS                 % NRSF   RENT PSF   LEASE EXPIRATION
-------------                 ------   --------   ----------------
Marshalls                      15.8%    $ 7.75        1/31/2009
David Stern Law                10.8%    $10.86        9/1/2007
Sunrise Cinemas                 9.8%    $11.29        6/1/2010

PROPERTY MANAGEMENT:          Inland Southeast Property Management Corp.
U/W NET OP. INCOME:           $4,437,012
U/W NET CASH FLOW:            $4,231,842
APPRAISED VALUE:              $59,000,000
CUT-OFF DATE LTV:             55.1%
MATURITY DATE LTV:            55.1%
DSCR:                         2.80x

--------------------------------------------------------------------------------

(1)  Tax and insurance rese rves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if any required repairs are not completed within six months of closing , if the borrower fails to provide evidence of property maintenance or an event of default occurs.

(2)  Hard Lockbox is triggered upon the DSCR falling below 1.75x. A Cash
     Management Event is triggered if (1) the DSCR falls below 1.25x, (2) there is an event of default, or (3) the bankruptcy of the borrower or the property manager occurs. In such case money will be swept daily to a cash management account controlled by the lender. Such cash sweep may be terminated (not more than twice during the term of the loan) if the DSCR for the preceding six month period is greater than or equal to 1.35x for two complete, consecutive calendar quarters.

(3)  Occupancy is based on the rent roll dated September 24, 2004.

THE FOUNTAINS LOAN

          THE LOAN. The sixth largest loan (the"Fountains Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Fountains retail property located in Plantation, Florida (the "Fountains Property"). The
Fountains Loan was originated on June 10, 2004 by Bear Stearns Commercial
Mortgage, Inc.

          THE BORROWER. The borrower is Inland Southeast Fountains, L.L.C., a
Delaware limited liability company (the "Fountains Borrower") that owns no material assets other than the Fountains Property. The Fountains Borrower is a single purpose entity with one independent director. A non-consolidation opinion as to the Fountains Borrower was delivered at closing. The beneficial interest of the Fountains Borrower is wholly owned by Inland Retail Real Estate Trust,
Inc. (IRRETI). As of June 30, 2004, IRRETI owned in excess of 33 million square feet of real estate in 271 properties nationwide.

                                     III-23

As of the same date, IRRETI's reported assets totaled over $4 billion and had a reported net worth of nearly $1.9 billion. The principals of the Inland Group,
Inc. formed Inland Retail Real Estate Trust, Inc. as well as many of the affiliated and advisory groups involved in Inland's various real estate activities. The Inland Group, Inc. together with its subsidiaries and affiliates is a fully-integrated real estate company providing property management, leasing, marketing, acquisition, disposition, development, redevelopment, syndication, renovation, construction finance and other related services.

          THE PROPERTY. The Fountains Property is a 332,827 square foot, 68 tenant, grocery anchored shopping center located in Plantation, Broward County,
Florida, approximately 10 miles west of the Ft. Lauderdale CBD. The property is located on South University Drive, a well trafficked primary retail corridor, and is a few blocks west of multiple office complexes including the U.S.
corporate headquarters of DHL Holdings. Major tenants at the Fountains Property consist of Marshalls, an eight screen movie theater and the Village Marketplace grocer. In addition to these tenants, a number of nationally-recognized retailers are represented at smaller spaces. These tenants include Omaha Steaks,
Cingular Wireless, Jenny Craig, Coldwell Banker, H&R Block, and Progressive
Insurance. The Fountains property is located less than 1/4 mile from the Broward
Mall, a 1,000,000 square foot super regional mall anchored by Burdines, Sears,
JC Penny's, and Mervyn's. The Fountains Property is currently approximately 94%
leased.

-------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE
-------------------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL     CUMULATIVE   % OF TOTAL BASE
                # OF LEASES    RENT PER SF      SQUARE         % OF SF    RENTAL REVENUES    CUMULATIVE % OF TOTAL
     YEAR         ROLLING       ROLLING      FEET ROLLING      ROLLING        ROLLING       RENTAL REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------------

    Vacant           --              --           6%              6%             --                    --
-------------------------------------------------------------------------------------------------------------------
     MTM              1              --           0%              6%             --                    --
-------------------------------------------------------------------------------------------------------------------
     2004             1          $22.81          --               7%             --                    --
-------------------------------------------------------------------------------------------------------------------
     2005             2          $16.66           4%             11%              5%                    5%
-------------------------------------------------------------------------------------------------------------------
     2006             7          $19.91           7%             18%              9%                   14%
-------------------------------------------------------------------------------------------------------------------
     2007             7          $13.86          14%             32%             13%                   27%
-------------------------------------------------------------------------------------------------------------------
     2008             9          $20.33           6%             38%              8%                   35%
-------------------------------------------------------------------------------------------------------------------
     2009            26          $15.17          32%             70%             32%                   67%
-------------------------------------------------------------------------------------------------------------------
     2010             3          $14.38          22%             92%             21%                   88%
-------------------------------------------------------------------------------------------------------------------
     2011            --              --          --              92%             --                    88%
-------------------------------------------------------------------------------------------------------------------
     2012             1          $17.65           1%             93%              2%                   90%
-------------------------------------------------------------------------------------------------------------------
     2013             1          $27.00           2%             95%              3%                   93%
-------------------------------------------------------------------------------------------------------------------
2014 & Beyond         3          $22.19           5%            100%              7%                  100%
-------------------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Fountains Property is managed by the Inland
Southeast Property Management Corp., which is affiliated with the Fountains
Borrower. Inland Southeast Property Management Corporation has offices in
Orlando, Sarasota and the Ft. Lauderdale area and currently manages 42 properties, consisting of nearly 700 retail tenants, with approximately
4,600,000 square feet in Florida.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Upon compliance with certain conditions in the loan documents, the Fountains Borrower has the right to obtain a release of the lien of the mortgage with respect to a certain portion of the property (as specified in the loan documents) for a fee of $1,000 in addition to the Lender's costs and expenses incurred in connection with the release. BSCMI did not underwrite any income from this parcel or assign any value to it.

          Certain additional information regarding the Fountains Loan and the
Fountains Property is set forth on Appendix II hereto.

                                     III-24

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - THE FOUNTAINS
--------------------------------------------------------------------------------

                     [THREE PHOTOS OF THE FOUNTAINS OMITTED]

                                     III-25

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - THE FOUNTAINS
--------------------------------------------------------------------------------

                [MAP OF THE GREATER FORT LAUDERDALE AREA OMITTED]

                                     III-26

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - CASCADES MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $31,700,000
CUT-OFF DATE BALANCE:        $31,700,000
SHADOW RATING (S&P/FITCH):   NAP
FIRST PAYMENT DATE:          October 1, 2004
INTEREST RATE:               5.5835%
AMORTIZATION:                Interest Only
ARD:                         NAP
HYPERAMORTIZATION:           NAP
MATURITY DATE:               September 1, 2014
EXPECTED MATURITY BALANCE:   $31,700,000
SPONSORS:                    JP Morgan Investment Management and Edens
                             and Avant
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Lockout through the earlier of October 1, 2007 or
                             2 years after the REMIC "start-up" date with U.S.
                             Treasury defeasance or the payment of the greater
                             of a yield maintenance premium and 1% of the
                             principal balance thereafter. Prepayable without
                             penalty from and after June 1, 2014.

LOAN PER SF:                 $155.32

UP-FRONT RESERVES:           Deferred Maintenance:   $42,750

ONGOING RESERVES(1):         RE Tax:                 Springing
                             Insurance:              Springing
                             Cap Ex:                 Springing

LOCKBOX(2):                  Soft springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Retail
PROPERTY SUB-TYPE:            Anchored
LOCATION:                     Sterling, VA
YEAR BUILT/RENOVATED:         1994 & 1996 / NAP
OCCUPANCY(3):                 100.0%
SQUARE FOOTAGE:               204,099
THE COLLATERAL:               Multi-tenant, grocery-anchored retail center
OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF   RENT PSF   LEASE EXPIRATION
-------------                 ------   --------   ----------------
Giant Foods                    29.8%    $18.00        9/30/2022
Linens 'N Things               14.7%    $12.50        1/31/2010
Marshalls                      14.7%    $11.50        1/31/2010

PROPERTY MANAGEMENT:          Edens and Avant Realty, Inc.
U/W NET OP. INCOME:           $3,699,900
U/W NET CASH FLOW:            $3,608,075
APPRAISED VALUE:              $49,500,000
CUT-OFF DATE LTV:             64.0%
MATURITY DATE LTV:            64.0%
DSCR:                         2.01x
--------------------------------------------------------------------------------

(1)  Tax and insurance reserves spring if the borrower fails to provide evidence of payment. Cap Ex reserve springs if the DSCR for the preceding 6 months is less than 1.15x.

(2)  A Hard Lockbox trigger event is defined as (a) an event of default, (b)
     Giant Foods vacates its space, (c) bankruptcy of the borrower, Giant Foods, or the property manager, or (d) the lender's determination that the debt service coverage ratio is less than 1.05x based on the preceding 6 months
     NOI annualized.

(3)  Occupancy is based on the rent roll dated September 14, 2004.

THE CASCADES MARKETPLACE LOAN

          THE LOAN. The seventh largest loan (the "Cascades Marketplace Loan")
is evidenced by a promissory note and is secured by a first priority mortgage on the Cascades Marketplace retail property located in Sterling, Virginia (the
"Cascades Marketplace Property"). The Cascades Marketplace Loan was originated on August 12, 2004 by Bear Stearns Commercial Mortgage, Inc.

          THE BORROWER. The borrower is E&A/I&G Cascades Limited Partnership, a
Delaware limited partnership (the "Cascades Marketplace Borrower") that owns no material assets other than the Cascades Marketplace Property. The sponsors are comprised of Edens and Avant (20%) and JP Morgan Investment Management (80%).
The Edens and Avant company was founded in 1967 and focuses primarily on grocery anchored retail centers. The company currently has 280 retail centers in 20 states and more than 300

                                     III-27

employees. At the end of 2003, the Edens and Avant real estate portfolio was reportedly valued at $1.7 billion The JP Morgan Investment Management portfolio owns its interest in the Cascades Marketplace Borrower through the JP Morgan
Real Estate Growth and Income Fund. The JP Morgan Real Estate Growth and Income
Fund began its real estate investing activities in February 2002 and currently has investments in direct property, mezzanine debt, and CMBS. As of the March
2004, The JP Morgan Real Estate Growth and Income Fund had $154.2 million in capital and a reported net asset value of $182.8 million. Total assets for that period totaled $213.1 million, with $181.6 million of investments in direct real estate properties.

          THE PROPERTY. The Cascades Marketplace Property is a 204,099 square foot, 34 tenant, anchored shopping center located in Sterling, Loudon County,
Virginia, approximately 25 miles outside of Washington, DC. The Property is situated at the intersection of Route 7 and the Cascades Parkway, west of
Interstate 495. Anchor tenants at the property consist of a 60,811 square foot
Giant Foods grocer (Koninklije Ahold N.V parent) a 30,000 square foot Linens `N
Things and a 30,000 square foot Marshalls store. Additionally, the property is adjacent to a Home Depot, The Sports Authority, Pier 1 Imports, and a Staples
store. Current overall occupancy of the Cascades Marketplace Property is approximately 100%.

----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL    CUMULATIVE   % OF TOTAL BASE   CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    % OF SF     RENTAL REVENUES     TOTAL RENTAL
     YEAR         ROLLING        ROLLING       ROLLING      ROLLING         ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant           --              --          --            --             --                --
----------------------------------------------------------------------------------------------------------
     2004            --              --          --            --             --                --
----------------------------------------------------------------------------------------------------------
     2005             4          $21.38           5%            5%             5%                5%
----------------------------------------------------------------------------------------------------------
     2006             2          $18.46           2%            7%             2%                7%
----------------------------------------------------------------------------------------------------------
     2007             7          $20.63          12%           19%            13%               20%
----------------------------------------------------------------------------------------------------------
     2008             4          $20.02          10%           29%            10%               30%
----------------------------------------------------------------------------------------------------------
     2009            12          $38.38          10%           39%            20%               50%
----------------------------------------------------------------------------------------------------------
     2010             2          $12.00          29%           69%            18%               68%
----------------------------------------------------------------------------------------------------------
     2011             1          $25.00           1%           70%             2%               70%
----------------------------------------------------------------------------------------------------------
     2012            --              --          --            70%             --               70%
----------------------------------------------------------------------------------------------------------
     2013            --              --          --            70%             --               70%
----------------------------------------------------------------------------------------------------------
2014 & Beyond         2          $19.53          30%          100%            30%              100%
----------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The Cascades Marketplace Property is managed by an Edens and Avant affiliate.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Additional
subordinate unsecured debt is permitted subject to certain conditions, including a maximum overall loan to value ratio of less than 75% and a debt service coverage ratio greater than 1.75x.

          RELEASE OF PARCELS. Release of a portion of the collateral is permitted provided that, among other conditions, the borrower defeases or prepays with the applicable yield maintenance premium, either 110% or 115% of the allocated loan amount, as applicable, a minimum DSCR of 1.75x and a loan to value that is the lesser of (i) the LTV as of the closing date and (ii) the LTV immediately prior to release as reasonably determined by Lender are maintained.

          Certain additional information regarding the Cascades Marketplace Loan and the Cascades Marketplace Property is set forth on Appendix II hereto.

                                     III-28

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - CASCADES MARKETPLACE
--------------------------------------------------------------------------------

                 [THREE PHOTOS OF CASCADES MARKETPLACE OMITTED]

                                     III-29

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 7 - CASCADES MARKETPLACE
--------------------------------------------------------------------------------

                       [MAP OF NORTHERN VIRGINIA OMITTED]

                                     III-30

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - ONE EXETER PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $31,000,000
CUT-OFF DATE BALANCE:         $30,935,485
SHADOW RATING (S&P/FITCH):    NAP
FIRST PAYMENT DATE:           October 1, 2004
INTEREST RATE:                5.4105%
AMORTIZATION:                 360 months
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                September 1, 2014
EXPECTED MATURITY BALANCE:    $25,872,487
SPONSOR:                      Tower Exeter LP (Lawrence Ruben)
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout through the earlier of October 1, 2007 or
                              2 years after the REMIC "start-up" date with U.S.
                              Treasury defeasance thereafter. At the Borrower's
                              option, the loan may be prepaid from April 1, 2014
                              to July 31, 2014 upon payment of a yield
                              maintenance premium, and from and after August 1,
                              2014, without penalty.

LOAN PER SF:                  $146.21

UP-FRONT RESERVES:            RE Tax:      $210,970
                              Cap Ex:      $3,526
                              TI/LC:       $1,000,000

ONGOING RESERVES(1):          RE Tax:      $105,485 / month
                              Insurance:   Springing
                              Cap Ex:      $3,526 / month

LOCKBOX(2):                   Soft springing to Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Urban
LOCATION:                     Boston, MA
YEAR BUILT/RENOVATED:         1984 / NAP
OCCUPANCY(3):                 83.5%
SQUARE FOOTAGE:               211,587
THE COLLATERAL:               15 story class A office building
OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                    % NRSF   RENT PSF   LEASE EXPIRATION
-------------                    ------   --------   ----------------
New England Life                  9.2%     $29.67        7/31/2010
International Data Group          7.6%     $38.93        6/30/2010
Investors Bank                    7.0%     $50.61        9/30/2007

PROPERTY MANAGEMENT:          Tower Exeter Corp.
U/W NET OP. INCOME:           $3,691,128
U/W NET CASH FLOW:            $3,519,303
APPRAISED VALUE:              $50,700,000
CUT-OFF DATE LTV:             61.0%
MATURITY DATE LTV:            51.0%
DSCR:                         1.68x

--------------------------------------------------------------------------------

(1)  Cap Ex reserves subject to a maximum cap of $175,000. Insurance reserve springs if the borrower fails to provide evidence of payment.

(2)  A Hard Lockbox trigger event is defined as (a) an event of default, (b)
     within 120 days of bankruptcy action of manager replacement manager has not assumed operation, or (c) the lender's determination that the debt service coverage ratio is less than 1.10x based on the preceding 6 months.

(3)  Occupancy is based on the rent roll dated July 1, 2004.

THE ONE EXETER PLAZA LOAN

          THE LOAN. The eighth largest loan (the "One Exeter Plaza Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the One Exeter Plaza office property located in Boston, Massachusetts (the "One
Exeter Plaza Property"). The One Exeter Plaza Loan was originated on August 26,
2004 by Bear Stearns Commercial Mortgage, Inc.

          THE BORROWER. The borrower is Onexeter, LLC, a Delaware limited liability company (the "One Exeter Plaza Borrower") that owns no material assets other than the One Exeter Plaza Property. The One Exeter Plaza Borrower is a
single purpose entity with one

                                     III-31

independent director. The One Exeter Plaza Property was developed by the sponsor, Lawrence Ruben Company, Inc. Lawrence Ruben Company, Inc. is an
experienced sponsor with a portfolio of over seven million square feet of office space and 1,000 luxury residential apartments. Its total portfolio has a reported estimated value greater than $1 billion, with a reported estimated $250 million in equity.

          THE PROPERTY. The One Exeter Plaza Property is a 211,587 square foot,
15 story class `A' multi-tenant office building located at 699 Boylston Street in the Back Bay submarket of central Boston, Massachusetts. The property is situated at the corner of Exeter Street, one block southwest of the Public
Gardens and two blocks west of Copley Place. The building was developed by the current sponsor in 1984, and includes approximately 18,550 square feet of street-level retail that consists of Morton's Steakhouse, Fleet Bank, and
Lenscrafters. There are approximately 32 office tenants. Additionally, the uppermost 7 floors of the One Exeter Plaza building feature unobstructed views of the Charles River and Downtown Boston. Approximately 34% of total gross potential rent comes from investment grade rated tenants including New England
Life (MetLife), Fleet/Bank of America, ADP, Disney/ABC, Investor's Bank, and
MassMutual. Current overall occupancy of the Property is approximately 83.5%.

-----------------------------------------------------------------------------------------------------------
                                              LEASE ROLLOVER SCHEDULE
-----------------------------------------------------------------------------------------------------------
                              AVERAGE BASE   % OF TOTAL    CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET    % OF SF      RENTAL REVENUES     TOTAL RENTAL
     YEAR         ROLLING       ROLLING        ROLLING      ROLLING          ROLLING       REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------

    Vacant           --              --          16%           16%              --                --
-----------------------------------------------------------------------------------------------------------
     MTM             --              --          --            16%              --                --
-----------------------------------------------------------------------------------------------------------
     2004            --              --          --            16%              --                --
-----------------------------------------------------------------------------------------------------------
     2005             8          $33.36          14%           30%              15%               15%
-----------------------------------------------------------------------------------------------------------
     2006             3          $63.66           5%           36%              11%               26%
-----------------------------------------------------------------------------------------------------------
     2007            12          $39.33          26%           61%              33%               59%
-----------------------------------------------------------------------------------------------------------
     2008             5          $30.79           8%           69%               8%               67%
-----------------------------------------------------------------------------------------------------------
     2009             2          $29.00           3%           72%               3%               70%
-----------------------------------------------------------------------------------------------------------
     2010             6          $34.02          21%           93%              23%               93%
-----------------------------------------------------------------------------------------------------------
     2011            --              --          --            93%              --                93%
-----------------------------------------------------------------------------------------------------------
     2012            --              --          --            93%              --                93%
-----------------------------------------------------------------------------------------------------------
     2013             1          $30.75           7%          100%               7%              100%
-----------------------------------------------------------------------------------------------------------
2014 & Beyond        --              --          --           100%              --               100%
-----------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The One Exeter Plaza Property is managed by Tower
Exeter Corp., which is affiliated with the One Exeter Plaza Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Additional
subordinate unsecured debt from affiliates is permitted to a maximum amount of
$3,000,000 and is subject to certain conditions as set forth in the mortgage loan documents.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the One Exeter Plaza Loan and the One Exeter Plaza Property is set forth on Appendix II hereto.

                                     III-32

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - ONE EXETER PLAZA
--------------------------------------------------------------------------------

                    [FOUR PHOTOS OF ONE EXETER PLAZA OMITTED]

                                     III-33

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 8 - ONE EXETER PLAZA
--------------------------------------------------------------------------------

                      [MAP OF BOSTON/BACK BAY AREA OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - WESTWOOD HORIZONS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $30,000,000
CUT-OFF DATE BALANCE:         $30,000,000
SHADOW RATING (S&P/FITCH):    NAP
FIRST PAYMENT DATE:           August 1, 2004
INTEREST RATE:                5.6510%
AMORTIZATION:                 Interest Only
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                July 1, 2014
EXPECTED MATURITY BALANCE:    $30,000,000
SPONSOR:                      David Roberts
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Lockout through the earlier of June 30, 2007
                              or 2 years after the REMIC "start-up" date with
                              U.S. Treasury defeasance thereafter. Prepayable
                              without penalty from and after July 1, 2014.

LOAN PER UNIT:                $127,659.57

UP-FRONT RESERVES:            RE Tax:      $ 12,042
                              Insurance:   $150,993
                              Cap Ex:      $  4,938

ONGOING RESERVES:             RE Tax:      $ 12,042 / month
                              Insurance:   $ 25,166 / month
                              Cap Ex:      $  4,938 / month

LOCKBOX(1):                   Soft springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Multifamily
PROPERTY SUB-TYPE:            Retirement Community
LOCATION:                     Los Angeles, CA
YEAR BUILT/RENOVATED:         1966 / 1998-2002
OCCUPANCY(2):                 92.8%
UNITS:                        235
THE COLLATERAL:               14-story, senior independent living multifamily
                              building

OWNERSHIP INTEREST:           Fee

PROPERTY MANAGEMENT:          Westwood Horizons Corporation

U/W NET OP. INCOME:           $3,681,445
U/W NET CASH FLOW:            $3,622,695
APPRAISED VALUE:              $50,300,000

CUT-OFF DATE LTV:             59.6%
MATURITY DATE LTV:            59.6%
DSCR:                         2.11x

--------------------------------------------------------------------------------

(1)  A Hard Lockbox trigger event is defined as (a) an event of default, (b)
     bankruptcy of the borrower or property manager, or (c) the lender's determination that the debt service coverage ratio is less than 1.25x based on the preceding 6 months NOI annualized.

(2)  Occupancy is based on the rent roll dated May 1, 2004.

THE WESTWOOD HORIZONS LOAN

          THE LOAN. The ninth largest loan (the "Westwood Horizons Loan") is evidenced by a promissory note and is secured by a first priority mortgage on the Westwood Horizons multifamily complex located in Los Angeles, California
(the "Westwood Horizons Property"). The Westwood Horizons Loan was originated on
June 21, 2004 by Bear Stearns Commercial Mortgage, Inc.

          THE BORROWER. The borrower is Senior Services, Ltd., a California limited partnership, and Westwood Horizons Corporation, a California corporation
(the "Westwood Horizons Borrower") that owns no material assets other than the
Westwood Horizons Property. The Westwood Horizons Borrower is a single purpose entity with one independent director. The sponsor, David Roberts, has over 40 years of experience in the fields of real estate development, acquisition and management. Mr. Roberts started his career as a 50% owner of the Pritiken
Longevity Center in Santa Monica, and transitioned into the development of a variety of properties, including hotels,

                                     III-35

health spas, retirement centers, residential, office and retail centers. He remains actively involved in the day to day operations of his portfolio. Mr.
Roberts purchased, renovated, and repositioned the Westwood Horizons Property over 30 years ago.

          THE PROPERTY. The Westwood Horizons Property is a 235 unit, 14 story, senior independent living, multifamily building located in the Westwood Village section of Los Angeles, in close proximity to UCLA and the UCLA Medical Center.
The property is situated at the intersection of Weyburn and Tiverton Avenues and is bordered by the neighborhoods of Beverly Hills to the east, Bel Air to the north, and Santa Monica and Brentwood to the west. Amenities at the Westwood
Horizons Property include 24-hour security and staffing, an emergency call system, full optional food service three times a day, weekly housekeeping services including linens, van transportation, planned and coordinated activities and social services. Common areas include a dining room, large outdoor patio area with gazebo, beauty salon, recreation room, library and sitting area. Units range in size from 265 square feet for a studio to 902 square feet for a premium suite. Occupancy of the Westwood Horizons Property has been between approximately 92% and 96% over the past 6 years. Current overall occupancy of the Property is approximately 93%.

          PROPERTY MANAGEMENT. The Westwood Horizons Property is managed by
Westwood Horizons Corporation, which is affiliated with the Westwood Horizons
Borrower.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the Westwood Horizons Loan and the Westwood Horizons Property is set forth on Appendix II hereto.

                                     III-36

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - WESTWOOD HORIZONS
--------------------------------------------------------------------------------

                   [THREE PHOTOS OF WESTWOOD HORIZONS OMITTED]

                                     III-37

--------------------------------------------------------------------------------
                     MORTGAGE LOAN NO. 9 - WESTWOOD HORIZONS
--------------------------------------------------------------------------------

                          [MAP OF LOS ANGELES OMITTED]

                                     III-38

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10 - 619 WEST 54TH STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $25,000,000
CUT-OFF DATE BALANCE:         $25,000,000
SHADOW RATING (S&P/FITCH):    NAP
FIRST PAYMENT DATE:           November 1, 2004
INTEREST RATE:                5.400%
AMORTIZATION:                 Interest only through October 1, 2006. Principal
                              and interest payments of $140,382.70 beginning
                              November 1, 2006 through maturity.
ARD:                          NAP
HYPERAMORTIZATION:            NAP
MATURITY DATE:                October 1, 2014
EXPECTED MATURITY BALANCE:    $21,889,360
SPONSOR:                      619 Owners Corp.
INTEREST CALCULATION:         Actual/360

CALL PROTECTION:              Locked out until the earlier of September 23, 2008
                              or 2 years after the REMIC "start-up" day, with
                              U.S. Treasury defeasance thereafter. Prepayable
                              without penalty from and after July 1, 2014.

LOAN PER SF:                  $89.09

UP-FRONT RESERVES:            RE Tax:             $534,560
                              Insurance:          $22,398
                              Repairs:            $18,750

ONGOING RESERVES(1):          RE Tax:             $66,820 / month
                              Insurance:          $6,992 / month
                              Cap Ex:             $3,508 / month
                              Wachtell Reserve:   Springing
LOCKBOX(2):                   Soft

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Urban
LOCATION:                     New York, NY
YEAR BUILT/RENOVATED:         1930 / 1988
OCCUPANCY(3):                 94.1%

SQUARE FOOTAGE:               280,600
THE COLLATERAL:               10-story office building
OWNERSHIP INTEREST:           Fee

MAJOR TENANTS                 % NRSF   RENT PSF   LEASE EXPIRATION
-------------                 ------   --------   ----------------
Wachtell, Lipton, Rosen &      20.7%    $12.29       2/28/2008
Katz
CSC                            15.5%    $12.39       5/31/2007
Universal Music Group, Inc.    10.3%    $24.00       6/30/2010
(subleased to Coastal
Group)

PROPERTY MANAGEMENT:          Newmark & Company Real Estate, Inc.

U/W NET OP. INCOME:           $2,941,068
U/W NET CASH FLOW:            $2,500,526
APPRAISED VALUE:              $48,800,000
CUT-OFF DATE LTV:             51.2%
MATURITY DATE LTV:            44.9%
DSCR(4):                      1.83x

--------------------------------------------------------------------------------

(1)  The Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. The Borrower will be required to deposit all excess cash flow into a reserve account in the event of the failure of Wachtell, Lipton,
     Rosen & Katz to exercise its lease extension option (a "Wachtell Trigger
     Event") on or before February 28, 2007. The Wachtell reserve will be in place for twelve months, or until the Wachtell space has been released, the
     DSCR is greater than or equal to the DSCR immediately prior to the expiration of the Wachtell lease, or at least 90% of the gross leaseable area of the Property has been leased and is in physical occupancy.

(2)  The soft lockbox will spring to a hard lockbox if either of the following trigger conditions occurs: (a) the occurrence and continuance of a loan default that can be cured by the payment of money only; or (b) a Wachtell
     Trigger Event. In the event of default, the lockbox will be in place until the default has been cured; in the event of Wachtell Trigger Event, the lockbox will be in place until twelve months after such an occurrence.

(3)  Occupancy is based on the rent roll dated September 21, 2004.

(4)  The DSCR after the interest only period is 1.48x.

THE 619 WEST 54TH STREET LOAN

          THE LOAN. The tenth largest loan (the "619 West 54th Street Loan") as evidenced by the Promissory Note (the "619 West 54th Street Note") is secured by a first priority Mortgage and Security Agreement (the "619 West 54th Street
Mortgage") encumbering the 280,600 square foot office building known as 619 West
54th Street, located in New York, New York (the "619 West 54th Street
Property"). The 619 West 54th Street Loan was originated on September 23, 2004 by Morgan Stanley Mortgage Capital Inc.

                                     III-39

          THE BORROWER. The borrower and sponsor is 619 Owners Corp., a New York corporation (the "619 West 54th Street Borrower") that owns no material asset other than the 619 West 54th Street Property and related interests. The 619 West
54th Street Borrower is 100% owned by a German general partnership, Stahl
Vermoegens-GbR, which is owned by three German citizens: Carolin Walischewski,
Christoph Stahl and Florian Stahl.

          THE PROPERTY. The 619 West 54th Street Property is located in New
York, New York, at 619 West 54th Street. The 619 West 54th Street Property is
located in the Clinton area of Manhattan, a mixed use area that combines residential, commercial and some industrial uses. The 619 West 54th Street
Property was originally constructed in 1930 and renovated in 1988. It consists of a 280,600 square foot, 10 story office building. The 619 West 54th Street
Property is situated on approximately 0.7 acres and includes 20 parking spaces.
The property's second largest tenant, CSC (Cameral Services Center), is a borrower-related entity.

----------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE
----------------------------------------------------------------------------------------------------------
                              AVERAGE BASE    % OF TOTAL   CUMULATIVE   % OF TOTAL BASE    CUMULATIVE % OF
                # OF LEASES    RENT PER SF   SQUARE FEET     % OF SF    RENTAL REVENUES     TOTAL RENTAL
    YEAR          ROLLING        ROLLING       ROLLING       ROLLING        ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------

    Vacant           --              --           6%            6%            --                 --
----------------------------------------------------------------------------------------------------------
     2004            --              --          --             6%            --                 --
----------------------------------------------------------------------------------------------------------
     2005            --              --          --             6%            --                 --
----------------------------------------------------------------------------------------------------------
     2006             1          $24.00          10%           16%            15%                15%
----------------------------------------------------------------------------------------------------------
     2007             1          $12.39          15%           32%            12%                27%
----------------------------------------------------------------------------------------------------------
     2008             3          $16.37          31%           63%            31%                58%
----------------------------------------------------------------------------------------------------------
     2009            --              --          --            63%            --                 58%
----------------------------------------------------------------------------------------------------------
     2010             1          $24.00          10%           73%            15%                73%
----------------------------------------------------------------------------------------------------------
     2011             1          $ 9.50          10%           83%             6%                79%
----------------------------------------------------------------------------------------------------------
     2012             1          $26.52           2%           85%             3%                82%
----------------------------------------------------------------------------------------------------------
     2013            --              --          --            85%            --                 82%
----------------------------------------------------------------------------------------------------------
2014 & Beyond         2          $19.37          15%          100%            18%               100%
----------------------------------------------------------------------------------------------------------

          PROPERTY MANAGEMENT. The 619 West 54th Street Property is managed by
Newmark & Company Real Estate, Inc.. The management agreement is subordinate to the 619 West 54th Street Loan.

          MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

          ADDITIONAL INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed, except for permitted equipment leases.

          RELEASE OF PARCELS. Not allowed.

          Certain additional information regarding the 619 West 54th Street Loan and the 619 West 54th Street Property is set forth on Appendix II hereto.

                                     III-40

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10-619 WEST 54TH STREET
--------------------------------------------------------------------------------

                  [TWO PHOTOS OF 619 WEST 54TH STREET OMITTED]

                                     III-41

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 10-619 WEST 54TH STREET
--------------------------------------------------------------------------------

                           [MAP OF MANHATTAN OMITTED]

                                     III-42

--------------------------------------------------------------------------------
         BEAR
        STEARNS             October 20, 2004           [MORGAN STANLEY LOGO]
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE

                              COLLATERAL TERM SHEET

                                   ----------

                                 $1,098,211,000

                                  (APPROXIMATE)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                  AS DEPOSITOR

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                        PRINCIPAL COMMERCIAL FUNDING, LLC
                            AS MORTGAGE LOAN SELLERS

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

                                   ----------

BEAR, STEARNS & CO. INC.                                          MORGAN STANLEY

CO-LEAD BOOKRUNNING MANAGER                          CO-LEAD BOOKRUNNING MANAGER

GOLDMAN, SACHS & CO.                         WELLS FARGO BROKERAGE SERVICES, LLC

CO-MANAGER                                                            CO-MANAGER

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

TRANSACTION FEATURES

o    Sellers:

--------------------------------------------------------------------------------
                                        NO. OF    NO. OF     CUT-OFF DATE   % OF
SELLERS                                 LOANS   PROPERTIES   BALANCE ($)    POOL
--------------------------------------------------------------------------------
Wells Fargo Bank, National Association     54        57       368,424,478   31.9
Bear Stearns Commercial Mortgage, Inc.     32        39       355,118,024   30.7
Morgan Stanley Mortgage Capital Inc.       15        15       235,683,311   20.4
Principal Commercial Funding, LLC          22        22       196,786,189   17.0
--------------------------------------------------------------------------------
TOTAL:                                    123       133     1,156,012,001  100.0
--------------------------------------------------------------------------------

o    Loan Pool:

     o    Average Cut-off Date Balance: $9,398,472

     o    Largest Mortgage Loan by Cut-off Date Balance: $95,000,000

     o    Five largest and ten largest loans: 26.6% and 39.6% of pool, respectively

o    Credit Statistics:

     o    Weighted average debt service coverage ratio of 1.99x

     o    Weighted average current loan-to-value ratio of 60.0%; weighted average balloon loan-to-value ratio of 51.3%

o    Property Types:

[THE FOLLOWING TABLE WAS REPRESENTED BY A PIE CHART IN THE PRINTED MATERIAL]

Manufactured Housing Community    2.1%
Self Storage                      2.3%
Industrial                        3.6%
Hospitality                       4.7%
Multifamily                      11.5%
Office                           30.3%
Retail                           42.7%
Other                             2.8%

Notes: "Other" collateral consist of Mixed Use and Leased Fee Land.

o    Call Protection: (as applicable)

     o    72.9% of the pool (79 loans) has a lockout period ranging from 24 to
          47 payments from origination, then defeasance provisions.

     o    9.4% of the pool (15 loans) has a lockout period ranging from 26 to 60 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%.

     o    13.9% of the pool (26 loans) has a lockout period ranging from 26 to
          35 payments from origination, then the greater of yield maintenance and a prepayment premium of 1.0%, and also permit defeasance two years following securitization.

     o    1.2% of the pool (2 loans) is freely prepayable with the greater of yield maintenance and a prepayment premium of 1.0%.

     o    2.7% of the pool (1 loan) has a lockout period of 26 payments from origination, then defeasance provisions for 88 payments, then yield maintenance.

o    Collateral Information Updates: Updated loan information is expected to be part of the monthly certificateholder reports available from the Paying
     Agent in addition to detailed payment and delinquency information.
     Information provided by the Paying Agent is expected to be available at
     www.ctslink.com/cmbs. Updated annual property operating and occupancy information, to the extent delivered by borrowers, is expected to be available to Certificateholders from the Master Servicer through the Paying
     Agent's website.

o    Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG.

o    Lehman Aggregate Bond Index: It is expected that this transaction will be included in the Lehman Aggregate Bond Index.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-2

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         CERTIFICATE
        INITIAL CERTIFICATE                                                             EXPECTED FINAL     INITIAL      PRINCIPAL TO
        BALANCE OR NOTIONAL   SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH      VALUE
CLASS        AMOUNT(1)            LEVELS      (S&P/FITCH)   LIFE(2)(3)   WINDOW(2)(4)       DATE(2)         RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

A-1      $   20,000,000          10.375%       AAA / AAA       0.95         1 - 21          8/13/06          2.62%          53.8%
------------------------------------------------------------------------------------------------------------------------------------
A-2      $   60,000,000          10.375%       AAA / AAA       3.61        21 - 56          7/13/09          3.70%          53.8%
------------------------------------------------------------------------------------------------------------------------------------
A-3      $  100,000,000          10.375%       AAA / AAA       5.17        56 - 77          4/13/11          4.03%          53.8%
------------------------------------------------------------------------------------------------------------------------------------
A-4      $  100,000,000          10.375%       AAA / AAA       6.73        77 - 85         12/13/11          4.32%          53.8%
------------------------------------------------------------------------------------------------------------------------------------
A-5      $   80,000,000          10.375%       AAA / AAA       8.52        85 - 113         4/13/14          4.60%          53.8%
------------------------------------------------------------------------------------------------------------------------------------
A-6      $  676,075,000          10.375%       AAA / AAA       9.82       113 - 119        10/13/14          4.75%          53.8%
------------------------------------------------------------------------------------------------------------------------------------
X-2      $1,108,051,000(8)           --        AAA / AAA       6.21           --           11/13/12          0.81%            --
------------------------------------------------------------------------------------------------------------------------------------
B        $   20,231,000           8.625%        AA / AA        9.94       119 - 119        10/13/14          4.82%          54.8%
------------------------------------------------------------------------------------------------------------------------------------
C        $   13,005,000           7.500%       AA- / AA-       9.94       119 - 119        10/13/14          4.85%          55.5%
------------------------------------------------------------------------------------------------------------------------------------
D        $   13,005,000           6.375%         A / A         9.94       119 - 119        10/13/14          4.89%          56.2%
------------------------------------------------------------------------------------------------------------------------------------
E        $   15,895,000           5.000%        A- / A-        9.95       119 - 120        11/13/14          4.99%          57.0%
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES(7)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         CERTIFICATE
        INITIAL CERTIFICATE                                                             EXPECTED FINAL     INITIAL      PRINCIPAL TO
        BALANCE OR NOTIONAL   SUBORDINATION     RATINGS      AVERAGE      PRINCIPAL      DISTRIBUTION    PASS-THROUGH      VALUE
CLASS        AMOUNT(1)            LEVELS      (S&P/FITCH)   LIFE(2)(3)   WINDOW(2)(4)       DATE(2)         RATE(5)       RATIO(6)
------------------------------------------------------------------------------------------------------------------------------------

X-1      $1,156,012,001(8)          --         AAA / AAA          --          --              --             0.12%            --
------------------------------------------------------------------------------------------------------------------------------------
F        $   10,115,000          4.125%       BBB+ / BBB+      10.03      120 - 120        11/13/14          5.21%          57.5%
------------------------------------------------------------------------------------------------------------------------------------
G        $   11,560,000          3.125%        BBB / BBB       10.65      120 - 144        11/13/16          5.26%          58.1%
------------------------------------------------------------------------------------------------------------------------------------
H        $   10,115,000          2.250%       BBB- / BBB-      12.82      144 - 164        7/13/18           5.46%          58.6%
------------------------------------------------------------------------------------------------------------------------------------
J - P    $   26,011,001             --            --              --          --               --            4.49%            --
------------------------------------------------------------------------------------------------------------------------------------

Notes: (1)  In the case of each such Class, subject to a permitted variance of plus or minus 5%.

       (2)  Based on the Structuring Assumptions, assuming 0% CPR, described in the Prospectus Supplement.

       (3)  Average life is expressed in terms of years.

       (4)  Principal window is the period (expressed in terms of months and commencing with the month of December 2004) during which
            distributions of principal are expected to be made to the holders of each designated Class.

       (5)  The Class A-1, A-2, A-3, A-4 and A-5 Certificates will accrue interest at a fixed rate. The pass-through rate applicable to the
            Class A-6 Certificates will, at all times, equal the lesser of
            4.75% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class B Certificates will, at all times, equal the lesser of 4.82% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class C Certificates will, at all times, equal the lesser of
            4.85% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class D Certificates will, at all times, equal the lesser of 4.89% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class E Certificates will, at all times, equal the lesser of
            4.99% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class F Certificates will, at all times, equal the lesser of 5.21% per annum and the weighted average net mortgage rate. The pass-through rate applicable to the Class G Certificates will, at all times, equal the weighted average net mortgage rate less 0.20%. The pass-through rate applicable to the Class H Certificates will, at all times, equal the weighted average net mortgage rate. The Class X-1 and X-2
            Certificates will accrue interest at a variable rate as described herein. The initial pass-through rates shown above for the Class
            G - P, X-1 and X-2 Certificates are approximate. The Class X-1 and X-2 Certificates will be collectively known as the "Class X
            Certificates."

       (6)  Certificate Principal to Value Ratio is calculated by dividing each Class's Certificate Balance and the Certificate Balances of
            all Classes (if any) that are senior to such Class by the
            quotient of the aggregate pool balance and the weighted average pool loan to value ratio, calculated as described herein. The
            Class A-1, A-2, A-3, A-4, A-5 and A-6 Certificate Principal to
            Value Ratio is calculated based upon the aggregate of the Class
            A-1, A-2, A-3, A-4, A-5 and A-6 Certificate Balances.

       (7)  Certificates to be offered privately pursuant to Rule 144A.

       (8)  The Class X-1 and Class X-2 Notional Amounts are defined herein and in the Prospectus Supplement.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-3

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

I. ISSUE CHARACTERISTICS

   Issue Type:                     Public: Classes A-1, A-2, A-3, A-4, A-5, A-6,
                                   X-2, B, C, D and E (the "Offered
                                   Certificates")

                                   Private (Rule 144A): Classes X-1, F, G, H, J,
                                   K, L, M, N, O and P

   Securities Offered:             $1,098,211,000 monthly pay, multi-class,
                                   sequential pay commercial mortgage REMIC
                                   Pass-Through Certificates, including ten
                                   principal and interest classes (Classes A-1,
                                   A-2, A-3, A-4, A-5, A-6, B, C, D and E) and
                                   one interest-only strip (Class X-2)

   Sellers:                        Wells Fargo Bank, National Association, Bear
                                   Stearns Commercial Mortgage, Inc., Morgan
                                   Stanley Mortgage Capital Inc., and Principal
                                   Commercial Funding, LLC.

   Co-lead Bookrunning Managers:   Bear, Stearns & Co. Inc. and Morgan Stanley
                                   & Co. Incorporated

   Co-Managers:                    Goldman, Sachs & Co. and Wells Fargo
                                   Brokerage Services, LLC

   Master Servicer:                Wells Fargo Bank, National Association

   Primary Servicers:              Principal Global Investors, LLC (with respect
                                   to the individual loans sold by Principal
                                   Commercial Funding, LLC); Wells Fargo Bank,
                                   National Association (with respect to the
                                   individual loans sold by it, Bear Stearns
                                   Commercial Mortgage, Inc., and Morgan Stanley
                                   Mortgage Capital Inc.).

   Special Servicer:               ARCap Servicing, Inc.

   Trustee:                        LaSalle Bank National Association

   Paying Agent and Registrar:     Wells Fargo Bank, National Association

   Cut-Off Date:                   November 1, 2004. For purposes of the
                                   information contained in this term sheet,
                                   scheduled payments due in November 2004 with
                                   respect to mortgage loans not having payment
                                   dates on the first of each month have been
                                   deemed received on November 1, 2004, not the
                                   actual day on which such scheduled payments
                                   were due.

   Expected Closing Date:          November 4, 2004

   Distribution Dates:             The 13th of each month, commencing in
                                   December 2004 (or if the 13th is not a
                                   business day, the next succeeding business
                                   day)

   Advancing:                      The Master Servicer is required to advance
                                   delinquent monthly mortgage payments to the
                                   extent recoverable. If the Master Servicer
                                   determines that a previously made advance is
                                   not recoverable, the Master Servicer will
                                   reimburse itself from the Certificate Account
                                   for the amount of the advance, plus interest.
                                   The reimbursement will be taken first from
                                   principal distributable on the Certificates
                                   and then interest. The Master Servicer has
                                   discretion to defer to later periods any
                                   reimbursements that would be taken from
                                   interest on the Certificates. Reimbursement
                                   for previously made recoverable advances
                                   deferred pursuant to a workout will be taken
                                   from principal distributable on the
                                   Certificates.

   Minimum Denominations:          $25,000 for the Class A-1, A-2, A-3, A-4, A-5
                                   and A-6 Certificates, $1,000,000 notional for
                                   X-2 certificates and $100,000 for all other
                                   Offered Certificates and in multiples of $1
                                   thereafter

   Settlement Terms:               DTC, Euroclear and Clearstream, same day
                                   funds, with accrued interest

   Legal/Regulatory Status:        Classes A-1, A-2, A-3, A-4, A-5, A-6, X-2, B,
                                   C, D and E are expected to be eligible for
                                   exemptive relief under ERISA. No Class of
                                   Certificates is SMMEA eligible.

   Risk Factors:                   THE CERTIFICATES INVOLVE CERTAIN RISKS AND
                                   MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE
                                   THE "RISK FACTORS" SECTION OF THE PROSPECTUS
                                   SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                   THE PROSPECTUS

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-4

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

II. STRUCTURE CHARACTERISTICS

The Class A-1, A-2, A-3, A-4 and A-5 Certificates will accrue interest at a fixed-rate. The Class A-6, B, C, D, E and F Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate. The
Class G Certificates will accrue interest at a rate equal to the weighted average net mortgage rate less a specified percentage. The Class H Certificates will accrue interest at a rate equal to the weighted average net mortgage rate.
The Class X-1 and X-2 Certificates will accrue interest at a variable rate. All
Classes of Certificates derive their cash flows from the entire pool of Mortgage
Loans.

IO STRUCTURE:

                 [TABLE ILLUSTRATING IO STRUCTURE APPEARS HERE]

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-5

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

Class X-1 and X-2 Notional    The Notional Amount of the Class X-1 Certificates
Balances:                     will be equal to the aggregate of the Certificate
                              Balances of the classes of Principal Balance
                              Certificates outstanding from time to time. The
                              Notional Amount of the Class X-2 Certificates will
                              equal:

                                   o    during the period from the Closing Date
                                        through and including the Distribution
                                        Date occurring in May 2006, the sum of
                                        (a) the lesser of $45,044,000 and the
                                        Certificate Balance of the Class A-2
                                        Certificates outstanding from time to
                                        time and (b) the aggregate of the
                                        Certificate Balances of the Class A-3,
                                        Class A-4, Class A-5, Class A-6, Class
                                        B, Class C, Class D, Class E, Class F,
                                        Class G, Class H, Class J, Class K and
                                        Class L Certificates outstanding from
                                        time to time;

                                   o    during the period following the
                                        Distribution Date occurring in May 2006
                                        through and including the Distribution
                                        Date occurring in May 2007, the sum of
                                        (a) the lesser of $89,187,000 and the
                                        Certificate Balance of the Class A-3
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        Certificate Balances of the Class A-4,
                                        Class A-5, Class A-6, Class B, Class C,
                                        Class D, Class E, Class F and Class G
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $2,386,000
                                        and the Certificate Balance of the Class
                                        H Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        Distribution Date occurring in May 2007
                                        through and including the Distribution
                                        Date occurring in May 2008, the sum of
                                        (a) the lesser of $35,640,000 and the
                                        Certificate Balance of the Class A-3
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        Certificate Balances of the Class A-4,
                                        Class A-5, Class A-6, Class B, Class C,
                                        Class D and Class E Certificates
                                        outstanding from time to time and (c)
                                        the lesser of $2,247,000 and the
                                        Certificate Balance of the Class F
                                        Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        Distribution Date occurring in May 2008
                                        through and including the Distribution
                                        Date occurring in May 2009, the sum of
                                        (a) the lesser of $84,995,000 and the
                                        Certificate Balance of the Class A-4
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        Certificate Balances of the Class A-5,
                                        Class A-6, Class B and Class C
                                        Certificates outstanding from time to
                                        time and (c) the lesser of $10,913,000
                                        and the Certificate Balance of the Class
                                        D Certificates outstanding from time to
                                        time;

                                   o    during the period following the
                                        Distribution Date occurring in May 2009
                                        through and including the Distribution
                                        Date occurring in May 2010, the sum of
                                        (a) the lesser of $57,740,000 and the
                                        Certificate Balance of the Class A-5
                                        Certificates outstanding from time to
                                        time, (b) the aggregate of the
                                        Certificate Balances of the Class A-6
                                        and Class B Certificates outstanding
                                        from time to time and (c) the lesser of
                                        $5,988,000 and the Certificate Balance
                                        of the Class C Certificates outstanding
                                        from time to time;

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-6

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

                                   o    during the period following the
                                        Distribution Date occurring in May 2010
                                        through and including the Distribution
                                        Date occurring in May 2011, the sum of
                                        (a) the lesser of $7,942,000 and the
                                        Certificate Balance of the Class A-5
                                        Certificates outstanding from time to
                                        time, (b) the Certificate Balance of the
                                        Class A-6 Certificates outstanding from
                                        time to time and (c) the lesser of
                                        $10,118,000 and the Certificate Balance
                                        of the Class B Certificates outstanding
                                        from time to time;

                                   o    during the period following the
                                        Distribution Date occurring in May 2011
                                        through and including the Distribution
                                        Date occurring in May 2012, the lesser
                                        of $584,905,000 and the Certificate
                                        Balance of the Class A-6 Certificates
                                        outstanding from time to time;

                                   o    during the period following the
                                        Distribution Date occurring in May 2012
                                        through and including the Distribution
                                        Date occurring in November 2012, the sum
                                        of (a) the lesser of $558,856,000 and
                                        the Certificate Balance of the Class A-6
                                        Certificates outstanding from time to
                                        time; and

                                   o    Following the Distribution Date
                                        occurring in November 2012, $0.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-7

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

Class X-1 Pass-Trough Rate:   The Pass-Through Rate applicable to the Class X-1
                              Certificates for the initial Distribution Date
                              will equal approximately 0.12% per annum. The
                              Pass-Through Rate applicable to the Class X-1
                              Certificates for each Distribution Date subsequent
                              to the initial Distribution Date will equal the
                              weighted average of the respective strip rates
                              (the "Class X-1 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total Notional Amount of the
                              Class X-1 Certificates outstanding immediately
                              prior to the related Distribution Date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              Distribution Date). Each of those components will
                              be comprised of all or a designated portion of the
                              Certificate Balance of one of the classes of the
                              Principal Balance Certificates. In general, the
                              Certificate Balance of each class of Principal
                              Balance Certificates will constitute a separate
                              component of the total Notional Amount of the
                              Class X-1 Certificates; provided that, if a
                              portion, but not all, of the Certificate Balance
                              of any particular class of Principal Balance
                              Certificates is identified under "--Certificate
                              Balance" in the prospectus supplement as being
                              part of the total Notional Amount of the Class X-2
                              Certificates immediately prior to any Distribution
                              Date, then that identified portion of such
                              Certificate Balance will also represent one or
                              more separate components of the total Notional
                              Amount of the Class X-1 Certificates for purposes
                              of calculating the accrual of interest for the
                              related Distribution Date, and the remaining
                              portion of such Certificate Balance will represent
                              one or more other separate components of the Class
                              X-1 Certificates for purposes of calculating the
                              accrual of interest for the related Distribution
                              Date. For any Distribution Date occurring on or
                              before November 2012, on any particular component
                              of the total Notional Amount of the Class X-1
                              Certificates immediately prior to the related
                              Distribution Date, the applicable Class X-1 Strip
                              Rate will be calculated as follows:

                                   o    if such particular component consists of
                                        the entire Certificate Balance of any
                                        class of Principal Balance Certificates,
                                        and if such Certificate Balance also
                                        constitutes, in its entirety, a
                                        component of the total Notional Amount
                                        of the Class X-2 Certificates
                                        immediately prior to the related
                                        Distribution Date, then the applicable
                                        Class X-1 Strip Rate will equal the
                                        excess, if any, of (a) the Weighted
                                        Average Net Mortgage Rate for such
                                        Distribution Date, over (b) the greater
                                        of (i) the rate per annum corresponding
                                        to such Distribution Date as set forth
                                        on Schedule A of the prospectus
                                        supplement and (ii) the Pass-Through
                                        Rate for such Distribution Date for such
                                        class of Principal Balance Certificates;

                                   o    if such particular component consists of
                                        designated portion (but not all) of the
                                        Certificate Balance of any class of
                                        Principal Balance Certificates, and if
                                        such designated portion of such
                                        Certificate Balance also constitutes a
                                        component of the total Notional Amount
                                        of the Class X-2 Certificates
                                        immediately prior to the related
                                        Distribution Date, then the applicable
                                        Class X-1 Strip Rate will equal the
                                        excess, if any, of (a) the Weighted
                                        Average Net Mortgage Rate for such
                                        Distribution Date, over (b) the greater
                                        of (i) the rate per annum corresponding
                                        to such Distribution Date as set forth
                                        on Schedule A of the prospectus
                                        supplement and (ii) the Pass-Through
                                        Rate for such Distribution Date for such
                                        class of Principal Balance Certificates.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-8

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

                                   o    if such particular component consists of
                                        the entire Certificate Balance of any
                                        class of Principal Balance Certificates,
                                        and if such Certificate Balance does
                                        not, in whole or in part, also
                                        constitutes a component of the total
                                        Notional Amount of the Class X-2
                                        Certificates immediately prior to the
                                        related Distribution Date, then the
                                        applicable Class X-1 Strip Rate will
                                        equal the excess, if any, of (a) the
                                        Weighted Average Net Mortgage Rate for
                                        such Distribution Date, over (b) the
                                        Pass-Through Rate for such Distribution
                                        Date for such class of Principal Balance
                                        Certificates; and

                                   o    if such particular component consists of
                                        designated portion (but not all) of the
                                        Certificate Balance of any class of
                                        Principal Balance Certificates, and if
                                        such designated portion of such
                                        Certificate Balance does not also
                                        constitutes a component of the total
                                        Notional Amount of the Class X-2
                                        Certificates immediately prior to the
                                        related Distribution Date, then the
                                        applicable Class X-1 Strip Rate will
                                        equal the excess, if any, of (a) the
                                        Weighted Average Net Mortgage Rate for
                                        such Distribution Date, over (b) the
                                        Pass-Through Rate for such Distribution
                                        Date for such class of Principal Balance
                                        Certificates.

                              For any Distribution Date occurring after November
                              2012, the Certificate Balance of each class of
                              Principal Balance Certificates will constitute a
                              separate component of the total Notional Amount of
                              the Class X-1 Certificates, and the applicable
                              Class X-1 Strip Rate with respect to each such
                              component for each such Distribution Date will
                              equal the excess, if any, of (a) the Weighted
                              Average Net Mortgage Rate for such Distribution
                              Date, over (b) the Pass-Through Rate for such
                              Distribution Date for such class of Principal
                              Balance Certificates. Under no circumstances will
                              any Class X-1 Strip Rate be less than zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                       T-9

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

Class X-2 Pass-Through        The Pass-Through Rate applicable to the Class X-2
Rate:                         Certificates for the initial Distribution Date
                              will equal approximately 0.81% per annum. The
                              Pass-Through Rate applicable to the Class X-2
                              Certificates for each Distribution Date subsequent
                              to the initial Distribution Date and on or before
                              the Distribution Date in November 2012 will equal
                              the weighted average of the respective strip rates
                              (the "Class X-2 Strip Rates") at which interest
                              accrues from time to time on the respective
                              components of the total Notional Amount of the
                              Class X-2 Certificates outstanding immediately
                              prior to the related Distribution Date (weighted
                              on the basis of the respective balances of such
                              components outstanding immediately prior to such
                              Distribution Date). Each of those components will
                              be comprised of all or a designated portion of the
                              Certificate Balance of a specified class of
                              Principal Balance Certificates. If all or a
                              designated portion of the Certificate Balance of
                              any class of Principal Balance Certificates is
                              identified above as being part of the total
                              Notional Amount of the Class X-2 Certificates
                              immediately prior to any Distribution Date, then
                              that Certificate Balance (or designated portion
                              thereof) will represent one or more separate
                              components of the total Notional Amount of the
                              Class X-2 Certificates for purposes of calculating
                              the accrual of interest for the related
                              Distribution Date. For any Distribution Date
                              occurring on or before November 2012, on any
                              particular component of the total Notional Amount
                              of the Class X-2 Certificates immediately prior to
                              the related Distribution Date, the applicable
                              Class X-2 Strip Rate will equal the excess, if
                              any, of:

                                   o    the lesser of (a) the rate per annum
                                        corresponding to such Distribution Date
                                        as set forth on Schedule A of the
                                        prospectus supplement and (b) the
                                        Weighted Average Net Mortgage Rate for
                                        such Distribution Date, over

                                   o    the Pass-Through Rate for such
                                        Distribution Date for the class of
                                        Principal Balance Certificates whose
                                        Certificate Balance, or a designated
                                        portion thereof, comprises such
                                        component.

                                   Under no circumstances will the Class X-2
                                   Strip Rate be less than zero.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-10

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

Prepayment Premium            Any Prepayment Premiums/Yield Maintenance Charges
Allocation:                   collected with respect to a Mortgage Loan during
                              any particular Collection Period will be
                              distributed to the holders of each Class of
                              Principal Balance Certificates (other than an
                              excluded class as defined below) then entitled to
                              distributions of principal on such Distribution
                              Date in an amount equal to the lesser of (i) such
                              Prepayment Premium/Yield Maintenance Charge and
                              (ii) the Prepayment Premium/Yield Maintenance
                              Charge multiplied by the product of (a) a
                              fraction, the numerator of which is equal to the
                              amount of principal distributed to the holders of
                              that Class on the Distribution Date, and the
                              denominator of which is the total principal
                              distributed on that distribution date, and (b) a
                              fraction not greater than one, the numerator of
                              which is equal to the excess, if any, of the
                              Pass-Through Rate applicable to that Class, over
                              the relevant Discount Rate (as defined in the
                              Prospectus Supplement), and the denominator of
                              which is equal to the excess, if any, of the
                              Mortgage Rate of the Mortgage Loan that prepaid,
                              over the relevant Discount Rate.

                              The portion, if any, of the Prepayment
                              Premium/Yield Maintenance Charge remaining after
                              such payments to the holders of the Principal
                              Balance Certificates will be distributed to the
                              holders of the Class X-1 Certificates and Class
                              X-2 Certificates based on an 80/20 ratio through
                              the Distribution Date in November 2009. After the
                              Distribution Date in November 2009 all Prepayment
                              Premium/Yield Maintenance charges remaining after
                              such payments to the holders of the Principal
                              Balance Certificates will be distributed to the
                              Class X-1 Certificates. For the purposes of the
                              foregoing, the Class J Certificates and below are
                              the excluded classes.

                              The following is an example of the Prepayment
                              Premium Allocation under (ii) above based on the
                              information contained herein and the following
                              assumptions:

                              o    Two Classes of Certificates: Class A-2 and X

                              o    The characteristics of the Mortgage Loan
                                   being prepaid are as follows:

                                   o    Mortgage Rate: 5.50%

                                   o    Maturity Date: 10 years

                              o    The Discount Rate is equal to 4.00%

                              o    The Class A-2 Pass-Through Rate is equal to
                                   4.25%

                                                            CLASS A CERTIFICATES
                              ---------------------------------------------------------------------------
                                                                                                 YIELD
                                                                                              MAINTENANCE
                                                 METHOD                          FRACTION      ALLOCATION
                              ---------------------------------------------   -------------   -----------
                                                                                CLASS A-2      CLASS A-2
                                                                              -------------   -----------

                              (Class A-2 Pass-Through Rate - Discount Rate)   (4.25%-4.00%)      16.67%
                                     (Mortgage Rate - Discount Rate)          (5.50%-4.00%)

                                                   CLASS X CERTIFICATE
                              ---------------------------------------------------------
                                                                               YIELD
                                                                            MAINTENANCE
                                         METHOD                FRACTION      ALLOCATION
                              ---------------------------   -------------   -----------

                              1 - Class A-2 YM Allocation     1 - 16.67%       83.33%

THE FOREGOING TERMS AND STRUCTURAL CHARACTERISTICS OF THE CERTIFICATES ARE IN
ALL RESPECTS SUBJECT TO THE MORE DETAILED DESCRIPTION THEREOF IN THE PROSPECTUS,
PROSPECTUS SUPPLEMENT AND POOLING AND SERVICING AGREEMENT.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-11

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

III. SELLERS                     Wells Fargo Bank, National Association ("Wells
                                 Fargo")

                                 The Mortgage Pool includes 54 Mortgage Loans,
                                 representing 31.9% of the Initial Pool Balance,
                                 that were originated by Wells Fargo.

                                 Wells Fargo is a national banking association
                                 and affiliate of Wells Fargo & Company that
                                 provides a full range of banking services to
                                 individual, agribusiness, real estate,
                                 commercial and small business customers. The
                                 loans originated by Wells Fargo were originated
                                 through its Capital Markets Group.

                                 Bear Stearns Commercial Mortgage, Inc.
                                 ("BSCMI")

                                 The Mortgage Pool includes 32 Mortgage Loans,
                                 representing 30.7% of the Initial Pool Balance,
                                 that were originated by BSCMI and/or its
                                 affiliates.

                                 BSCMI originates loans secured by retail,
                                 office, industrial, multifamily, self-storage
                                 and hotel properties as well as manufactured
                                 housing communities located in the United
                                 States. BSCMI and its affiliates originate and
                                 underwrite loans through four offices located
                                 throughout the United States. BSCMI loan
                                 origination and underwriting professionals are
                                 all full-time BSCMI employees.

                                 Morgan Stanley Mortgage Capital Inc. ("MSMC")

                                 The Mortgage Pool includes 15 Mortgage Loans,
                                 representing 20.4% of the Initial Pool Balance,
                                 that were originated by or on behalf of MSMC or
                                 purchased from a third party.

                                 MSMC is an affiliate of Morgan Stanley & Co.
                                 Incorporated and was formed to originate and
                                 purchase mortgage loans secured by commercial
                                 and multifamily real estate.

                                 Principal Commercial Funding, LLC ("PCF")

                                 The Mortgage Pool includes 22 Mortgage Loans,
                                 representing 17.0% of the Initial Pool Balance,
                                 that were originated by PCF and/or its
                                 affiliates.

                                 PCF is a wholly owned subsidiary of Principal
                                 Global Investors, LLC, which is a wholly owned
                                 subsidiary of Principal Life Insurance Company.
                                 PCF was formed as a Delaware limited liability
                                 company to originate and acquire loans secured
                                 by commercial and multi-family real estate.
                                 Each of the PCF loans was originated and
                                 underwritten by PCF and/or its affiliates.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-12

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

IV. COLLATERAL DESCRIPTION

                                                          TEN LARGEST LOANS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    CUT-OFF
                                                                           CUT-OFF DATE    UNITS/   LOAN PER          DATE   BALLOON
NO.           PROPERTY NAME                CITY      STATE  PROPERTY TYPE    BALANCE        SF       UNIT/SF  DSCR    LTV       LTV
------------------------------------------------------------------------------------------------------------------------------------

 1. Congress Center Office Development  Chicago        IL   Office         $ 95,000,000    524,730  $    181  1.86x  63.5%    55.9%
------------------------------------------------------------------------------------------------------------------------------------
 2. Jersey Gardens                      Elizabeth      NJ   Retail         $ 79,532,398  1,290,751  $    127  1.87x  57.0%    47.0%
------------------------------------------------------------------------------------------------------------------------------------
 3. New Dominion Technology Park        Herndon        VA   Office         $ 63,000,000    257,400  $    245  2.15x  64.3%    64.3%
------------------------------------------------------------------------------------------------------------------------------------
 4. Tropicana Retail Center             Las Vegas      NV   Retail         $ 36,000,000    246,465  $    146  1.95x  66.7%    58.6%
------------------------------------------------------------------------------------------------------------------------------------
 5. Hilton Old Town                     Alexandria     VA   Hospitality    $ 34,288,634        241  $142,276  2.16x  58.1%    52.0%
------------------------------------------------------------------------------------------------------------------------------------
 6. The Fountains                       Plantation     FL   Retail         $ 32,500,000    332,827  $     98  2.80x  55.1%    55.1%
------------------------------------------------------------------------------------------------------------------------------------
 7. Cascades Marketplace                Sterling       VA   Retail         $ 31,700,000    204,099  $    155  2.01x  64.0%    64.0%
------------------------------------------------------------------------------------------------------------------------------------
 8. One Exeter Plaza                    Boston         MA   Office         $ 30,935,485    211,587  $    146  1.68x  61.0%    51.0%
------------------------------------------------------------------------------------------------------------------------------------
 9. Westwood Horizons                   Los Angeles    CA   Multifamily    $ 30,000,000        235  $127,660  2.11x  59.6%    59.6%
------------------------------------------------------------------------------------------------------------------------------------
10. 619 West 54th Street                New York       NY   Office         $ 25,000,000    280,600  $     89  1.83x  51.2%    44.9%
------------------------------------------------------------------------------------------------------------------------------------
    TOTALS/WEIGHTED AVERAGES                                               $457,956,517                       2.01X  60.7%    55.2%
------------------------------------------------------------------------------------------------------------------------------------

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-13

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

                         PARI PASSU AND COMPANION LOANS

NO.              PROPERTY NAME             A-NOTE BALANCES      TRANSACTION            SPECIAL SERVICER         B-NOTE BALANCE
------------------------------------------------------------------------------------------------------------------------------

1.    Congress Center Office Development     $80,000,000     BSCMSI 2004-TOP16         ARCap Servicing, Inc.*     $2,500,000
                                             $15,000,000     BSCMSI 2004-TOP16         ARCap Servicing, Inc.*
------------------------------------------------------------------------------------------------------------------------------
2.    Jersey Gardens                         $85,000,000         GMACC 2004-C2   Midland Loan Services, Inc.*         NAP
                                             $80,000,000     BSCMSI 2004-TOP16          ARCap Servicing, Inc.
------------------------------------------------------------------------------------------------------------------------------

     *    Denotes lead servicer

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-14

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

CUT-OFF DATE BALANCE ($)
------------------------------------------------------------------
                                   NO. OF      AGGREGATE
                                  MORTGAGE    CUT-OFF DATE   % OF
                                    LOANS     BALANCE ($)    POOL
------------------------------------------------------------------
1 - 1,000,000                          3         2,876,505     0.2
1,000,001 - 2,000,000                 14        23,551,495     2.0
2,000,001 - 3,000,000                 18        47,297,528     4.1
3,000,001 - 4,000,000                 18        64,549,931     5.6
4,000,001 - 5,000,000                  9        41,827,488     3.6
5,000,001 - 6,000,000                 14        74,380,149     6.4
6,000,001 - 7,000,000                  4        26,790,035     2.3
7,000,001 - 8,000,000                  5        37,977,992     3.3
8,000,001 - 9,000,000                  7        60,135,879     5.2
9,000,001 - 10,000,000                 3        29,096,336     2.5
10,000,001 - 15,000,000                9       114,554,236     9.9
15,000,001 - 20,000,000                8       150,023,161    13.0
20,000,001 - 25,000,000                2        49,994,750     4.3
25,000,001 (less than or equal to)     9       432,956,517    37.5
------------------------------------------------------------------
TOTAL:                               123     1,156,012,001   100.0
------------------------------------------------------------------
Min: 882,000   Max: 95,000,000   Average: 9,398,472
------------------------------------------------------------------

STATE
-------------------------------------------------------------
                            NO. OF        AGGREGATE
                           MORTGAGE      CUT-OFF DATE   % OF
                          PROPERTIES     BALANCE ($)    POOL
-------------------------------------------------------------
Southern - California          12         121,329,414    10.5
Northern - California          18         113,141,810     9.8
Virginia                        8         146,324,875    12.7
Illinois                        8         138,659,064    12.0
New York                       13         126,000,216    10.9
New Jersey                      3         100,192,574     8.7
Nevada                          6          55,601,041     4.8
Florida                         6          43,643,037     3.8
Massachusetts                   3          37,655,214     3.3
Ohio                            4          36,165,208     3.1
North Carolina                  8          26,340,556     2.3
Other States                   44         210,958,992    18.2
-------------------------------------------------------------
TOTAL:                        133       1,156,012,001   100.0
-------------------------------------------------------------

PROPERTY TYPE
-------------------------------------------------------------
                            NO. OF        AGGREGATE
                           MORTGAGE      CUT-OFF DATE   % OF
                          PROPERTIES     BALANCE ($)    POOL
-------------------------------------------------------------
Retail                         65      $  493,672,006    42.7%
Office                         20      $  350,716,111    30.3%
Multifamily                    23      $  132,408,752    11.5%
Hospitality                     2      $   54,288,634     4.7%
Industrial                      8      $   41,199,557     3.6%
Self Storage                    4      $   26,663,278     2.3%
Manufactured Housing
Community                       6      $   24,469,645     2.1%
Mixed Use                       3      $   22,652,076     2.0%
Other - Leased Fee              2      $    9,941,943     0.9%
-------------------------------------------------------------
TOTAL:                        133       1,156,012,001   100.0
-------------------------------------------------------------

MORTGAGE RATE (%)
--------------------------------------------------------------------
                                     NO. OF      AGGREGATE
                                    MORTGAGE    CUT-OFF DATE    % OF
                                      LOANS     BALANCE ($)     POOL
--------------------------------------------------------------------
(less than or equal to) 4.500            3         8,160,000     0.7
4.501 - 5.000                           10       203,322,468    17.6
5.001 - 5.500                           27       224,355,868    19.4
5.501 - 6.000                           54       614,284,389    53.1
6.001 - 6.500                           26        99,840,430     8.6
6.501 (less than or equal to)            3         6,048,847     0.5
--------------------------------------------------------------------
TOTAL:                                 123     1,156,012,001   100.0
--------------------------------------------------------------------
Min: 4.111   Max: 6.800             Wtd Avg: 5.505
--------------------------------------------------------------------

ORIGINAL TERM TO STATED MATURITY (MOS)
----------------------------------------------------------
                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)     POOL
----------------------------------------------------------
1 - 60                        10        84,556,984     7.3
61 - 120                      98     1,001,562,820    86.6
121 - 180                     12        61,418,730     5.3
181 - 240                      3         8,473,467     0.7
----------------------------------------------------------
TOTAL:                       123     1,156,012,001   100.0
----------------------------------------------------------
Min: 60   Max: 240   Wtd Avg: 116
----------------------------------------------------------

REMAINING TERM TO STATED MATURITY (MOS)
----------------------------------------------------------
                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)     POOL
----------------------------------------------------------
1 - 60                        10        84,556,984     7.3
61 - 120                      98     1,001,562,820    86.6
121 - 180                     12        61,418,730     5.3
181 - 240                      3         8,473,467     0.7
----------------------------------------------------------
TOTAL:                       123     1,156,012,001   100.0
----------------------------------------------------------
Min: 55   Max: 239   Wtd Avg: 113
----------------------------------------------------------

ORIGINAL AMORTIZATION TERM (MOS)
----------------------------------------------------------
                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)     POOL
----------------------------------------------------------
Interest Only                 16       227,663,762    19.7
121 - 180                      7        30,423,922     2.6
181 - 240                      9        40,291,853     3.5
241 - 300                     19       134,744,399    11.7
301 - 360                     70       713,605,184    61.7
361 - 580                      2         9,282,881     0.8
----------------------------------------------------------
TOTAL:                       123     1,156,012,001   100.0
----------------------------------------------------------
Non Zero Min: 156   Max: 540   Non Zero Wtd Avg: 341
----------------------------------------------------------

REMAINING AMORTIZATION TERM (MOS)
----------------------------------------------------------
                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)     POOL
----------------------------------------------------------
Interest Only                 16       227,663,762    19.7
121 - 180                      7        30,423,922     2.6
181 - 240                      9        40,291,853     3.5
241 - 300                     19       134,744,399    11.7
301 - 360                     70       713,605,184    61.7
361 - 580                      2         9,282,881     0.8
----------------------------------------------------------
TOTAL:                       123     1,156,012,001   100.0
----------------------------------------------------------
Non Zero Min: 154   Max: 540   Non Zero Wtd Avg: 338
----------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)
----------------------------------------------------------------------
                                       NO. OF      AGGREGATE
                                      MORTGAGE    CUT-OFF DATE    % OF
                                        LOANS     BALANCE ($)     POOL
----------------------------------------------------------------------
(less than to equal to) 20.0               3        15,843,918     1.4
20.1 - 30.0                                4        28,155,851     2.4
30.1 - 40.0                                5        29,427,945     2.5
40.1 - 50.0                               17        86,435,860     7.5
50.1 - 60.0                               27       351,065,592    30.4
60.1 - 70.0                               34       426,083,710    36.9
70.1 - 80.0                               33       218,999,125    18.9
----------------------------------------------------------------------
TOTAL:                                   123     1,156,012,001   100.0
----------------------------------------------------------------------
Min: 13.2   Max: 79.9  Wtd Avg: 60.0
----------------------------------------------------------------------

LOAN-TO-VALUE RATIO AT MATURITY (%)
----------------------------------------------------------
                           NO. OF      AGGREGATE
                          MORTGAGE    CUT-OFF DATE    % OF
                            LOANS     BALANCE ($)     POOL
----------------------------------------------------------
0.1 - 25.0                    15        67,112,429     5.8
25.1 - 35.0                    7        40,077,569     3.5
35.1 - 45.0                   19       140,771,068    12.2
45.1 - 55.0                   34       326,143,537    28.2
55.1 - 65.0                   37       511,042,289    44.2
65.1 - 75.0                   11        70,865,109     6.1
----------------------------------------------------------
TOTAL:                       123     1,156,012,001   100.0
----------------------------------------------------------
Min: 0.5   Max: 71.6   Wtd Avg: 51.3
----------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)
-------------------------------------------------------------------------
                                          NO. OF      AGGREGATE
                                         MORTGAGE    CUT-OFF DATE    % OF
                                           LOANS     BALANCE ($)     POOL
-------------------------------------------------------------------------
(less than or equal to) 1.25                  3         7,434,402     0.6
1.26 - 1.35                                  13        92,538,262     8.0
1.36 - 1.45                                  14        77,317,288     6.7
1.46 - 1.55                                   9        54,856,901     4.7
1.56 - 1.65                                  13        63,413,850     5.5
1.66 - 1.75                                  17       122,994,310    10.6
1.76 - 1.85                                   7        74,096,610     6.4
1.86 (less than or equal to)                 47       663,360,378    57.4
-------------------------------------------------------------------------
TOTAL:                                      123     1,156,012,001   100.0
-------------------------------------------------------------------------
Min: 1.10   Max: 7.98   Wtd Avg: 1.99
-------------------------------------------------------------------------

All numerical information concerning the Mortgage Loans is approximate. All weighted average information regarding the Mortgage Loans reflects the weighting of the Mortgage Loans based upon their outstanding principal balances as of the
Cut-off Date. State and Property Type tables reflect allocated loan amounts in the case of Mortgage Loans secured by multiple properties. Sum of columns may not match "Total" due to rounding.

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-15

                          $1,098,211,000 (APPROXIMATE)
                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2004-TOP16

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

---------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions                NOV-04          NOV-05          NOV-06          NOV-07          NOV-08          NOV-09
---------------------------------------------------------------------------------------------------------------------------------

Locked Out                             98.82%          98.81%          98.80%           76.85%          75.92%          76.89%
Greater of YM and 1.00% (2)(3)(4)       1.18%           1.19%           1.20%           23.15%          24.08%          23.11%
Open                                    0.00%           0.00%           0.00%            0.00%           0.00%           0.00%
---------------------------------------------------------------------------------------------------------------------------------
TOTALS                                100.00%         100.00%         100.00%          100.00%         100.00%         100.00%
---------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $1,156,012,001  $1,144,814,105  $1,132,407,682  $1,116,994,313  $1,100,815,749  $1,005,849,373
% Initial Pool Balance                100.00%          99.03%          97.96%           96.62%          95.23%          87.01%
---------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

--------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions (cont'd)      NOV-10        NOV-11        NOV-12        NOV-13         NOV-14       NOV-15
--------------------------------------------------------------------------------------------------------------------

Locked Out                            76.77%        81.59%        81.14%         80.69%        92.79%       93.22%
Greater of YM and 1.00% (2)(3)(4)     23.23%        18.41%        18.45%         19.31%         7.21%        6.78%
Open                                   0.00%         0.00%         0.41%          0.00%         0.00%        0.00%
--------------------------------------------------------------------------------------------------------------------
TOTALS                               100.00%       100.00%       100.00%        100.00%       100.00%      100.00%
--------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding           $989,059,862  $877,446,290  $859,346,178  $803,934,815   $43,153,713  $39,630,368
% Initial Pool Balance                85.56%        75.90%        74.34%         69.54%         3.73%        3.43%
--------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)

-----------------------------------------------------------
Prepayment Restrictions (cont'd)      NOV-16       NOV-17
-----------------------------------------------------------
Locked Out                            93.78%       93.82%
Greater of YM and 1.00% (2)(3)(4)      6.22%        6.18%
Open                                   0.00%        0.00%
-----------------------------------------------------------
TOTALS                               100.00%      100.00%
-----------------------------------------------------------
Pool Balance Outstanding           $35,909,675  $28,390,399
% Initial Pool Balance                 3.11%        2.46%
-----------------------------------------------------------

Notes:

(1)  The analysis is based on the Structuring Assumptions and a 0% CPR as discussed herein.

(2)  See Appendix II for a description of the Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

(4)  One Yield Maintenance loan has been represented as the greater of YM and
     1.00%

This information has been prepared solely for information purposes and is not an offer to buy or sell or solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or that any future offer of securities will conform to the terms hereof. If any such offer of securities is made, it will be made pursuant to a definitive Prospectus and Prospectus Supplement, prepared by the Depositor, which will contain material information not contained herein and to which prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded in its entirety by such Prospectus and
Prospectus Supplement. ANY DECISION TO INVEST IN SUCH SECURITIES SHOULD BE MADE
ONLY AFTER REVIEWING SUCH PROSPECTUS AND PROSPECTUS SUPPLEMENT. Bear, Stearns &
Co. Inc., Morgan Stanley & Co. Incorporated, Goldman, Sachs & Co. and Wells
Fargo Brokerage Services, LLC (the "Underwriters") disclaim any and all liability relating to this information, including without limitation, any express or implied representations or warranties for, statements contained in, and omissions from, this information. This information should only be considered after reading the Statement Regarding Assumptions as to Securities, Pricing
Estimates, and Other Information (the "Statement") which is attached. Do not use or rely on this information if you have not received the Statement. You may obtain a copy of the Statement from your sales representative.

                                      T-16

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

                           DISTRIBUTION DATE STATEMENT

================================================================================

     STATEMENT SECTIONS                                               PAGE(S)
     ------------------                                               -------

     Certificate Distribution Detail                                     2
     Certificate Factor Detail                                           3
     Reconciliation Detail                                               4
     Other Required Information                                          5
     Cash Reconciliation Detail                                          6
     Ratings Detail                                                      7
     Current Mortgage Loan and Property Stratification Tables          8-10
     Mortgage Loan Detail                                               11
     Principal Prepayment Detail                                        12
     Historical Detail                                                  13
     Delinquency Loan Detail                                            14
     Specially Serviced Loan Detail                                   15-16
     Modified Loan Detail                                               17
     Liquidated Loan Detail                                             18

================================================================================

                                    DEPOSITOR
================================================================================

     Bear Stearns Commercial Mortgage Securities Inc.
     383 Madison Avenue
     New York, NY 10179

     Contact:       General Information Number
     Phone Number:  (212) 272-2000

================================================================================

                                 MASTER SERVICER
================================================================================

     Wells Fargo Bank, N.A.
     45 Fremont Street, 2nd Floor
     investorreporting@wellsfargo.com
     San Francisco, CA 94105

     Contact:       Matilde Sanchez
     Phone Number:  (415) 222-2364

================================================================================

                                SPECIAL SERVICER
================================================================================

     ARCap Servicing, Inc.
     5605 N. MacArthur Blvd.
     Irving, TX 75038

     Contact:       Chris Crouch
     Phone Number:  (972) 580-1688

================================================================================

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 1 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

                        CERTIFICATE DISTRIBUTION DETAIL

====================================================================================================================================
                                                                                       Realized
                                                                                         Loss/
                 Pass-                                                                Additional                          Current
  Class\         Through  Original  Beginning   Principal      Interest   Prepayment  Trust Fund    Total      Ending  Subordination
Component CUSIP  Rate     Balance    Balance   Distribution  Distribution  Premium     Expenses  Distribution  Balance    Level(1)
------------------------------------------------------------------------------------------------------------------------------------

   A-1           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-2           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-3           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-4           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-5           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   A-6           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    B            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    C            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    D            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    E            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    F            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    G            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    H            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    J            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    K            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    L            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    M            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    N            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    O            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
    P            0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-I           0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-II          0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
   R-III         0.000000%   0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
 Totals                      0.00      0.00        0.00          0.00        0.00        0.00       0.00        0.00       0.00
====================================================================================================================================

=======================================================================================================
                                Original  Beginning                                            Ending
                  Pass-Through  Notional   Notional    Interest     Prepayment      Total     Notional
  Class    CUSIP       Rate      Amount     Amount   Distribution     Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------------

  X-1               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
  X-2               0.000000       0.00      0.00        0.00         0.00          0.00        0.00
=======================================================================================================

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 2 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

                           CERTIFICATE FACTOR DETAIL

=========================================================================================================
                                                                              Realized Loss/
  Class\                 Beginning    Principal     Interest    Prepayment   Additional Trust   Ending
Component      CUSIP      Balance   Distribution  Distribution    Premium     Fund Expenses     Balance
---------------------------------------------------------------------------------------------------------

   A-1                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-2                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-3                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-4                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-5                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   A-6                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    B                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    C                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    D                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    E                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    F                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    G                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    H                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    J                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    K                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    L                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    M                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    N                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    O                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
    P                   0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-I                  0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-II                 0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
   R-III                0.00000000    0.00000000   0.00000000   0.00000000       0.00000000    0.00000000
=========================================================================================================

=========================================================================
                        Beginning                                Ending
                         Notional    Interest     Prepayment    Notional
  Class      CUSIP       Amount    Distribution     Premium      Amount
-------------------------------------------------------------------------

  X-1                 0.00000000   0.00000000    0.00000000   0.00000000
  X-2                 0.00000000   0.00000000    0.00000000   0.00000000
=========================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 3 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

                             RECONCILIATION DETAIL

                         ADVANCE SUMMARY

P&I Advances Outstanding                               0.00
Servicing Advances Outstanding                         0.00

Reimbursements for Interest on P&I                     0.00
Advances paid from general collections

Reimbursements for Interest on Servicing               0.00
Advances paid from general collections

                  MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                     0.00
Less Master Servicing Fees on Delinquent Payments                0.00
Less Reductions to Master Servicing Fees                         0.00
Plus Master Servicing Fees on Delinquent Payments Received       0.00
Plus Adjustments for Prior Master Servicing Calculation          0.00
Total Master Servicing Fees Collected                            0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
            Accrued       Net Aggregate      Distributable      Distributable      Additional                   Remaining Unpaid
Class     Certificate       Prepayment       Certificate     Certificate Interest  Trust Fund     Interest        Distributable
           Interest     Interest Shortfall     Interest           Adjustment        Expenses    Distribution   Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------

 A-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-3           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-4           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-5           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 A-6           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-1           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 X-2           0.00             0.00               0.00                0.00             0.00         0.00                0.00
  B            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  C            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  D            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  E            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  F            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  G            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  H            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  J            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  K            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  L            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  M            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  N            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  O            0.00             0.00               0.00                0.00             0.00         0.00                0.00
  P            0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-I           0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-II          0.00             0.00               0.00                0.00             0.00         0.00                0.00
 R-III         0.00             0.00               0.00                0.00             0.00         0.00                0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals         0.00             0.00               0.00                0.00             0.00         0.00                0.00
===================================================================================================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 4 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

                   OTHER REQUIRED INFORMATION

Available Distribution Amount                     0.00

Aggregate Number of Outstanding Loans                0
Aggregate Unpaid Principal Balance of Loans       0.00
Aggregate Stated Principal Balance of Loans       0.00

Aggregate Amount of Servicing Fee                 0.00
Aggregate Amount of Special Servicing Fee         0.00
Aggregate Amount of Trustee Fee                   0.00
Aggregate Primary Servicing Fee                   0.00
Aggregate Paying Agent Fee                        0.00
Aggregate Trust Fund Expenses                     0.00

Additional Trust Fund Expenses/(Gains)            0.00
     Fees Paid to Special Servicer                0.00
     Interest on Advances                         0.00
     Other Expenses of Trust                      0.00

Appraisal Reduction Amount

 -----------------------------------------------------
               Appraisal    Cumulative     Most Recent
  Loan         Reduction       ASER         App. Red.
 Number        Effected       Amount          Date
 -----------------------------------------------------

 -----------------------------------------------------
 Total
 =====================================================

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 5 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

                           CASH RECONCILIATION DETAIL

--------------------------------------------------------------------------------------

TOTAL FUNDS COLLECTED

     INTEREST:

        Interest paid or advanced                                       0.00
        Interest reductions due to Non-Recoverability Determinations    0.00
        Interest Adjustments                                            0.00
        Deferred Interest                                               0.00
        Net Prepayment Interest Shortfall                               0.00
        Net Prepayment Interest Excess                                  0.00
        Extension Interest                                              0.00
        Interest Reserve Withdrawal                                     0.00
                                                                               -------
           TOTAL INTEREST COLLECTED                                               0.00

     PRINCIPAL:
        Scheduled Principal                                             0.00
        Unscheduled Principal                                           0.00
           Principal Prepayments                                        0.00
           Collection of Principal after Maturity Date                  0.00
           Recoveries from Liquidation and Insurance Proceeds           0.00
           Excess of Prior Principal Amounts paid                       0.00
           Curtailments                                                 0.00
        Negative Amortization                                           0.00
        Principal Adjustments                                           0.00
                                                                               -------
           TOTAL PRINCIPAL COLLECTED                                              0.00

     OTHER:
        Prepayment Penalties/Yield Maintenance                          0.00
        Repayment Fees                                                  0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Received                                        0.00
        Net Swap Counterparty Payments Received                         0.00
                                                                               -------
           TOTAL OTHER FUNDS COLLECTED:                                            0.00
                                                                               -------
TOTAL FUNDS COLLECTED                                                             0.00
                                                                               =======

--------------------------------------------------------------------------------------

TOTAL FUNDS DISTRIBUTED

     FEES:

        Master Servicing Fee                                            0.00
        Trustee Fee                                                     0.00
        Certificate Administration Fee                                  0.00
        Insurer Fee                                                     0.00
        Miscellaneous Fee                                               0.00
                                                                               -------
           TOTAL FEES                                                            0.00

     ADDITIONAL TRUST FUND EXPENSES:
        Reimbursement for Interest on Advances                          0.00
        ASER Amount                                                     0.00
        Special Servicing Fee                                           0.00
        Reduction of funds due to Non Recoverability Determination      0.00
        Rating Agency Expenses                                          0.00
        Attorney Fees & Expenses                                        0.00
        Bankruptcy Expense                                              0.00
        Taxes Imposed on Trust Fund                                     0.00
        Advances Not Recovered                                          0.00
        Other Expenses                                                  0.00
                                                                               -------
           TOTAL ADDITIONAL TRUST FUND EXPENSES                                  0.00

        INTEREST RESERVE DEPOSIT                                                 0.00

     PAYMENTS TO CERTIFICATE HOLDERS & OTHERS:
        Interest Distribution                                           0.00
        Principal Distribution                                          0.00
        Yield Maintenance/Prepayment Penalties                          0.00
        Borrower Option Extension Fees                                  0.00
        Equity Payments Paid                                            0.00
        Net Swap Counterparty Payments Paid                             0.00
                                                                               -------
           TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                         0.00
                                                                               -------
TOTAL FUNDS DISTRIBUTED                                                          0.00
                                                                               =======

--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 6 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

                                 RATINGS DETAIL

------------------------------------------------------------------------------------
                            Original Ratings              Current Ratings (1)
Class        CUSIP     --------------------------    -------------------------------
                          Fitch   Moody's   S&P          Fitch   Moody's   S&P
------------------------------------------------------------------------------------

 A-1
 A-2
 A-3
 A-4
 A-5
 A-6
 X-1
 X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  O
  P
------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service  Standard & Poor's Rating Services
One State Street Plaza     99 Church Street           55 Water Street
New York, New York 10004   New York, New York 10007   New York, New York 10041
(212) 908-0500             (212) 553-0300             (212) 438-2430

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 7 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
   Scheduled     # of      Scheduled      Agg.      WAM              Weighted
    Balance      loans      Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

                                   STATE (3)

--------------------------------------------------------------------------------
                                          % of
                 # of      Scheduled      Agg.      WAM              Weighted
      State      Props.     Balance       Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Totals
================================================================================

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 8 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                          DEBT SERVICE COVERAGE RATIO
--------------------------------------------------------------------------------
                                         % of
 Debt Service       # of    Scheduled    Agg.     WAM                 Weighted
Coverage Ratio      loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                    NOTE RATE
--------------------------------------------------------------------------------
                                         % of
     Note           # of    Scheduled    Agg.     WAM                 Weighted
     Rate           loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
Property Type      Props.    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                                   SEASONING
--------------------------------------------------------------------------------
                                         % of
                    # of    Scheduled    Agg.     WAM                 Weighted
  Seasoning         loans     Balance    Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                   Page 9 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

--------------------------------------------------------------------------------

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Anticipated Remaining   # of    Scheduled   Agg.     WAM              Weighted
    Term (2)           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)
--------------------------------------------------------------------------------
                                           % of
Remaining Amortization  # of    Scheduled   Agg.     WAM              Weighted
        Term           loans     Balance    Bal.     (2)      WAC    Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)
--------------------------------------------------------------------------------
                                         % of
Remaining Stated    # of    Scheduled    Agg.     WAM                 Weighted
    Term            loans    Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

                    AGE OF MOST RECENT FINANCIAL INFORMATION
--------------------------------------------------------------------------------
Age of Most Recent                      % of
    Financial       # of    Scheduled    Agg.     WAM                 Weighted
   Information     loans     Balance     Bal.     (2)      WAC       Avg DSCR(1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new financial information becomes available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The
Trustee makes no representations as to the accuracy of the data provided for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 10 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

----------------------------------------------------------------------------------------------------------------
                                               MORTGAGE LOAN DETAIL

----------------------------------------------------------------------------------------------------------------
                                                                                  Anticipated              Neg.
 Loan              Property                      Interest    Principal   Gross     Repayment   Maturity   Amort
Number   ODCR      Type (1)    City     State     Payment     Payment    Coupon       Date       Date     (Y/N)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
           Beginning     Ending       Paid     Appraisal    Appraisal     Res.    Mod.
 Loan      Scheduled    Scheduled     Thru     Reduction    Reduction    Strat.   Code
Number      Balance      Balance      Date        Date        Amount      (2)      (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
---------------------------------------------------------------------------------------

                   (1) Property Type Code
                   ----------------------

MF  -  Multi-Family                     OF  -  Office
RT  -  Retail                           MU  -  Mixed Use
HC  -  Health Care                      LO  -  Lodging
IN  -  Industrial                       SS  -  Self Storage
WH  -  Warehouse                        OT  -  Other
MH  -  Mobile Home Park

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

                              (3) Modification Code
                              ---------------------

                            1 - Maturity Date Extension
                            2 - Authorization Change
                            3 - Principal Write-Off
                            4 - Combination

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 11 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

-----------------------------------------------------------------------------------------------------------------------------

                                                  PRINCIPAL PREPAYMENT DETAIL

-----------------------------------------------------------------------------------------------------------------------------
                                         Principal Prepayment Amount                   Prepayment Penalties
                Offering Document    -------------------------------------   ------------------------------------------------
Loan Number      Cross-Reference     Payoff Amount     Curtailment Amount     Prepayment Premium     Yield Maintenance Charge
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  Totals
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 12 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

-----------------------------------------------------------------------------------------------------------------------------------

                                                          HISTORICAL DETAIL

-----------------------------------------------------------------------------------------------------------------------------------
                                                             Delinquencies
-----------------------------------------------------------------------------------------------------------------------------------
Distribution        30-59 Days       60-89 Days      90 Days or More       Foreclosure            REO             Modifications
  Date              #   Balance      #   Balance       #   Balance         #   Balance         #   Balance         #   Balance
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                             Prepayments                    Rate and Maturities
---------------   -------------------------------   --------------------------------
Distribution        Curtailments        Payoff       Next Weighted Avg.
  Date              #   Balance      #   Balance     Coupon      Remit          WAM
------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 13 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

----------------------------------------------------------------------------------------------------------------------------------

                                                      DELINQUENCY LOAN DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                   Offering        # of                     Current     Outstanding   Status of    Resolution
                   Document       Months    Paid Through      P&I           P&I        Mortgage     Strategy       Servicing
Loan Number    Cross-Reference    Delinq.       Date        Advances     Advances      Loan (1)     Code (2)     Transfer Date
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
                              Actual      Outstanding
             Foreclosure       Loan        Servicing    Bankruptcy    REO
Loan Number     Date         Balance       Advances        Date       Date
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
  Totals
----------------------------------------------------------------------------------

                          (1) Status of Mortgage Loan
                          ---------------------------

A  -  Payments Not Received               2  -  Two Months Delinquent
      But Still in Grace Period           3  -  Three or More Months Delinquent
B  -  Late Payment But Less               4  -  Assumed Scheduled Payment
      Than 1 Month Delinquent                   (Performing Matured Loan)
0  -  Current                             7  -  Foreclosure
1  -  One Month Delinquent                9  -  REO

                          (2) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                   10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                        Foreclosure
3 - Bankruptcy           8 - Resolved              11 - Full Payoff
4 - Extension            9 - Pending Return        12 - Reps and Warranties
5 - Note Sale                to Master Servicer    13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 14 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

-----------------------------------------------------------------------------------------------------------------------------

                                            SPECIALLY SERVICED LOAN DETAIL - PART 1

-----------------------------------------------------------------------------------------------------------------------------
                          Offering     Servicing  Resolution                                                        Net
Distribution    Loan      Document      Transfer   Strategy     Scheduled   Property          Interest  Actual   Operating
   Date        Number  Cross-Reference    Date      Code (1)     Balance    Type (2)   State    Rate    Balance   Income
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                                                         Remaining
Distribution   NOI                 Note     Maturity   Amortization
   Date       Date       DSCR      Date       Date         Term
--------------------------------------------------------------------

--------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                       Foreclosure
3 - Bankruptcy           8 - Resolved             11 - Full Payoff
4 - Extension            9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                to Master Servicer   13 - Other or TBD

              (2) Property Type Code
              ----------------------

MF - Multi-Family             OF - Office
RT - Retail                   MU - Mixed use
HC - Health Care              LO - Lodging
IN - Industrial               SS - Self Storage
WH - Warehouse                OT - Other
MH - Mobile Home Park

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 15 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

------------------------------------------------------------------------------------------------------------------------------------

                                               SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                         Offering      Resolution     Site
Distribution   Loan       Document      Strategy   Inspection                Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference   Code (1)      Date     Phase 1 Date     Date      Value    Property Revenue     Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code
                          ----------------------------

1 - Modification         6 - DPO                    10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                         Foreclosure
3 - Bankruptcy           8 - Resolved               11 - Full Payoff
4 - Extension            9 - Pending Return         12 - Reps and Warranties
5 - Note Sale                to Master Servicer     13 - Other or TBD

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 16 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

------------------------------------------------------------------------------------------------------------------------------------

                                                        MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                   Offering
 Loan              Document      Pre-Modification
Number         Cross-Reference        Balance           Modification Date                       Modification Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 17 of 18

                                                                                          -----------------------------------------
                                                                                          For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                   BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.                   (301) 815-6600
WELLS FARGO BANK, N.A.               COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                            SERIES 2004-TOP16                              @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                   -----------------------------------------
COLUMBIA, MD 21045-1951                                                                            PAYMENT DATE: 12/13/2004
                                                                                                   RECORD DATE:  11/30/2004

-------------------------------------------------------------------------------------------------

                                      LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------
       Final Recovery     Offering                                               Gross Proceeds
 Loan  Determination      Document      Appraisal  Appraisal  Actual    Gross       as a % of
Number     Date       Cross-Reference     Date      Value    Balance  Proceeds   Actual Balance
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
  Current Total
-------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
         Aggregate        Net       Net Proceeds               Repurchased
 Loan   Liquidation   Liquidation    as a % of       Realized   by Seller
Number   Expenses*     Proceeds    Actual Balance      Loss       (Y/N)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
  Current Total
---------------------------------------------------------------------------
Cumulative Total
---------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

--------------------------------------------------------------------------------
Copyright, Wells Fargo Bank, N.A.                                  Page 18 of 18

                                   SCHEDULE A

            Rates Used in Determination of Class X Pass-Through Rates

12/13/04   5.42545%
01/13/05   5.42543%
02/13/05   5.42542%
03/13/05   5.42579%
04/13/05   5.59026%
05/13/05   5.42535%
06/13/05   5.59020%
07/13/05   5.42531%
08/13/05   5.59014%
09/13/05   5.59011%
10/13/05   5.42524%
11/13/05   5.59003%
12/13/05   5.42519%
01/13/06   5.42516%
02/13/06   5.42513%
03/13/06   5.42554%
04/13/06   5.58984%
05/13/06   5.42504%
06/13/06   5.58976%
07/13/06   5.42498%
08/13/06   5.58968%
09/13/06   5.58964%
10/13/06   5.42489%
11/13/06   5.58955%
12/13/06   5.42481%
01/13/07   5.42476%
02/13/07   5.42472%
03/13/07   5.42523%
04/13/07   5.58922%
05/13/07   5.42456%
06/13/07   5.58909%
07/13/07   5.42446%
08/13/07   5.58897%
09/13/07   5.58890%
10/13/07   5.42431%
11/13/07   5.58877%
12/13/07   5.42421%
01/13/08   5.58864%
02/13/08   5.42410%
03/13/08   5.42426%
04/13/08   5.58842%
05/13/08   5.42394%
06/13/08   5.58828%
07/13/08   5.42382%
08/13/08   5.58813%
09/13/08   5.58806%
10/13/08   5.42366%
11/13/08   5.58791%
12/13/08   5.42354%
01/13/09   5.42348%
02/13/09   5.42342%
03/13/09   5.42401%
04/13/09   5.58751%
05/13/09   5.42322%
06/13/09   5.58735%

                                       A-1

07/13/09   5.42928%
08/13/09   5.60147%
09/13/09   5.60512%
10/13/09   5.45598%
11/13/09   5.62441%
12/13/09   5.45732%
01/13/10   5.45726%
02/13/10   5.45720%
03/13/10   5.45783%
04/13/10   5.62401%
05/13/10   5.45699%
06/13/10   5.62385%
07/13/10   5.45686%
08/13/10   5.62368%
09/13/10   5.62360%
10/13/10   5.45666%
11/13/10   5.62343%
12/13/10   5.45652%
01/13/11   5.45645%
02/13/11   5.45638%
03/13/11   5.45706%
04/13/11   5.62451%
05/13/11   5.46095%
06/13/11   5.63270%
07/13/11   5.47563%
08/13/11   5.68250%
09/13/11   5.69220%
10/13/11   5.52225%
11/13/11   5.70131%
12/13/11   5.52224%
01/13/12   5.70129%
02/13/12   5.52222%
03/13/12   5.52251%
04/13/12   5.70127%
05/13/12   5.52220%
06/13/12   5.70126%
07/13/12   5.52218%
08/13/12   5.70124%
09/13/12   5.70124%
10/13/12   5.52064%
11/13/12   5.69963%

                                       A-2

PROSPECTUS

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                                   (DEPOSITOR)

     Consider carefully the risk factors beginning on page 2 in this prospectus.

     The securities to be issued are mortgage backed certificates issued by a trust. The securities represent interests only in the related trust fund and do not represent interests in or obligations of Bear Stearns Commercial Mortgage
Securities Inc.

     Unless otherwise specified in the applicable prospectus supplement, neither the certificates nor the underlying assets are insured or guaranteed by any governmental agency or other person.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.

THE TRUST FUNDS--

     (1) A new trust fund will be established to issue each series of certificates.

     (2) Each trust fund will consist primarily of loans secured by pledges of commercial, multifamily residential or mixed use properties.

     (3) A new trust fund may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, and interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

THE CERTIFICATES--

     (1) Each series of certificates will be issued as part of a designated series that may include one or more classes.

     (2) Each series of certificates will represent the entire beneficial ownership interest in the related trust fund and will be paid only from the related trust fund assets.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT
THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                  The date of this prospectus is June 11, 2004.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
               PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT

     We provide information about the certificates in two separate documents that progressively provide more detail. These documents are:

     o    this prospectus, which provides general information, some of which may not apply to a particular series of certificates, including your series; and

     o    the prospectus supplement for a series of certificates, which will describe the specific terms of that series of certificates.

     You should rely only on the information provided in this prospectus and the applicable prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted.

     We have included cross-references to captions in these materials where you can find related discussions that we believe will enhance your understanding of the topic being discussed. The table of contents of this prospectus and the table of contents included in the applicable prospectus supplement list the pages on which these captions are located. You can also find references to key topics in the table of contents on the preceding page.

     You can find the definitions of capitalized terms that are used in this prospectus beginning on page 108 of this prospectus under the caption
"Glossary."

                                       i

        Shortfalls in Collections of Interest as a Result of

        Distributions on the Certificates in Respect of Prepayment

                                       ii

        Federal Income Tax Consequences for Certificates as

                                      iii

                              SUMMARY OF PROSPECTUS

     This summary includes selected information from this prospectus. It does not contain all of the information you need to consider in deciding whether to buy any class of the offered certificates. To understand the terms of the offering of the offered certificates, you should read carefully this entire prospectus and the applicable prospectus supplement.

TITLE OF CERTIFICATES....................   Commercial/Multifamily Mortgage
                                            Pass-Through Certificates, issuable
                                            in series.

DEPOSITOR................................   Bear Stearns Commercial Mortgage
                                            Securities Inc., a Delaware
                                            corporation. Our telephone number is
                                            (212) 272-2000.

DESCRIPTION OF CERTIFICATES; RATINGS....    The certificates of each series will
                                            be issued pursuant to a pooling and
                                            servicing agreement and may be
                                            issued in one or more classes. The
                                            certificates of each series will
                                            represent in the aggregate the
                                            entire beneficial ownership interest
                                            in the property of the related trust
                                            fund. Each trust fund will consist
                                            primarily of a segregated pool of
                                            commercial or multifamily mortgage
                                            loans, or mortgage-backed securities
                                            that evidence interests in, or that
                                            are secured by commercial or
                                            multifamily mortgage loans. Each
                                            class or certificate will be rated
                                            not lower than investment grade by
                                            one or more nationally recognized
                                            statistical rating agencies at the
                                            date of issuance.

     The prospectus supplement for a series of certificates includes important information on related trust fund, certificates, and risks, including information on the following:

                                            (1)  the name of the servicer and
                                                 special servicer, the
                                                 circumstances when a special
                                                 servicer will be appointed and
                                                 their respective obligations
                                                 (if any) to make advances to
                                                 cover delinquent payments on
                                                 the assets of the trust fund,
                                                 taxes, assessments or insurance
                                                 premiums;

                                            (2)  the assets in the trust fund,
                                                 including a description of the
                                                 pool of mortgage loans or
                                                 mortgage-backed securities;

                                            (3)  the identity and attributes of
                                                 each class within a series of
                                                 certificates, including whether
                                                 (and to what extent) any credit
                                                 enhancement benefits any class
                                                 of a series of certificates;

                                            (4)  the tax status of certificates;
                                                 and

                                            (5)  whether the certificates will
                                                 be eligible to be purchased by
                                                 investors subject to ERISA or
                                                 will be mortgage related
                                                 securities for purposes of
                                                 SMMEA.

                                  RISK FACTORS

     You should carefully consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in the trust fund. If any of the following risks are realized, your investment could be materially and adversely affected. In addition, other risks unknown to us or which we currently consider immaterial may also impair your investment.

RISKS RELATING TO THE CERTIFICATES

     LACK OF A SECONDARY MARKET FOR THE CERTIFICATES MAY MAKE IT DIFFICULT FOR
YOU TO RESELL YOUR CERTIFICATES AT ALL OR AT AN ATTRACTIVE PRICE. We cannot assure you that a secondary market will develop for certificates. Even if a secondary market develops, we cannot assure you that it will provide you with liquidity of investment or will continue for as long as the offered certificates remain outstanding. The absence of a secondary market for your certificates means that you may not be able to find a buyer for your certificates or, if you find a buyer, that the selling price may be less than it would have been if a secondary market existed for the certificates. The underwriter for a series of certificates will not be obligated to make a market for that series of certificates even if it intends to do so. Even if a secondary market for your certificates develops, it may provide less liquidity than any comparable market for securities that evidence interests in single-family mortgage loans.

     Insofar as a secondary market does develop with respect to any series of offered certificates or class of any series of offered certificates, other factors may affect their market value. These include:

     o    the perceived liquidity of the offered certificates;

     o    their anticipated cash flow, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans; and

     o    prevailing interest rates.

     For example, small fluctuations in prevailing interest rates may affect at any given time the price payable of some of the classes of offered certificates.
In particular, a class with a relatively long average life, a companion class or a class of stripped interest certificates or stripped principal certificates may be extremely sensitive to small fluctuations in prevailing interest rates. In addition, the relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the offered certificate in response to an equal but opposite movement in the rates. Accordingly, you may only be able to sell your certificates at a discount from the price that you paid for them even if a secondary market develops for the certificates. We are not aware of any source through which holders of the certificates may obtain price information about the offered certificates on an ongoing basis.

     You will have no right to redeem your certificates except to the extent described in this prospectus and the related prospectus supplement. Offered certificates are subject to early retirement only under some specified circumstances described in this prospectus and in the related prospectus supplement.

     You will be entitled to receive periodic reports pursuant to the related pooling and servicing agreement regarding the status of the related mortgage assets and any credit support for your certificates and any subordination of your certificates to other classes of certificates. The periodic reports will be the primary source of ongoing information regarding the offered certificates of any series. The certificateholders may not receive any additional information from any other source. The limited nature of the information may adversely affect the liquidity of your certificates, even if a secondary market does develop for them.

     SINCE THE MORTGAGE LOANS WILL NOT BE GUARANTEED, YOU MAY NOT RECEIVE FULL
PAYMENT ON YOUR CERTIFICATES TO THE EXTENT THERE IS A SHORTFALL IN PAYMENT ON
THE ASSETS OR THE RELATED TRUST FUND. The only sources of funds for payment on a series of certificates will generally be the assets of the related trust fund and, to the extent provided in the applicable prospectus supplement, any credit enhancement. The certificates will not be guaranteed by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity unless otherwise stated in the related prospectus supplement. A portion of the amounts remaining in some funds or accounts constituting part of a trust fund, including any certificate account and any accounts maintained as credit support, may be withdrawn under conditions described in the applicable prospectus supplement for purposes other than the payment of principal or interest in the related series of certificates. A series of certificates will have no claim against or security interest in the trust fund for any other series. As a result, you may suffer a loss on your certificates if the sources for payment are insufficient to pay all the principal of and interest on the certificates of your series. If you are a holder of a subordinate certificate, you may bear a portion of the amount of the losses or shortfalls in collections on the mortgage assets before the holders of the remaining classes of certificates in the priority and manner and subject to the limitations specified in the applicable prospectus supplement.

     THE RATE OF PRINCIPAL PREPAYMENTS ON THE MORTGAGE LOANS AND THE RATE OF
REPURCHASES OF THE MORTGAGE LOANS MAY ADVERSELY AFFECT THE YIELD ON YOUR
INVESTMENT. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment assumptions to be used. The pre-tax return on your investment will change from time to time for a number of reasons, including the following:

     o    The amount of distributions of principal of the certificates and the times when you receive those distributions depends on the amount and the times at which borrowers make principal payments of the underlying mortgage loans, and on whether we or the servicer purchases the underlying mortgage loans.

     o    Prepayments of the mortgage loans in any trust fund by the related borrowers generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payment on those mortgage loans are made as scheduled. The prepayment rate on mortgage loans may be influenced by a variety of economic, tax, legal and social factors. While one prepayment rate may be used for the purpose of pricing the certificates, there can be no assurance that the actual prepayment rate will be faster or slower than any assumed prepayment rate.

     In addition, to the extent described in this prospectus and in the related prospectus supplement, in order to maximize recoveries on defaulted mortgage loans, the servicer or a special servicer will be permitted, within prescribed limits, to extend and modify mortgage loans that are in default or as to which a payment default is imminent. While the servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery than liquidation, we can give you no assurance that any extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

     We or the mortgage loan seller or sellers named in the applicable prospectus supplement will be required to repurchase a mortgage loan from the trust, or if so specified in the applicable prospectus supplement, substitute another mortgage loan, if we or such seller or sellers breach the representations and warranties made with respect to that mortgage loan. In addition, the servicer may have the option to purchase the mortgage loans in the trust fund and may be obligated to purchase mortgage loans from the trust fund under the circumstances described in the prospectus supplement.

     If you buy your certificates at a premium or discount your yield to maturity will be sensitive to prepayments on the mortgage loans in the related trust fund. If the amount of interest payable with respect to your class is disproportionately large, as compared to the amount of principal, as with some classes of stripped interest certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of your certificates may vary from the anticipated yield will depend in part upon the degree to which you purchased them at a discount or premium and the amount and timing of distributions on those certificates. If you purchase a certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield, and if you purchase a certificate at a premium, you should consider the risk that a faster than

anticipated rate of principal payments could result in an actual yield to you that is lower than the anticipated yield. For more detailed information regarding these risks, you should refer to the section in this prospectus titled
"Yield and Maturity Considerations."

     Average Life of Certificates. The terms of your certificates will determine the extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates. For example, a class of certificates, including a class of offered certificates, may provide that on any distribution date you are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to all or a disproportionately large share of the prepayments, or to none or a disproportionately small share of the prepayments. A class of certificates that entitles you to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. A class of certificates that entitles you to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. Entitlements of the various classes of certificateholders of any series to receive payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     Controlled Amortization Classes and Companion Classes. A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment of the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for the certificates. However, prepayment risk will not disappear.

     The stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A companion class absorbs some, but not all, of the risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement. Ratings assigned by a rating agency to a class of certificates reflect the rating agency's assessment of the likelihood that the holders of certificates of that class will receive all payments to which they are entitled. The ratings are based on the structural, legal and issuer-related aspects associated with these certificates, the nature of the underlying mortgage loans and the extent and quality of any credit enhancement. Ratings will not constitute an assessment of the following:

     o    the likelihood that principal prepayments on the related mortgage loans will be made;

     o    the degree to which the rate of prepayments might differ from that originally anticipated;

     o    the likelihood of early optional termination of the related trust fund; or

     o    the possibility that prepayment of the related mortgage loans may be made at any particular rate.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of the series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any related actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the

delinquency, foreclosure or loss experience of any particular pool of mortgage loans. These criteria may also be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. For more detailed information regarding these risks, you should refer to the section in this prospectus titled "Description of Credit Support" and "Ratings."

     ERISA IMPOSES LIMITATIONS ON WHO CAN PURCHASE THE CERTIFICATES; FAILURE TO
COMPLY WITH ERISA MAY MATERIALLY AND ADVERSELY AFFECT THE TRUST FUND AND RESULT
IN REDUCED PAYMENTS ON YOUR CERTIFICATES. Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. In addition, some other retirement plans and arrangements, including individual retirement accounts and Keogh plans, are subject to Section
4975 of the Internal Revenue Code. Due to the complexity of regulations that govern the plans, if you are subject to ERISA or Section 4975 of the Internal
Revenue Code you are urged to consult your own counsel regarding the consequences under ERISA or the Internal Revenue Code of acquisition, ownership and disposition of the offered certificates of any series.

     For more detailed information regarding ERISA restrictions, you should review the section in this prospectus titled "ERISA Considerations."

     IF YOU ACQUIRE RESIDUAL CERTIFICATES YOU MAY BE SUBJECT TO ADVERSE TAX
CONSEQUENCES. If you are a holder of residual certificates that represents a residual interest in a real estate investment conduit or "REMIC," you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, if any. Accordingly, you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the economic income, if any, attributable to your certificate during that period. While you will have a corresponding amount of the losses later in the term of the REMIC, the present value of phantom income may significantly exceed tax losses. Therefore, the after-tax yield on the residual certificate that you receive may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. A residual certificate may have negative value.

     All or a portion of your share of the REMIC taxable income may be treated under the Internal Revenue Code as an "excess inclusion." You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. Excess inclusion income:

     o    generally will not be subject to offset by losses from other activities;

     o    will be treated as unrelated business taxable income for a tax-exempt holder; and

     o    will not qualify for exemption from withholding tax for a foreign holder.

     In addition, residual certificates are subject to numerous restrictions on transfer.

     INDIVIDUALS AND SOME OTHER ENTITIES SHOULD NOT INVEST IN CERTIFICATES THAT
ARE RESIDUAL INTERESTS. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC.
However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to sell a
REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a "United States person" within the meaning of the Internal Revenue Code.

     IF YOUR CERTIFICATES ARE ISSUED IN BOOK-ENTRY FORM, YOU WILL ONLY BE ABLE
TO EXERCISE YOUR RIGHTS INDIRECTLY THROUGH DTC AND YOU MAY ALSO HAVE LIMITED
ACCESS TO INFORMATION REGARDING THOSE CERTIFICATES. One or more classes of the offered certificates of any series may be issued as book-entry certificates.
Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding definitive certificates are issued, you will be able to exercise your rights only indirectly through DTC and its participating organizations. In addition, your access to information regarding the book-entry certificates may be limited. Conveyance of notices and other communications by
DTC to its participating organizations, and directly and indirectly through these organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described in this prospectus, you may suffer delays in the receipt of payments on the book-entry certificates. In addition, your ability to pledge or otherwise take actions with respect to your interest in the book-entry certificates may be limited due to the lack of a physical certificate evidencing that interest.

     For more detailed information regarding book-entry registration, you should review the section in this prospectus titled "Description of the
Certificates--Book-Entry Registration and Definitive Certificates."

RISKS RELATING TO THE MORTGAGE LOANS

     MORTGAGE LOANS ARE SUSCEPTIBLE TO NUMEROUS RISKS THAT MAY RESULT IN LOSSES
     TO YOU.

     (1) Mortgage loans made on the security of multifamily or commercial property may entail risks of delinquency and foreclosure that are greater than similar risks associated with loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. Thus, the value of an income-producing property is directly related to the net operating income derived from that property. If the net operating income of the property is reduced--for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase--the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including the following:

     o    changes in general or local economic conditions and/or specific industry segments;

     o    declines in real estate values;

     o    declines in rental or occupancy rates;

     o    increases in interest rates, real estate tax rates and other operating expenses;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    acts of God and other factors beyond the control of the servicer.

     In the case of mortgage loans that represent participation interests in a mortgage loan, the trustee's or the servicer's enforcement rights may be limited in the event of default by the related borrower.

     (2) The type and use of a particular mortgaged property may present additional risks. For instance, mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements. The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may be dependent upon the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     (3) Other multifamily and commercial properties located in the areas of the mortgaged properties and of the same types as the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. The lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgaged property may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, the renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     (4) Some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any related mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we can give you no assurance that enforcement of the recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.

     (5) The concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans. Mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     OFFICE PROPERTIES HAVE PARTICULAR RISKS. In addition to risks generally associated with real estate, office properties are also affected significantly by

     o    adverse changes in population and employment growth, which generally creates demand for office space,

     o    local competitive conditions, including the supply of office space or the existence or construction of new competitive office buildings,

     o    the quality and management philosophy of management,

     o    the attractiveness of the properties to tenants and their customers or clients,

     o    the attractiveness of the surrounding neighborhood, and

     o    the need to make major repairs or improvements to the property to satisfy the needs of major tenants.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. A decline of this sort may result in one or more significant tenants ceasing operations at the related locations, which may occur on account of

     o    a tenant's voluntary decision not to renew a lease,

     o    bankruptcy or insolvency of these tenants, or

     o    these tenant's general cessation of business activities or for other reasons.

     The risk of an economic decline as described above is greater if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     MORTGAGE LOANS SECURED BY RETAIL PROPERTIES MAY BE ADVERSELY AFFECTED BY
CHANGES IN CONSUMER SPENDING PATTERNS, ALTERNATIVE FORMS OF RETAILING AND
CHANGES IN TENANTS OCCUPYING THE RETAIL PROPERTIES. In addition to risks generally associated with real estate, mortgage loans secured by retail properties are also affected significantly by a number of factors, including:

     o    adverse changes in consumer spending patterns;

     o    local competitive conditions, including the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls;

     o    alternative forms of retailing, including direct mail, television shopping networks and Internet based sales, which reduce the need for retail space by retail companies;

     o    the quality and management philosophy of management;

     o    the attractiveness of the properties and the surrounding neighborhood to tenants and their customers;

     o    the public perception of the safety of customers, at shopping malls and shopping centers, for example;

     o    the need to make major repairs or improvements to satisfy the needs of major tenants; and

     o    if an anchor or other significant tenant ceases operations at the locations, which may occur on account of a decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant's general cessation of business activities or for other reasons. Significant tenants at a shopping center play an important part in generating customer traffic and making the property a desirable location for other tenants at the property. In addition, some tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at the property.

     SOME RISKS THAT AFFECT OCCUPANCY AND RENT LEVELS OF MULTIFAMILY RENTAL
PROPERTIES SUCH AS ADVERSE ECONOMIC CONDITIONS, CONSTRUCTION OF ADDITIONAL
HOUSING, MILITARY BASE CLOSINGS, COMPANY RELOCATIONS AND RENT CONTROL LAWS MAY
AFFECT THE ABILITY OF THE BORROWER TO MEET ITS OBLIGATIONS UNDER THE MORTGAGE
LOAN. Adverse economic conditions, either local, regional or national, may limit or reduce the following:

     o    the amount of rent that can be charged for rental units;

     o    tenants' ability to pay rent;

     o    timeliness of rent payments;

     o    occupancy levels without a corresponding decrease in
          expenses--occupancy and rent levels may also be affected by construction of additional housing units;

     o    local military base closings;

     o    construction of additional housing units;

     o    company relocations and closings; and

     o    national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of a neighborhood may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, rent control laws could impact the future cash flows of multifamily rental properties that are subject to rental control laws.

     Some multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code.
However, Section 42 properties are subject to some restrictions that may affect a borrower's ability to meet its obligations under a mortgage loan. This includes the following:

     o    rent limitations associated with those properties may adversely affect the ability of the applicable borrowers to increase rents to maintain those properties in proper condition during periods of rapid inflation or declining market value of those properties;

     o    the income restrictions on tenants imposed by Section 42 of the
          Internal Revenue Code may reduce the number of eligible tenants;

     o    some eligible tenants may not find any differences in rents between the Section 42 properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a
          Section 42 property; and

     o    a Section 42 property may also have fewer amenities or otherwise be less attractive as a residence making it less attractive to eligible tenants.

     All of the foregoing conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

     MORTGAGE LOANS SECURED BY COOPERATIVELY OWNED APARTMENT BUILDINGS ARE
SUBJECT TO THE RISK THAT TENANT-SHAREHOLDERS OF A COOPERATIVELY OWNED APARTMENT
BUILDING WILL BE UNABLE TO MAKE THE REQUIRED MAINTENANCE PAYMENTS. Generally, a
tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the apartment building representing that tenant-shareholder's pro rata share of the corporation's payments in respect of the mortgage loan secured by that apartment building. The tenant-shareholder must also pay its pro rata share of all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to that apartment building, less any other income that the cooperative corporation may realize.

     Adverse economic conditions, either local, regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because adverse economic conditions have impaired the individual financial conditions of the tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by that building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares

allocated to a large number of the apartment units, any lender secured by a mortgage on the building will be subject to a risk associated with the sponsor's creditworthiness.

     SELF-STORAGE PROPERTIES HAVE PARTICULAR RISKS. Warehouse, mini-warehouse and self-storage properties ("Storage Properties") are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of Storage Properties to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors, such that the borrower becomes unable to meet its obligation on the related mortgage loan, the liquidation value of that Storage Property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the Storage
Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access are important to the success of a Storage Property, as are building design and location.

     HOTEL AND MOTEL PROPERTIES HAVE PARTICULAR RISKS. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things,

     o    a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated,

     o    competition from other hotels and motels,

     o    increases in operating costs, which increases may not necessarily in the future be offset by increased room rates and

     o    dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions.

     These factors could adversely affect the related borrower's ability to make payments on the related mortgage loans. Since limited service hotels and motels are relatively quick and inexpensive to construct, an over-building of hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel may have a substantial impact on that hotel's quality of service and economic performances. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that

     o    hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator;

     o    the transferability of any operating, liquor and other licenses to the entity acquiring the related hotel and motel, either through purchase or foreclosure, is subject to local law requirements;

     o    it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of the related property;
          and

     o    future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain these standards or adhere to other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on

                                       10

the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels or motels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the related hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
HAVE PARTICULAR RISKS. The successful operation of a manufactured housing community or recreational vehicle park will generally depend upon the number of competing manufactured housing communities or recreational vehicle parks in the local market, as well as upon other factors, including its age, appearance, reputation, management and the types of facilities and services it provides.

     Manufactured housing communities also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively-owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.

     MANUFACTURED HOUSING COMMUNITY PROPERTIES AND RECREATIONAL VEHICLE PARKS
ARE "SPECIAL PURPOSE" PROPERTIES THAT CANNOT BE READILY CONVERTED TO GENERAL
RESIDENTIAL, RETAIL OR OFFICE USE. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the mortgaged property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the mortgaged property were readily adaptable to other uses.

     MORTGAGE LOANS WITH BALLOON PAYMENTS INVOLVE THE RISK THAT BORROWERS MAY
NOT BE ABLE TO REFINANCE THE LOAN OR SELL THE RELATED PROPERTY. Mortgage loans may be non-amortizing or only partially amortizing over their terms to maturity.
Those mortgage loans will require substantial principal payments--that is, balloon payments--at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

     o    value of the related mortgaged property;

     o    the level of available mortgage rates at the time of sale or refinancing;

     o    the borrower's equity in the related mortgaged property;

     o    the financial condition and operating history of the borrower and the related mortgaged property;

     o    tax laws and rent control laws, with respect to some residential properties;

     o    Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes; and

     o    prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally.

     Neither we nor any of our affiliates will be required to refinance any mortgage loan.

     CREDIT SUPPORT FOR A SERIES OF CERTIFICATES MAY COVER SOME OF YOUR LOSSES
OR RISKS BUT MAY NOT COVER ALL POTENTIAL RISKS TO YOU. The prospectus supplement for a series of certificates will describe any credit support provided for these certificates. Use of credit support will be subject to the conditions and limitations described in

                                       11

this prospectus and in the related prospectus supplement. Moreover, the available credit support may not cover all potential losses or risks. For example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, which may, in turn, include offered certificates. Subordination is intended to reduce the risk to holders of each more senior class of certificates of delinquent distributions or ultimate losses on the mortgage assets. However, the amount of subordination will be limited and may decline. Since the senior certificateholders are paid principal before subordinate certificateholders, subordinate certificateholders may not be paid any principal if the available credit support is exhausted. As a result, if you are a holder of subordinate certificates, you will primarily experience the impact of losses and shortfalls.
Moreover, if the available credit support covers more than one series of certificates, you will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     Rating agencies rating the certificates will determine the level of credit support based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and some other factors. We cannot, however, assure you that the loss experience on the related mortgage assets will not exceed the assumed levels.

     For more detail information regarding credit support of certificates you should review the sections in this prospectus titled "--Risks Relating to the
Certificates--Ratings on your certificates do not guarantee that you will receive payment under the pooling and servicing agreement," "Description of the
Certificates" and "Description of Credit Support."

     IF THE MORTGAGED PROPERTY IS SUBJECT TO A LEASE, THE LENDER IS SUBJECT TO
THE RISK THAT IF THE BORROWER DEFAULTS, THE MORTGAGE LENDER MAY HAVE TO OBTAIN A
COURT ORDER APPOINTING A RECEIVER BEFORE BEING ABLE TO COLLECT RENTS. Each
mortgage loan secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents. This means that the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from it, as further security for the related mortgage loan. The borrower may continue to collect rents for so long as there is no default. If the borrower defaults, the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     For more detailed information regarding leases and rents, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Leases and Rents."

     OWNERS AND OPERATORS OF A MORTGAGED PROPERTY AND MORTGAGE LENDERS MAY
BECOME LIABLE FOR THE COSTS OF ENVIRONMENTAL CLEANUP. Under federal law and the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in, beneath, or emanating from that property. The owner may become liable without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances on the property. The cost of any required remediation and the owner or operator's liability as to any property could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, owners or operators of mortgaged properties that generate hazardous substances that are disposed of at off-site locations may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where the hazardous substances were disposed.

     Lenders whose primary indicia of ownership in a particular property is the holding of a security interest are exempted from the definition of owner under the federal Comprehensive Environmental Response, Compensation, and Liability
Act of 1980. However, lenders may forfeit their secured creditor exemption, as a result of their actions with respect to particular borrowers, and be deemed an owner or operator of property so that they are liable for remediation costs. A lender also risks liability for remediation costs on foreclosure of the mortgage. Unless otherwise specified in the related prospectus supplement, if a trust fund includes mortgage loans, then the related pooling and servicing agreement will contain provisions generally to the effect that the servicer, acting on behalf of

                                       12

the trust fund, may not acquire title to a mortgaged property or assume control of its operation unless the servicer, based upon a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so. We cannot assure you that any requirements of a pooling and servicing agreement will effectively insulate the related trust fund from potential liability for a materially adverse environmental condition at a mortgaged property.

     For more detailed information regarding environmental risks, you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Environmental Risks."

     HAZARD INSURANCE POLICIES ON MORTGAGED PROPERTIES MAY NOT FULLY COVER ALL
TYPES OF DAMAGE TO THE MORTGAGED PROPERTIES. Unless otherwise specified in a prospectus supplement, the servicer will be required to cause the borrower on each mortgage loan to maintain insurance coverage in respect of the related mortgaged property, including hazard insurance. However, the servicer may be able to satisfy its obligation to cause hazard insurance to be maintained through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The insurance policies will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions. Most insurance policies, however, typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from causes not typically covered by an insurance policy, then, to the extent any consequent losses are not covered by the available credit support, you may in part bear the resulting losses.

     For more detailed information regarding insurance policies, you should review the section in this prospectus titled "Description of the Pooling and
Servicing Agreements--Hazard Insurance Policies."

     THE YIELD ON YOUR CERTIFICATES MAY BE ADVERSELY AFFECTED TO THE EXTENT THAT
THE RELATED TRUST FUND MAY INCLUDE DELINQUENT MORTGAGE LOANS BECAUSE THE
AVAILABLE CREDIT SUPPORT MAY NOT COVER ALL LOSSES RELATED TO THE DELINQUENT
MORTGAGE LOANS. The trust fund for a particular series of certificates may include mortgage loans that are past-due, i.e., beyond any applicable grace period. However, delinquent mortgage loans may only constitute up to, but not including, 20% (by principal balance) of the trust fund. A special servicer may perform the servicing of delinquent mortgage loans. When a mortgage loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related mortgaged property. In these cases, the related borrower may not have an incentive to continue to perform under that mortgage loan. In addition, when the debt service coverage ratio of a mortgage loan is below 1.0x, the revenue derived from the use and operation of the related mortgaged property is insufficient to cover the operating expenses of the mortgaged property and to pay debt service on that mortgage loan and all mortgage loans senior to that mortgage loan. In those cases, the related borrower will be required to pay from sources other than cash flow from the related mortgaged property. If the related borrower ceases to use alternative cash sources at a time when operating revenue from the related mortgaged property is still insufficient to cover all expenses and debt service, deferred maintenance at the related mortgaged property and/or a default under the subject mortgage loan may occur. Available credit may not cover all losses related to delinquent mortgage loans. You should therefore consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on the offered certificates.

     For more detailed information regarding delinquent mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans--General."

     A WORD ABOUT FORWARD LOOKING STATEMENTS. Whenever we use words like
"intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control that could cause actual results to differ materially from what we think they might be. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

                                       13

                         DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of the following:

     o    various types of multifamily or commercial mortgage loans or participations in those mortgage loans;

     o    pass-through certificates or other mortgage-backed securities ("MBS")
          that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o    a combination of the foregoing, which we call mortgage assets.

     We will establish each trust fund. We will select each mortgage asset for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which may or may not be the originator of a mortgage loan or the issuer of a MBS and may be our affiliate. Unless otherwise provided in the related prospectus supplement, neither we nor any of our affiliates and no governmental agency or instrumentality or any other person will guarantee or insure any of the mortgage assets included in a trust fund.
The discussion below under the heading "--Mortgage Loans," unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes or other evidences of indebtedness called mortgage notes, secured by liens on fee or leasehold estates in properties called mortgaged properties consisting of the following:

     o    residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, called multifamily properties, and manufactured housing community properties;

     o    commercial properties consisting of office buildings, retail facilities related to the sale of goods and products and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, auto parks, golf courses, arenas and restaurants, or any cooperatively owned units therein; and

     o    mixed use properties--that is, any combination of the foregoing--and unimproved land, both called commercial properties.

     The multifamily properties may include mixed commercial and residential structures, and apartment buildings owned by a private cooperative housing corporation, with shares of the cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. The liens may be created by mortgages, deeds of trust and similar security instruments. Each mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any leasehold will exceed the term of the mortgage note by at least two years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, the originator may be or may have been one of our affiliates.

     Mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, some of the mortgage loans included in the trust fund for a particular series of certificates may be delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus

                                       14

supplement will set forth available information as to the period of the delinquency or non-performance, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends, which may change towards options such as telecommuting, tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by various factors affecting a building, including

     o    its age;

     o    its condition;

     o    its design, including floor sizes and layout;

     o    its access to transportation; and

          o    the availability of parking and the owner's ability to offer certain amenities to its tenants, including sophisticated
               building systems such as

          o    fiber optic cables,

          o    satellite communications or

     o    other base building technological features.

     Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by an array of factors including

     o    labor cost and quality;

     o    tax environment; and

     o    quality of life matters, such as schools and cultural amenities.

     A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                       15

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited, to the following:

     o    the ability to lease space in the properties;

     o    the ability of tenants to meet their lease obligations;

     o    the possibility of a significant tenant becoming bankrupt or insolvent; and

     o    fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will cause a corresponding decline in percentage rents and may cause these tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a shopping center is anchored or unanchored is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant--notwithstanding any continued payment of rent--can have a material negative effect on the economic performance of a shopping center. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike some other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant
factors determining the value and successful operation of a multifamily rental property include the following:

     o    location of the property;

     o    the number of competing residential developments in the local market, such as apartment buildings, manufactured housing communities and site-built single family homes;

     o    the physical attributes of the multifamily building, such as its age and appearance; and

     o    state and local regulations affecting the property.

     In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                       16

     Some states regulate the relationship of an owner and its tenants.
Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings.
These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair the borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements.

     Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively Owned Apartment Buildings. A
cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements. The proprietary leases and occupancy agreements confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing the tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, including all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by the cooperative corporation, less any other income that the cooperative corporation may realize.
Payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by the cooperative corporation, as well as all other operating expenses of the property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by the cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither we nor any other person will have any obligation to provide refinancing for any of the mortgage loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a fixed period to subscribe at prices discounted from the prices to be offered to the public after

                                       17

that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are so-called "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to that apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to that subtenancy. The subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are

     o    the quality of tenants;

     o    building design and adaptability; and

     o    the location of the property.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.
Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any related property is heavily dependent on the success of the tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include ceiling heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.
Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Mortgage Loans Secured by Warehouse, Mini-Warehouse and Self-Storage
Facilities. Because of relatively low acquisition costs and break-even occupancy rates, warehouse, mini-warehouse and self-storage properties ("Storage
Properties") are considered vulnerable to competition. Despite their relatively low acquisition costs, and because of their particular building characteristics,
Storage Properties would require substantial capital investments in order to adapt them to alternative uses. Limited adaptability to other uses may substantially reduce the liquidation value of a Storage Property. In addition to competition, factors that affect the success of a Storage Property include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided, including security and accessibility, age of improvements, the appearance of the improvements and the quality of management.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may include full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise

                                       18

affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties.
Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any related hotel or motel property, the consent of the franchisor for the continued use of the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of the related hotel or motel property would be entitled to the rights under any associated liquor license, and the purchaser would be required to apply in its own right for that license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Manufactured Housing Community Properties and
Recreational Vehicle Parks. Manufactured housing community properties consist of land that is divided into "spaces" or "homesites" that are primarily leased to manufactured housing community unit owners. Accordingly, the related mortgage loans will be secured by mortgage liens on the real estate, or a leasehold interest therein, upon which the manufactured housing community units are situated, but not the units themselves. The manufactured housing community unit owner often invests in site-specific improvements, including carports, steps, fencing, skirts around the base of the unit, and landscaping. The park owner typically provides private roads within the park, common facilities and, in many cases, utilities. Park amenities may include

     o    driveways;

     o    visitor parking;

     o    recreational vehicle and pleasure boat storage;

     o    laundry facilities;

     o    community rooms;

     o    swimming pools;

     o    tennis courts;

     o    security systems; and

     o    health clubs.

     Due to relocation costs and, in some cases, demand for manufactured housing community unit spaces, the value of a unit in place in a park is generally higher, and can be significantly higher, than the value of the same unit not placed in a park. As a result, a well-operated manufactured housing community that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided

                                       19

financing for the unit of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the mobile home can be resold in place, rather than to allow the unit to be removed from the park.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Mortgage loans secured by liens on manufactured housing community properties and recreational vehicle parks are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of these types of properties will generally depend upon the number of competing parks, as well as upon other factors, including its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of facilities and services it provides.
Manufactured housing community properties also compete against alternative forms of residential housing, including

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, for example, staying at a hotel at the beach.
Manufactured housing community properties and recreational vehicle parks are
"special purpose" properties that cannot be readily converted to general residential, retail or office use. Thus, if the operation of a manufactured housing community or recreational vehicle park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of the manufactured housing community may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community or recreational vehicle park were readily adaptable to other uses.

     Certain states regulate the relationship of a manufactured housing community owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Manufactured housing community owners have been the subject of suits under state "Unfair and
Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a unit owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's unit. Certain states also regulate changes in manufactured housing community use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws either do not provide for decontrol of rental rates upon vacancy of individual units or permit decontrol only in the relatively rare event that the unit is removed from the unit site. Any limitations on a borrower's ability to raise property rents may impair the related borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

                                       20

     Default and Loss Considerations with Respect to the Mortgage Loans.
Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.
The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property--that is, its ability to generate income. Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans. Absent special facts, recourse in the case of default of non-recourse loans will be limited to the mortgaged property and the other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on such a loan. The Net Operating Income of a mortgaged property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income--and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative--may be affected by the condition of the applicable real estate market and/or the economy of the area in which the mortgaged property is located or the industry that it services. In addition, properties typically leased, occupied or used on a short-term basis, such as some healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of net of expense provisions will result in stable Net Operating
Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default.
The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property. This in turn has the following effects:

     o    it increases the incentive of the borrower to perform under the terms of the related mortgage loan, in order to protect the equity; and

     o    it increases the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o    the market comparison method, i.e., recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, i.e., the cost of replacing the property at the date;

                                       21

     o    the income capitalization method, i.e., a projection of value based upon the property's projected net cash flow; or

     o    upon a selection from or interpolation of the values derived from the foregoing methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of the foregoing factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. For additional information regarding risks associated with mortgage loans, you should review the sections in this prospectus titled
"Risk Factors--Risks Relating to the Mortgage Loans--Mortgage Loans are
susceptible to numerous risks that may result in losses to you" and "--Mortgage loans with balloon payments involve the risk that borrowers may not be able to refinance the loan or sell the related property."

     Payment Provisions of the Mortgage Loans. Unless otherwise specified in the related prospectus supplement, all of the mortgage loans will have the following characteristics:

     o    have had individual principal balances at origination of not less than
          $25,000;

     o    have had original terms to maturity of not more than 40 years; and

     o    provide for scheduled payments of principal, interest or both, to be made on specified dates, known as due dates, that occur monthly, quarterly, semi-annually or annually.

     A mortgage loan may also have the following characteristics:

     o    provide for no accrual of interest or for accrual of interest thereon at an interest rate, known as a mortgage rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

     o    provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of some events, and may permit negative amortization;

     o    be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date; and

     o    prohibit over its term or for a certain period prepayments (the period of the prohibition is known as a lock-out period and its date of expiration is known as a lock-out date) and/or require payment of a premium or a yield maintenance penalty, more commonly known as a prepayment premium) in connection with some prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of the related mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an equity participation in addition to payments of interest on and/or principal of the offered certificates, the related

                                       22

prospectus supplement will describe the equity participation and the method or methods by which distributions relating to the equity participation will be made to the holders.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement. To the extent then applicable and specifically known to us, the prospectus supplement will include the following:

     1. the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     2. the type or types of property that provide security for repayment of the mortgage loans;

     3. the earliest and latest origination date and maturity date of the mortgage loans;

     4. the original and remaining terms to maturity of the mortgage loans, or the respective ranges those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     5. the original Loan-to-Value Ratios of the mortgage loans, or the range of those Loan-to-Value Ratios, and the weighted average original Loan-to-Value
Ratio of the mortgage loans;

     6. the mortgage rates borne by the mortgage loans, or range of those mortgage rates, and the weighted average mortgage rate borne by the mortgage loans;

     7. with respect to mortgage loans with adjustable mortgage rates ("ARM
Loans"), the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage rate adjustments at the time of any adjustment and over the life of the ARM Loan;

     8. information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, lock-out periods and prepayment premiums;

     9. the Debt Service Coverage Ratios of the mortgage loans, either at origination or as of a more recent date, or the range of those Debt Service
Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios;
and

     10. the geographic distribution of the mortgaged properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain some information available to us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form 8-K with the SEC within fifteen days following their issuance.

MBS

     Mortgage-backed securities included in a trust fund may include:

     o    mortgage pass-through certificates or other mortgage-backed securities that are not guaranteed or insured by the United States or any of its agencies or instrumentalities; or

     o    certificates insured or guaranteed by FHLMC, FNMA, GNMA or FAMC provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by

                                       23

          a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement.
The issuer of the MBS and/or the servicer of the underlying mortgage loans will have entered into the MBS agreement, generally with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.
Distributions in respect of the MBS will be made by the MBS issuer, the MBS servicer or the MBS trustee on the dates specified in the related prospectus supplement. The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" in this prospectus may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the
MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available, the following:

     1. the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund;

     2. the original and remaining term to stated maturity of the MBS, if applicable;

     3. the pass-through or bond rate of the MBS or the formula for determining those rates;

     4. the payment characteristics of the MBS;

     5. the MBS issuer, MBS servicer and MBS trustee, as applicable;

     6. a description of the credit support, if any;

     7. the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     8. the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     9. the type of mortgage loans underlying the MBS and, to the extent available to us and appropriate under the circumstances, any other information in respect of the underlying mortgage loans described under "--Mortgage
Loans--Mortgage Loan Information in Prospectus Supplements"; and

     10. the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in

                                       24

some obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against some defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of the series or by one or more other types of credit support arrangements. Other types of credit support arrangements may include letters of credit, insurance policies, guarantees, surety bonds or reserve funds, among others, or a combination. The amount and types of credit support, the identification of the entity providing it, if applicable, and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. For additional information regarding credit support, you should review the sections in this prospectus titled " Risk Factors--Risks Relating to the Mortgage Loans--Credit
support for a series of certificates may cover some of your losses or risks but may not cover all potential risks to you."

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of an obligor or counterparty under the agreement, will be described in the prospectus supplement for a series of certificates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of the series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate the prospectus supplement will specify, the method of determining the pass-through rate. The prospectus supplement will also discuss the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a guaranteed investment contract or other agreement.

                                       25

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which the payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

SHORTFALLS IN COLLECTIONS OF INTEREST AS A RESULT OF PREPAYMENTS OF
MORTGAGE LOANS

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of the prepayment only through the date of the prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but the prepayment is not accompanied by interest to the due date for the mortgage loan in the related Due Period, then the interest charged to the borrower, net of servicing and administrative fees, may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any shortfall is allocated to a class of offered certificates, the yield on those certificates will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the prospectus supplement for a series of certificates, the servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The related prospectus supplement will also describe any other amounts available to offset shortfalls.

     For additional information regarding prepayment interest shortfalls, you should review the section in this prospectus titled "Description of the Pooling and Servicing Agreements--Servicing Compensation and Payment of Expenses."

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those payments to reduce the principal balance--or notional amount, if applicable--of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by their amortization schedules, the dates on which any balloon payments are due, and the rate of voluntary and/or involuntary principal prepayments. You should note that the amortization schedule of an ARM Loan may change periodically to accommodate adjustments to the mortgage rate thereon and that these changes may affect the rate of principal payments on an ARM loan. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors, as described more fully below, no assurance can be given as to the rate at which any one will prepay.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on the certificates of that series or, in the case of a class of stripped interest certificates, result in the reduction of its notional amount. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than the anticipated yield. In addition, if you purchase an offered certificate at a discount, or a premium, and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower, or faster, than the rate anticipated by you during any particular period, the consequent adverse effects on your yield would not be fully offset by a subsequent like increase, or decrease, in the rate of principal payments.

                                       26

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on the date, to a disproportionately large share--which, in some cases, may be all--of the prepayments, or to a disproportionately small share--which, in some cases, may be none--of the prepayments. As and to the extent described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments and, in particular, prepayments of principal of the mortgage loans in the related trust fund may vary based on the occurrence of some events, e.g., the retirement of one or more classes of certificates of the series, or subject to some contingencies, e.g., prepayment and default rates with respect to the mortgage loans.

     In general, the notional amount of a class of stripped interest certificates will either:

     o    be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o    equal the certificate balances of one or more of the other classes of certificates of the same series.

Accordingly, the yield on stripped interest certificates will be inversely related to the rate at which payments and other collections of principal are received on mortgage assets or distributions are made in reduction of the certificate balances of the certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of stripped interest certificates or stripped principal certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in stripped principal certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in stripped interest certificates. If the offered certificates of a series include any of those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. The tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable you to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which the provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either:

     o    converting to a fixed rate loan and thereby locking in the rate; or

     o    taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws--which are subject to change--to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We

                                       27

will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to their relative importance, as to the percentage of the principal balance of mortgage loans that will be paid as of any date or as to the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of the series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments--for this purpose, the term prepayment includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund--is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the constant prepayment rate ("CPR")
prepayment model or the standard prepayment assumption ("SPA") prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans for the life of the related mortgage loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of
SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the
CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series. The prospectus supplement will also contain the percentage of the initial certificate balance or notional amount of each class of offered certificates that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in the prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule. The principal payment schedule is supported by creating priorities, as and to the extent described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a prepayment collar--that is, a range of prepayment rates that can be sustained without disruption--that determines the principal cash flow of the certificates. A prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb excesses or shortfalls in principal payments on the

                                       28

underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, such an event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.
A targeted amortization class is structured so that principal distributions generally will be payable in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing the schedule. A targeted amortization class will generally afford the holders some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of certificates in that class to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle those holders to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, known as call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, known as extension risk, if the rate of prepayment is relatively slow. Thus, as and to the extent described in the related prospectus supplement, a companion class absorbs some, but not all, of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on those mortgage loan would be expected during a period of increasing interest rates to amortize at a slower rate, and perhaps not at all, than if interest rates were declining or were remaining constant. A slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. Negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on those certificates, which deferred interest may be added to the certificate balance of those certificates.
Accordingly, the weighted average lives of mortgage loans that permit negative

                                       29

amortization, and that of the classes of certificates to which any related negative amortization would be allocated or that would bear the effects of a slower rate of amortization on the mortgage loans, may increase as a result of this feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage rate, provides that its scheduled payment will adjust less frequently than its mortgage rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage rate. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule thereby resulting in the accelerated amortization of the mortgage loan.
Any related acceleration in amortization of its principal balance will shorten the weighted average life of a mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on the mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon:

     o    whether the offered certificate was purchased at a premium or a discount; and

     o    the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on the certificate, or, in the case of a stripped interest certificate, delay or accelerate the amortization of its notional amount.

     For additional information on the effects of negative amortization on the yield of certificates, you should review the section titled "--Yield and
Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which the holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of the losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear its effects.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses and shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

                                       30

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion--which may during specified periods range from none to all--of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of the series, may provide for distributions of principal. Distributions may be provided from:

     o    amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates;

     o    Excess Funds; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of the certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of any of the foregoing sources would have any material effect on the rate at which the certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party specified therein may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, under the circumstances and in the manner set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of the certificates and, if the certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     We are Bear Stearns Commercial Mortgage Securities Inc., a Delaware
corporation organized on April 20, 1987, and we function as the depositor. Our primary business is to acquire mortgage loans, mortgage-backed securities and related assets and sell interests therein or bonds secured thereby. We are an affiliate of Bear, Stearns & Co. Inc. We maintain our principal office at 383
Madison Avenue, New York, New York 10179. Our telephone number is (212)
272-2000. We do not have, nor do we expect in the future to have, any significant assets.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by us to the purchase of trust assets or will be used by us for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                                       31

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of any series, may consist of one or more classes of certificates that, among other things:

     o    provide for the accrual of interest thereon at a fixed, variable or adjustable rate;

     o    are senior or subordinate to one or more other classes of certificates in entitlement to distributions on the certificates;

     o    are stripped principal certificates;

     o    are stripped interest certificates;

     o    provide for distributions of interest or principal that commence only after the occurrence of some events, such as the retirement of one or more other classes of certificates of the series;

     o    provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster--and, in some cases, substantially faster--or slower--and, in some cases, substantially slower--than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o    provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o    provide for distributions based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums and equity participations.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of some classes of stripped interest certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.
As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series, if issued as definitive certificates, may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with the transfer.
Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the related trustee or servicer on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the distribution date. The particular components of the Available
Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of any certificate, will be made to the persons in whose names the certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs. The amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of

                                       32

certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor or by check mailed to the address of the certificateholder as it appears in the certificate register. Payment will be made by wire transfer if the certificateholder has provided the person required to make payments with wiring instructions, which may be provided in the form of a standing order applicable to all subsequent distributions, no later than the date specified in the related prospectus supplement, and, if so provided in the related prospectus supplement, the certificateholder holds certificates in the requisite amount or denomination specified therein. If the certificateholder does not provide any wiring instructions, payments will be made by check mailed to the address of the certificateholder as it appears on the certificate register. The final distribution in retirement of any class of certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped principal certificates and some classes of residual certificates that have no pass-through rate, may have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates, other than some classes of accrual certificates, and other than any class of stripped principal certificates or residual certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the
Accrued Certificate Interest for the class and the distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on the distribution date. Prior to the time interest is distributable on any class of accrual certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the certificate balance of that class on each distribution date. Reference to a notional amount with respect to a class of stripped interest certificates is solely for convenience in making appropriate calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of those certificates--one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans," exceed the amount of any sums--including, if and to the extent specified in the related prospectus supplement, all or a portion of the servicer's or special servicer's servicing compensation--that are applied to offset the amount of the shortfalls. The particular manner in which shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of
Accrued Certificate Interest that is otherwise distributable on--or, in the case of accrual certificates, that may otherwise be added to the certificate balance of--a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of
Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the certificate balance of that class.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than some classes of stripped interest certificates and some classes of residual certificates, will have a certificate balance which, at any time, will equal the then maximum amount that the holders of certificates of the class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding certificate balance of a class of certificates will be reduced by distributions of principal made from time to time and, if so provided in the related prospectus supplement, will be further reduced by any losses incurred in respect of the related mortgage assets allocated to these certificates from time to time. In turn, the outstanding certificate balance of a class of certificates

                                       33

may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to them from time to time, and will be increased, in the case of a class of accrual certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest, reduced as described above. Unless otherwise provided in the related prospectus supplement, the initial aggregate certificate balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable cut-off date, after application of scheduled payments due on or before the date, whether or not received. The initial certificate balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of the series who are entitled to receive those distributions until the certificate balances of the certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of one or more specified events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates--each such class is known as a controlled amortization class--may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates--each such class is known as a companion class--may be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN
RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of equity participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series who are entitled in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, allocations of losses or shortfalls may be effected by a reduction in the entitlements to interest and/or certificate balances of one or more classes of certificates, or by establishing a priority of payments among classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, the amount may be advanced from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for the distribution date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates who are entitled, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which the advances were made--as to any mortgage loan, more commonly known as related proceeds. Advances may also be reimbursed from other specific sources as may be identified in the related prospectus supplement, including, in the case of a

                                       34

series that includes one or more classes of subordinate certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those subordinate certificates. No advance will be required to be made by the servicer, a special servicer or the trustee if, in the good faith judgment of the servicer, a special servicer or the trustee, as the case may be, the advance would not be recoverable from related proceeds or another specifically identified source--any such advance is known as a nonrecoverable advance. If an advance was previously made by the servicer, a special servicer or the trustee, a nonrecoverable advance will be reimbursable from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by the servicer, special servicer, trustee or other entity from excess funds in a certificate account, the servicer, special servicer, trustee or other entity, as the case may be, will be required to replace the funds in the certificate account on any future distribution date to the extent that funds in the certificate account on the distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of the servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any related surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances made by that entity. Interest will be payable for the period that the advances are outstanding at the rate specified in the related prospectus supplement, and the entity making advances will be entitled to payment of interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related pooling and servicing agreement and prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related MBS agreement.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, the servicer, the trustee, or such other party as may be specified in the related prospectus supplement, will forward or make available to each holder a distribution date statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     1.   the amount of distribution to holders of the class of offered certificates that was applied to reduce the certificate balance of those certificates;

     2.   the amount of distribution to holders of the class of offered certificates that is allocable to Accrued Certificate Interest;

     3.   the amount, if any, of distribution to holders of that class of offered certificates that is allocable to both prepayment premiums and payments on account of equity participations;

     4.   the amount, if any, by which the distribution is less than the amounts to which holders of a class of offered certificates are entitled;

     5.   if the related trust fund includes mortgage loans, the aggregate amount of advances included in the distribution;

     6.   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related servicer, and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer, and other customary information as the reporting party deems necessary or desirable, or that a
          certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

                                       35

     7.   information regarding the aggregate principal balance of the related mortgage assets on or about the distribution date;

     8.   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees, including specific identification of mortgage loans that are more than 60 days delinquent or in foreclosure;

     9.   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the related period. The related period is generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     10.  the certificate balance or notional amount, as the case may be, of each class of certificates, including any class of certificates not offered hereby, at the close of business on a distribution date, separately identifying any reduction in the certificate balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in the certificate balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the certificate balance of a class of accrual certificates, if any, in the event that Accrued Certificate Interest has been added to the balance;

     11.  if a class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the applicable pass-through rate for the distribution date and, if determinable, for the next succeeding distribution date;

     12.  the amount deposited in or withdrawn from any reserve fund on the distribution date, and the amount remaining on deposit in the reserve fund as of the close of business on the distribution date;

     13.  if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each instrument as of the close of business on the distribution date; and

     14.  to the extent not otherwise reflected through the information furnished pursuant to subclauses 10 and 13 above, the amount of credit support being afforded by any classes of subordinate certificates.

     In the case of information furnished pursuant to subclauses 1-3 above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of the minimum denomination. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of a series.

     Within a reasonable period of time after the end of each calendar year, the servicer or trustee for a series of certificates, as the case may be, will be required to furnish or make available to you at any time during the calendar year you were a holder of an offered certificate of a series a statement containing the information set forth in subclauses 1-3 above. The information will be aggregated for that calendar year or the applicable portion of that calendar year during which the person was a certificateholder. The obligation to furnish information to a certificateholder will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code as are from time to time in force.

     For other information regarding information provided to a
certificateholder, you should review the section in the prospectus titled
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates."

     If the trust fund for a series of certificates includes MBS, the ability of the related servicer, the trustee or such other party as may be specified in the applicable prospectus supplement, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying the MBS will depend on the reports received with respect to the MBS. In those cases, the related prospectus supplement will describe the loan-specific

                                       36

information to be included in the distribution date Statements that will be forwarded or made available to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     You will generally not have a right to vote, except with respect to required consents to some amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. For additional information, you should review the section in this prospectus titled
"Description of the Pooling and Servicing Agreements--Amendment." The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of some events which if continuing would constitute an event of default on the part of the related servicer. For further information, you should also review the section in this prospectus titled "Description of the Pooling and Servicing
Agreements--Events of Default," "--Rights upon Event of Default" and
"--Resignation and Removal of the Trustee."

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following:

     o    the final payment or other liquidation of the last mortgage asset or the disposition of all property acquired upon foreclosure of any mortgage loan; and

     o    the payment to the certificateholders of that series of all amounts required to be paid to them pursuant to that pooling and servicing agreement.

     Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund under the circumstances and in the manner set forth in that prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in that prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the related class or classes.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of DTC, and each class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking
Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Internal Revenue Code, and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the

                                       37

American Stock Exchange, Inc. and the National Association of Securities
Dealers, Inc. Access to DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with SEC.

     Purchases of book-entry certificates under DTC system must be made by or through direct participants, which will receive a credit for the book-entry certificates on DTC's records. Your ownership interest of a book-entry certificate is in turn to be recorded on the direct and indirect participants'
records. You will not receive written confirmation from DTC of your purchases, but you are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which you into the transaction. Transfers of ownership interest in the book-entry certificates are to be accomplished by entries made on the books of participants acting on your behalf. Certificate owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     To facilitate subsequent transfer, all offered certificates deposited by participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of offered certificates with DTC and their registration with Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual certificate owners of the book-entry certificates; DTC's records reflect only the identity of the direct participants to whose accounts the certificates are credited, which may or may not be the certificate owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to certificate owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit direct participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on that date.
Disbursement of the distributions by participants to you will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of each participant--and not of DTC, us as the depositor, any trustee or servicer--subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, you may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder, as the term is used in the related pooling and servicing agreement, will be the nominee of DTC, and you will not be recognized as certificateholders under the pooling and servicing agreement. You will be permitted to exercise your rights under the related pooling and servicing agreement only indirectly through the participants who in turn will exercise their rights through DTC. We will be informed that DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and some of you, your ability to pledge your interest in book-entry certificates to persons or entities that do not participate in DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as definitive certificates to you or your nominees, rather than to DTC or its nominee, only if:

     o    we advise the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor; or

                                       38

     o    we, at our option, notify DTC of our intent to terminate the book-entry system through DTC with respect to those certificates and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the preceding sentence,
DTC will be required to notify all participants of the availability through DTC of definitive certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the certificate owners identified in our instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the related pooling and servicing agreement.

     If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports to certificateholders as if you were a registered certificateholder, provided that you deliver a written certification to the trustee or another party to the pooling and servicing agreement for the related series in a prescribed form confirming your beneficial ownership in the offered certificates and you agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, if ever, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the internet website of the trustee or another party to the pooling and servicing agreement. The parties to each pooling and servicing agreement are required to recognize as certificateholders only those persons in whose names the certificates of a series are registered on the books and records of the trustee or another certificate registrar.

               DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include us, the trustee, the servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement may include a mortgage asset seller as a party, and a pooling and servicing agreement that relates to a trust fund that consists solely of MBS may not include the servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, our affiliate, or the mortgage asset seller or its affiliate, may perform the functions of servicer or special servicer. Any party to a pooling and servicing agreement may own certificates issued under that pooling and servicing agreement. However, except with respect to required consents to some amendments to a pooling and servicing agreement, certificates that are held by the servicer or a special servicer for the related series will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe some provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description contained in this prospectus. If the related trust fund includes MBS, it will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of the provisions in the related prospectus supplement. As used in this prospectus with respect to any series, the term certificate refers to all of the certificates of that series, whether or not offered hereby and by the related prospectus supplement, unless the context otherwise requires. We will provide a copy of the pooling and servicing agreement, without exhibits, that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to Bear Stearns Commercial
Mortgage Securities Inc., 383 Madison Avenue, New York, New York 10179,
Attention: J. Christopher Hoeffel.

                                       39

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign, or cause to be assigned, to the designated trustee the mortgage loans to be included in the related trust fund. Unless otherwise specified in the related prospectus supplement, we will assign, or cause to be assigned, all principal and interest to be received on or with respect to those mortgage loans after the cut-off date, other than principal and interest due on or before the cut-off date. The trustee will, concurrently with the assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for the series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. The schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund. The information will typically include the address of the related mortgaged property and type of the property; the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     We will deliver, or cause to be delivered, to the related trustee, or to a custodian appointed by the trustee, some loan documents with respect to each mortgage loan to be included in a trust fund. Unless otherwise specified in the related prospectus supplement, the loan documents will include the following:

     o    the original mortgage note endorsed, without recourse, to the order of the trustee or a copy of that note together with a lost note affidavit and indemnity;

     o    the original or a copy of the mortgage instrument together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office (subject to certification and certain timing requirements), with evidence of recording on the document;

     o    an executed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument;

     o    an executed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o    original or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been materially modified or the mortgage loan has been assumed;

     o    an original or copy of the lender's title insurance policy or, if a title insurance policy has not been issued (subject to certain timing requirements), a written commitment "marked up" at the closing of the mortgage loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue a policy; and

     o    in those cases where applicable, the original or a copy of the related ground lease.

     Unless otherwise provided in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will require that we or another party to the pooling and servicing agreement promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records.

     The trustee, or a custodian appointed by the trustee, for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt. The trustee, or the custodian,

                                       40

will hold the mortgage loan documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if any document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee, or custodian, will be required to notify the servicer and us, and one of us will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.
If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon the occurrence of conditions, and/or within a specified period, specified in the pooling and servicing agreement, after initial issuance of the series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation. Neither we nor, unless it is the mortgage asset seller, the servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.
Notwithstanding the foregoing, if a document has not been delivered to the related trustee, or to a custodian appointed by the trustee, because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the mortgage asset seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or a certified copy of that document.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, we will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, some representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for the mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement;

     o    the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o    the warranting party's title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and

     o    the payment status of the mortgage loan.

     It is expected that in most cases the warranting party will be the mortgage asset seller. However, the warranting party may also be an affiliate of the mortgage asset seller, the servicer, a special servicer or another person acceptable to us, or us or our affiliate. The warranting party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will provide that the servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects your interests. If a warranting party cannot cure the breach within a specified period following the date on which it was notified of that breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon some conditions and/or within a specified period after initial issuance of a series of certificates, to replace the related

                                       41

mortgage loan with one or more other mortgage loans. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to you or to the related trustee on your behalf for a breach of representation and warranty by a warranting party.
Neither we nor the servicer, in either case unless we or the servicer is the warranting party, will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued. Consequently, those representations and warranties may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in a trust fund. The servicer will be required to follow collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in the trust fund and held for its own account, provided the procedures are consistent with:

     o    the terms of the related pooling and servicing agreement and any related instrument of credit support included in the trust fund;

     o    applicable law; and

     o    the servicing standard specified in the related pooling and servicing agreement and prospectus supplement.

     The servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in the trust fund various other customary functions of a servicer of comparable loans. These obligations include the following:

     o    maintaining escrow or impound accounts, if required under the related pooling and servicing agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    attempting to collect delinquent payments; supervising foreclosures;
          negotiating modifications; conducting property inspections on a periodic or other basis;

     o    managing, or overseeing the management of, mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, each of which is called an REO property;
          and

     o    maintaining servicing records relating to the mortgage loans.

Unless otherwise specified in the related prospectus supplement, the servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.

     For additional information regarding credit support, you should review the section in this prospectus titled "Description of Credit Support."

SUB-SERVICERS

     The servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers. However, unless otherwise specified in the related prospectus supplement, the servicer will remain obligated under the related pooling and servicing agreement. A sub-servicer for any series of certificates

                                       42

may be our affiliate or an affiliate of the servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between the servicer and a sub-servicer will provide that, if for any reason the servicer is no longer acting in that capacity, the trustee or any successor servicer may assume the servicer's rights and obligations under the sub-servicing agreement.
The servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers the removal of the sub-servicer to be in your best interest.

     Unless otherwise provided in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation pursuant to the related pooling and servicing agreement is sufficient to pay the sub-servicer's fees.
Each sub-servicer will be reimbursed by the servicer that retained it for some expenditures which it makes, generally to the same extent the servicer would be reimbursed under a pooling and servicing agreement.

     For additional information regarding payment of fees and expenses to a sub-servicer, you should review the sections in this prospectus titled
"--Certificate Account" and "--Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related pooling and servicing agreement or may be appointed by the servicer or another specified party. A special servicer for any series of certificates may be our affiliate or an affiliate of the servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of the servicer including the ability to appoint sub-servicers to the extent specified in the related prospectus supplement. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the related prospectus supplement.

CERTIFICATE ACCOUNT

     General. The servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of the mortgage loans. Those certificate accounts will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account. The funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related servicer, trustee or special servicer, if any, as additional compensation. A certificate account may be maintained with the related servicer, special servicer or mortgage asset seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. Any entity that maintains a certificate account must comply with applicable rating agency standards. If permitted by the applicable rating agency or Agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related servicer or special servicer, if any, or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt, in the case of collections on or in respect of the mortgage loans, or otherwise as provided in the related pooling and servicing agreement, the following payments and collections received or made by the servicer, the trustee or any special servicer subsequent to the cut-off date, other than payments due on or before the cut-off date:

     1.   all payments on account of principal, including principal prepayments, on the mortgage loans;

                                       43

     2.   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3.   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property, other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the servicer, or, if applicable, a special servicer, and/or the terms and conditions of the related Mortgage (collectively, insurance and condemnation proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired with respect to the liquidation, by foreclosure or otherwise
          (collectively, liquidation proceeds) together with the net operating income, less reasonable reserves for future expenses, derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     4.   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support";

     5.   any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     6.   any amounts paid under any cash flow agreement, as described under
          "Description of the Trust Funds--MBS--Cash Flow Agreements";

     7.   all proceeds of the purchase of any mortgage loan, or property acquired with respect to the liquidation, by us, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
          Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Asset purchased as described under
          "Description of the Certificates--Termination" (all of the foregoing, also liquidation proceeds);

     8.   any amounts paid by the servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses";

     9.   to the extent that any related item does not constitute additional servicing compensation to the servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or equity participations with respect to the mortgage loans;

     10.  all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies";

     11.  any amount required to be deposited by the servicer or the trustee in connection with losses realized on investments for the benefit of the servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12.  any other amounts required to be deposited in the certificate account as provided in the related pooling and servicing agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the related prospectus supplement, the servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1.   to make distributions to you on each distribution date;

                                       44

     2.   to pay the servicer, the trustee or a special servicer any servicing fees not previously retained thereby, the payment to be made out of payments on the particular mortgage loans as to which the fees were earned;

     3.   to reimburse the servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies", the reimbursement to be made out of amounts received that were identified and applied by the servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any instrument of credit support with respect to those mortgage loans;

     4.   to reimburse the servicer, the trustee or a special servicer for unpaid servicing fees earned by it and unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, the reimbursement to be made out of amounts that represent liquidation proceeds and insurance and condemnation proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which their fees were earned or their expenses were incurred or out of amounts drawn under any instrument of credit support with respect to the mortgage loans and properties;

     5.   to reimburse the servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and
          (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

     6.   if and to the extent described in the related prospectus supplement, to pay the servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause
          (3) above made by it and the servicing expenses described in clause
          (4) above incurred by it while the advances remain outstanding and unreimbursed;

     7.   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on the mortgaged properties, as described under
          "--Realization Upon Defaulted Mortgage Loans";

     8.   to reimburse the servicer, the special servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under "--Some Matters
          Regarding the Servicer and the Depositor";

     9.   if and to the extent described in the related prospectus supplement, to pay the fees of trustee;

     10.  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for some expenses, costs and liabilities incurred thereby, as and to the extent described under
          "--Regarding the Fees, Indemnities and Powers of the Trustee";

     11.  if and to the extent described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12.  if and to the extent described in the related prospectus supplement, to reimburse prior draws on any instrument of credit support;

     13.  to pay the servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

                                       45

     14.  to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

     15.  if one or more elections have been made to treat the trust fund or its designated portions as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Material Federal Income Tax
          Consequences--Federal Income Tax Consequences for REMIC
          Certificates--Taxes That May Be Imposed on the REMIC Pool";

     16.  to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired with respect to a defaulted mortgage loan in connection with the liquidation of the mortgage loan or property;

     17.  to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

     18.  to make any other withdrawals permitted by the related pooling and servicing agreement and described in the related prospectus supplement; and

     19.  to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard set forth in the related pooling and servicing agreement. However, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will not do the following:

     o    affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o    in the judgment of the servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on that mortgage loan; and

     o    adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the servicer also may agree to any other modification, waiver or amendment if, in its judgment,

     o    a material default on the mortgage loan has occurred or a payment default is imminent;

     o    the modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o    the modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related mortgaged property. In general, the special servicer for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, contact the borrower concerning the default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take the other

                                       46

actions as are consistent with the servicing standard set forth in the pooling and servicing agreement. A significant period of time may elapse before the special servicer is able to assess the success of any related corrective action or the need for additional initiatives.

     The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose, or accept a deed to a mortgaged property in lieu of foreclosure on your behalf may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related mortgaged property for a considerable period of time, and the mortgage loan may be restructured in the resulting bankruptcy proceedings. For additional information regarding the restructuring of a mortgage loan, you should review the Section in this prospectus titled "Legal
Aspects of Mortgage Loans".

     A pooling and servicing agreement may grant to the servicer, a special servicer, a provider of credit support and/or the holder or holders of one or more classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined purchase price any mortgage loan as to which a specified number of scheduled payments are delinquent. If the predetermined purchase price is insufficient to fully fund the entitlements of certificateholders to principal and interest, it will be so specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with the applicable servicing standard, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will require that the special servicer accept the highest cash bid received from any person, including itself, us or any affiliate of either of us or any certificateholder, that constitutes a fair price for the defaulted mortgage loan. In the absence of any bid determined in accordance with the related pooling and servicing agreement to be fair, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion below.

     If a default on a mortgage loan has occurred or, in the special servicer's judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time do the following so long as it is consistent with the servicing standard:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related Mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the related mortgaged property.

     Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or an operator of the mortgaged property within the meaning of some federal environmental laws. The special servicer may do so only if the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that:

     o    either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking the actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions; and

                                       47

     o    there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if the circumstances or conditions are present for which any related action could be required, taking the actions with respect to the mortgaged property is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking the actions.

     For additional information regarding environmental risks associated with mortgage loans, you should review the section in this prospectus titled "Legal
Aspects of Mortgage Loans--Environmental Risks".

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which one or more REMIC elections have been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition, unless one of the following events occurs:

     o    the Internal Revenue Service grants an extension of time to sell the property or

     o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than the period described above will not result in the imposition of a tax on the trust fund or cause the trust fund or any of its designated portions to fail to qualify as a REMIC under the Internal Revenue Code at any time that any certificate is outstanding.

     Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for the property. The special servicer will be required to assure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Section
860G(a)(8) of the Internal Revenue Code at all times. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate that property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage that mortgaged property in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement.

     In general, the special servicer will be obligated to operate and manage any mortgaged property acquired as REO property in a manner consistent with the servicing standard. After the special servicer reviews the operation of that property and consults with the trustee to determine the trustee's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from that property, the special servicer could determine, particularly in the case of REO properties that are operating businesses, such as hotels, that it would not be consistent with the servicing standard, to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code (an "REO Tax"). To the
extent that income the trust fund receives from an REO property is subject to an
REO Tax, such income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%. The determination as to whether income from an REO property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO property. Any REO Tax imposed on the trust fund's income from an REO property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. For additional information you should review the section in this prospectus titled "Material Federal Income Tax
Consequences."

     The limitations imposed by the related pooling and servicing agreement and, if applicable, the REMIC provisions of the Internal Revenue Code on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. For additional information you should review the section in this prospectus titled "Legal Aspects of Mortgage
Loans--Foreclosure."

                                       48

     If recovery on a defaulted mortgage loan under any related instrument of credit support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage loan.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued on that mortgage loan and the aggregate amount of reimbursable expenses incurred by the special servicer in connection with that mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The special servicer will be entitled to reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the distribution of liquidation proceeds to you. The reimbursement amount will represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the special servicer will not be required to expend its own funds to effect the restoration unless, and to the extent not otherwise provided in the related prospectus supplement, it determines:

     o    that the restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer for its expenses; and

     o    that the expenses will be recoverable by it from related insurance and condemnation proceeds or liquidation proceeds.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will require the servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage as is required under the related mortgage. Alternatively, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, the hazard insurance policy coverage should be consistent with the requirements of the servicing standard.
Unless otherwise specified in the related prospectus supplement, the hazard insurance policy coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and the replacement cost of the related mortgaged property. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may depend upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the servicer under any policy will be deposited in the related certificate account. Amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note will be otherwise distributed. The pooling and servicing agreement may provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If a blanket policy contains a deductible clause, the servicer will be required, in the event of a casualty covered by that blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for the deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
The policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions.
Nevertheless, most of the policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and some other kinds of risks. Accordingly, a mortgaged property may not be insured for

                                       49

losses arising from any such cause unless the related mortgage specifically requires, or permits its holder to require, that type of coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of:

     o    the replacement cost of the improvements less physical depreciation;
          and

     o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent.
Some of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the servicer will determine whether to exercise any right the trustee may have under any related provision in a manner consistent with the servicing standard set forth in the related pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.

     For additional information regarding due-on-sale and due-on-encumbrance clauses relating to mortgage loans, you should review the section in this prospectus titled "Legal Aspects of Mortgage Loans--Due-on-Sale and
Due-on-Encumbrance".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, the servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer's compensation with respect to a series of certificates will come from payments or other collections on or with respect to specially serviced mortgage loans and REO properties. Because compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, the servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation some expenses incurred in connection with the administration of the related trust fund. Those expenses may include, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Some other expenses, including some expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If and to the extent provided in the related prospectus supplement, the servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest

                                       50

shortfalls. For further information regarding prepayment interest shortfalls, you should review the section in the prospectus titled "Yield and Maturity
Considerations--Shortfalls in Collections of Interest as a Result of Prepayments
of Mortgage Loans".

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each pooling and servicing agreement will require, on or before a specified date in each year, the servicer to cause a firm of independent public accountants to furnish to the trustee a statement. The statement should provide that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit
Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the servicer of mortgage loans under pooling and servicing agreements substantially similar to each other, which may include the pooling and servicing agreement, was conducted through the preceding calendar year or other specified twelve-month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, neither the Audit Program for Mortgages serviced for FHLMC, nor paragraph
4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each pooling and servicing agreement will also require, on or before a specified date in each year, the servicer to furnish to the trustee a statement signed by one or more officers of the servicer to the effect that the servicer has fulfilled its material obligations under the applicable pooling and servicing agreement throughout the preceding calendar year or other specified twelve-month period.

SOME MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The entity serving as servicer under a pooling and servicing agreement may be our affiliate and may have other normal business relationships with us or our affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related pooling and servicing agreement will permit the servicer to resign from its obligations only upon the following conditions:

     o    the appointment of, and the acceptance of the appointment by, a successor to it and receipt by the trustee of written confirmation from each applicable rating agency that the resignation and appointment will not have an adverse effect on the rating assigned by the rating agency to any class of certificates of the series; or

     o    a determination that the servicer's obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it.

     No resignation by the servicer will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the pooling and servicing agreement. Unless otherwise specified in the related prospectus supplement, the servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to some limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that none of the servicer, any special servicer, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment. However, none of the servicer, us or any other person will be protected against any of the following:

     o    breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    any expense or liability that that person is specifically required to bear pursuant to the terms of the pooling and servicing agreement; and

                                       51

     o    any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties or by reason of reckless disregard of the obligations and duties.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the pooling and servicing agreement or the related series of certificates.
However, indemnification will not extend to any loss, liability or expense:

     o    that the person is specifically required to bear pursuant to the terms of the agreement, or is incidental to the performance of obligations and duties thereunder and is not otherwise reimbursable pursuant to the pooling and servicing agreement;

     o    those that are incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement;

     o    that are incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement, or by reason of reckless disregard of the obligations or duties; or

     o    that are incurred in connection with any violation of any state or federal securities law.

     In addition, each pooling and servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the pooling and servicing agreement and that in its opinion may involve it in any expense or liability. However, each of the servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the related series of certificateholders. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the servicer or the depositor, as the case may be, will be entitled to charge the related certificate account for those expenses, costs and liabilities.

     Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, events of default under the related pooling and servicing agreement will include the following:

     o    any failure by the servicer to distribute or cause to be distributed to the certificateholders of that series, or to remit to the trustee for distribution to those certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series;

     o    any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related pooling and servicing agreement, which failure continues unremedied for sixty days after written notice of the failure has been given to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by certificateholders entitled to not less than 25%, or the other percentage specified in the related prospectus supplement, of the voting rights for that series; and

                                       52

     o    some events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to the servicer and some actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

     Material variations to the foregoing events of default, other than to add to it or shorten cure periods or eliminate notice requirements, will be specified in the related prospectus supplement.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the servicer under a pooling and servicing agreement and remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the servicer under the pooling and servicing agreement. Upon termination of the servicer's rights and obligations, the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. However, if the servicer is required to make advances under the pooling and servicing agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to do so, or if the related prospectus supplement so specifies, the trustee will not be obligated to make the advances. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may, or, at the written request of certificateholders of the related series entitled to not less than 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series, it will be required to, appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that, unless otherwise provided in the related prospectus supplement, is acceptable to each applicable rating agency to act as successor to the servicer under the pooling and servicing agreement. Pending appointment of a successor, the trustee will be obligated to continue to act in that capacity.

     You will not have the right under any pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement.
You may do so only if the following conditions have been met:

     o    you previously have given to the trustee written notice of default and other certificateholders of the same series entitled to not less than
          25%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series shall have made written request upon the trustee to institute the proceeding in its own name as trustee;

     o    you shall have offered to the trustee reasonable indemnity; and

     o    the trustee for sixty days, or the other period specified in the related prospectus supplement, shall have neglected or refused to institute any related proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the related pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation to it at the request, order or direction of any of the holders of certificates of the related series, unless the certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Each pooling and servicing agreement may be amended by the respective parties to it, without your consent, to do the following:

     o    to cure any ambiguity;

     o    to correct a defective provision therein or to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision in the pooling and servicing agreement;

                                       53

     o    to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with its provisions;

     o    to comply with any requirements imposed by the Internal Revenue Code;
          or

     o    for any other purpose; provided that the amendment, other than an amendment for the specific purpose referred to in clause 4 above, may not, as evidenced by an opinion of counsel to the effect satisfactory to the trustee, adversely affect in any material respect your interests; and provided further that the amendment, other than an amendment for one of the specific purposes referred to in clauses 1 through 4 above, must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement may also be amended by the respective parties to the pooling and servicing agreement, with the consent of the holders of the related series of certificates entitled to not less than 51%, or another percentage specified in the related prospectus supplement, of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, no amendment may:

     o    reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any Certificate without the consent of the holder of that certificate;

     o    adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in the immediately preceding clause, without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     However, unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or any of its designated portions, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford the certificateholders access during normal business hours to the most recent list of certificateholders of that series held by the person. If the list is of a date more than 90 days prior to the date of receipt of the certificateholders' request, then the person, if not the registrar for that series of certificates, will be required to request from the registrar a current list and to afford the requesting certificateholders access to it promptly upon receipt.

CERTAIN LIMITATIONS ON THE RIGHTS OF CERTIFICATEHOLDERS

         Except as otherwise specified in the prospectus supplement for a series, no certificateholders of a series will have the right under the related pooling and servicing agreement to institute any proceeding with respect to that agreement unless:

     o    that holder previously has given to the trustee written notice of default;

     o    except in the case of a default by the trustee, certificateholders entitled to not less than 25% of the voting rights for that series have made written request upon the trustee to institute that proceeding in

                                       54

          its own name as trustee under the related pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o    the trustee for 60 days has neglected or refused to institute any such proceeding.

         No trustee, however, will be under any obligations to exercise any of the trusts or powers vested in it by a pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under or in relation to that agreement at the request, order or direction of any of the certificateholders for the related series, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

THE TRUSTEE

     The trustee under each pooling and servicing agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking and/or trustee relationships with us or our affiliates and with any servicer or special servicer and its affiliates. If and to the extent specified under the related pooling and servicing agreement, some functions of the trustee may be performed by a fiscal agent under some circumstances.

ELIGIBILITY OF THE TRUSTEE

         Unless otherwise specified in the related prospectus supplement, the trustee under each pooling and servicing agreement each must at all times be a corporation, bank, trust company or association that:

     o    is organized and doing business under the laws of the U.S. or any state of the U.S. or the District of Columbia;

     o    has a combined capital and surplus of at least $50,000,000; and

     o    is subject to supervision or examination by federal or state authority.

If that corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with applicable law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         The trustee for each series and any of its respective affiliates may hold certificates of the related series in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, each trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee for a series will be conferred or imposed upon that trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which that trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who will exercise and perform its rights, powers, duties and obligations solely at the direction of that trustee.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any underlying mortgage loan or related document. The trustee will not be accountable for the use or application by or on behalf of the servicer for that series of any funds paid to the servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the servicer or any special servicer.
If no event of default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related pooling and servicing agreement.
However, upon receipt of any of the various certificates, reports or other instruments required

                                       55

to be furnished to it pursuant to the related pooling and servicing agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

REGARDING THE FEES, INDEMNITIES AND POWERS OF THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series. The trustee may be indemnified for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement. However, the indemnification will not extend to any loss, liability or expense that:

     o    constitutes a specific liability imposed on the trustee pursuant to the related pooling and servicing agreement,

     o    constitutes loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties or by reason of its reckless disregard of its obligations or duties; or

     o    may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related pooling and servicing agreement or perform any of its duties either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any other agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice to us. Upon receiving a notice of resignation, we, or any other person as may be specified in the related prospectus supplement, will be required to use our best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as the trustee under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if some events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, we will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51%, or the other percentage specified in the related prospectus supplement, of the voting rights for the series may at any time, with cause, or if so specified in the related prospectus supplement, without cause, remove the trustee under the related pooling and servicing agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

                                       56

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any instrument of credit support may provide credit enhancement for more than one series of certificates to the extent described in that instrument.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by the credit support, you will bear the share of deficiencies allocable to your certificates. Moreover, if an instrument of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that that credit support will be exhausted by the claims of the holders of certificates of one or more other series before they receive their intended share of the credit support coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or mortgage backed securities backing the certificates, the related prospectus supplement will include a description of the following:

     o    the nature and amount of coverage under the credit support;

     o    any conditions to payment thereunder not otherwise described in this prospectus;

     o    the conditions, if any, under which the amount of coverage under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o    the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth some information with respect to the obligor under any instrument of credit support, including the following:

     o    a brief description of its principal business activities;

     o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

     o    its total assets, and its stockholders' equity or policyholders'
          surplus, if applicable, as of a date that will be specified in the prospectus supplement.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of

                                       57

subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which the subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage loans or mortgage backed securities in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage loans or mortgage backed securities prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or mortgage backed securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for some default risks by insurance policies or guarantees. To the extent deemed by us to be material, a copy of each instrument will accompany the Current Report on Form
8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any related letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or some classes of those certificates will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any insurance policies and/or surety bonds. A copy of any insurance policy or surety bond will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or some classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds. Cash, a letter of credit, permitted investments, a demand note or a combination of the following will be deposited into the reserve funds, in the amounts specified in the prospectus supplement. If so

                                       58

specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against some types of losses and shortfalls.
Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related reserve fund for the series, and any loss resulting from the investments will be charged to that reserve fund. However, any reinvestment income or gain from investments may be payable to any related servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each credit support instrument, the information indicated above, to the extent the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of some legal aspects of loans secured by commercial and multifamily residential properties. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.

     For additional information regarding legal aspects of mortgage loans, you should review the section in this prospectus titled "Description of the Trust
Funds--Mortgage Loans". For purposes of the following discussion, the term mortgage loan includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as mortgages. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

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TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor, the borrower and usually the owner of the subject property, and a mortgagee, the lender. In contrast, a deed of trust is a three-party instrument, among a trustor, the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. The grantor, the borrower, conveys title to the real property to the grantee, the lender, generally with a power of sale, until the time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the related note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, some federal laws, including, without limitation, the
Servicemembers Civil Relief Act, as amended, and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenues are considered accounts receivable under the UCC; in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of its security interest. Even if the lender's security interest in room revenues is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenues following a default.

     For additional information regarding foreclosure action with respect to revenue from income-producing properties, you should also review the section in the prospectus titled "--Bankruptcy Laws".

PERSONAL PROPERTY

     In the case of some types of mortgaged properties, such as hotels, motels and nursing homes, personal property, to the extent owned by the borrower and not previously pledged, may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary from State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the

                                       60

mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Public sales of mortgaged property are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Some Provisions. United States
courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on the principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan.
In some cases, courts have substituted their judgment for that of the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.
A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to the sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation.
In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the

                                       61

United States Court of Appeals for the Fifth Circuit in Durrett v. Washington
National Insurance Company and other decisions that have followed its reasoning.
The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     o    the foreclosure sale was held while the debtor was insolvent; and

     o    the price paid for the foreclosed property did not represent
          (reasonably equivalent value).

     Although the reasoning and result of Durrett in respect of the Bankruptcy
Code was rejected by the United States Supreme Court decision of BFP v.
Resolution Trust Corporation in 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.

     Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make any repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at some types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     For additional information regarding environmental costs associated with a mortgaged property, you should review the section in this prospectus titled
"--Environmental Risks".

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     The proceeds received by the referee or trustee from a foreclosure sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default.
Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by the holders.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their equity of redemption. The doctrine of equity of redemption provides that,

                                       62

until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security. However, in some of those states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security.
Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened under some circumstances such as the following:

     o    if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o    if the ground lease permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o    if the ground lease contains some other protective provisions typically included in a mortgageable ground lease.

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     The ground leases that secure the mortgage loans at issue may not contain some of these protective provisions, and the related mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the following:

     o    the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease;

     o    the right of the leasehold mortgagee to cure the defaults, with adequate cure periods;

     o    if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise;

     o    the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and

     o    the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease.

     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case, although this provision may not be enforceable. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, such a provision may not be enforceable. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although some rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will ordinarily be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

COOPERATIVE SHARES

     Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. The loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, foreclosure on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the
UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases. If, following payment to the lender, there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder may be responsible for the deficiency.

                                       64

     For additional information regarding payment of deficiencies, you should review the sections in this prospectus titled "--Anti-Deficiency Legislation."

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a secured lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided some substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified. For example, the outstanding amount of the secured loan may be reduced to the then-current value of the property, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, a reduction in the rate of interest and/or an alteration of the repayment schedule and an extension (or shortening) of the term to maturity. The lien of the lender may be transferred to other collateral or collateral may be released from the lien of the lender. The priority of a mortgage loan may also be subordinated to bankruptcy court-approved financing. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     The bankruptcy court can also reinstate accelerated indebtedness and also, in effect, invalidate due-on-sale clauses. A trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related mortgage loan to the contrary, sell the mortgaged property free and clear of all liens, which liens would then attach to the proceeds of the sale.

     The Bankruptcy Code provides that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition rents and hotel revenues, unless a bankruptcy court orders to the contrary based on the equities of the case. Thus, if the borrower has executed an assignment of leases, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute cash collateral under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged properties is adequately protected. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to hotel revenues.

     Bankruptcies of tenants of the mortgaged properties could have an adverse impact on the borrowers' ability to meet their obligations. For example, rights and obligations under an unexpired lease may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease conditioned upon the commencement of a case under the Bankruptcy Code or some other similar events. In addition, there is an automatic stay of, among other things, any act to obtain possession of property of or from a debtor's estate, which may delay the borrower's exercise of the remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.

     A trustee or a debtor-in-possession in a case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the lessor or borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.

                                       65

Moreover, the claim of a lessor for the damages from the termination of a lease of real property will be limited to the sum of:

     1. the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the leased property was surrendered; and

     2. any unpaid rent due under that lease, without acceleration, on the earlier of those dates.

     If a trustee or debtor-in-possession assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision in that executory contract or unexpired lease or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. The Bankruptcy Code specifically provides, however, that adequate assurance of future performance for purposes of a lease of real property in a shopping center includes the following:

     o    adequate assurance of the source of rent due under the lease, and in the case of an assignment, that the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the debtor and its guarantors, if any, as of the time the debtor became the lessee under the lease;

     o    that any percentage rent due under the lease will not decline substantially;

     o    that the assumption and assignment of the lease is subject to all the provisions in that lease, including, but not limited to, provisions such as a radius, location, use or exclusivity provision, and will not breach any provision contained in any other lease, financing agreement, or master agreement relating to that shopping center; and

     o    that the assumption or assignment of the lease will not disrupt the tenant mix or balance in that shopping center.

     Thus, an undetermined third party may assume the obligations of the lessee under a lease in the event of commencement of a proceeding under the Bankruptcy
Code with respect to the lessee.

     If a trustee for a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat that lease as terminated by that rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term of the lease and for any renewal or extension of that term that is enforceable by the lessee under applicable nonbankruptcy law. The
Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease, for the balance of the term after the date of rejection of the lease and any renewal or extension thereof, the value of any damages occurring after the date of rejection caused by the nonperformance of any obligation of the lessor after that date.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related mortgage loan to the related trust fund. Payments may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction. In addition, some court decisions suggest that even a non-collusive, regularly conducted foreclosure sale could be challenged in a bankruptcy case as a fraudulent conveyance, regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent or otherwise meets the statutory criteria for fraudulent transfer.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In some circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity

                                       66

may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to some tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy
Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Pursuant to the doctrines of substantive consolidation or piercing the corporate veil, a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property that is ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity may be extended to the first and the rights of creditors of the first entity may be impaired in the fashion set forth above in the discussion of bankruptcy principles. The application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the certificateholders.

     On February 5, 2001, the United States Bankruptcy Court for the Northern
District of Ohio entered an order refusing to modify an interim cash collateral order that treated inventory and receivables sold by a chapter 11 debtor to two special purpose subsidiaries, not in chapter 11, as property of the debtor's estate. In re LTV Steel Company, case no 0043866 (Bankr. N.D. Ohio). In the
February 5 opinion, the court states, "To suggest that Debtor lacks some ownership interest in products that it creates with its own labor, as well as the proceeds to be derived from that labor, is difficult to accept." Entry of a similar order in a bankruptcy case in which an originator of certain mortgage loans was the debtor could result in a material impairment of the rights of the
Certificateholders.

     For each mortgagor that is described as a special purpose entity, single purpose entity or bankruptcy-remote entity in the prospectus supplement, the activities that may be conducted by the mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of that mortgagor. The activities of the mortgagor are restricted in a manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against that mortgagor remote, and that mortgagor has been organized and is designed to operate in a manner that makes it reasonably likely that its separate existence will be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of that mortgagor. However, we make no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL RISKS

     A lender may be subject to unforeseen environmental risks with respect to loans secured by real or personal property, such as the mortgage loans. The environmental risks may give rise to:

     o    a diminution in value of property securing a mortgage loan or the inability to foreclose against the property; or

     o    in some circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property or the principal balance of the related mortgage loan.

     Under federal law and the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of the mortgage for any mortgage loan may lose its priority to that type of lien.

     Under the federal Comprehensive Response, Compensation, and Liability Act,
a lender may be liable either to the government or to private parties for cleanup costs on a property securing a loan, even if the lender does not cause or contribute to the contamination. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, or
PRPs, including current owners and operators of the property who did not cause or contribute to the contamination. Many states have laws similar to CERCLA.

                                       67

     Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. Court decisions applying the secured-creditor exemption have in the past been inconsistent and confusing.
On September 30, 1996, President Clinton signed into law the "Asset
Conservation, Lender Liability and Deposit Insurance Protection Act of 1996,"
which includes amendments to CERCLA and to the underground storage tank provisions of the Resource Conservation and Recovery Act and applies to any claim that was not finally adjudicated as of September 30, 1996. The Act attempts to clarify the activities in which a lender can engage and still have the benefit of a secured creditor exemption. However, the secured creditor exemption is not available to a lender that participates in management of mortgaged property prior to a foreclosure. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower.
The Act provides that merely having the capacity to influence, or unexercised right to control operations does not constitute participation in management. A lender will be deemed to have participated in management and will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental compliance or all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Act are subject to terms and conditions that have not been clarified by the courts. Moreover, the
CERCLA secured-creditor exemption does not necessarily affect the potential for liability under other laws that may also impose liability on "owners or operators".

     Environment clean-up costs may be substantial. It is possible that environmental clean-up costs could become a liability of the related trust fund and occasion a loss to certificateholders if remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to transfer restrictions. In such a case, if the lender becomes the owner upon foreclosure, it may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets.
Accordingly, it is possible that the costs of remediating hazardous substance contamination at a property could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of such a loss, and unless otherwise provided in the related prospectus supplement, the related pooling and servicing agreement will provide that the servicer, acting on behalf of the related trust fund, may not acquire title to a mortgaged property or take over its operation unless the servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans." There can be
no assurance that any environmental site assessment obtained by the servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Compliance may entail some expense.

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     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. The disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the mortgage loans may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce the clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982, effective
October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans made after the effective date of the Garn Act are enforceable, within some limitations, as set forth in the Garn Act and the regulations promulgated thereunder, the servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a due-on-sale provision upon transfer of an interest in the property, regardless of the servicer's ability to demonstrate that a sale threatens its legitimate security interest.

SUBORDINATE FINANCING

     Some of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

ADJUSTABLE RATE LOANS

     The laws of some states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In that event, the related trust fund will not be deemed to be a holder in due course within the meaning of the UCC and may take a mortgage note subject to restrictions on the ability to foreclose and to contractual defenses available to a mortgagor.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, as amended, provides that state usury limitations shall not apply to some types of residential (including multifamily) first mortgage loans

                                       69

originated by some lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will, if originated after that rejection or adoption, be eligible for inclusion in a trust fund unless:

     o    the mortgage loan provides for an interest rate, discount points and charges as are permitted under the laws of the state; or

     o    the mortgage loan provides that the terms of that mortgage loan are to be construed in accordance with the laws of another state under which its interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, we cannot give you any information as to the number of loans with individuals as borrowers that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on some of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates. The shortfalls would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any instrument of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under some circumstances, during an additional three-month period thereafter.
Thus, in the event a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.
Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulation of the condominium association. Mortgaged properties which are hotels or motels may present additional risk to the lender in that:

     o    hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     o    the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

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In addition, mortgaged properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of the properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations (such as hotels, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable" within the meaning of the ADA. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, each altered portion is readily accessible to and usable by individuals with disabilities. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose the requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender was, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks and insurance companies, may be subject to special rules. Except as noted below, this discussion applies to United
States persons who hold the certificates as capital assets. The authorities on which this discussion is based are subject to change or differing interpretations, and any related change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the
Internal Revenue Code of 1986, as amended, as well as the REMIC regulations promulgated by the U.S. Department of Treasury. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets, and, where the applicable prospectus supplement provides for a retained yield
(the "Retained Interest") with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a holder or certificateholder in this discussion generally mean the beneficial owner of a certificate.

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             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Internal Revenue Code Section 860D.
A trust fund or any of its portions as to which a REMIC election will be made will be referred to as a REMIC pool. For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as REMIC certificates and will consist of one or more classes of regular certificates and one class of residual certificates in the case of each
REMIC pool. Qualification as a REMIC requires ongoing compliance with some conditions. With respect to each series of REMIC certificates, Cadwalader,
Wickersham & Taft LLP, our counsel, has advised us that in the firm's opinion, assuming:

     o    the making of such an election;

     o    compliance with the pooling and servicing agreement; and

     o    compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury regulations thereunder,

each REMIC pool will qualify as a REMIC. The regular certificates will be considered to be "regular interests" in the REMIC pool within the meaning of
Internal Revenue Code Section 860D and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be the sole class of "residual interests" in the REMIC pool within the meaning of Internal Revenue Code Section
860D. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made with respect to the related trust fund, in which event references to REMIC or REMIC pool herein shall be deemed to refer to each such REMIC pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either as a financial asset securitization investment trust, or FASIT, or as a grantor trust for federal income tax purposes.

     For additional information regarding federal income tax consequences of holding the certificates, you should also review the sections in this prospectus titled "--Federal Income Tax Consequences for FASIT Certificates" and "--Federal
Income Tax Consequences for Certificates as to Which No REMIC Election Is Made."

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, unless otherwise provided in the related prospectus supplement, the REMIC certificates will be "real estate assets" within the meaning of
Section 856(c)(5)(B) of the Internal Revenue Code and assets described in
Section 7701(a)(19)(C) of the Internal Revenue Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated.
However, to the extent that the REMIC assets constitute mortgages on property not used for residential or other prescribed purposes, the REMIC certificates will not be treated as assets qualifying under Section 7701(a)(19)(C) of the
Internal Revenue Code. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the regular certificates and income allocated to the residual certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to
the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code. In addition, the regular certificates will be, if transferred to a REMIC on its startup day in exchange for an interest in such REMIC, "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code and, if transferred to a
FASIT pursuant to the rules relating to FASITs, "permitted assets" under Section
860L(c)(1)(G) of the Internal Revenue Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The special servicer, servicer, or the trustee, as required under the pooling and servicing agreement will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

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     The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether such assets, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(B) of the Internal
Revenue Code.

TIERED REMIC STRUCTURES

     For some series of REMIC certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs
("Tiered REMICs") for federal income tax purposes. The Tiered REMICs will each qualify as a REMIC and the REMIC certificates issued by the Tiered REMICs, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal
Revenue Code and, "loans secured by an interest in real property" under Section
7701(a)(19)(C) of the Internal Revenue Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Internal
Revenue Code, the Tiered REMICs will be treated as one REMIC.

QUALIFICATION AS A REMIC

     In order for the REMIC pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC pool with the requirements set forth in the
Internal Revenue Code. The REMIC pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC pool, as of the close of the third calendar month beginning after the startup day, which for purposes of this discussion is the date of issuance of the REMIC certificates, and at all times thereafter, may consist of assets other than qualified mortgages and permitted investments. The REMIC regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide reasonable arrangements to prevent its residual interest from being held by Disqualified
Organizations and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement for each Series will contain a provision designed to meet this requirement.

     For further information, you should review the section in this prospectus titled "--Taxation of Residual Certificates--Tax-Related Restrictions on
Transfer of Residual Certificates--Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates or is purchased by the REMIC pool within a three-month period thereafter pursuant to a fixed price contract in effect on the startup day.

     Qualified mortgages include the following:

     o    whole mortgage loans, such as the mortgage loans;

     o    certificates of beneficial interest in a grantor trust that holds mortgage loans, including some of the MBS;

                                       73

     o    regular interests in another REMIC, such as MBS issued by a trust as to which a REMIC election has been made, or in a FASIT holding at least 95% of its assets as qualified mortgages;

     o    loans secured by timeshare interests; and

     o    loans secured by shares held by a tenant stockholder in a cooperative housing corporation.

However, in general:

     o    the fair market value of the real property securing the mortgage
          (including any buildings and structural components) must be at least
          80% of the principal balance of the related mortgage loan or of the mortgage loan underlying any related MBS either at origination of the relevant loan or as of the startup day; or

     o    substantially all the proceeds of the mortgage loan or the underlying mortgage loan must have been used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the real property value test described in the preceding sentence as of the date of the last modification or as of the REMIC startup day. A qualified mortgage includes a qualified replacement mortgage, which is any mortgage loan that would have been treated as a qualified mortgage if it were transferred to the REMIC pool on the startup day and that is received either:

     o    in exchange for any qualified mortgage within a three-month period thereafter; or

     o    in exchange for a mortgage loan that is a defective obligation, as defined immediately below, within a two-year period thereafter.

     A defective obligation includes the following:

     1.   a mortgage in default or as to which default is reasonably foreseeable;

     2.   a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

     3.   a mortgage that was fraudulently procured by the mortgagor; and

     4.   a mortgage that was not in fact principally secured by real property
          (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in clause 4 in the immediately preceding sentence that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period. A qualified mortgage includes any asset described above that is transferred to the REMIC pool on the startup day in exchange for regular certificates or residual certificates, or that is purchased by the REMIC pool within three months after the startup day pursuant to a fixed price contract in effect on the startup day.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until distributed to holders of interests in the REMIC pool. A qualified reserve asset is any intangible property (other than a REMIC residual interest) held for investment that is part of any reasonably required reserve maintained by the
REMIC pool to provide for payments of expenses of the REMIC pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and some other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three

                                       74

months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced promptly and appropriately as payments on the mortgage loans are received.
Foreclosure property is real property acquired by the REMIC pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property generally may not be held beyond the close of the third calendar year following the acquisition of the property by a REMIC pool, with possible extensions granted by the Internal Revenue Service of up to an additional three years.

     In addition to the foregoing requirements, the various interests in a REMIC pool also must meet certain requirements. All of the interests in a REMIC pool must be either of the following:

     o    one or more classes of regular interests; or

     o    a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A regular interest in a REMIC pool may have payments of principal that are subordinated to payments on other regular interests or the residual interest in the REMIC pool, and that are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC pool or prepayment interest shortfalls. A REMIC pool may issue multiple classes of regular interests.

     A residual interest is an interest in a REMIC pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. A REMIC may issue only one class of residual interests on which distributions, if any, are made pro rata.

     If an entity, such as the REMIC pool, fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for REMIC status during any taxable year, the Internal Revenue Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. The Internal Revenue
Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for
REMIC status occurs inadvertently and in good faith, and disqualification of the
REMIC pool would occur absent regulatory relief. You should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986
Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

     General. A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest and original issue discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate as they accrue, and principal payments on a regular certificate in excess of accrued market discount will be treated as a return of capital to the extent of the regular certificateholder's basis in the regular certificate. Regular certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by the regular certificateholders.

     Original Issue Discount. Accrual certificates, interest only, and principal-only certificates will be, and other Classes of regular certificates may be, issued with original issue discount within the meaning of Internal
Revenue

                                       75

Code Section 1273(a). Holders of any Class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to the income. The following discussion is based in part on Treasury regulations under Internal
Revenue Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act, referred to in this document as OID regulations. Regular certificateholders should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the regular certificates. To the extent the issues are not addressed in the regulations, we intend to apply the methodology described in the Conference
Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID regulations. Moreover, the OID regulations include an anti-abuse rule allowing the Service to apply or depart from the OID regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. You are advised to consult your own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

     Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a regular certificateholder's income. The total amount of original issue discount on a regular certificate is the excess of the stated redemption price at maturity of the regular certificate over its issue price. The issue price of a Class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of regular certificates of that class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID regulations, we intend to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by us as the fair market value of that Class as of the issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the regular certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of stated interest if the interest distributions constitute qualified stated interest. Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate, as described below, provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any Class of regular certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the regular certificates as qualified stated interest.
Distributions of interest on an accrual certificate, or on other regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon. Likewise, we intend to treat an interest only class, or a class on which interest is substantially disproportionate to its principal amount, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if the original issue discount is less than 0.25%
of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until all distributions in reduction of are scheduled to be made, presumably taking into account the prepayment assumption, by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the
1986 Act provides that the schedule of the distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. The prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro

                                       76

rata as principal payments are received, and the income will be capital gain if the regular certificate is held as a capital asset. However, under the OID regulations, regular certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.

     For additional information regarding an election to treat interest under the constant yield method, you should review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield Method."

     A regular certificateholder generally must include in gross income for any taxable year the sum of the daily portions, as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate, including the date of purchase but excluding the date of disposition. We will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the regular certificate. The Conference Committee
Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. Other than as discussed below with respect to a random lot certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

     (a) the sum of:

          o    the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period that are included in the regular certificate's stated
               redemption price at maturity; and

          o    the distributions made on the regular certificate during the accrual period that are included in the regular certificate's stated redemption price at maturity;

     over:

     (b) the adjusted issue price of the regular certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     o    the yield to maturity of the regular certificate at the issue date;

     o    events, including actual prepayments, that have occurred prior to the end of the accrual period; and

     o    the prepayment assumption.

     For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate's stated redemption price at maturity that were made on the regular certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the prepayment assumption. The daily portions generally will decrease, but not below zero for any period, if the prepayments are slower than the prepayment assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to some classes of regular

                                       77

certificates and either an increase or decrease in the daily portions of original issue discount with respect to the regular certificates.

     Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.
Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading
"--Election to Treat All Interest Under the Constant Yield Method."

     Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally:

     o    the issue price does not exceed the original principal balance by more than a specified de minimis amount; and

     o    the interest compounds or is payable at least annually at current values of;

     o    one or more qualified floating rates;

     o    a single fixed rate and one or more qualified floating rates;

     o    a single objective rate; or

     o    a single fixed rate and a single objective rate that is a qualified inverse floating rate.

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. Two or more qualified floating rates will be treated as a single qualified floating rate if all the qualified floating rates can reasonably be expected to have approximately the same values throughout the terms of the instrument. This requirement will be conclusively presumed to be satisfied if the values of all the qualified floating rates are within 0.25% of each other on the issue date. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not within the control of the issuer or a related party or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is an objective rate that is equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this Prospectus that does not have a variable rate under the OID regulations. For example, a class may be issued that bears different rates at different times during the period it is outstanding such that it is considered significantly front-loaded or back-loaded within the meaning of the OID regulations. It is possible that the class may be considered to bear contingent interest within the meaning of the OID regulations. The OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID regulations, the final regulations may lead to different timing of income inclusion than would be the case under the OID regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. You should consult your tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

                                       78

     Under the REMIC regulations, a regular floating-rate certificate qualifies as a regular interest in a REMIC if:

     o    it bears a rate that qualifies as a variable rate under the OID regulations:

          o    that is tied to current values of a variable rate (or the
               highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of the rate (plus or minus a specified number of basis points);
               or

          o    that represents a weighted average of rates on some or all of the mortgage loans which bear interest at a fixed rate or at a qualifying variable rate under the REMIC regulations, including the rate that is subject to one or more caps or floors;

or:

     o    it bears one or more variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat regular certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID regulations, unless required otherwise by applicable final regulations, we intend to treat regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest. The yield on the regular certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the issue date, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through rate on the regular certificates.

     Deferred Interest. Under the OID regulations, all interest on a regular certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity. Accordingly, any Deferred Interest that accrues with respect to a class of regular certificates will constitute income to the holders of those regular certificates prior to the time distributions of cash with respect to the Deferred Interest are made.

     Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Internal Revenue Code Sections 1276 through
1278. Under these Internal Revenue Code sections and the principles applied by the OID regulations in the context of original issue discount, market discount is the amount by which the purchaser's original basis in the regular certificate:

     o    is exceeded by the then-current principal amount of the regular certificate; or

     o    in the case of a regular certificate having original issue discount, is exceeded by the adjusted issue price of the regular certificate at the time of purchase.

                                       79

     The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the regular certificate as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any related distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the prepayment assumption.

     The Conference Committee Report to the 1986 Act provides that until the
Treasury regulations are issued, market discount would accrue either:

     o    on the basis of a constant interest rate or

     o    in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of the period, or in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable on that certificate. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the regular certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by that regular certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the election may be deemed to be made.

     Market discount with respect to a regular certificate will be considered to be de minimis if the market discount is less than 0.25% of the remaining stated
redemption price at maturity of that regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase, presumably taking into account prepayment assumptions. It appears that de minimis market discount should be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.
Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium. A regular certificate purchased at a cost, excluding any portion of such cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular certificateholder holds the regular certificate as a capital asset within the meaning of Internal Revenue Code
Section 1221, the regular certificateholder may elect under Internal Revenue
Code Section 171 to amortize the premium under the constant yield method. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The
1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Internal Revenue Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives

                                       80

to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate rather than as a separate deduction item.

     For additional information, you should also review the section in this prospectus titled "--Election to Treat All Interest Under the Constant Yield
Method" below regarding an alternative manner in which the Internal Revenue Code
Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

     o    interest includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

     o    the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

     It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.
However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter.
The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. You should consult your own tax advisors regarding the advisability of making such an election.

     Sale or Exchange of Regular Certificates. If a regular certificateholder sells or exchanges a regular certificate, the regular certificateholder will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by an investor who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the long-term capital gain holding period, currently more than one year. The gain will be treated as ordinary income in the following instances:

     o    if a regular certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the regular certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Internal Revenue Code
          Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of the transaction;

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates;
          or

                                       81

     o    to the extent that the gain does not exceed the excess, if any, of:

          o    the amount that would have been includible in the gross income of the holder if its yield on the regular certificate were 110% of the applicable Federal rate as of the date of purchase; over

          o    the amount of income actually includible in the gross income of the holder with respect to the regular certificate.

     In addition, gain or loss recognized from the sale of a regular certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c). Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than is the ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses. Holders of regular certificates will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of regular certificates, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction
(subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, you are cautioned that while you may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the bad debt rules of Internal Revenue Code Section 166. Under
Internal Revenue Code Section 166, it appears that holders of regular certificates that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless. In general, holders of regular certificates that are not corporations and do not hold the regular certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of the regular certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of regular certificates should be allowed a bad debt deduction at the time as the principal balance of any class or subclass of the regular certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or the class of regular certificates has been otherwise retired. The Service could also assert that losses on the regular certificates are deductible based on some other method that may defer the deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating negative original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Holders of regular certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the regular certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Service may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on regular certificates.

TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income. Generally, the daily portions of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates, and will not be taxed separately to the REMIC pool. The daily portions of REMIC taxable income or net loss of a

                                       82

residual certificateholder are determined by allocating the REMIC pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating the daily portion among the residual certificateholders in proportion to their respective holdings of residual certificates in the REMIC pool on the day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except for the following:

     o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     o    all bad loans will be deductible as business bad debts; and

     o    the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular certificates. The REMIC pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC pool and realized losses on the mortgage loans. The requirement that residual certificateholders report their pro rata share of taxable income or net loss of the REMIC pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a residual certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the regular certificates or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC pool at a discount, and one or more of the mortgage loans is prepaid, the residual certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates and the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon the distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates. When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to the mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of regular certificates are made.
Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of the series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas to the extent that the
REMIC pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of the mismatching. In general, unrelated deductions will not be available to offset some or all of such "phantom" income, as discussed below under "--Limitations on Offset or
Exemption of REMIC Income." The timing of the mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the residual certificateholder's after-tax rate of return. In addition, a residual certificateholder's taxable income during some periods may exceed the income reflected by the residual certificateholder for the periods in accordance with generally accepted accounting principles. You should consult your own accountants concerning the accounting treatment of your investment in residual certificates.

     Basis and Losses. The amount of any net loss of the REMIC pool that may be taken into account by the residual certificateholder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of

                                       83

disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for that residual certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC pool reportable by the residual certificateholder and will be decreased, but not below zero, first, by a cash distribution from the REMIC pool and, second, by the amount of loss of the REMIC pool reportable by the residual certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual certificateholder as to whom the loss was disallowed and may be used by the residual certificateholder only to offset any income generated by the same REMIC pool.

     A residual certificateholder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC pool. However, that taxable income will not include cash received by the REMIC pool that represents a recovery of the REMIC pool's basis in its assets. The recovery of basis by the REMIC pool will have the effect of amortization of the issue price of the residual certificates over their life.
However, in view of the possible acceleration of the income of residual certificateholders described above under "Taxation of REMIC Income", the period of time over which the issue price is effectively amortized may be longer than the economic life of the residual certificates.

         A residual certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC regulations appear to treat the issue price of a residual interest as zero rather than the negative amount for purposes of determining the
REMIC pool's basis in its assets. Regulations have been issued addressing the tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income, or (b)
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If a residual certificateholder sells or otherwise disposes of its residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. Prospective purchasers of REMIC residual certificates should consult with their own tax advisors regarding the effect of these regulations.

     Further, to the extent that the initial adjusted basis of a residual certificateholder (other than an original holder) in the residual certificate is greater that the corresponding portion of the REMIC pool's basis in the mortgage loans, the residual certificateholder will not recover a portion of the basis until termination of the REMIC pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder.
The REMIC regulations currently in effect do not so provide.

     You should review the sections titled "--Treatment of Certain Items of
REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC pool as a capital loss.

TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

     Although we intend to compute REMIC income and expense in accordance with the Internal Revenue Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that we will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates, and different methods could result in different timing of reporting of taxable income or net loss to residual certificateholders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC pool's deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under "Taxation of Regular
Certificates--Original Issue Discount"

                                       84

and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein, and "--Premium."

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC pool will constitute income to the REMIC pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to regular certificates as described above under
"Taxation of Regular Certificates--Deferred Interest."

     Market Discount. The REMIC pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC pool allocable to the mortgage loans is exceeded by their unpaid principal balances. The REMIC pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after its transfer to the REMIC pool. The REMIC regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC pool, or its fair market value at the Closing Date, in the case of a retained class. In respect of mortgage loans that have market discount to which Internal Revenue Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount, regardless of whether any payments of amounts included in the stated redemption price are received. The computation of accrued market discount income generally should be made in the manner described above under "Taxation of Regular
Certificates--Market Discount."

     Premium. Generally, if the basis of the REMIC pool in the mortgage loans exceeds their unpaid principal balances, the REMIC pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess.
As stated above, the REMIC pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices, or the fair market value of retained Classes, of the regular and residual interests in the REMIC pool immediately after their transfer to the REMIC pool. In a manner analogous to the discussion above under "Taxation of Regular
Certificates--Premium," a REMIC pool that holds a mortgage loan as a capital asset under Internal Revenue Code Section 1221 may elect under Internal Revenue
Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are
REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Internal Revenue Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

     A portion, and often all, of the REMIC taxable income includible in determining the federal income tax liability of a residual certificateholder will be subject to special treatment. That portion, referred to as the excess inclusion, is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for the quarterly period of:

     o    120% of the long-term applicable Federal rate that would have applied to the residual certificate, if it were a debt instrument, on the startup day under Internal Revenue Code Section 1274(d); multiplied by

     o    the adjusted issue price of the residual certificate at the beginning of the quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that residual certificate prior to the beginning of the quarterly period.
Accordingly, the portion of the REMIC pool's taxable income that will be treated as excess inclusions will be a larger portion of the income as the adjusted issue price of the residual certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the residual certificates is zero.

                                       85

     The portion of a residual certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual certificateholder's return. However, net operating loss carryforwards are determined without regard to excess inclusion income. Further, if the residual certificateholder is an organization subject to the tax on unrelated business income imposed by Internal Revenue Code Section 511, the residual certificateholder's excess inclusions will be treated as unrelated business taxable income of that residual certificateholder for purposes of Internal
Revenue Code Section 511. In addition, REMIC taxable income is subject to 30%
withholding tax with respect to some persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual
Certificates--Foreign Investors", and its portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Foreign Investors--Residual
Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under
Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to some persons who are not U.S. Persons.

     In addition, three rules determine the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, alternative minimum taxable income for a residual certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual certificateholder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules have the effect of preventing non-refundable tax credits reducing a taxpayer's income tax to an amount less than the alternative minimum tax on excess inclusions.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

     Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the residual certificate for periods after the transfer;
          and

     o    the highest marginal federal income tax rate applicable to corporations.

The REMIC regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the prepayment assumption. The present value rate equals the applicable Federal rate under Internal Revenue Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the residual certificate, except that where the transfer is through an agent (including a broker, nominee or other middleman) for a
Disqualified Organization, the tax would instead be imposed on the agent.
However, a transferor of a residual certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the
Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the residual certificate is actually held by the
Disqualified Organization.

     In addition, if a Pass-Through Entity has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified
Organization is the record holder of an equity interest in the entity, then a tax is imposed on the entity equal to the product of the amount of excess inclusions on the residual certificate that are allocable to the interest in the
Pass-Through Entity during the period the interest is held by the Disqualified
Organization, and the highest marginal federal corporate income tax rate. The tax would be deductible from the ordinary gross income of the Pass-Through
Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a
Disqualified Organization or stating

                                       86

the holder's taxpayer identification number and, during the period the person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an electing large partnership holds a residual certificate, all interests in the electing large partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on Pass-Through Entities described in the preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides the affidavit mentioned in the prior paragraph.

     The pooling and servicing agreement with respect to a series of certificates will provide that no legal or beneficial interest in a residual certificate may be transferred unless the following occurs:

     o    the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the residual certificate, is not a Disqualified Organization and is not purchasing the residual certificates on behalf of a Disqualified Organization
          (i.e., as a broker, nominee or middleman on its behalf); and

     o    the transferor provides a statement in writing to us and the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the pooling and servicing agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each residual certificateholder will be deemed to have agreed, as a condition of ownership, to any amendments to the related pooling and servicing agreement required under the Internal Revenue Code or applicable Treasury regulations to effectuate the foregoing restrictions.
Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and we or the trustee may charge a fee for computing and providing the information.

     Noneconomic Residual Interests. The REMIC regulations would disregard some transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC pool. Under the REMIC regulations, a transfer of a noneconomic residual interest, as defined below, to a residual certificateholder, other than a residual certificateholder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a noneconomic residual interest unless, at the time of the transfer:

     o    the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

     o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The
REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     o    the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

                                       87

     o    the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

     o    the transferee represents that it will not cause the income with respect to the residual interest to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of a transferee or of any other United
          States Person.

The pooling and servicing agreement with respect to each series of certificates will require the transferee of a residual certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations." The transferor must have no actual knowledge or reason to know that the statements are false.

     In addition to the three conditions set forth above for the transferor of a noneconomic residual interest to be presumed not to have knowledge that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC, a fourth requirement must be satisfied in one of two alternative ways. The first way such fourth requirement may be satisfied is that the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest;

     o    the present value of the expected future distributions on the interest; and

     o    the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is assumed to pay tax at the highest corporate tax rate (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Internal Revenue Code Section 1274(d) at the time of the transfer and the compounding method of the transferee.

The second way such fourth requirement may be satisfied is:

     o    the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, excluding certain related party obligations);

     o    the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer;
          and

     o    the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC regulations provide that the transfer of a residual certificate that has tax avoidance potential to a foreign person will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless the transferee's income is effectively connected with the conduct of a trade or business within the United
States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer:

     o    the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer; and

                                       88

     o    the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a residual certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made.

SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

     Upon the sale or exchange of a residual certificate, the residual certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "Taxation of Residual Certificates--Basis and Losses," of the residual certificateholder in the residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC pool, a residual certificateholder will have taxable income to the extent that any cash distribution to it from the
REMIC pool exceeds the adjusted basis on that distribution date. The income will be treated as gain from the sale or exchange of the residual certificate. It is possible that the termination of the REMIC pool may be treated as a sale or exchange of a residual certificateholder's residual certificate, in which case, if the residual certificateholder has an adjusted basis in the residual certificateholder's residual certificate remaining when its interest in the
REMIC pool terminates, and if the residual certificateholder holds the residual certificate as a capital asset under Internal Revenue Code Section 1221, then the residual certificateholder will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a residual certificate will be treated as ordinary income if one or both of the following conditions are met:

     o    if a residual certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the residual
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate by banks or thrift institutions will be treated as ordinary income or loss pursuant to Internal Revenue Code Section 582(c).

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of
Internal Revenue Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a taxable mortgage pool (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

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MARK-TO-MARKET REGULATIONS

     Regulations under Internal Revenue Code Section 475, relating to the requirement that a securities dealer mark-to-market securities held for sale to customers, provide that, for purposes of the mark-to-market requirement, a residual certificate is not treated as a security and thus may not be marked-to-market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions. Income from some transactions by the REMIC pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual certificateholders, but rather will be taxed directly to the REMIC pool at a
100% rate. Prohibited transactions generally include:

     1.   the disposition of a qualified mortgage other than pursuant to:

          o    a substitution within two years of the startup day for a
               defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted)
               obligation at any time) or for any qualified mortgage within three months of the startup day;

          o    foreclosure, default or imminent default of a qualified mortgage;

          o    bankruptcy or insolvency of the REMIC pool; or

          o    qualified (complete) liquidation;

     2.   the receipt of income from assets that are not the type of mortgages or investments that the REMIC pool is permitted to hold;

     3.   the receipt of compensation for services; or

     4.   the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4), it is not a prohibited transaction to sell
REMIC pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day. In general, the
REMIC pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC pool after the startup day. Exceptions are provided for cash contributions to the REMIC pool made under the following circumstances:

     o    during the three months following the startup day;

     o    if made to a qualified reserve fund by a residual certificateholder;

     o    if in the nature of a guarantee;

     o    if made to facilitate a qualified liquidation or clean-up call; and

     o    if as otherwise permitted in Treasury regulations yet to be issued.

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     Net Income from Foreclosure Property. The REMIC pool will be subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as foreclosure property until the close of the third calendar year following the year of acquisition, with possible extensions of up to an additional three years. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC pool will receive income or gain subject to prohibited transactions taxes or contributions subject to tax. As described in "Description of the Pooling and Servicing Agreements -- Realization
upon Defaulted Mortgage Loans" with respect to net income from foreclosure property from a property that secured a mortgage loan, in some circumstances income from such a property may be subject to taxation when it is held by the
REMIC pool.

     Liquidation of the REMIC Pool. If a REMIC pool adopts a plan of complete liquidation, within the meaning of Internal Revenue Code Section
860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the
REMIC pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of regular certificates and residual certificateholders within the 90-day period.

     Administrative Matters. The REMIC pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit
Income Tax Return. The trustee will be required to sign the REMIC pool's returns. Treasury regulations provide that, except where there is a single residual certificateholder for an entire taxable year, the REMIC pool will be subject to the procedural and administrative rules of the Internal Revenue Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The residual certificateholder owning the largest percentage interest in the residual certificates will be obligated to act as tax matters person, as defined in the applicable Treasury regulations, with respect to the REMIC pool. Each residual certificateholder will be deemed, by acceptance of the residual certificates, to have agreed to:

     o    the appointment of the tax matters person as provided in the preceding sentence; and

     o    the irrevocable designation of the servicer as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF SOME EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, to the extent that the itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Internal Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced.

     In the case of a REMIC pool, the deductions may include deductions under
Internal Revenue Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC pool, or any similar expenses allocated to the REMIC pool with respect to a regular interest it holds in another REMIC.
Investors who hold REMIC certificates either directly or indirectly through pass-through entities may have their pro rata share of the expenses allocated to them as additional gross income, but may be subject to the limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, the additional gross income and limitation on deductions will apply to the allocable

                                       91

portion of the expenses to holders of regular certificates, as well as holders of residual certificates, where regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, the allocable portion will be determined based on the ratio that a REMIC certificateholder's income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a
REMIC pool. As a result, individuals, estates or trusts holding REMIC certificates, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or other pass-through entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on regular certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on residual certificates. Unless otherwise indicated in the applicable prospectus supplement, all the expenses will be allocable to the residual certificates.

TAXATION OF FOREIGN INVESTORS

     A regular certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a regular certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a regular certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that such certificateholder is not a United
States Person and providing the name and address of such certificateholder. For these purposes, "United States Person" means a citizen or resident of the United
States, a corporation or partnership (except as may be provided in Treasury regulations) created or organized in, or under the laws of, the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States
Persons have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a regular certificate held by a residual certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC residual certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation. It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States Person and owns 10% or more of one or more underlying mortgagors or, if the holder is a controlled foreign corporation, it is related to one or more underlying mortgagors.

     Further, it appears that a regular certificate would not be included in the estate of a non-resident alien individual and would not be subject to United
States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     The Treasury Department issued regulations which prescribe new certification requirements to establish exemptions from withholding, backup withholding and information reporting rules. The regulations are generally effective for distributions made after December 31, 2000. Prospective investors are urged to consult their own tax advisors regarding the regulations.

     Unless otherwise stated in the related prospectus supplement, transfers of residual certificates to investors that:

     o    are not United States Persons; or

     o    are United States Persons and classified as partnerships under the
          Internal Revenue Code, if any of their beneficial owners are not
          United States Persons,

                                       92

will be prohibited under the related pooling and servicing agreement.

     Backup Withholding. Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through some brokers, may be subject to a backup withholding tax under Internal Revenue Code Section
3406 at a rate of 28% (increasing to 31% after 2010) on reportable payments
(including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the regular certificateholder complies with some reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the regular certificate, or the certificateholder is otherwise an exempt recipient under applicable provisions of the Internal Revenue Code. Any amounts to be withheld from distribution on the regular certificates would be refunded by the Service or allowed as a credit against the regular certificateholder's federal income tax liability.

     Reporting Requirements. Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the regular certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates
(including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request the information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of regular certificates. Holders through nominees must request information from the nominee.

     The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.
Treasury regulations require that Schedule Q be furnished by the REMIC pool to each residual certificateholder by the end of the month following the close of each calendar quarter, 41 days after the end of a quarter under proposed
Treasury regulations, in which the REMIC pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual certificateholders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the Service concerning Internal Revenue
Code Section 67 expenses (see "Limitations on Deduction of Some Expenses" above)
allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to residual certificateholders, furnished annually to holders of regular certificates, and filed annually with the Service concerning the percentage of the REMIC pool's assets meeting the qualified asset tests described above under "--Federal Income Tax Consequences for REMIC
Certificates--Qualification as a REMIC."

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

     General. In the event that no election is made to treat a trust fund or a segregated pool of assets therein with respect to a series of certificates that are not designated as stripped certificates, or as a REMIC, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as a partnership, an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue
Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the standard certificates, the holder of each standard certificate in the series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its standard certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Premium and Discount--Recharacterization of
Servicing Fees." Accordingly, the holder of a standard certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its standard certificate, including interest at the coupon rate on the mortgage loans, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the standard certificateholder's method of accounting. A standard certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own standard certificates, either directly or indirectly through some pass-through entities, will be subject

                                       93

to limitation with respect to some itemized deductions described in Internal
Revenue Code Section 67, including deductions under Internal Revenue Code
Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Internal
Revenue Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced. As a result, investors holding standard certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on the standard certificates with respect to interest at the pass-through rate on the standard certificates. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of standard certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the stripped bond and stripped coupon rules of the Internal Revenue Code, as described below under "Stripped
Certificates" and "--Premium and Discount--Recharacterization of Servicing
Fees," respectively.

     Tax Status.

     Standard certificates will have the following status for federal income tax purposes:

     1.   A standard certificate owned by a domestic building and loan association within the meaning of Internal Revenue Code Section
          7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property"
          within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that standard certificate is of the type described in the section of the Internal Revenue Code.

     2.   A standard certificate owned by a real estate investment trust will be considered to represent real estate assets within the meaning of
          Internal Revenue Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on the assets will be considered interest on obligations secured by mortgages on real property to the extent within the meaning of Internal Revenue Code Section 856(c)(3)(B).

     3.   A standard certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Internal Revenue Code
          Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of qualified mortgages within the meaning of
          Internal Revenue Code Section 860G(a)(3).

     Premium and Discount

     Standard certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of standard certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a standard certificate will be determined generally as described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium."

     Original Issue Discount. The original issue discount rules will be applicable to a standard certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Internal Revenue Code provisions or, under some circumstances, by the presence of teaser rates on the mortgage loans.

                                       94

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income.
Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However,
Internal Revenue Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a standard certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by the holder.

     Market Discount. Standard certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be generally reported as ordinary income generally in the manner described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Market Discount," except that it is unclear whether a prepayment assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual.

     Recharacterization of Servicing Fees. If the servicing fee paid to the servicer were deemed to exceed reasonable servicing compensation, the amount of the excess would represent neither income nor a deduction to certificateholders.
In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the standard certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.
If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation, known as excess servicing, will cause the mortgage loans to be treated under the stripped bond rules. The guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of the amounts is not greater than the value of the services provided.

     Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of the amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of the mortgage loans as stripped coupons and stripped bonds. Subject to the de minimis rule discussed below under "--Stripped
Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the standard certificates, and the original issue discount rules of the Internal
Revenue Code would apply to its holder. While standard certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, the recharacterization should not have any significant effect upon the timing or amount of income reported by a standard certificateholder, except that the income reported by a cash method holder may be slightly accelerated.

     You should also review "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     Sale or Exchange of Standard Certificates. Upon sale or exchange of a standard certificate, a standard certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and the other assets represented by the standard certificate. In general, the aggregate adjusted basis will equal the standard certificateholder's cost for the standard certificate, increased by the amount of any income previously reported with respect to the standard certificate and decreased by

                                       95

the amount of any losses previously reported with respect to the standard certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for some financial institutions subject to the provisions of Internal Revenue
Code Section 582(c), any related gain or loss would be capital gain or loss if the standard certificate was held as a capital asset. However, gain on the sale of a standard certificate will be treated as ordinary income:

     o    if a standard certificate is held as part of a conversion transaction as defined in Internal Revenue Code Section 1258(c), up to the amount of interest that would have accrued on the standard
          certificateholder's net investment in the conversion transaction at
          120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction; or

     o    in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Internal Revenue Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of those taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a standard certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

     General. Pursuant to Internal Revenue Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as stripped certificates. Stripped certificates include stripped interest certificates and stripped principal certificates as to which no REMIC election is made.

     The certificates will be subject to those rules if the following occur:

     o    we retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o    the servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard
          Certificates--Recharacterization of Servicing Fees" above); and

     o    certificates are issued in two or more classes or subclasses representing the right to non-pro rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a stripped certificate will be considered to own stripped bonds with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or stripped coupons with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the stripped certificate's allocable share of the servicing fees paid to the servicer, to the extent that the fees represent reasonable compensation for services rendered. See discussion above under "--Standard
Certificates--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the stripped certificates in proportion to the respective entitlements to distributions of each class or subclass of stripped certificates for the related period or periods. The holder of a stripped certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Certificates--General,"
subject to the limitation described therein.

                                       96

     Internal Revenue Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of stripped certificates for federal income tax purposes is not clear in some respects at this time, particularly where the stripped certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of
Cadwalader, Wickersham & Taft LLP, our counsel that the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the
Internal Revenue Code and not as an association taxable as a corporation or a taxable mortgage pool within the meaning of Internal Revenue Code Section
7701(i).

     Each stripped certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Internal
Revenue Code Section 1286, Internal Revenue Code Sections 1272 through 1275, and the OID regulations. While under Internal Revenue Code Section 1286 computations with respect to stripped certificates arguably should be made in one of the ways described below under "--Taxation of Stripped Certificates--Possible Alternative
Characterizations," the OID regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The pooling and servicing agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations assume that a stripped certificate will be treated as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount and that the interest component of the stripped certificate would be treated as qualified stated
interest under the OID regulations. Further pursuant to these final regulations the purchaser of the stripped certificate will be required to account for any discount as market discount rather than original issue discount unless either:

     o    the initial discount with respect to the stripped certificate was treated as zero under the de minimis rule of Internal Revenue Code
          Section 1273(a)(3); or

     o    no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any related market discount would be reportable as described under "--Federal Income Tax
          Consequences for REMIC Certificates--Taxation of Regular
          Certificates--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in the computation.

     Status of Stripped Certificates. No specific legal authority exists as to whether the character of the stripped certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, our counsel has advised us that stripped certificates owned by applicable holders should be considered to represent real estate assets within the meaning of Internal Revenue Code Section 856(c)(5)(B), "obligation[s]
principally secured by an interest in real property" within the meaning of
Internal Revenue Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Internal Revenue Code Section 7701(a)(19)(C)(v), and interest
(including original issue discount) income attributable to stripped certificates should be considered to represent interest on obligations secured by mortgages on real property within the meaning of Internal Revenue Code Section
856(c)(3)(B), provided that in each case the mortgage loans and interest on the mortgage loans qualify for that treatment.

     Original Issue Discount. Except as described above under "--General," each stripped certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID regulations and the amendments to the original issue discount sections of the Internal Revenue Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a stripped certificate, referred to in this discussion as a stripped certificateholder, in any taxable year likely will be computed generally as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Regular Certificates--Original
Issue Discount" and "--Variable Rate Regular Certificates." However, with the apparent exception of a stripped certificate qualifying as a market discount obligation, as described above under "--General," the issue price of a stripped certificate will be the purchase price paid by each holder of a stripped certificate, and the stated redemption price at maturity will include

                                       97

the aggregate amount of the payments, other than qualified stated interest to be made on the stripped certificate to the stripped certificateholder, presumably under the prepayment assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a stripped certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder's stripped certificate. While the matter is not free from doubt, the holder of a stripped certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in the stripped certificate to recognize an ordinary loss equal to the portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the stripped certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are contingent within the meaning of the OID regulations. The
OID regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the stripped certificates. However, if final regulations dealing with contingent interest with respect to the stripped certificates apply the same principles as the OID regulations, the regulations may lead to different timing of income inclusion that would be the case under the OID regulations. Furthermore, application of the principles could lead to the characterization of gain on the sale of contingent interest stripped certificates as ordinary income. You should consult your tax advisors regarding the appropriate tax treatment of stripped certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a stripped certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder's adjusted basis in the stripped certificate, as described above under "--Federal Income Tax Consequences for REMIC Certificates--Taxation
of Regular Certificates--Sale or Exchange of Regular Certificates." To the
extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the stripped certificates, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a stripped certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886
(disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More than One Class of Stripped Certificates. Where an investor purchases more than one class of stripped certificates, it is currently unclear whether for federal income tax purposes the classes of stripped certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the stripped certificates discussed above are not the only possible interpretations of the applicable Internal Revenue Code provisions. For example, the stripped certificateholder may be treated as the owner of any of the following:

     o    one installment obligation consisting of the Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the
          Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan;

     o    as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     o    a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect to it.

                                       98

     Alternatively, the holder of one or more classes of stripped certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of stripped certificates in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Internal Revenue Code Section 1286.

     Because of these possible varying characterizations of stripped certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of stripped certificates for federal income tax purposes.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a
"trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

FEDERAL INCOME TAX CONSEQUENCES FOR FASIT CERTIFICATES

     If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of Internal Revenue Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with some conditions. With respect to each series of

                                       99

FASIT certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will advise us that in the firm's opinion, assuming the making of such an election, compliance with the pooling and servicing agreement and compliance with any changes in the law, including any amendments to the Internal Revenue Code or applicable Treasury Regulations thereunder, each FASIT pool will qualify as a
FASIT. In that case, the regular certificates will be considered to be regular interests in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered the ownership interest in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more
FASIT elections will be made with respect to the related trust fund.

     No final Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each standard certificateholder or stripped certificateholder at any time during the year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable the certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of stripped certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of stripped certificates. The trustee will also file the original issue discount information with the Service. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required in respect of any reportable payments, as described above under "--Federal Income Tax
Consequences for REMIC Certificates--Backup Withholding."

TAXATION OF FOREIGN INVESTORS

     To the extent that a Certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Internal Revenue Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-United States
Persons generally will be subject to 30% United States withholding tax, or the lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the standard certificateholder or stripped certificateholder on original issue discount recognized by the standard certificateholder or stripped certificateholders on the sale or exchange of the
Certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-United States Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be portfolio interest and will be treated in the manner, and the persons will be subject to the same certification requirements, described above under "--Federal
Income Tax Consequences for REMIC Certificates--Taxation of Foreign
Investors--Regular Certificates."

                       STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Material
Federal Income Tax Consequences," you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                                      100

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and
Section 4975 of the Internal Revenue Code impose some requirements on employee benefit plans, and on some other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which the plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to plans in connection with the investment of plan assets.

     ERISA generally imposes on Plan fiduciaries some general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and Section 4975 of the Internal Revenue
Code prohibit a broad range of transactions involving assets of a Plan and parties in interest who have some specified relationships to the Plan, unless a statutory or administrative exemption is available. Parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Internal Revenue Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Internal Revenue
Code. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to the assets, we, the servicer, a special servicer or any sub-servicer or the trustee or an affiliate thereof, either:

     o    has discretionary authority or control with respect to the investment of the assets of the Plan; or

     o    has authority or responsibility to give, or regularly gives, investment advice with respect to the assets of the Plan for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the assets and that the advice will be based on the particular investment needs of the Plan.

     Before purchasing any offered certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to the purchase under the requirements of ERISA, whether any prohibited transaction class exemption or any individual prohibited transaction exemption, as described below, applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to the series of certificates.

     Some employee benefit plans, such as governmental plans, as defined in
Section 3(32) of ERISA, and, if no election has been made under Section 410(d)
of the Internal Revenue Code, church plans, as defined in Section 3(33) of
ERISA, are not subject to ERISA requirements. However, such plans may be subject to the provisions of other applicable federal and state law materially similar to the foregoing provisions of ERISA and the Internal Revenue Code. Moreover, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue
Code.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed plan assets. Section 2510.3-101 of the regulations of the Department of Labor provides that, when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless some exceptions not applicable to this discussion apply, or unless the equity participation in the entity by benefit plan investors, i.e., Plans, whether or not subject to ERISA, and entities whose underlying assets include plan assets, is not significant.
For this purpose, the plan asset regulations provide, in general, that participation in an entity, such as a trust fund, is significant if, immediately after the most recent acquisition of any equity interest, 25% or more of any class of equity interests, such as certificates, is held by benefit plan investors. Unless restrictions on

                                      101

ownership of and transfer to plans apply with respect to a series of certificates, we cannot assure you that benefit plan investors will not own at least 25% of a class of certificates.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing
Plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a servicer, a special servicer or any sub-servicer, may be deemed to be a Plan fiduciary with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve one or more prohibited transactions under ERISA, Section 4975 of the Internal Revenue Code or Similar
Law.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained from the Department of Labor individual prohibited transaction exemptions that apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter or as a selling or placement agent. If such an exemption may be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the exemption's applicability.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a residual certificate by any employee benefit plan qualified under Section 401(a) of the Internal Revenue Code and exempt from taxation under Section 501(a) of the Internal Revenue Code Section, including most Plans, may give rise to unrelated business taxable income as described in
Sections 511-515 and 860E of the Internal Revenue Code. Further, prior to the purchase of residual certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a residual certificate on behalf of, a Disqualified Organization, which term as defined above includes some tax-exempt entities not subject to Section 511 of the Internal Revenue Code including some governmental plans, as discussed above under the caption "Material Federal Income Tax Consequences--Federal Income Tax
Consequences for REMIC Certificates--Taxation of Residual Certificates--
Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified
Organizations."

     Due to the complexity of these rules and the penalties that may be imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of certificates.

                                LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities", called non-SMMEA certificates, under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, capital requirements, or regulatory review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the non-SMMEA certificates constitute legal investments for them.

                                      102

     Generally, only classes of offered certificates that meet the following criteria will be "mortgage related securities" for purposes of SMMEA:

     o    are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations;

     o    are part of a series evidencing interests in a trust fund consisting of loans originated by those types of originators specified in SMMEA;
          and

     o    are part of a series evidencing interests in a trust fund consisting of mortgage loans each of which is secured by a first lien on real estate.

     Those classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities under applicable law.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September
23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in qualifying "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities"
          without limitation as to the percentage of their assets represented thereby;

     o    federal credit unions may invest in those securities; and

     o    national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe.

In this connection, the Office of the Comptroller of the Currency, called the
OCC, has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12
C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m)
to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part,
"mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In

                                      103

the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks.

     The National Credit Union Administration, or NCUA, has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in
"mortgage related securities" other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the
NCUA's "investment pilot program" under 12 C.F.R. ss. 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions"
may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. ss. 742.4(b)(2).

     The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 13a
(December 1, 1998), "Management of Interest Rate Risk, Investment Securities,
and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001),
"Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any class of the offered certificates, as some classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in some instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying", and, with regard to any class of the offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of some classes of offered certificates as
"mortgage related securities", no representations are made as to the proper characterization of any class of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. The uncertainties described above--and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates--may adversely affect the liquidity of any class of offered certificates.

     Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to you.

                                      104

                             METHOD OF DISTRIBUTION

     The certificates offered hereby and by related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to us from that sale.

     We intend that certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of offered certificates may be made through a combination of two or more of these methods.
The methods are as follows:

     o    by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     o    by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     o    through direct offerings by us.

     If specified in the prospectus supplement relating to a series of offered certificates, we or any of our affiliates or any other person or persons specified in the prospectus supplement (including originators of mortgage loans)
may purchase some or all of one or more classes of offered certificates of that series from the underwriter or underwriters or any other person or persons specified in the prospectus supplement. Pursuant to this prospectus and the related prospectus supplement, a purchaser may thereafter from time to time offer and sell some or all of the certificates directly, or through one or more underwriters to be designated at the time of the offering of the certificates, or through dealers (whether acting as agent or as principal) or in any other manner that may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the related prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefore. The underwriters may be broker-dealers affiliated with us whose identities and relationships to us will be as set forth in the related prospectus supplement.
The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the certificates may be deemed to be underwriters in connection with those certificates, and any discounts or commissions received by them from us and any profit on the resale of certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to some conditions precedent, including the following:

     o    that the underwriters will be obligated to purchase all certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o    that we will indemnify the several underwriters, and each person, if any, who controls any related underwriters within the meaning of
          Section 15 of the Securities Act, against some civil liabilities, including

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          liabilities under the Securities Act, or will contribute to payments required to be made in respect of the Securities Act.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of certificates of those series.

     We anticipate that the certificates offered hereby will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of their purchases, be deemed to be underwriters within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any related reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered hereby.
Any unrated class may be initially retained by us, and may be sold by us at any time to one or more institutional investors.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Bear, Stearns & Co. Inc., our affiliate, in connection with offers and sales related to market-making transactions in the offered certificates previously offered hereunder in transactions in which Bear,
Stearns & Co. Inc. acts as principal. Bear, Stearns & Co. Inc. may also act as agent in those transactions. Sales may be made at negotiated prices determined at the time of sale.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement, including this prospectus and a form of the prospectus supplement, under the Securities Act of
1933, as amended, with respect to the offered certificates. This prospectus and the applicable prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to, but do not contain all of the information contained in the registration statement. For further information regarding the documents referred to in this prospectus and the applicable prospectus supplement, you should refer to the registration statement and the exhibits to the registration statement. The registration statement and the exhibits can be inspected and copied at the
Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C.
20549 and the SEC's regional offices at 233 Broadway, New York, New York 10279, and Citicorp Center, 500 West Madison Street, Suite 1500, Chicago, Illinois
60661. Copies of these materials can be obtained at prescribed rates from the
Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C.
20549. In addition, the SEC maintains a public access site on the Internet through the World Wide Web at which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at the address http://www.sec.gov.

                 INCORPORATION OF SOME INFORMATION BY REFERENCE

     The SEC allows us to incorporate by reference information that we file with the SEC, which allows us to disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the applicable prospectus supplement.
Information that we file later with the SEC will automatically update the information in this prospectus and the applicable prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement. As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bear Stearns Commercial Mortgage Securities Inc., 383 Madison Avenue, New York,
New York 10179, Attention: J. Christopher Hoeffel (212) 272-2000. We have determined that our financial statements will not be material to the offering of any offered certificates.

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                                     REPORTS

     We have not authorized anybody to give you any information or to make any representation not contained in this prospectus and any related prospectus supplement and you should not rely on any related information or representation that is not contained in this document. This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the certificates being offered pursuant to the related prospectus supplement. They also do not constitute an offer of the offered certificates to any person in any state or other jurisdiction in which the offer would be unlawful. The delivery of this prospectus to you at any time does not imply that information contained in this document is correct as of any time subsequent to the date of this document; however, if any material change occurs while this prospectus is required by law to be delivered, we will amend or supplement this prospectus accordingly.

     The servicer or trustee for each series will be required to mail to holders of the certificates of each series periodic unaudited reports concerning the related trust fund. If holders of beneficial interests in a class of offered certificates are holding and transferring in book-entry form through the facilities of DTC, then unless otherwise provided in the related prospectus supplement, the reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through the participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We will file or cause to be filed with the
SEC the periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                  LEGAL MATTERS

     The validity of the certificates of each series will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York, or other counsel identified in the prospectus supplement for that series.

                                     RATINGS

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by you of all collections on the underlying mortgage assets to which you are entitled. Ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

                                      107

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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                                    GLOSSARY

     Accrued Certificate Interest -- With respect to each class of certificates
(other than some classes of stripped interest certificates and some classes of residual certificates), the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally equal to the time period between distribution dates)
on the outstanding certificate balance of the class of certificates immediately prior to the distribution date. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of stripped interest certificates will be similarly calculated except that it will accrue on a notional amount that is either based on the principal balances of some or all of the mortgage assets in the related trust fund or equal to the certificate balances of one or more other classes of certificates of the same series.

     ARM Loans -- mortgage loans with adjustable mortgage rates.

     Available Distribution Amount -- Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of the series on the date.

     Debt Service Coverage Ratio -- Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income derived from the related mortgaged property for a twelve-month period to the annualized scheduled payments on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     Disqualified Organization -- any of the following:

     o    the United States, any of its state or political subdivisions;

     o    any foreign government;

     o    any international organization;

     o    any agency or instrumentality of any of the foregoing, provided that the term does not include an instrumentality if all of its activities are subject to tax and, except in the case of the Federal Home Loan
          Mortgage Corporation, a majority of its board of directors is not selected by any related governmental entity;

     o    any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Internal
          Revenue Code Section 1381(a)(2)(C); and

     o    any organization, other than a farmers' cooperative described in
          Internal Revenue Code Section 521, that is exempt from taxation under the Internal Revenue Code unless the organization is subject to the tax on unrelated business income imposed by Internal Revenue Code
          Section 511.

     Due Period -- Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date, called the determination date, or otherwise advanced by the related servicer or other specified person, be distributed to the holders of the certificates of the series on the next succeeding distribution date.

     ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

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     Excess Funds -- Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates or prepayment premiums, payments from equity participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest or principal.

     Internal Revenue Code -- The Internal Revenue Code of 1986, as amended.

     Loan-to-Value Ratio -- Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan and any other loans senior to it that are secured by the related mortgaged property to the Value of the related mortgaged property.

     MBS -- pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans.

     Net Operating Income -- Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a mortgaged property during the period, minus the total operating expenses incurred in respect of the mortgaged property during the period other than non-cash items such as depreciation and amortization, capital expenditures, and debt service on the related mortgage loan or on any other loans that are secured by the mortgaged property.

     Non-U.S. Person -- The term "Non-U.S. Person" means any person who is not a
U.S. Person.

     Pass-Through Entity -- "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and some corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a
Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity.

     Plan -- Any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA, Section 4975 of the Internal Revenue Code or
applicable Similar Law.

     Service -- The Internal Revenue Service.

     Similar Law -- Any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Internal Revenue Code.

     SMMEA -- The Secondary Market Mortgage Enhancement Act of 1984, as amended.

     U.S. Person -- The term "U.S. Person" means a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any State, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if:

     o    for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election), a court within the United States is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust; or

     o    for all other taxable years, the trust is subject to United States federal income tax regardless of the source of its income (or, to the extent provided in applicable Treasury Regulations, some trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Value -- The "Value" of a mortgaged property is generally its fair market value determined in an appraisal obtained by the originator at the origination of the loan.

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